Exhibit 10.17

DEED OF AMENDMENT AGREEMENT

DATED 19 September 2017

BETWEEN

RISE EDUCATION CAYMAN I LTD

AS BORROWER

RISE EDUCATION CAYMAN III LTD

AS PARENTCO

RISE IP (CAYMAN) LIMITED

AS CAYMAN GUARANTOR

BAIN CAPITAL RISE EDUCATION (HK) LIMITED

AS HK GUARANTOR

RISE (TIANJIN) EDUCATION INFORMATION CONSULTING CO., LTD.

AS WOFE GUARANTOR

BEIJING STEP AHEAD EDUCATION TECHNOLOGY DEVELOPMENT CO., LTD.

AS VIE ENTITY

BAIN CAPITAL RISE EDUCATION IV CAYMAN LIMITED

AS DISTRIBUTION ACCOUNT HOLDER

RISE EDUCATION CAYMAN LTD

AS ORIGINAL SUBORDINATED CREDITOR

CTBC BANK CO., LTD.

AS MANDATED LEAD ARRANGER

CTBC BANK CO., LTD.

AS FACILITY AGENT

CTBC BANK CO., LTD.

AS SECURITY AGENT

AND

OTHERS

RELATING TO A FACILITY AGREEMENT AND A

SECURITY TRUST AGREEMENT

DATED 14 JULY 2016

CONTENTS

Clause	Page

1. Definitions and Interpretation	2

2. Representations	5

3. CP Satisfaction Date	6

4. Amendment and Restatement	6

5. Changes to Parties	7

6. Continuity and Further Assurance	8

7. Costs and Expenses	8

8. Miscellaneous	9

Schedule 1 The Lenders	11

Schedule 2 Conditions Precedent	12

Schedule 3 Amended and Restated Facility Agreement	16

Schedule 4 Amended and Restated Security Trust Agreement	2

THIS DEED OF AGREEMENT (this “Agreement”) is dated 19 September 2017 and made between:

(1)	RISE EDUCATION CAYMAN I LTD (formerly known as BAIN CAPITAL RISE EDUCATION CAYMAN LIMITED), an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 278734 and having its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Borrower”);

(2)	RISE EDUCATION CAYMAN III LTD (formerly known as BAIN CAPITAL RISE EDUCATION III CAYMAN LIMITED), an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 279811 and having its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (“ParentCo”);

(3)	BAIN CAPITAL RISE EDUCATION (HK) LIMITED, a company incorporated under the laws of the Hong Kong with registration number 1929660 and registered office at 16th – 19th Floors, Prince’s Building, 10 Chater Road, Central, Hong Kong (the “HK Guarantor”);

(4)	RISE IP (CAYMAN) LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 279695 and registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Cayman Guarantor”, and together with the HK Guarantor, the “Original Offshore Guarantors” and each an “Original Offshore Guarantor”);

(5)	RISE (TIANJIN) EDUCATION INFORMATION CONSULTING CO., LTD. ( ), a company incorporated under the laws of the PRC with registered number 120116400010602 (the “WOFE Guarantor”);

(6)	BEIJING STEP AHEAD EDUCATION TECHNOLOGY DEVELOPMENT CO., LTD.
( ), a company incorporated under the laws of the PRC with registered number 91110105670561149N (the “VIE Entity”, and together with the WOFE Guarantor, the “Onshore Guarantors” and each an “Onshore Guarantor”);

(7)	BAIN CAPITAL RISE EDUCATION IV CAYMAN LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 280887 and having its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Distribution Account Holder”);

(8)	RISE EDUCATION CAYMAN LTD (formerly known as BAIN CAPITAL RISE EDUCATION II CAYMAN LIMITED), an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 279511 and having its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Original Subordinated Creditor”);

(9)	CTBC BANK CO., LTD., as mandated lead arranger (the “Mandated Lead Arranger”);

(10)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders) as Lenders (as defined in the Original Facility Agreement);

(11)	CTBC BANK CO., LTD., as agent of the other Finance Parties (the “Facility Agent”); and

(12)	CTBC BANK CO., LTD., as security trustee for the Secured Parties (the “Security Agent”).

WHEREAS

(A)	The Lenders made available to the Borrower the Initial Facility in an aggregate principal amount of U.S.$55,000,000 pursuant to the Original Facility Agreement.

(B)	As at the date of this Agreement, (1) the principal outstanding amount of the Initial Facility Loan is U.S.$49,500,000 (the “Original Loan”), (2) the Lenders party to this Agreement constitute all of the Lenders and all of the Senior Lenders (as defined in the Original Security Trust Agreement) and (3) there is no Hedge Counterparty.

(C)	The Parties agree to amend and restate the Original Facility Agreement and the Original Security Trust Agreement, in each case subject to and in accordance with the terms and conditions of this Agreement.

(D)	It is intended by the Parties that this Agreement will take effect as a deed despite the fact that a Party may only execute this Agreement under hand.

NOW THIS DEED OF AGREEMENT WITNESSES as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended and Restated Facility Agreement” means the Original Facility Agreement, as amended and restated pursuant to this Agreement.

“Amended and Restated Security Trust Agreement” means the Original Security Trust Agreement, as amended and restated pursuant to this Agreement.

“Amendment Documents” means:

(a)	this Agreement;

(b)	the New Arrangement Fee Letter;

(c)	the New Syndication Letter;

(d)	the Distribution Account Charge;

(e)	each Security Confirmation Document; and

(f)	each Guarantee Document.

“Amendment Long-stop Date” means the date falling two Months after the date of this Agreement.

“Constitutional Documents” means, in respect of any person, the certificate of incorporation, the memorandum of association and the articles of association (or, in each case, the equivalent thereof) and any other constitutional documents, including any statutory registers (where applicable) of such person, including any amendments and/or supplements thereto.

“Distribution Account” has the meaning given to that term in the Form of Amended and Restated Facility Agreement.

“Distribution Account Charge” means the account pledge agreement in respect of the Distribution Account between the Distribution Account Holder and the Security Agent, in form and substance satisfactory to the Security Agent.

“Effective Date” has the meaning given to it in Clause 3 (CP Satisfaction Date).

“Effective Time” has the meaning given to it in Clause 3 (CP Satisfaction Date).

“Facility A” has the meaning given to that term in the Form of Amended and Restated Facility Agreement.

“Facility B” has the meaning given to that term in the Form of Amended and Restated Facility Agreement.

“Form of Amended and Restated Facility Agreement” means the form of amended and restated facility agreement as set out in Schedule 3 (Amended and Restated Facility Agreement) or, with effect from the execution thereof, the Amended and Restated Facility Agreement.

“Guarantee Documents” means:

(a)	the amendment agreement to the Guarantee (WOFE Guarantor) dated on or about the date of this Agreement between the WOFE Guarantor and the Security Agent; and

(b)	the guarantee dated on or about the date of this Agreement between the VIE Entity and the Security Agent.

“Guarantee Obligations” means the guarantee and indemnity obligations of each of the Guarantors contained in:

(a)	(at all times prior to the Effective Time on the Effective Date) the Original Facility Agreement; and

(b)	(with effect from and including the Effective Time on the Effective Date) the Amended and Restated Facility Agreement.

“Listco” has the meaning given to that term in the Amended and Restated Facility Agreement.

“New Arrangement Fee Letter” means the fee letter dated on or about the date of this Agreement from the Mandated Lead Arranger to the Borrower.

“New Syndication Letter” means the syndication letter dated on or about the date of this Agreement from the Mandated Lead Arranger to the Borrower.

“Original Facility Agreement” means the facility agreement dated 14 July 2016 between, among others, the Borrower, the Facility Agent and the Security Agent (as amended and/or supplemented from time to time prior to the date of this Agreement).

“Original Security Trust Agreement” means the security trust agreement dated 14 July 2016 and made between, among others, the Borrower, ParentCo and the Security Agent (as amended and/or supplemented from time to time prior to the date of this Agreement).

“Party” means a party to this Agreement.

“PRC” means the People’s Republic of China (which, for the purposes of this Agreement, does not include Hong Kong, the Special Administrative Region of Macau or Taiwan).

“Relevant Transaction Obligors” means the Borrower, the Original Offshore Guarantors, the Onshore Guarantors and the Distribution Account Holder.

“Security Confirmation Documents” means the deeds of confirmation and confirmation agreements set out in paragraph 2(d) of Schedule 2 (Conditions Precedent) (each a “Security Confirmation Document”).

1.2	Incorporation of defined terms

(a)	Unless otherwise defined herein or the context otherwise requires, words and expressions defined in or construed for the purposes of the Original Facility Agreement shall have the same meaning in this Agreement.

(b)	Unless a contrary indication appears, the rules of construction set out in clauses 1.2 (Construction) and 1.3 (Currency symbols and definitions) of the Original Facility Agreement shall apply to this Agreement mutatis mutandis.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause in or a Schedule to this Agreement.

1.4	Third party rights

(a)	Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a party to this Agreement is not required to rescind or vary this Agreement at any time.

1.5	Designation

In accordance with the Original Facility Agreement, each of the Borrower and the Facility Agent designates this Agreement as a Finance Document. Accordingly this Agreement constitutes a Senior Facility Finance Document (as defined in the Original Security Trust Agreement) and a Debt Document (as defined in the Original Security Trust Agreement).

1.6	Capacities

For the avoidance of doubt, for the purposes of amending and/or restating the Original Facility Agreement and the Original Security Trust Agreement pursuant to this Agreement, each Party that is a party to any of the Original Facility Agreement or the Original Security Trust Agreement is entering into this Agreement in each capacity that it has under the Original Facility Agreement and/or the Original Security Trust Agreement.

2.	REPRESENTATIONS

(a)	Each of the Relevant Transaction Obligors (other than the Distribution Account Holder) makes in favour of each of the Finance Parties, the representations and warranties set out in clause 20 (Representations and warranties) of the Form of Amended and Restated Facility Agreement on the date of this Agreement and on the Effective Date, in each case by reference to the facts and circumstances then existing and as if any reference therein to “this Agreement” and/or any other Finance Document (as defined in the Form of Amended and Restated Facility Agreement) included a reference to each of the Amendment Documents and as if each such Relevant Transaction Obligor were party thereto as an Obligor (as defined in the Form of Amended and Restated Facility Agreement).

(b)	Each of the Original Subordinated Creditor and the Distribution Account Holder makes in favour of each of the Finance Parties the following representations and warranties on the date of this Agreement and on the Effective Date, in each case by reference to the facts and circumstances then existing:

(i)	it is a limited liability corporation or company, duly incorporated and validly existing (and, if incorporated or established in the Cayman Islands, in good standing) under the laws of its jurisdiction of incorporation;

(ii)	the obligations expressed to be assumed by it in this Agreement and (in the case of the making of the representation or warranty under this paragraph (ii) on the Effective Date) the Amended and Restated Security Trust Agreement are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations; and

(iii)	the entry into and performance by it of, and the transactions contemplated by, this Agreement or (in the case of the making of the representation or warranty under this paragraph (iii) on the Effective Date) the Amended and Restated Security Trust Agreement does not conflict with:

(A)	any applicable law or regulation;

(B)	its Constitutional Documents; or

(C)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

3.	CP SATISFACTION DATE

(a)	Upon receipt by the Facility Agent of each of the documents and other evidence listed in Schedule 2 (Conditions Precedent) (in each case, in form and substance satisfactory to the Facility Agent), provided that the time of such receipt falls on or prior to the Amendment Long-stop Date, the Facility Agent shall notify the Lenders and the Borrower of such receipt (the date on which such notification is given by the Facility Agent being the “Effective Date” and the time of such date at which such notification is given by the Facility Agent being the “Effective Time”).

(b)	Other than to the extent that the Mandated Lead Arranger notifies the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification on or prior to the Amendment Long-stop Date. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.	AMENDMENT AND RESTATEMENT

(a)	With effect from the Effective Time on the Effective Date:

(i)	the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 3 (Amended and Restated Facility Agreement);

(ii)	the Original Security Trust Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 4 (Amended and Restated Security Trust Agreement);

(iii)	the Distribution Account Holder shall become party to the Amended and Restated Security Trust Agreement as an Original Debtor (as defined in the Amendment and Restated Security Trust Agreement).

(b)	Each of the Amended and Restated Facility Agreement and the Amended and Restated Security Trust Agreement governs the rights and obligations of each of the parties thereto immediately with effect from the Effective Time on the Effective Date.

(c)	With effect from the Effective Time on the Effective Date, the Original Loan shall constitute a Facility A Loan (as defined in the Amended and Restated Facility Agreement) (the “Continued Facility A Loan”), and each Lender’s participation in the Original Loan (immediately prior to the Effective Time on the Effective Date) shall constitute a participation in such Continued Facility A Loan, (in each case) in accordance with paragraph (b) of clause 2.1 (The Facilities) of the Amended and Restated Facility Agreement.

5.	CHANGES TO PARTIES

At all times from and including the date of this Agreement to the earlier of (A) the Effective Time on the Effective Date or (B) the Amendment Long-stop Date:

(a)	no person shall accede to the Original Facility Agreement as a Hedge Counterparty or an Additional Guarantor or accede to the Original Security Trust Agreement as a Hedge Counterparty (as defined in the Original Security Trust Agreement), a Debtor (as defined in the Original Security Trust Agreement), an Intra-Group Lender (as defined in the Original Security Trust Agreement) or a Subordinated Creditor (as defined in the Original Security Trust Agreement), unless such person shall have become party to this Agreement pursuant to documentation satisfactory to the Facility Agent to ensure that such person becomes party to and bound by the terms of this Agreement as a Party and (1) (in the case of a Hedge Counterparty or a Hedge Counterparty (as defined in the Original Security Trust Agreement)) as a Finance Party or (2) (in the case of an Additional Guarantor, a Debtor (as defined in the Original Security Trust Agreement) or an Intra-Group Lender (as defined in the Original Security Trust Agreement)) as a Relevant Transaction Obligor or (3) (in the case of a Subordinated Creditor (as defined in the Original Security Trust Agreement)) as an Original Subordinated Creditor;

(b)	upon any assignment or transfer by any Lender of its Commitment in respect of the Initial Facility or its participation in the Initial Facility Loan (or any part thereof) to any person (a “Lender Transferee”) (the amount of such Commitment so assigned or transferred being the “Transferred Commitment” of such Lender), the Parties agree to (upon the request of such Lender) amend this Agreement so that (i) such Lender Transferee shall become party hereto as a Lender, (ii) the “Facility A Commitment” (as defined in the Form of Amended and Restated Facility Agreement) of such Lender as stated in part I of schedule 1 (The Original Parties) to the Form of Amended and Restated Facility Agreement is reduced by the amount of such Transferred Commitment, and (iii) such Lender Transferee shall be included in part I of schedule 1 (The Original Parties) to the Form of Amended and Restated Facility Agreement with a “Facility A Commitment” (as defined in the Form of Amended and Restated Facility Agreement) equal to the amount of such Transferred Commitment (in addition to the amount of any other Facility A Commitment (as defined in the Form of Amended and Restated Facility Agreement) that such Lender Transferee is already expressed to have in the Form of Amended and Restated Facility Agreement); and

(c)	no person shall accede to the Original Facility Agreement as an Incremental Facility Original Lender in respect of any Incremental Facility and no Incremental Facility Notice may be delivered under the Original Facility Agreement.

6.	CONTINUITY AND FURTHER ASSURANCE

6.1	Continuing obligations

(a)	The provisions of the Original Facility Agreement and the Original Security Trust Agreement (in each case, as amended and restated pursuant to this Agreement) shall continue in full force and effect. The provisions of each other Finance Document and (without prejudice to the foregoing) any Security constituted thereby shall continue in full force and effect.

(b)	For the avoidance of doubt, neither the execution and delivery of this Agreement and/or any other Amendment Document nor the amendments contemplated under this Agreement shall in any way affect the accrued rights of the Finance Parties or the Secured Parties under the Finance Documents on or prior to the Effective Date (including with respect to any representations and warranties made under the Original Facility Agreement, the Original Security Trust Agreement and/or any other Finance Document prior to the Effective Date).

6.2	Confirmation of Guarantee Obligations

Without prejudice to Clause 6.1 (Continuing obligations), each Guarantor confirms for the benefit of the Finance Parties that all of its Guarantee Obligations shall (a) remain in full force and effect notwithstanding the amendments referred to in Clause 4 (Amendment and Restatement) and (b) extend to any new or additional obligations assumed by any Relevant Transaction Obligor under the Finance Documents as a result of this Agreement and/or the other Amendment Documents (including under the Amended and Restated Facility Agreement, the Amended and Restated Security Trustee Agreement, the New Arrangement Fee Letter and the New Syndication Letter).

6.3	Further assurance

Each of the Relevant Transaction Obligors and the Original Subordinated Creditor shall, at the request of the Facility Agent or the Security Agent and at its own expense, do all such acts and things necessary to give effect to the provisions of, and the amendment and restatement of the Original Facility Agreement and the Original Security Trust Agreement effected or to be effected pursuant to, this Agreement.

7.	COSTS AND EXPENSES

(a)	The Borrower shall, within five Business Days of written demand (which demand must be accompanied by reasonable details and calculations of the amount demanded) pay each of the Facility Agent, the Mandated Lead Arranger and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

(b)	In the event that the Effective Date does not occur, the Borrower shall only be liable for the Finance Parties’ legal advisors’ fees and the Finance Parties’ costs and expenses up to caps separately agreed between the Mandated Lead Arranger and the Sponsor or the Borrower. No such legal fees or costs or expenses will be paid or reimbursed by the Borrower pursuant to this paragraph (b) until the Borrower and the Mandated Lead Arranger determine (acting reasonably) that the Effective Date is reasonably unlikely to occur on or prior to the Amendment Long-stop Date.

8.	MISCELLANEOUS

8.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.2	Incorporation of terms

The provisions of clause 33 (Notices), clause 35 (Partial invalidity), clause 36 (Remedies and waivers) and clause 41 (Enforcement) of the Original Facility Agreement shall apply to this Agreement mutatis mutandis as if references therein to “this Agreement” or any Finance Document were references to this Agreement and as if each of the Relevant Transaction Obligors and the Original Subordinated Creditor were party thereto as an Obligor and as if the initial email address, address and fax number (and attention details) of such Relevant Transaction Obligor or such Original Subordinated Creditor for the purpose of clause 33.2 (Addresses) of the Original Facility Agreement (applying mutatis mutandis) were those identified with its name on the signature pages of this Agreement.

8.3	Amendments and waivers

(a)	Clause 37 (Amendments and waivers) of the Original Facility Agreement shall apply to this Agreement mutatis mutandis (and for the purposes of any amendment or waiver relating to this Agreement, clause 37.3 (All Lender matters) of the Original Facility Agreement shall apply mutatis mutandis as if any reference therein to “Availability Period”, “Commitment”, “Facility”, “Finance Documents”, “Margin”, “Total Commitments” and other capitalised terms shall also include a reference to such terms as defined in the Amended and Restated Facility Agreement).

(b)	Notwithstanding this Agreement and the execution of this Agreement as a deed, nothing shall prejudice (a) the ability of the parties to the Amendment and Restated Facility Agreement to amend or vary the provisions thereof in accordance with the terms thereof without any requirement of any Party (that is not a party to the Amendment and Restated Facility Agreement) to execute any such amendment or variation and without any requirement for such amendment or variation to be by way of a deed or (b) the ability of the parties to the Amendment and Restated Security Trust Agreement to amend or vary the provisions thereof in accordance with the terms thereof without any requirement of any Party (that is not a party to the Amendment and Restated Security Trust Agreement) to execute any such amendment or variation.

8.4	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the execution on such counterparts were on a single copy of this Agreement.

This Agreement has been entered into by the parties hereto and executed as a deed by each of the Borrower, ParentCo, the Cayman Guarantor, the HK Guarantor, the WOFE Guarantor, the VIE Entity, the Distribution Account Holder and the Original Subordinated Creditor is intended to be and is delivered by each of them as a deed.

SCHEDULE 1

THE LENDERS

CTBC Bank Co., Ltd.

E. SUN Commercial Bank, Ltd.

Yuanta Commercial Bank Co., Ltd.

SCHEDULE 2

CONDITIONS PRECEDENT

1.	Relevant Transaction Obligors

(a)	A copy of the Constitutional Documents of each Relevant Transaction Obligor including:

(i)	(if applicable) its statutory registers (including its register of directors, its register of members and its register of mortgages and charges);

(ii)	(in the case of the HK Guarantor) a copy of its current business registration certificate; and

(iii)	(in relation to each of the WOFE Guarantor and the VIE Entity), a copy of its business licence and certificate of approval (if applicable),

or, other than in the case of the Distribution Account Holder, a certificate of such Relevant Transaction Obligor confirming that copies of the Constitutional Documents of such Relevant Transaction Obligor that have previously been delivered to the Facility Agent pursuant to part II of schedule 2 (Conditions precedent) to the Original Facility Agreement remain true, complete and up-to-date and that such Constitutional Documents have not been amended or supplemented and remain in full force and effect.

(b)	A certificate of good standing in respect of each Relevant Transaction Obligor issued by the Registrar of Companies of the Cayman Islands (if such Relevant Transaction Obligor is incorporated in the Cayman Islands) and dated no more than four weeks before the date on which the legal opinions referred to in paragraph 5 below are issued.

(c)	In respect of each Relevant Transaction Obligor, a copy of a resolution of the board of directors of such Relevant Transaction Obligor (in the case of any Relevant Transaction Obligor other than the VIE Entity) or a copy of the decision signed by all of the holders of the issued shares or equity interests in the VIE Entity (in the case of the VIE Entity), in each case:

(i)	approving the terms of, and the transactions contemplated by, the Amendment Documents to which it is a party and resolving that it execute the Amendment Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Amendment Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Amendment Documents or the Amendment Documents to which it is a party.

(d)	A specimen of the signature of each person authorised by any resolution referred to in paragraph (c) above.

(e)	In respect of each Relevant Transaction Obligor (other than ParentCo, the Borrower and the Distribution Account Holder), a copy of a resolution signed by all the holders of the issued shares in such Relevant Transaction Obligor (or, in the case of the WOFE Guarantor, a decision signed by all the holders of the issued shares and equity interests in the WOFE Guarantor) , approving the terms of, and the transactions contemplated by, the Amendment Documents to which such Relevant Transaction Obligor is a party.

(f)	A certificate from each Relevant Transaction Obligor (signed by a director thereof) confirming that the borrowing, guaranteeing or securing, as appropriate, the Total Commitments (as defined in the Form of Amended and Restated Facility Agreement) would not cause any borrowing, guarantee, security or similar limit binding on such Relevant Transaction Obligor to be exceeded.

(g)	A certificate of an authorised signatory of each Relevant Transaction Obligor certifying that each copy document relating to it (or, in the case of the Borrower, each other copy document) specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

2.	Amendment Documents

(a)	This Agreement duly executed by the parties thereto.

(b)	The New Arrangement Fee Letter duly executed by the parties thereto.

(c)	The New Syndication Letter duly executed by the parties thereto.

(d)	The following deeds of confirmation or, as the case may be, confirmation agreements:

(i)	a deed of confirmation between ParentCo, the Borrower and the Security Agent in respect of the Share Charge (Borrower) and the Share Charge (Cayman Guarantor), duly executed by the parties thereto;

(ii)	a deed of confirmation between the Borrower and the Security Agent in respect of the Share Charge (HK Guarantor), duly executed by the parties thereto;

(iii)	a deed of confirmation between the Borrower and the Security Agent in respect of the Debenture (Borrower), duly executed by the parties thereto;

(iv)	a deed of confirmation between the HK Guarantor and the Security Agent in respect of the Debenture (HK Guarantor), duly executed by the parties thereto;

(v)	a deed of confirmation between the Cayman Guarantor and the Security Agent in respect of the Debenture (Cayman Guarantor), duly executed by the parties thereto;

(vi)	a confirmation agreement between the HK Guarantor and the Security Agent in respect of the Equity Pledge (WOFE Guarantor), duly executed by the parties thereto;

(vii)	a confirmation agreement between the Borrower and the Security Agent in respect of the Account Pledge Agreement (relating to accounts of the Borrower), duly executed by the parties thereto;

(viii)	a confirmation agreement between the HK Guarantor and the Security Agent in respect of the Account Pledge Agreement (relating to accounts of the HK Guarantor), duly executed by the parties thereto; and

(ix)	a confirmation agreement between the Cayman Guarantor and the Security Agent in respect of the Account Pledge Agreement (relating to accounts of the Cayman Guarantor), duly executed by the parties thereto.

(e)	The Distribution Account Charge duly executed by the parties thereto.

(f)	The Guarantee Documents duly executed by the parties thereto.

(g)	A copy of all notices required to be sent, and acknowledgments thereto required to be delivered, under the Distribution Account Charge executed by the applicable parties as required by the Distribution Account Charge (where such notices and acknowledgments are required to be delivered on the date of execution of the Distribution Account Charge or otherwise before the Effective Date).

(h)	All documents of title and deliverables required to be provided under the Distribution Account Charge upon execution of the Distribution Account Charge or otherwise prior to the Effective Date.

3.	VIE Documents

A certificate of the Borrower attaching a copy of each up-to-date VIE Contract, in each case, together with all amendments and supplements thereto or a certificate of the Borrower confirming that the copy of each VIE Contract (together with any amendments and supplements thereto) that has previously been delivered to the Facility Agent pursuant to the Original Facility Agreement remains true, complete and up-to-date and that each such VIE Contract has not been further amended or supplemented and remain in full force and effect.

4.	Distribution Account

Evidence that the Distribution Account has been established and designated as such.

5.	Legal opinions

The following legal opinions:

(a)	a legal opinion in relation to English law from Clifford Chance as to English law;

(b)	a legal opinion in relation to the laws of Hong Kong from Clifford Chance as to the laws of Hong Kong;

(c)	a legal opinion of Harney Westwood & Riegels as to the laws of the Cayman Islands;

(d)	a legal opinion of Jun He Law Offices as to the laws of the PRC; and

(e)	a legal opinion of Baker & McKenzie, Taipei as to the laws of Taiwan.

6.	Other documents and evidence

(a)	Evidence that the process agent referred to in the Form of Amended and Restated Facility Agreement and/or required to be appointed under any of the Transaction Security Documents (as defined in the Form of Amended and Restated Facility Agreement) and/or required to be appointed under any of the other Amendment Documents confirming it has accepted its appointment.

(b)	An up-to-date Group Structure Chart.

(c)	An updated financial model including profit and loss, balance sheet and cashflow projections in agreed form relating to the Group.

(d)	A written agreement between the Distribution Account Holder and each other holder of Equity Interest in Listco in relation to any amount from time to time standing to the credit of the Distribution Account (including any proceeds of Facility B paid or transferred into the Distribution Account) in the agreed form.

(e)	Evidence that the fees, costs and expenses then due from the Borrower pursuant to the New Arrangement Fee Letter and/or Clause 7 (Costs and Expenses) have been or will be paid on or prior to the Effective Date.

SCHEDULE 3

AMENDED AND RESTATED FACILITY AGREEMENT

FACILITIES AGREEMENT

dated 14 July 2016

(as amended and restated on 19 September 2017)

for

RISE EDUCATION CAYMAN I LTD

arranged by

CTBC BANK CO., LTD.

as Mandated Lead Arranger

with

CTBC BANK CO., LTD.

as Facility Agent

and

CTBC BANK CO., LTD.

as Security Agent

- i -

	SECTION 10
THE FINANCE PARTIES		162
28.	Role of the Facility Agent, the Mandated Lead Arranger and others	162
29.	Conduct of business by the Finance Parties	172
30.	Sharing among the Finance Parties	172

	SECTION 11
ADMINISTRATION		175
31.	Payment mechanics	175
32.	Set-off	181
33.	Notices	181
34.	Calculations and certificates	184
35.	Partial invalidity	184
36.	Remedies and waivers	184
37.	Amendments and waivers	185
38.	Confidentiality	191
39.	Counterparts	194

	SECTION 12
GOVERNING LAW AND ENFORCEMENT		195
40.	Governing law	195
41.	Enforcement	195

- ii -

THE SCHEDULES

SCHEDULE		PAGE

Schedule 1
	The Original Parties	197
Part I
	The Original Lenders	197
Schedule 2
	Conditions Precedent	198
Part I
		198
Part II
	Conditions precedent required to be delivered by an Additional Guarantor	199
Part III
	Conditions Subsequent required to be delivered in respect of Additional Transaction Security	201
Schedule 3
	Request and Notices	203
Part I
	Utilisation Request	203
Part II
	Selection Notice	205
Schedule 4
	White List	206
Schedule 5
	Form of Transfer Certificate	209
Schedule 6
	Form of Assignment Agreement	212
Schedule 7
	Form of Accession Deed	215
Schedule 8
	Form of Compliance Certificate	219
Schedule 9
	LMA Form of Confidentiality Undertaking	222
Schedule 10
	Timetables	227
Schedule 11
	Form of Increase Confirmation	228
Schedule 12
	Forms of Notifiable Debt Purchase Transaction Notice	231
Part I
	Form of Notice on Entering into Notifiable Debt Purchase Transaction	231
Part II
	Form of Notice on Termination of Notifiable Debt Purchase Transaction/Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate	232
Schedule 13
	Group Structure Chart	233
Schedule 14
	Hedging Principles	235
Schedule 15
	Form of Incremental Facility Increase Confirmation	236

- iii -

THIS AGREEMENT is dated 14 July 2016 and amended and restated on 19 September 2017 and made between:

1.	RISE EDUCATION CAYMAN I LTD (formerly known as Bain Capital Rise Education Cayman Limited), an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 278734 and registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Borrower”);

2.	BAIN CAPITAL RISE EDUCATION (HK) LIMITED, a company incorporated under the laws of Hong Kong with registration number 1929660 and registered office at 16th – 19th Floors, Prince’s Building, 10 Chater Road, Central, Hong Kong (the “HK Guarantor”);

3.	RISE IP (CAYMAN) LIMITED, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 279695 and registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Cayman Guarantor”, and together with the HK Guarantor, the “Original Offshore Guarantors”);

4.	CTBC BANK CO., LTD. as mandated lead arranger (the “Mandated Lead Arranger”);

5.	THE FINANCIAL INSTITUTIONS listed in Part I of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

6.	CTBC BANK CO., LTD., as agent of the other Finance Parties (the “Facility Agent”); and

7.	CTBC BANK CO., LTD., as security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceleration Event” has the meaning given to that term in the Security Trust Agreement.

“Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	the Mandated Lead Arranger; or

(c)	any other bank or financial institution approved by the Facility Agent.

“Acceptable Funding Sources” means:

(a)	New Shareholder Injections;

(b)	Flotation Proceeds received by the Group and not required to be applied in prepayment pursuant to Clause 8.1 (Exit and Flotation);

(c)	amounts received by Group Members from persons that are Group Members by way of indemnity, compensation or otherwise (in each case, in the nature of insurance, condemnation proceeds or similar payments) and not required to be applied on prepayment of any Facility; and

(d)	(only for the purposes of paragraph (e)(iv) of the definition of “Permitted Acquisition”) proceeds of Permitted Financial Indebtedness (incurred by any Group Member from any person that is not a Group Member) and any Incremental Facility.

“Accession Deed” means a document substantially in the form set out in Schedule 7 (Form of Accession Deed).

“Account Pledge Agreement” means an account pledge agreement between a Relevant Obligor and the Security Agent, in form and substance satisfactory to the Security Agent.

“Accounting Principles” mean generally accepted accounting principles in the US.

“Additional Guarantor” means a person which becomes party hereto as a “Guarantor” in accordance with Clause 27 (Changes to the Obligors).

“Additional Guarantor Notice” has the meaning given to that term in Clause 27 (Changes to the Obligors).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“All-In Yield” means, as to any Financial Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees or otherwise, in each case, incurred in favour of or payable to any or all of the lenders or creditors (or any class of such lenders or creditors) of such Financial Indebtedness from time to time; provided that for the purposes of such calculation, any original issue discount or upfront fees in respect of any Financial Indebtedness shall be equated to interest rate by dividing the amount of such original issue discount or upfront fees by the Weighted Average Life to Maturity in respect of such Financial Indebtedness.

“Amendment and Restatement Date” means     September 2017.

“Amendment and Restatement Agreement” means the amendment and restatement agreement dated the Amendment and Restatement Date between, among others, the Borrower, the Facility Agent and the Security Agent.

“Amendment and Restatement Effective Date” has the meaning given to the term “Effective Date” in the Amendment and Restatement Agreement.

“Annual Financial Statements” has the meaning given to that term in Clause 21 (Information undertakings).

“Anti-Money Laundering Laws” means all applicable financial recordkeeping and reporting requirements, and the applicable anti-money laundering statutes of jurisdictions where any Total Transaction Obligor or any Group Member conducts business and/or where any of the foregoing is incorporated or organised, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority from time to time.

“Assignment Agreement” means, in relation to any assignment by any Lender of any or all of its rights under this Agreement, an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and the relevant assignee, provided that if that other form does not contain the undertakings set out in the form set out in Schedule 6 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Security Trust Agreement.

“Auditors” means one of the Big Four or any other auditor approved in writing by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Authority intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means:

(a)	in relation to a Term Facility, the period from and including the Amendment and Restatement Date to and including the date falling two Months after the Amendment and Restatement Date; or

(b)	in relation to any Incremental Facility, the period from and including the date of the Incremental Facility Notice (with respect to such Incremental Facility) to and including the last day of the “Availability Period” (in respect of such Incremental Facility) specified in such Incremental Facility Notice in accordance with Clause 2.5 (Incremental Facilities).

“Available Commitment” means at any time in relation to a Lender and a Facility and save as otherwise provided in this Agreement, that Lender’s Commitment in respect of that Facility minus:

(a)	the aggregate amount of its participation in any outstanding Loan under that Facility (for such purpose taking into account the principal amount of each Loan under that Facility when it is made and disregarding any subsequent reduction in such principal amount); and

(b)	(in relation to any proposed Utilisation under that Facility) its participation in any Loan(s) (other than the Loan that is the subject of such proposed Utilisation) that are due to be made under that Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Case Model” means the financial model including profit and loss, balance sheet and cashflow projections in agreed form relating to the Group delivered or to be delivered by the Borrower to the Facility Agent pursuant to the Amendment and Restatement Agreement on or before the Amendment and Restatement Effective Date.

“Base Financial Statements” has the meaning given to that term in Clause 21.3 (Requirements as to financial statements).

“Big Four” means PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche (or any local affiliate or amalgamation of the same or their successors).

“Borrowings” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Break Costs” means the amount (if any) by which:

(a)	the interest (excluding any portion thereof attributable to the Margin) which a Lender should have received for the period from the date of such receipt or recovery of all or any part of its participation in a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or that Unpaid Sum, had the principal amount of that Lender’s participation in that Loan or that Unpaid Sum received or recovered been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount of that Lender’s participation in that Loan or that Unpaid Sum received or recovered by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of the current Interest Period for that Loan or that Unpaid Sum.

“Business Day” means:

(a)	for the purpose of determining LIBOR, a day (other than a Saturday or Sunday) on which banks are open for transaction of domestic and foreign exchange business in London;

(b)	for the purpose of payment of amounts under the Finance Documents, a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business in New York; and

(c)	for all purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Taipei and the PRC.

“Capital Expenditure” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Cash” means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a Group Member with an Acceptable Bank and to which a Group Member is alone (or together with other Group Members) beneficially entitled and for so long as:

(a)	that cash is repayable within 30 days after the relevant date of calculation;

(b)	repayment of that cash is not contingent on the prior discharge of any other Financial Indebtedness of any Group Member or of any other person whatsoever or on the satisfaction of any other condition outside the control of the Group Members;

(c)	there is no Security or Quasi-Security over that cash except for (i) any Permitted Security falling under any of paragraphs (a), (b), (c), (d), (j) and (k) of the definition of Permitted Security or (ii) any other Permitted Security securing any Permitted Financial Indebtedness constituting part of the Borrowings of the Group; and

(d)	that cash is denominated in US dollars, RMB, or other freely transferable and freely convertible currency and (except as mentioned in paragraphs (a) and/or (c) above) immediately available to the applicable Group Member (or, in the case of any term deposit, available at the expiry of the applicable term of such deposit or at any time subject to any loss of interest upon breaking the applicable term of such deposit), and shall include cash in tills and cash in transit.

“Cash Equivalent Investments” means at any time of determination:

(a)	deposits, certificates of deposit or bankers’ acceptances, in each case, maturing within one year after the date of such determination and made with or issued by an Acceptable Bank;

(b)	securities and other investments in marketable debt obligations issued by or guaranteed by the government of the United States of America, the United Kingdom, Hong Kong, Japan or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the date of such determination and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom or any Participating Member State;

(iii)	which matures within one year after the date of such determination; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of that commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which (i) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into cash on not more than 90 days’ notice; or

(f)	any other investment approved by the Majority Lenders (acting reasonably), in each case to which any Group Member is alone (or together with other Group Members) beneficially entitled at that time and which is not issued or guaranteed by any Transaction Obligor or any Group Member or subject to any Security or Quasi-Security (other than Security arising under the Transaction Security Documents).

“CEO”means the chief executive officer of the Group for the time being (or such person(s) undertaking such equivalent role from time to time).

“Change of Control” means:

(a)	at any time prior to the occurrence of a Qualifying Flotation, the Sponsor:

(i)	does not or ceases to beneficially own, directly or indirectly, at least 50.1 per cent. of the voting share capital in the Borrower; or

(ii)	does not or ceases to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise), directly or indirectly, to appoint the majority of the directors or other equivalent officers of the Borrower (carrying the majority of the voting powers of the directors of the Borrower); or

(b)	at any time following the occurrence of a Qualifying Flotation:

(i)	the Sponsor does not or ceases to beneficially own, directly or indirectly, more than 25 per cent. of the voting share capital in the Borrower; or

(ii)	any person or persons acting in concert beneficially own or acquire, directly or indirectly, (A) an aggregate percentage of issued shares (of any class) in the Borrower that is equal to or greater than the aggregate percentage of issued shares (of such class) in the Borrower beneficially owned, directly or indirectly, by the Sponsor or (B) an aggregate percentage of voting interests in the Borrower that is equal to or greater than the aggregate percentage of voting interests in the Borrower beneficially owned, directly or indirectly, by the Sponsor;

(c)	at any time prior to a Qualifying Flotation in respect of the Borrower, the Parent:

(i)	does not or ceases to directly beneficially own 100% of the Equity Interests in the Borrower;

(ii)	does not or ceases to directly beneficially own 100% of the voting interests in the Borrower; or

(iii)	does not or ceases to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise), to directly appoint all of the directors or other equivalent officers of the Borrower;

(d)	at any time, the Borrower:

(i)	does not or ceases to directly beneficially own 100% of the Equity Interests in each of the HK Guarantor and the Cayman Guarantor;

(ii)	does not or ceases to directly beneficially own 100% of the voting interests in each of the HK Guarantor and the Cayman Guarantor; or

(iii)	does not or ceases to have the power (whether by way of ownership of shares, proxy, contract, agency or otherwise), to directly appoint all of the directors or other equivalent officers of each of the HK Guarantor and the Cayman Guarantor;

(e)	at any time the HK Guarantor:

(i)	does not or ceases to directly beneficially own 100% of the Equity Interests in the WOFE Guarantor;

(ii)	does not or ceases to directly beneficially own 100% of the voting interests in the WOFE Guarantor; or

(iii)	does not or ceases to have the power (whether by way of ownership of equity interests, proxy, contract, agency or otherwise), to directly appoint all of the directors or other equivalent officers of the WOFE Guarantor; or

(f)	at any time the VIE Nominees, in the aggregate:

(i)	do not or cease to directly beneficially own 100% of the Equity Interests in the VIE Entity;

(ii)	do not or cease to directly beneficially own 100% of the voting interests in the VIE Entity; or

(iii)	do not or cease to have the power (whether by way of ownership of equity interests, proxy, contract, agency or otherwise), to directly appoint all of the directors or other equivalent officers of the VIE Entity,

(in each case) subject to the VIE Structure Documents.

“Charged Property” means all of the assets of the Total Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Chief Financial Officer” means the chief financial officer (or equivalent officer, as appropriate) from time to time of the Borrower.

“Code” means the U.S. Internal Revenue Code of 1986.

“Commitment” means any Facility A Commitment, Facility B Commitment or Incremental Facility Commitment (and “Commitment” in respect of (a) Facility A means a Facility A Commitment, (b) Facility B means a Facility B Commitment, or (c) any Incremental Facility means an Incremental Facility Commitment in respect of such Incremental Facility).

“Competitor” means any person or entity (other than a Group Member) principally engaged in the business of providing English language education and training in Greater China and each Affiliate of such person or entity engaged in such activities.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Confidential Information” means all information relating to the Sponsor, the Parent, any Transaction Obligor, the Group, the Finance Documents or any Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or any Facility from either:

(a)	the Sponsor, any Transaction Obligor or any Group Member or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from the Sponsor, any Transaction Obligor or any Group Member or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 38 (Confidentiality); or

(ii)	is identified in writing at the time of delivery as non-confidential by the Sponsor, any Transaction Obligor or any Group Member or any of its advisers; or

(iii)	is known by that Finance Party before the date such information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Transaction Obligor or the Group and which, in either case, has not been obtained by that Finance Party pursuant to or in connection with that Finance Party’s evaluation of the Finance Documents and as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality with respect to such information.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as set out in Schedule 9 (LMA Form of Confidentiality Undertaking) or in any other form agreed between the Borrower and the Facility Agent.

“Conflicted Lender” means any Lender (which term, for the purposes of this definition shall include any Affiliate of that Lender) which is or is acting on behalf of (including in its capacity as the grantor of Voting Participation or any other agreement pursuant to which voting rights of such Lender under the Finance Documents may pass):

(a)	a Competitor;

(b)	a investor or equity holder in a Competitor which (in each case) has Control over such Competitor; or

(c)	an adviser to any such person referred to in paragraphs (a) or (b) above,

in each case whether before or after such person becomes a Lender and including where a Lender notifies the Agent that it is such (in a Transfer Certificate or otherwise) and where it has been notified as such to the Agent by the Borrower (acting reasonably and in good faith), provided that a Lender will not be deemed to be a Conflicted Lender solely by virtue of that Lender:

(i)	dealing in shares in or securities of a Competitor, where the relevant teams and employees of that Lender engaged in such dealings operate on the public side of an Information Barrier;

(ii)	becoming an investor or equity holder in a Competitor as a consequence of a debt-for-equity swap in, or enforcement of security over shares of, that Competitor; provided that the relevant teams and employees of that Lender involved in such transactions are separated from any teams or employees of that Lender working in relation to the Group and the Finance Documents (and related transactions) by way of an Information Barrier;

(iii)	engaging in any merger and acquisition or other advisory activity in relation to or on behalf of a Competitor, provided that the relevant teams and employees of that Lender involved in such advisory activity are separated from any teams or employees of that Lender working in relation to the Group and the Finance Documents (and related transactions) by way of an Information Barrier; or

(iv)	being an investor or equity holder in a Competitor through a separately managed private equity investment fund owned or managed by that Lender, provided that the relevant teams and employees of that Lender involved in such private equity fund are separated from any teams or employees of that Lender working in relation to the Group and the Finance Documents (and related transactions) by way of an Information Barrier.

“Consolidated After-Tax Net Income” means, in respect of any period, the consolidated net income of the Group for that period after taxation.

“Constitutional Documents” means, in respect of any person, the certificate of incorporation, the memorandum of association and articles of association (or the equivalent thereof) and any other constitutional documents of such person, including any amendments and/or supplements thereto.

“Control” means, in relation to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or affairs of such person, whether through the ownership of voting securities, by contract or otherwise (and the term “Controlled” shall be construed accordingly).

“Creditor Accession Undertaking” has the meaning given to that term in the Security Trust Agreement.

“Cure Amount” has the meaning given to that term in Clause 22.4 (Equity cure).

“Cure Amount Account” has the meaning given to that term in Clause 23.28 (Cure Amount Account).

“Debenture (Borrower)” means a debenture to be entered into by the Borrower in favour of the Security Agent in respect of assets of the Borrower, in form and substance satisfactory to the Security Agent.

“Debenture (Cayman Guarantor)” means a debenture to be entered into by the Cayman Guarantor in favour of the Security Agent in respect of assets of the Cayman Guarantor, in form and substance satisfactory to the Security Agent.

“Debenture (HK Guarantor)” means a debenture to be entered into by the HK Guarantor in favour of the Security Agent in respect of assets of the HK Guarantor, in form and substance satisfactory to the Security Agent.

“Debt Document” has the meaning given to that term in the Security Trust Agreement.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases or acquires by way of assignment or transfer any rights and/or obligations in respect of;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment in respect of any Facility (or any commitment represented thereby) or any amount outstanding under any Finance Document.

“Debtor” has the meaning given to that term in the Security Trust Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender (other than a Lender which is a Sponsor Affiliate):

(a)	which has failed to make its participation in a Loan available (or has notified the Facility Agent or the Borrower (which has notified the Facility Agent) that it will not make its participation in a Loan available) by the Utilisation Date for that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made by that Lender within four Business Days of its due date; or

(ii)	that Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Proceeds Account (HSBC)” means an account:

(a)	held in Hong Kong with The Hongkong and Shanghai Banking Corporation by an Offshore Group Member that is a Relevant Obligor;

(b)	existing as at the date of this Agreement and identified in writing between (i) the Borrower and (ii) the Facility Agent or the Security Agent as a “Designated Proceeds Account (HSBC)”; and

(c)	(subject to the Legal Reservations) subject to fixed Security in favour of the Security Agent which Security is in form and substance satisfactory to the Facility Agent and Security Agent,

(as the same may be re-designated, substituted or replaced from time to time).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with any Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other, Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Distressed Investor” means a loan to own fund, vulture fund, distressed debt fund or any other entity (including a business group within a bank or financial institution) which is established for or principally invests in distressed debt (or any similar fund or entity).

“Distribution” means, in respect of a person:

(a)	declaring, making or paying any dividend, charge, fee or other distribution of any kind (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of any Equity Interest of such person (or any class of any Equity Interest of such person);

(b)	repaying, returning or distributing any dividend or share premium or other reserve;

(c)	paying or allowing any Transaction Obligor or any Group Member to pay any management, advisory or other fee to or to the order of the Parent, any of the shareholder(s) of the Parent or any other Related Person;

(d)	redeeming, repurchasing, defeasing, retiring, repaying, returning, reducing, cancelling or terminating any of its Equity Interest (including any Recapitalisation), or making any payment (including any payment of interest on any unpaid sum relating to any such payment) whether in cash or in kind (and including any payment in any sinking fund or similar deposit) on account of any of the foregoing, or entering into any other arrangement having a similar effect, or resolving to do so; or

(e)	paying, repaying or prepaying any principal, interest or other amount on or in respect of, or redeeming, purchasing, acquiring or defeasing, any Financial Indebtedness (whether on account of principal, interest, fees or otherwise), owed actually or contingently by a Group Member to the Parent, any Subordinated Creditor (as defined in the Security Trust Agreement) or any of the shareholder(s) of the Parent.

“Distribution Account” means an account:

(a)	held in Taipei opened with the Facility Agent (or an Affiliate thereof specified by the Facility Agent) in the name of the Distribution Account Holder;

(b)	existing as at the Amendment and Restatement Effective Date and identified in writing between (i) the Borrower or the Distribution Account Holder and (ii) the Facility Agent or the Security Agent as the “Distribution Account”;

(c)	(subject to the Legal Reservations) subject to fixed Security in favour of the Security Agent which Security is in form and substance satisfactory to the Facility Agent and Security Agent; and

(d)	from which no withdrawals may be made except as contemplated by this Agreement,

as the same may be re-designated, substituted or replaced from time to time.

“Distribution Account Charge” means the charge over the Distribution Account granted or to be granted by the Distribution Account Holder in favour of the Security Agent, in form and substance satisfactory to the Security Agent.

“Distribution Account Holder” means Bain Capital Rise Education Cayman IV Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 278734 and registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

“DSRA” means a debt service reserve account:

(a)	held in Taipei or any other jurisdiction reasonably satisfactory to the Facility Agent by the Borrower with the Facility Agent (or an Affiliate thereof specified by the Facility Agent);

(b)	subject to fixed Security in favour of the Security Agent which Security is in form and substance satisfactory to the Facility Agent and Security Agent;

(c)	identified in writing (including in a Transaction Security Document) between (i) the Borrower and (ii) the Facility Agent or the Security Agent as the “DSRA”; and

(d)	from which no withdrawals may be made by any Transaction Obligor or any Group Member except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

“DSRA Minimum Balance” means, at any time, the Interest Reserve Amount as at such time.

“EBITDA” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including air within natural or man-made structures, whether above or below ground);

(b)	water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of:

(a)	any breach, or alleged breach, of any Environmental Law; or

(b)	any accident, fire, explosion or other event of any type involving the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including any waste.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace;

(c)	community welfare and/or land or property rights;

(d)	occupational health and safety; or

(e)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any Transaction Obligor or any Group Member conducted on or from the properties owned or used by any Transaction Obligor or any Group Member.

“Equity Interest” means, in relation to any person:

(a)	any share of any class or capital stock of or equity interest (including any partnership interest) in such person or any depositary receipt in respect of any such share, capital stock or equity interest; or

(b)	any security convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such security; or

(c)	any option, warrant or other right to acquire any such share, capital stock, equity interest, security or depositary receipt or security referred to in the foregoing paragraphs (a) and/or (b) above.

“Equity Pledge (WOFE Guarantor)” means an equity pledge agreement or contract to be entered into by HK Guarantor in favour of the Security Agent in respect of its equity interests in the WOFE Guarantor, in form and substance satisfactory to the Security Agent.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Existing Lionbridge Investments” means the loan(s) made by the WOFE Guarantor in favour of (i) Lionbridge and (ii) Tianjin Lionbridge International Logistics Company Limited (in the form of entrustment loans and made through one or more Acceptable Banks or otherwise) prior to the Amendment and Restatement Date, provided that:

(a)	the aggregate outstanding amount of such loan(s) is not increased after the Amendment and Restatement Date; and

(b)	the tenor of such loan(s) expires on or prior to 30 November 2017 and is not extended on or after the date of this Agreement.

“Facility” means Facility A, Facility B or an Incremental Facility (and “Facilities” shall be construed accordingly).

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:

(a)	in relation to an Original Lender, the amount in USD set opposite its name under the heading “Facility A Commitment” in Part I of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in USD of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:

(a)	in relation to an Original Lender, the amount in USD set opposite its name under the heading “Facility B Commitment” in Part I of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount in USD of any Facility B Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means:

(a)	in respect of a Lender, the office or offices notified by that Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Family Member” means, in relation to any individual, such individual, his or her parents, brothers, sisters and lineal descendants, and any trust or other similar entity established for the sole benefit of or the sole beneficial owner(s) of which (directly or indirectly) are any or all of the foregoing, any of their respective lineal descendants, estate or any executor of their respective estate, and/or (in the case of any such trust or other similar entity) any trustee in bankruptcy or similar officer in respect of any such trust or such other similar entity.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code, any associated regulations and other official guidance;

(b)	any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; and

(c)	any agreement pursuant to the implementation of paragraph (a) or (b) above with the United States Internal Revenue Service, the government of the United States of America or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means (as applicable):

(a)	the fee letter dated on or about the Amendment and Restatement Date between the Mandated Lead Arranger and the Borrower;

(b)	any agreement setting out fees payable to a Finance Party referred to in Clause 13 (Fees) or paragraph (f) of Clause 2.2 (Increase); and/or

(c)	any agreement setting out any other fees payable to a Finance Party referred to in this Agreement or under any other Finance Document.

“Finance Document” means this Agreement, the Amendment and Restatement Agreement, any Accession Deed, any Fee Letter, any Hedging Agreement, the Security Trust Agreement, any Incremental Amendment, the Syndication Letter, any Transaction Security Document, any Guarantee, the Guarantee (WFOE Guarantor) Amendment, any Transfer Certificate, any Increase Confirmation, any Incremental Facility Notice, any Incremental Facility Increase Confirmation and any other document designated as a “Finance Document” by the Facility Agent and the Borrower, provided that where the term “Finance Document” is used in, and construed for the purposes of, this Agreement or the Security Trust Agreement, a Hedging Agreement shall be a Finance Document only for the purposes of :

(a)	the definition of “Material Adverse Effect”;

(b)	paragraph (a) of the definition of “Permitted Transaction”;

(c)	the definition of “Transaction Document”;

(d)	the definition of “Transaction Security Document”;

(e)	paragraph (a)(iv) of Clause 1.2 (Construction);

(f)	Clause 2.3 (Finance Parties’ rights and obligations);

(g)	Clause 2.4 (Obligors’ Agent);

(h)	Clause 19 (Guarantee and indemnity);

(i)	the definition of “Guarantees”;

(j)	Clause 24 (Events of Default) (other than Clause 24.19 (Acceleration));

(k)	Clause 32 (Set-off); and

(l)	describing the secured obligations under any Transaction Security Document.

“Finance Lease” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Finance Party” means the Facility Agent, a Mandated Lead Arranger, the Security Agent, a Lender or a Hedge Counterparty provided that where the term “Finance Party” is used in, and construed for the purposes of, this Agreement or the Security Trust Agreement, a Hedge Counterparty shall be a Finance Party only for the purposes of:

(a)	the definition of “Secured Parties”;

(b)	paragraph (c) of the definition of “Material Adverse Effect”;

(c)	paragraph (a)(i) of Clause 1.2 (Construction);

(d)	Clause 19 (Guarantee and indemnity);

(e)	the definition of “Guarantees”;

(f)	Clause 2.3 (Finance Parties’ rights and obligations);

(g)	Clause 2.4 (Obligors’ Agent);

(h)	Clause 29 (Conduct of business by the Finance Parties); and

(i)	Clause 32 (Set-off).

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution (but not, in any case, Trade Instruments) in respect of any underlying liability of an entity which is not a Group Member;

(h)	any amount raised by the issue of shares or Equity Interests which are redeemable (other than at the option of the issuer thereof) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into that agreement is to raise finance or to finance the acquisition or construction of the applicable asset or service in question or (ii) that agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of such supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing (excluding any such transaction which is expressly excluded under another paragraph of this definition) or are otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above,

provided that where the amount of Financial Indebtedness is to be calculated in relation to any bank accounts of Group Members that are subject to netting, cash cooling, net balance, balance transfer or similar arrangements, only the net balance of the Financial Indebtedness in respect of such arrangements shall be taken in to account.

“Financial Half-Year” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Financial Quarter” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 22.1 (Financial definitions).

“First Test Date” means 30 September 2017.

“First Utilisation Date” means the first Utilisation Date to occur in respect of Facility A or Facility B on or after the Amendment and Restatement Effective Date.

“Flotation” has the meaning given to that term in Clause 8.1 (Exit and Flotation).

“Flotation Proceeds” has the meaning given to that term in Clause 8.1 (Exit and Flotation).

“Future Acquisition” means the acquisition by a Group Member of Equity Interest(s) in a company, corporation or entity which is not already a Group Member as at the Amendment and Restatement Effective Date and which becomes a Group Member after such acquisition, provided that such acquisition is a Permitted Acquisition falling within paragraph (e) of the definition of “Permitted Acquisition” (such company, corporation or entity being the “Future Target” in respect of such Future Acquisition).

“Future	Target Group” means:

(a)	any Future Target (in respect of any Future Acquisition) and its Subsidiaries from time to time; and

(b)	any Future Acquisition SPV (as defined in the definition of “Permitted Acquisition”) and its Subsidiaries from time to time,

excluding any member of any Future Target Guarantor Group.

“Future Target Group Member” means any member of any Future Target Group.

“Future Target Guarantor Group” means (a) each of (i) any Future Target (in respect of any Future Acquisition) and (ii) its Subsidiaries that are incorporated or established outside the PRC that has (in each case under (i) and (ii)) become a Guarantor in accordance with Clause 27.2 (Additional Guarantors) and (b) Subsidiaries of such Future Target that are incorporated or established in the PRC.

“Governmental Authority” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Greater China” means the People’s Republic of China, Hong Kong, the Special Administrative Region of Macau and Taiwan.

“Group” means the Borrower and its Subsidiaries from time to time, and the VIE Entity and its Subsidiaries from time to time.

“Group Member” means any member of the Group.

“Group Structure Chart” means the group structure chart for the Group set out in Schedule 13 (Group Structure Chart).

“Guarantee (WOFE Guarantor)” means the guarantee dated 18 July 2016 between the WOFE Guarantor and the Security Agent and as amended by the Guarantee (WOFE Guarantor) Amendment.

“Guarantee (WOFE Guarantor) Amendment” means the amendment agreement to the Guarantee (WOFE Guarantor) dated on or about the Amendment and Restatement Date between the WOFE Guarantor and the Security Agent.

“Guarantee (VIE Entity)” means the guarantee dated on or about Amendment and Restatement Date between the VIE Entity and the Security Agent.

“Guarantees” means:

(a)	any guarantee or indemnity given by any Obligor under Clause 19 (Guarantee and indemnity);

(b)	the Guarantee (WOFE Guarantor);

(c)	the Guarantee (VIE Entity); and

(d)	any guarantee or indemnity given by any person (other than a Finance Party) in favour of the Facility Agent, the Security Agent or all of the Finance Parties (in each case in form and substance satisfactory to the Facility Agent) in respect of the obligations of the Borrower under the Finance Documents,

(each a “Guarantee”).

“Guarantors” means the Original Offshore Guarantors and each Additional Guarantor (each a “Guarantor”).

“Hedge Counterparty” means any entity which (a) has become a Party as a “Hedge Counterparty” in accordance with Clause 25.8 (Accession of Hedge Counterparties) and (b) is or has become, a party to the Security Trust Agreement as a “Hedge Counterparty” (as defined in the Security Trust Agreement) in accordance with the provisions of the Security Trust Agreement.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Borrower and a Hedge Counterparty for the purpose of hedging the types of liabilities and/or risks in relation to any or all of the Facilities which complies with (1) the Hedging Principles and (2) the Security Trust Agreement.

“Hedging Principles” means the requirements set out in Schedule 14 (Hedging Principles).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Impaired Agent” means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for such payment;

(b)	the Facility Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Facility Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within five Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 11 (Form of Increase Confirmation) or any other form agreed between the Facility Agent and the Borrower.

“Increase Lender” has the meaning given to that term in paragraph (a)(iii) of Clause 2.2 (Increase).

“Incremental Amendment” has the meaning given to that term in Clause 2.5 (Incremental Facilities).

“Incremental Facility” has the meaning given to that term in Clause 2.5 (Incremental Facilities).

“Incremental Facility Commitment” means, in relation to any Incremental Facility:

(a)	in relation to any Incremental Facility Original Lender that is party to any Incremental Facility Increase Confirmation (relating to such Incremental Facility), the aggregate amount of “Relevant Commitment” in respect of such Incremental Facility as specified in each Incremental Facility Increase Confirmation (relating to such Incremental Facility) to which it is a party and the amount of any other Incremental Facility Commitment (in respect of such Incremental Facility) transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)	in relation to any other Lender, the amount of any Incremental Facility Commitment (in respect of such Incremental Facility) transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Incremental Facility Increase Confirmation” means a confirmation substantially in the form set out in Schedule 15 (Form of Incremental Facility Increase Confirmation).

“Incremental Facility Loan” means a loan made or to be made under any Incremental Facility or the principal amount outstanding for the time being of that loan, provided that any reference to any “Incremental Facility Loan” under or in respect of any Incremental Facility means a loan made or to be made under such Incremental Facility or the principal amount outstanding for the time being of that loan.

“Incremental Facility Notice” has the meaning given to that term in Clause 2.5 (Incremental Facilities).

“Incremental Facility Original Lender” has the meaning given to that term in Clause 2.5 (Incremental Facilities).

“Indebtedness for Borrowed Money” means, at any time, Financial Indebtedness other than any Financial Indebtedness falling within (a) paragraph (f) of the definition of “Financial Indebtedness” or (b) paragraph (k) of the definition of “Financial Indebtedness” (to the extent related to Financial Indebtedness falling within paragraph (f) of the definition of “Financial Indebtedness”).

“Indirect Tax” means any value added tax, goods and services tax, consumption tax, business tax or any Tax of a similar nature.

“Information Barrier” means, in relation to a Lender, a system of controls and monitoring (including, but not limited to, physical segregation of employees and restrictions on access to and flow of information) sufficient to ensure that:

(a)	information relating to the Group and the Finance Documents (and related transactions) held by that Lender is not disclosed to any person who is or who is acting on behalf of either a Competitor or an investor or equity holder in a Competitor (that has Control over such Competitor) or who is engaged in any merger and acquisition or other advisory activity in relation to or on behalf of a Competitor; and

(b)	information available to any team or employee of that Lender who is or who is acting on behalf of either a Competitor or an investor or equity holder in a Competitor (that has Control over such Competitor) or who is engaged in any merger and acquisition or other advisory activity in relation to a Competitor is not disclosed to any team or employee of that Lender acting in relation to the Group or the Finance Documents (and related transactions).

“Initial VIE Nominee Transfer” means the transfer of all the equity interests in the VIE Entity held by Zhang Zhen Yu
( ) to Zhang Peng ( ) after the date of this Agreement, provided that the VIE Nominee Transfer Conditions are satisfied in respect of such transfer.

“Insolvency Event” in relation to a Finance Party or an Acceptable Bank means that Finance Party or Acceptable Bank:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009 or in each case, any equivalent legislation in any relevant jurisdiction;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains such possession, or any such distress, execution, attachment, sequestration or other legal process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means all right, title and interest from time to time in and to:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use any or all of the rights and/or items referred to paragraph (a) from time to time and which may now or in the future subsist,

and in each case including any related lease, licences and sub-licences of the same.

“Interest Period” means:

(a)	in relation to a Term Loan, each period determined in accordance with Clause 11 (Interest Periods);

(b)	in relation to any Incremental Facility Loan under any Incremental Facility, each period determined in accordance with the Incremental Facility Notice in respect of such Incremental Facility (subject to Clause 2.5 (Incremental Facilities)); and/or

(c)	in relation to an Unpaid Sum, each period determined in accordance with Clause 10.3 (Default interest).

“Interest Reserve Amount” means, as at any date, the aggregate amount of interest accruing on each Loan during the period of six (6) Months from such date (taking into account the effect of any interest rate hedging under any Hedging Agreement that is in force, provided that evidence of such interest rate hedging and the applicable rate(s) involved have been disclosed to the Facility Agent in writing). For the purposes of such calculation as at any date, it shall be assumed that:

(a)	the amount of each Loan shall not be reduced at any time during such period (other than repayment of such Loan in accordance with Clause 6.1 (Repayment of the Loan)); and

(b)	the rate of interest applicable to each Loan throughout such period shall be the rate of interest applicable to such Loan as at such date of calculation.

“Interpolated Screen Rate” means, in relation to LIBOR for any Loan or any Unpaid Sum and any Interest Period relating thereto, the rate (rounded to the same number of decimal places as the two Screen Rates referred to below) which results from interpolating on a linear basis between:

(a)	the rate per annum that is equal to the applicable Screen Rate (for the currency of such Loan or such Unpaid Sum) for the longest period (for which that Screen Rate is available) which is less than the length of such Interest Period; and

(b)	the rate per annum that is equal to the applicable Screen Rate (for the currency of such Loan or such Unpaid Sum) for the shortest period (for which that Screen Rate is available) which exceeds the length of such Interest Period, each as of the Specified Time on the Quotation Day (for the currency of such Loan or Unpaid Sum and for such Interest Period).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Opinion” means any legal opinion delivered to the Facility Agent under the Amendment and Restatement Agreement or Clause 27 (Changes to the Obligors).

“Legal Reservations” means:

(a)	the principle that equitable remedies are remedies which may be granted or refused at the discretion of a court, the principle of reasonableness and fairness, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and secured creditors;

(b)	the time barring of claims under applicable limitation laws and defences of acquiescence, set-off or counterclaim (including the Limitation Acts) and the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void;

(c)	the principle that in certain circumstances security granted by way of fixed charge may be recharacterised as a floating charge or that security purported to be constituted as an assignment may be recharacterised as a charge;

(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)	the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of such contract or agreement over which security has purportedly been created;

(g)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(h)	any other general principles which are set out as qualifications or reservations (howsoever described) as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.2 (Increase), paragraph (e) of Clause 2.5 (Incremental Facilities) or Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Liabilities” has the meaning given to that term in the Security Trust Agreement.

“LIBOR” means, in relation to any Loan or any Unpaid Sum and any Interest Period relating thereto, the rate per annum equal to:

(a)	the applicable Screen Rate as of the Specified Time on the Quotation Day for the currency of such Loan or such Unpaid Sum and for a period equal in length to such Interest Period;

(b)	(if a Screen Rate is available for the currency of such Loan or such Unpaid Sum but is not available for such Interest Period (provided that a Screen Rate is available for such currency for both a period longer and a period shorter than such Interest Period)) the Interpolated Screen Rate in respect of such Loan or such Unpaid Sum and such Interest Period; or

(c)	(if (i) no Screen Rate is available for the currency of such Loan or such Unpaid Sum and (ii) no Screen Rate is available for such currency for both a period longer and a period shorter than such Interest Period) the Reference Bank Rate in respect of such Loan or such Unpaid Sum and such Interest Period, provided that (in each case) if that rate is below zero, LIBOR for such Loan or such Unpaid Sum and such Interest Period will be deemed to be zero.

“Licence and Consultancy Fees” means:

(a)	any licence fees (whether in respect of Intellectual Property or otherwise), consultancy fees, service fees or other fees from time to time payable by any Onshore Group Member (including any VIE Group Member) to or to the order of any Group Member (that is not a VIE Group Member); and

(b)	any amount from time to time payable by any Onshore Group Member (including any VIE Group Member) to or to the order of any Group Member (that is not a VIE Group Member) under or pursuant to the Licence Documents.

“Licence Documents” means:

(a)	the consulting service agreement dated 1 December 2014 between the HK Guarantor and the WOFE Guarantor;

(b)	the consulting service agreement dated 1 December 2014 between the HK Guarantor and the VIE Entity;

(c)	the license agreement dated 5 October 2011 between the Cayman Guarantor and the WOFE Guarantor;

(d)	the license agreement dated 5 October 2011 between the Cayman Guarantor and the VIE Entity;

(e)	the service agreement dated 1 December 2014 between the VIE Entity and the WOFE Guarantor; and

(f)	the combined service agreement dated 1 December 2014 between the WOFE Guarantor and Beijing Changping District Step Ahead Training School ( ); and

(g)	any other agreement or contract pursuant to which any Group Member (that is not a VIE Group Member) grants any licence or provides any service to any Onshore Group Member (including any VIE Group Member) or is entitled to receive any licence fee, consultancy fee, service fee or other fee or payment in connection with any such licence or service, including (in each case and for the avoidance of doubt) any renewal thereof.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Lionbridge” means Lionbridge Financing Leasing (China) Co., Ltd.

“Lionbridge Investment” means any of the Existing Lionbridge Investments or any New Lionbridge Investment.

“Listco” means RISE Education Cayman Ltd, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 279511 and registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

“Listco Flotation Date” means the first date on which (i) the Flotation in respect of Listco has occurred and (b) the Flotation Proceeds from issuance of shares by Listco pursuant to such Flotation are received by Listco.

“LMA” means the Loan Market Association.

“Loan” means a Term Loan or an Incremental Facility Loan (and any reference to the Loan under or in respect of a Term Facility shall be a reference to any Term Loan under or in respect of such Term Facility, and any reference to any Loan under or in respect of any Incremental Facility shall be a reference to any Incremental Facility Loan under or in respect of such Incremental Facility).

“Majority Lenders” means, at any time:

(a)	if any Loan is then outstanding, a Lender or Lenders whose participations in the Loan(s) then outstanding aggregate more than 66 2/3% of the aggregate Loans then outstanding;

(b)	if no Loan is then outstanding and the Available Facility in respect of any Facility is then greater than zero, a Lender or Lenders the aggregate of whose Available Commitments (in respect of any or all of the Facilities) is more than 66 2/3% of the sum of the Available Facility in respect of each Facility; or

(c)	if no Loan is then outstanding and the Available Facility in respect of each Facility is then zero:

(i)	if no Loan has been made, a Lender or Lenders the aggregate of whose Available Commitments in respect of any and all of the Facilities (immediately before the time when the Available Facility in respect of each Facility became zero) was more than 66 2/3% of the sum of the Available Facility in respect of each Facility (immediately before the time when the Available Facility in respect of each Facility became zero); or

(ii)	if one or more Loan(s) have been made, a Lender or Lenders the aggregate of whose participations in the Loan(s) outstanding (immediately before the time when each Loan ceased to be outstanding) was more than 66 2/3% of the aggregate Loans outstanding (immediately before the time when each Loan ceased to be outstanding).

“Margin” means:

(a)	in relation to a Facility A Loan or any Unpaid Sum relating to Facility A, 3.50% per annum, provided that if:

(i)	no Event of Default is continuing;

(ii)	a period of at least three (3) Months has expired since the Amendment and Restatement Effective Date;

(iii)	Leverage in respect of the then Most Recent Relevant Period is within a range set out below; and

(iv)	the last day of such Most Recent Relevant Period falls on a date after the Amendment and Restatement Effective Date,

then the Margin for each Facility A Loan will be the percentage per annum set out below in the column opposite that range:

Leverage	Margin (% per annum)
Greater than or equal to 3.75:1	3.50

Less than 3.75:1 but greater than or equal to 3.00:1	3.00

Less than 3.00:1 but greater than or equal to 2.00:1	2.50

Less than 2.00:1	2.00

provided further that:

(i)	any increase or decrease in the Margin for a Facility A Loan shall take effect on the date (the “reset date”) which is the first day of the next Interest Period for such Facility A Loan after receipt by the Facility Agent of the Compliance Certificate for that Most Recent Relevant Period pursuant to Clause 21.2 (Provision and contents of Compliance Certificate);

(ii)	while an Event of Default is continuing, the Margin for any Facility A Loan shall be the highest percentage per annum set out above for such Facility A Loan; and

(iii)	for the purpose of determining the Margin, Leverage and Relevant Period shall be determined in accordance with Clause 22.1 (Financial definitions); and

(b)	in relation to the Facility B Loan or any Unpaid Sum relating to Facility B, 0.60% per annum.

“Material Adverse Effect” means a material adverse effect (after taking into account all resources, insurance, indemnity, and assurance available to the Group and the timing and likelihood of receipt and recovery of the foregoing) on:

(a)	the business, assets or financial condition of the Group (taken as a whole);

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations under any Finance Document; or

(c)	subject to the applicable Legal Reservations and any Perfection Requirements (that are not overdue), the validity or the enforceability of any Finance Document (in each case, in accordance with its terms) in a manner which would be materially adverse to the interests of the relevant Finance Parties under the Finance Documents taken as a whole, provided that, in each case under this paragraph (c), if capable of remedy, the applicable event or circumstance giving rise to such material adverse effect is not remedied within 20 Business Days of an Obligor first becoming aware of such event or circumstance or being given notice of such event or circumstance by the Facility Agent.

“MOFCOM” means the Ministry of Commerce of the PRC ( ) (including its successors) and its local counterparts.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	(subject to paragraph (c) below) if such numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day in that calendar month in which that period is to end;

(b)

if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month in which that period is to end; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“Most Recent Relevant Period” means, at any time, the most recently elapsed Relevant Period (as at such time), in respect of which the consolidated financial statements of the Group for a period ending on the last day of such Relevant Period, and the accompanying Compliance Certificate, have been delivered to the Facility Agent, provided that if such time falls prior to the time when the first set of the consolidated financial statements of the Group and the accompanying Compliance Certificate are delivered to the Facility Agent, (a) the “Most Recent Relevant Period” at such time shall be deemed to be the Relevant Period ending on 31 December 2015, (b) the consolidated financial statements of the Group for such Relevant Period shall be deemed to be the Original Financial Statements of the WOFE Guarantor (but adjusted on a pro forma basis as if each Loan was incurred in full by the WOFE Guarantor as at the commencement of that Relevant Period and remained outstanding throughout such Relevant Period and any obligations of the Borrower in respect of any Loan were obligations of the WOFE Guarantor) and (c) the Group shall be deemed to comprise the WOFE Guarantor, the VIE Entity and their respective Subsidiaries (and any reference in the definition of EBITDA or any related definition to (i) the Borrower shall be deemed to be a reference to the WOFE Guarantor or (ii) the Group shall be deemed to be a reference to the WOFE Guarantor, the VIE Entity and their respective Subsidiaries).

“Nei Bao Wai Dai Transaction” means any transaction involving any guarantee and/or security where (a) the provider of such guarantor or security is incorporated or organised in the PRC and (b) any debtor (including any person in respect of whose obligations or liabilities such guarantee or security is provided) or any creditor (including any person for whose benefit such guarantee or security is provided) in such transaction is incorporated or organised outside the PRC.

“Net Proceeds” means the cash proceeds received or recovered by an IPO Entity or any IPO Selling Shareholder in respect of any Flotation (or, in the case of an IPO Selling Shareholder, in respect of any sale of shares or securities in an IPO Entity in connection with any Flotation), after deducting:

(a)	fees, costs and expenses incurred by any Group Member with respect to that Flotation to persons who are not Group Members (including bonus payments to management of the Group);

(b)	any Tax incurred and required to be paid or reserved for by any Group Member in connection with that Flotation (or by such IPO Selling Shareholder in respect of its sale of shares in such IPO Entity in connection with that Flotation) (as reasonably determined by the relevant Group Member or IPO Selling Shareholder and taking into account any available credit or relief) or the transfer of the proceeds thereof intra-Group for the purpose of making any prepayment of any of the Facilities from such proceeds; and

(c)	costs of closure, relocation, reorganisation and restructuring, and costs incurred preparing any asset for such Flotation, (in each case) reasonably incurred by Group Members in connection with such Flotation and payable to a person who is not a Group Member (and certified as such by the Borrower).

“New Lender” has the meaning given to that term in Clause 25.1 (Assignments and transfers by the Lenders).

“New Lionbridge Investment” means any loan made by an Onshore Group Member in favour of Lionbridge (in the form of entrustment loans and made through one or more Acceptable Banks or otherwise) in any Financial Year commencing after the Amendment and Restatement Effective Date (such Financial Year being “Relevant Financial Year”), provided that:

(a)	the aggregate amount of such loan (when aggregated with any and all other New Lionbridge Investment(s) made in such Relevant Financial Year) does not at any time exceed the New Lionbridge Investment Amount as at such time;

(b)	after giving effect to the making of such loan, the aggregate Cash and Cash Equivalent Investments held by the Onshore Group Members is not less than 120% of the sum of (i) the amount of the Total Commitments (as at the Amendment and Restatement Effective Date) and (ii) the aggregate of Incremental Facility Commitments of the Lenders (in respect of each Incremental Facility, calculated as at the establishment of such Incremental Facility), or the equivalent thereof in any other currency or currencies;

(c)	such loan is made in a Financial Year that falls after the Financial Year in which all of the Lionbridge Investment(s) previously made (excluding any Lionbridge Investment made in such Relevant Financial Year) have been repaid in full; and

(d)	the tenor of such loan does not exceed 9 months and is not extended at any time.

“New Lionbridge Investment Amount” means, as at any time:

(a)	if the Leverage in respect of the Most Recent Relevant Period as at such time equals or exceeds 2.00 : 1, RMB100,000,000 (or the equivalent thereof in any other currency or currencies); or

(b)	if the Leverage in respect of the Most Recent Relevant Period as at such time is less than 2.00 : 1, RMB150,000,000 (or the equivalent thereof in any other currency or currencies),

provided that (in each case) if the Most Recent Relevant Period (as at such time) ends prior to the date on which the consolidated financial statements of the Group (for a period ending on the First Test Date) and the accompanying Compliance Certificate have been delivered to the Facility Agent in accordance with Clauses 21.1 (Financial statements) and 21.2 (Provision and contents of Compliance Certificate), the Leverage in respect of such Most Recent Relevant Period shall be deemed to be in excess of 2.00: 1.

“New Shareholder Injections” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Non-Consenting Lender” has the meaning given to that term in Clause 37.6 (Replacement of Lender).

“Notifiable Debt Purchase Transaction” has the meaning given to that term in paragraph (b) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates).

“Obligor” means the Borrower or a Guarantor.

“Obligors’ Agent” means the Borrower, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.4 (Obligors’ Agent).

“Offshore Group” means the Offshore Group Members.

“Offshore Group Member” means a Group Member which is incorporated or established outside of the PRC.

“Offshore Mandatory Prepayment Account” means an interest-bearing account:

(a)	held in a jurisdiction reasonably satisfactory to the Facility Agent by the Borrower with the Facility Agent (or an Affiliate thereof specified by the Facility Agent);

(b)	identified in writing (including in a Transaction Security Document) between (i) the Borrower and (ii) the Facility Agent or the Security Agent as the “Offshore Mandatory Prepayment Account”;

(c)	subject to fixed Security in favour of the Security Agent which Security is in form and substance satisfactory to the Facility Agent and Security Agent; and

(d)	from which no withdrawals may be made by any Transaction Obligor or any Group Member except as contemplated by this Agreement,

(as the same may be re-designated, substituted or replaced from time to time).

“Onshore Distributions” means (without duplication):

(a)	any Distribution by any or all of the Onshore Group Members paid or made by one or more of the Onshore Group Members to or in favour of any or all of the other Transaction Obligors, the Offshore Group Members and the holders of Equity Interests in any or all of the Onshore Group Members; and

(b)	any amount paid or made available by any or all of the Onshore Group Members to or in favour of any or all of the Transaction Obligors, the Offshore Group Members and/or the holders of Equity Interests in any or all of the Onshore Group Members by way of loans, advances, cash pooling and/or other equivalent means.

“Onshore Group” means the Onshore Group Members.

“Onshore Group Member” means a Group Member which is established or incorporated in the PRC.

“Onshore Guarantors” means the WOFE Guarantor and the VIE Entity (each an “Onshore Guarantor”).

“Original Financial Statements” means:

(a)	the unaudited unconsolidated financial statements of the Borrower for the Financial Year ended 31 December 2016;

(b)	the audited combined consolidated financial statements of the WOFE Guarantor for the Financial Year ended 31 December 2016;

(c)	the financial statements (if any) of any Additional Guarantor delivered pursuant to Part II of Schedule 2 (Conditions Precedent).

“Original Jurisdiction” means:

(a)	in relation to each of the Parent, the Borrower and the Cayman Guarantor, the Cayman Islands;

(b)	in relation to the HK Guarantor, Hong Kong;

(c)	in relation to each of the WOFE Guarantor and the VIE Entity, the PRC;

(d)	in relation to an Additional Guarantor, the jurisdiction under whose laws that Additional Guarantor is incorporated or established as at the date on which that Additional Guarantor becomes party hereto as a Guarantor; or

(e)	in relation to any other Total Transaction Obligor, the jurisdiction under whose laws that Total Transaction Obligor is incorporated or established as at the date on which that Total Transaction Obligor becomes a Total Transaction Obligor.

“Original Agreement” this Agreement prior to the amendment and restatement thereof pursuant to the Amendment and Restatement Agreement.

“Original Loan” means the loan made under the Original Agreement prior to the Amendment and Restatement Effective Date (being the Initial Facility Loan (as defined in the Original Agreement)).

“Original Utilisation Date” means the date on which the Original Loan was made under the Original Agreement prior to the Amendment and Restatement Effective Date, being 12 September 2016.

“Ownership Percentage” means, at any time, (a) in relation to any Group Member (that is not the Borrower or a VIE Group Member), the aggregate direct and indirect equity interest (expressed as a percentage) of the Borrower in such Group Member, (b) in relation to a VIE Group Member, the VIE Economic Interest Percentage (multiplied, in the case of a VIE Group Member that is not the VIE Entity, by the aggregate direct and indirect equity interest (expressed as a percentage) of the VIE Entity in such VIE Group Member) or (c) in relation to the Borrower, 100%.

“Parent” means RISE Education Cayman III Ltd (formerly known as Bain Capital Rise Education III Cayman Limited), an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 279811 and registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

“Parent Loan” means any loan made by the Parent to the Borrower and outstanding from the Borrower to the Parent from time to time, provided that such loan is subordinated to the Secured Obligations pursuant to the Security Trust Agreement.

“Participant” means any person to whom a Lender has assigned, transferred or disposed of all or any of its obligations, economic interest or other interest under any of the Finance Documents by way of Participation.

“Participation” means, in relation to a person, a transaction where such person:

(a)	enters into any sub-participation in respect of;

(b)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of; or

(c)	enters into a credit derivative (including a credit default swap or credit linked note), total return swap in respect of,

any Commitment in respect of any Facility (or any commitment represented thereby) or any amount outstanding under any Finance Document.

“Participation Agreement” means each agreement or letter between a Lender and a Participant under which the Lender has assigned, transferred or disposed of all or any of its obligations, economic interest or other interest under any of the Finance Documents, directly or indirectly, whether by Participation or in any other way but excluding any assignment, transfer or novation of any of a Lender’s Commitment in respect of any Facility and/or rights and/or obligations under any Finance Document in accordance with Clause 25 (Changes to the Lenders).

“Party” means a party to this Agreement.

“PBOC” means the central bank of the People’s Republic of China ( ) (including its successors).

“Perfection Requirements” means the making of the appropriate registrations, filings, notifications and/or other perfection actions and steps required to be made or taken in any jurisdiction pursuant to applicable law in order to perfect the Transaction Security Documents and/or the Security created thereunder.

“Permitted	Acquisition” means:

(a)	any investment constituted by any Lionbridge Investments;

(b)	an acquisition by a Group Member of an asset sold, leased, transferred or otherwise disposed of by another Group Member in circumstances constituting a Permitted Disposal or Permitted Transaction;

(c)	the making or purchase of any Cash Equivalent Investments;

(d)	the acquisition by a Group Member of the issued share capital of a limited liability company (including by way of formation) which has not traded prior to the date of such acquisition, provided that (i) such limited liability company becomes wholly-owned by Group Member upon such acquisition and (ii) the aggregate consideration for such acquisition shall be nominal;

(e)	an acquisition by a Group Member of (1) the issued voting share capital or other applicable ownership interests of a person (incorporated with limited liability) following which more than 50% of the aggregate voting share capital or other applicable ownership interests in such person is or are beneficially owned by such Group Member or (2) more than 50% of the beneficial ownership of any business or undertaking carried on as a going concern (such person referred to in (1) or such business or undertaking referred to in (2) being the “Future Acquisition Target”), in each case subject to the following conditions:

(i)	no Event of Default is continuing or would occur as a result of such acquisition, as at the closing date of such acquisition;

(ii)	the Future Acquisition Target and its Subsidiaries (if any) (taken as a whole):

(A)	is engaged in a business the general nature of which is substantially the same as or complementary to that carried on by the Group or a material part of the Group; and

(B)	was not a Group Member and was not owned by a Group Member prior to such acquisition;

(iii)	(in the case of (2) above) such acquisition is made by a Group Member that is set up (pursuant to paragraph (d)) specifically for the purpose of such acquisition and does not have any assets (other than such interest in the Future Acquisition Target to be acquired) (a “Future Acquisition SPV”) provided that the acquisition by Bain Capital Rise Education (HK) Limited of the business or undertaking of The Edge Learning Centres Limited (as disclosed to the Mandated Lead Arranger prior to the Amendment and Restatement Date) shall not be subject to the requirements of this paragraph (e)(iii);

(iv)	the earnings before Tax, depreciation and amortisation of such Future Acquisition Target (calculated on the same basis as EBITDA (applying mutatis mutandis, as if any reference in the definition of EBITDA and/or any related definition to (A) the Borrower were a reference to such Future Acquisition Target or (B) the Group were a reference to such Future Acquisition Target and its Subsidiaries (if any)), and (in the case of a Future Acquisition Target that is a business or undertaking) as if such Future Acquisition Target constituted a separate legal entity)) (the “Target EBITDA” in respect of such Future Acquisition Target) for the 12-month period immediately prior to such acquisition are positive, or, if such Target EBITDA in respect of such Future Acquisition Target is negative, (X) it is not negative by more than U.S.$3,000,000 (or its equivalent) or (Y) such acquisition is entirely funded from Acceptable Funding Sources that have not been applied towards other purposes (except for being injected or made available to the applicable Group Member) and the directors of the Borrower are of the reasonable opinion that the Target EBITDA in respect of such Future Acquisition Target will, within the 18-month period following such acquisition, be positive;

(v)	the Borrower would have remained in compliance with its obligations under Clause 22.2 (Financial condition) if the requirements thereunder were re-calculated on a pro forma basis for the Most Recent Relevant Period ending immediately prior to the closing date of such acquisition and, for the purposes of such re-calculation, consolidating the financial statements of such Future Acquisition Target (consolidated if it has Subsidiaries and (in the case where such Future Acquisition Target is a business or undertaking) prepared as if such Future Acquisition Target constituted a separate legal entity) with the consolidated financial statements of the Group for such Most Recent Relevant Period on a pro forma basis and as if (A) the Total Purchase Price in respect of such acquisition had been paid and incurred and such acquisition had been consummated at the start of that Most Recent Relevant Period and (B) (if that Most Recent Relevant Period ends prior to the First Test Date) the financial covenants under Clause 22.2 (Financial condition) applicable to that Most Recent Relevant Period were the financial covenants under Clause 22.2 (Financial condition) applicable to the First Test Date;

(vi)	if the Total Purchase Price of that acquisition (except to the extent funded from Acceptable Funding Sources (that do not, for the avoidance of doubt, include any proceeds of any Permitted Financial Indebtedness or any Incremental Facility)) is greater than an amount equal to 30 per cent. of EBITDA of the Group (excluding, for the avoidance of doubt, the Target EBITDA in respect of such Future Acquisition Target and Relevant Synergies) for the Most Recent Relevant Period ending immediately prior to the closing date of such acquisition, (A) formal due diligence reports (on a non-reliance basis) in respect of such acquisition and/or such Future Acquisition Target (and/or its Subsidiaries) and (B) copies of board papers (if any) of any Group Member prepared in connection with such acquisition are delivered to the Facility Agent (provided that, irrespective of the Total Purchase Price of that acquisition, if any formal due diligence report is actually prepared in respect of that acquisition, copies of such due diligence report (on a non-reliance basis) shall be delivered to the Facility Agent);

(vii)	if such Future Acquisition Target or Future Acquisition SPV is incorporated or established outside the PRC, either (A) such Future Acquisition Target or Future Acquisition SPV and each of its Subsidiaries which are incorporated or established outside the PRC shall become party to this Agreement as an Additional Guarantor in accordance with Clause 27.2 (Additional Guarantors) or (B) the Group Member making such acquisition (in the case of (1) above) or each of the holder(s) and beneficial owner(s) of Equity Interest in such Future Acquisition SPV (in the case of (2) above) is the Cayman Guarantor or the HK Guarantor or a Subsidiary of the Cayman Guarantor or the HK Guarantor;

(viii)	if such Future Acquisition Target or Future Acquisition SPV is incorporated or established in the PRC, the Group Member making such acquisition (in the case of (1) above) or each of the holder(s) and beneficial owner(s) of Equity Interest in such Future Acquisition SPV (in the case of (2) above) is the Cayman Guarantor or the HK Guarantor or a Subsidiary of the Cayman Guarantor or the HK Guarantor;

(ix)	(unless (i) the Group Member making such acquisition (in the case of (1) above) or each of the holder(s) and beneficial owner(s) of Equity Interest in such Future Acquisition SPV (in the case of (2) above) is the Cayman Guarantor or the HK Guarantor or a Subsidiary of the Cayman Guarantor or the HK Guarantor and (ii) no Additional Guarantor Notice is or will be given in respect of such Future Acquisition Target or any of its Subsidiaries) less than 50% of the assets of such Future Acquisition Target and its Subsidiaries (if any, on a consolidated basis) comprise minority interests in any other entity or asset; and

(x)	the Borrower shall deliver to the Facility Agent not later than 15 Business Days after the closing date of that acquisition a certificate signed by a director of the Borrower in form and substance satisfactory to the Facility Agent confirming or demonstrating (with calculations giving reasonable detail) that each of the conditions set out in paragraphs (e)(iv) and (e)(v) have been met and to which is attached a copy of the latest audited accounts of such Future Acquisition Target or, if such accounts are not available, evidence (in the form of financial due diligence report or similar materials prepared by independent third parties on a non-reliance basis) demonstrating the amounts relating to such Future Acquisition Target and/or its Subsidiaries used in the computations under paragraphs (e)(iv) and (e)(v) (in the case where such Future Acquisition Target is a business or undertaking, as if such Future Acquisition Target had constituted a separate legal entity);

(f)	an acquisition by the Parent of ordinary shares in the Borrower pursuant to a Permitted Share Issue by the Borrower;

(g)	an acquisition by a Group Member of Equity Interests in a Group Member (other than the Borrower) pursuant to a Permitted Share Issue by such latter-mentioned Group Member;

(h)	an acquisition by the WOFE Guarantor of Equity Interests in the VIE Entity pursuant to the terms of the VIE Contracts; and/or

(i)	an acquisition with the prior consent of the Majority Lenders.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal:

(a)	of assets by any Group Member in its ordinary course of day-to-day business;

(b)	of assets (other than any Equity Interests, businesses, Real Property, Intellectual Property, any right under any VIE Contract or any interest in any of the foregoing) by any Group Member in exchange for other assets comparable or superior as to type, value or quality;

(c)	of surplus, obsolete or redundant assets (other than any Equity Interests, businesses or undertakings, Real Property, Intellectual Property, any right under any VIE Contract or any interest in any of the foregoing) by any Group Member for cash;

(d)	of cash not otherwise prohibited under the Finance Documents;

(e)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(f)	constituted by the making of any Permitted Loan or Permitted Distribution or arising as the result of any Permitted Security;

(g)	that is made with the prior consent of the Majority Lenders;

(h)	of Equity Interests in the VIE Entity to the WOFE Guarantor pursuant to the terms of the VIE Contracts;

(i)	of any asset by a Group Member (the “Disposing Company”) to another Group Member (the “Acquiring Company”), provided that:

(i)	if the Disposing Company had given Transaction Security over that asset, the Acquiring Company gives equivalent Transaction Security over that asset;

(ii)	(A) if the Disposing Company is not a Future Target Group Member, the Acquiring Company is not a Future Target Group Member and (B) if the Disposing Company is a Future Target Group Member, the Acquiring Company is a Future Target Group Member;

(iii)	if the Disposing Company is not a VIE Group Member, the Acquiring Company is not a VIE Group Member; and

(iv)	the Ownership Percentage in respect of the Acquiring Company is not less than the Ownership Percentage in respect of the Disposing Company;

(j)	constituted by (i) any licence of Intellectual Property in the ordinary course of day-to-day business, (ii) any licence of Intellectual Property by (A) a Group Member (that is not a VIE Group Member) in favour of the WOFE Guarantor or a VIE Group Member pursuant to any VIE Contract or (B) a VIE Group Member in favour of another VIE Group Member pursuant to any VIE Contract or (iii) termination of any licence of Intellectual Property no longer required for the Group’s business;

(k)	constituted by a disposal of assets by an Onshore Group Member pursuant to a sale and leaseback or similar arrangement to facilitate a Finance Lease (in respect of such assets) of such Onshore Group Member permitted under paragraph (d) of the definition of “Permitted Financial Indebtedness” where such assets disposed of are leased or acquired by an Onshore Group Member pursuant to such Finance Lease;

(l)	of assets which are seized or nationalised or any disposal of any asset made to comply with an order of any Governmental Authority or any applicable law or regulation, provided that, in each case, such seizure, nationalisation or disposal would not constitute or give rise to any event or circumstance set out in Clause 24.8 (Creditors’ process) and/or Clause 24.14 (Expropriation);

(m)	constituted by any close out or other disposal of an interest in any hedging transaction effected (if applicable), in each case, in compliance with the Security Trust Agreement; and/or

(n)	of assets by any Onshore Group Member (that is not permitted by any of paragraphs (a) to (m) above, and that does not constitute any sale, lease, licence, transfer or other disposal (i) by a Group Member (that is not a Future Target Group Member) to a Future Target Group Member or (ii) by a Future Target Group Member to a Group Member that is not a Future Target Group Member) for cash where the higher of the market value and consideration (net of applicable costs and Taxes) receivable in respect of such sale, lease, licence, transfer or other disposal (when aggregated with the higher (in each case) of the market value and consideration (net of applicable costs and Taxes) receivable for any and all other sales, leases, licences, transfers and/or other disposals by any or all Onshore Group Members made on or after the Amendment and Restatement Effective Date and not falling within any of paragraphs (a) to (m) above) does not exceed U.S.$8,000,000 (or its equivalent), but notwithstanding any of the foregoing, none of the assets that is subject to any such sale, lease, licence, transfer or other disposal (except any sale, lease, licence, transfer or other disposal made pursuant to paragraph (i)) shall include any of the following (or any right, title or interest to or in any of the following):

(A)	any Equity Interest in any Transaction Obligor or any Group Member (other than a Future Target Group Member) or any Intellectual Property (except, in the case of Intellectual Property, for any disposal falling within paragraph (j));

(B)	any rights in respect of, or any amount standing to the credit of, any Offshore Mandatory Prepayment Account, the Distribution Account or the DSRA (excluding any application of any such amount in accordance with the provisions of the Finance Documents); or

(C)	any right to receive any Onshore Distributions or any Licence and Consultancy Fees or any right or claim under, or the proceeds of any right or claim under, any VIE Contract.

“Permitted Distribution” means the making of a Distribution:

(a)	by a Group Member (other than the Borrower) to the holders of equity interests in such Group Member in cash, provided that the amount of any such Distribution to any such holder (that is not a Group Member that is wholly-owned directly or indirectly by the Borrower) does not exceed such holder’s proportionate share of such equity interests in the Group Member making such Distribution;

(b)	by the Borrower to the Parent in cash, provided that such Distribution is made (i) out of the proceeds of the Facility A Loan or (ii) after the Listco Flotation Date, out of the proceeds of the Facility B Loan, in each case in accordance with Clause 3.1 (Purpose);

(c)	by the Parent to its shareholders, provided that such Distribution is not in breach of the Security Trust Agreement;

(d)	by a VIE Group Member in favour of another Group Member (that is not a VIE Group Member and that is not a Future Target Group Member) pursuant to the terms of the applicable VIE Contracts;

(e)	by a Group Member to any Holding Company of any Group Member for (i) the payment of any administrative costs and office expenses, directors remuneration and fees, professional fees or regulatory costs (in each case relating to any Group Member or any such Holding Company) or (ii) the payment of any Taxes incurred and payable by such Group Member or such Holding Company, provided the (in each case) aggregate amount of any and all Distributions made or to be made by any or all Group Members pursuant to this paragraph (e) shall not exceed U.S.$800,000 (or its equivalent) in aggregate in any Financial Year of the Borrower;

(f)	in cash by the Borrower to the Parent or a Holding Company of the Parent from distributable profits of the Borrower, and subject to the conditions that (i) no Event of Default is continuing at the time of declaration of such Distribution or would result from that Distribution being made, (ii) the aggregate amount of such Distributions in any Financial Year (“Relevant Financial Year”) shall not exceed the amount equal to (A) the Consolidated After-Tax Net Income for the Financial Year immediately prior to such Relevant Financial Year less (B) a percentage of the Consolidated After-Tax Net Income for that immediately prior Financial Year (as set out in the table below beside the Leverage for the Relevant Period ending on the last day of such immediately prior Financial Year) (the amount under (B) being the “Required Prepayment Amount”) and (iii) such Required Prepayment Amount has been applied towards voluntary prepayment of the Loans in accordance with Clause 7.3 (Voluntary prepayment) during such Relevant Financial Year and no later than the time of such Distribution:

Leverage	Percentage of Consolidated After- Tax Net Income to be applied in voluntary prepayment
Equal to or less than 2.0:1	0%
Greater than 2.0:1 but equal to or less than 3.0:1	25%
Greater than 3.0:1	50%

(g)	constituted by the payment in cash by any Group Member (or a Holding Company of a Group Member) to the Sponsor of a management fee per annum plus any Indirect Tax thereon (if applicable) plus reasonable expenses incurred by the Sponsor in connection with the Group (collectively “Management Fees”) not exceeding US$1,000,000 (or its equivalent) in aggregate in any Financial Year, provided that (i) prior to the Listco Flotation Date, such accrued but unpaid Management Fees and Management Fees which would be payable in respect of any Financial Year after the Listco Flotation Date may be paid in a single advance payment not exceeding US$5,000,000 (or its equivalent) in aggregate in accordance with the existing service agreement signed between the Group and the Sponsor (the “Advance Management Fees”), (ii) if the Listco Flotation Date does not occur within 12 Months after payment of any Advance Management Fees, such Advance Management Fees shall be refunded to the Borrower (net of any Management Fees which had accrued in the period since payment of such Advance Management Fees) and (iii) if payment of any Advance Management Fees has been made, no further Management Fee shall be paid (except if the Listco Flotation Date does not occur and the refund pursuant to (ii) has been made); and/or

(h)	with the prior written consent of the Majority Lenders.

“Permitted Financial Indebtedness” means:

(a)	any Financial Indebtedness arising under any Finance Document, a Parent Loan or constituting New Shareholder Injections, in each case, subject to the terms of this Agreement and the Security Trust Agreement;

(b)	any Financial Indebtedness:

(i)	arising under a Permitted Loan (excluding paragraph (c) of the definition of “Permitted Loan”);

(ii)	arising under a Permitted Guarantee (excluding paragraph (e) of the definition of “Permitted Guarantee”); or

(iii)	constituted by any Permitted Hedging Transaction;

(c)	any Financial Indebtedness of any person that becomes a Group Member pursuant to a Future Acquisition, which Financial Indebtedness is incurred under arrangements in existence at the date of such Permitted Acquisition, but not incurred or increased (other than pursuant to the accrual of interest) or having its maturity date extended in contemplation of, or since, that Permitted Acquisition, and outstanding only for a period of not more than three months following the date of such Permitted Acquisition, unless such Financial Indebtedness is permitted to remain outstanding pursuant to another paragraph of this definition;

(d)	any Indebtedness for Borrowed Money of any Onshore Group Member (owing to a person that is not a Group Member) under finance or capital leases by such Onshore Group Member of vehicles, plant, equipment or computers, and any renewals and/or replacements thereof (each in the form of a finance or capital lease) by such Onshore Group Member, provided that the aggregate outstanding capital value and/or amount of any and all such leases (including any renewals and/or replacements thereof) by Onshore Group Members does not exceed U.S.$1,600,000 (or its equivalent in other currencies) at any time;

(e)	any Indebtedness for Borrowed Money of any Group Member (other than the Borrower) (i) constituting any earn out or deferred consideration payable by such Group Member to the seller in respect of a Permitted Acquisition by such Group Member (where payment of such earn out or deferred consideration is based on performance of the applicable business (the subject of such Permitted Acquisition)) so long as such earn out or such deferred consideration is permitted (and included in the calculation of the Total Purchase Price in respect of such Permitted Acquisition) pursuant to, and such Permitted Acquisition falls within, paragraph (e) of the definition of “Permitted Acquisition” or (ii) arising in connection with any other deferred consideration in connection with any Permitted Acquisition by such Group Member, provided that such deferral is not made or entered into for the purpose of raising Financial Indebtedness and such deferral is for less than 120 days;

(f)	any Indebtedness for Borrowed Money of any Onshore Group Member (owing to a person that is not a Group Member), provided that the aggregate outstanding principal amount of such Indebtedness for Borrowed Money when aggregated with the aggregate outstanding principal amount of any and all other Indebtedness for Borrowed Money of any or all Onshore Group Members (other than any permitted under any of paragraphs (a) to (e) above), (i) does not exceed U.S.$8,000,000 (or its equivalent in other currencies) at any time and (ii) the Borrower would have remained in compliance with its obligations under Clause 22.2 (Financial condition) if the requirements thereunder were re-calculated on a pro forma basis for the Most Recent Relevant Period (as at the incurrence of such Indebtedness for Borrowed Money) taking into account the incurrence of such Indebtedness for Borrowed Money (as if (A) such Indebtedness for Borrowed Money were incurred as at the commencement of and remained outstanding throughout such Most Recent Relevant Period and (B) (if that Most Recent Relevant Period ends prior to the First Test Date) the financial covenants under Clause 22.2 (Financial condition) applicable to that Most Recent Relevant Period were the financial covenants under Clause 22.2 (Financial condition) applicable to the First Test Date and (C) (if that Most Recent Relevant Period ends prior to the time when the first set of the consolidated financial statements of the Group and the accompanying Compliance Certificate are delivered to the Facility Agent) such Indebtedness for Borrowed Money were incurred by the WOFE Guarantor); and/or

(g)	any Financial Indebtedness incurred with the prior written consent of the Majority Lender.

“Permitted Guarantee” means:

(a)	any guarantee arising under any of the Finance Documents;

(b)	any guarantee by any Group Member constituted by any performance or similar bond guaranteeing the performance by such Group Member (or counter-indemnifying any financial institution which has guaranteed such performance by such Group Member) under any contract entered into by such Group Member in the ordinary course of day-to-day business and not relating to Financial Indebtedness, provided that the maximum aggregate liabilities (actual or contingent) of any and all Group Members under any or all such guarantees and counter-indemnities do not at any time exceed U.S.$1,600,000 (or its equivalent in other currencies);

(c)	the endorsement of negotiable instruments by any Onshore Group Member in the ordinary course of its day-to-day business;

(d)	a guarantee by any Onshore Group Member (the “Guarantor Company”) in respect of obligations or Financial Indebtedness (which obligations or Financial Indebtedness are permitted to subsist pursuant to the terms of this Agreement) of an Onshore Group Member (the “Guaranteed Company”) (including any performance or similar bond given by the Guarantor Company guaranteeing performance by the Guaranteed Company under any contract), but provided that the maximum aggregate liabilities (actual or contingent) of the Guarantor Company under such guarantee, when aggregated with the maximum aggregate liabilities (actual or contingent) of any and all Group Members under any or all other guarantees falling within this paragraph (d), do not exceed U.S.$8,000,000 (or its equivalent in other currencies) at any time;

(e)	any guarantee constituted by Permitted Financial Indebtedness (other than paragraph (b)(ii) of the definition of “Permitted Financial Indebtedness”);

(f)	any guarantee granted with the prior written consent or approval of the Majority Lenders;

(g)	any customary indemnity given by a Group Member in favour of the applicable hedging counterparty in respect of a Permitted Hedging Transaction entered into by such Group Member;

(h)	any indemnity (not constituting Financial Indebtedness) given by a Group Member (other than the Borrower) in the ordinary course of the documentation of an acquisition or disposal transaction by such Group Member which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations;

(i)	customary indemnities (not constituting Financial Indebtedness) given by a Group Member in favour of directors and officers of such Group Member in their capacity as such and in connection with the performance of their duties to the Group;

(j)	customary indemnities (not constituting Financial Indebtedness) to (i) professional advisers and consultants under their standard terms of business or (ii) other service providers subject to customary limitations;

(k)	a guarantee by a Group Member of another Group Member (that is incorporated in the same jurisdiction or Tax resident in the same jurisdiction as such first-mentioned Group Member) mandatorily arising under Tax or corporate legislation and not as a result of any default or omission by any Group Member;

(l)	customary indemnities (not constituting Financial Indebtedness) given by a Group Member in mandate, engagement and commitment letters entered into in respect of Permitted Financial Indebtedness to be incurred by such Group Member;

(m)	any guarantee granted by any person that becomes a Group Member (pursuant to a Permitted Acquisition) after the Original Utilisation Date, where that guarantee:

(i)	is granted prior to the date of that Permitted Acquisition;

(ii)	is not granted, and the aggregate liability thereunder is not increased, and its maturity or expiry date (if any) is not extended, in contemplation of, or since, that Permitted Acquisition; and

(iii)	is released within three months of the date of that Permitted Acquisition (unless such guarantee is permitted to subsist pursuant to another paragraph of this definition); or

(n)	any customary indemnities given by a Group Member in favour of its landlords pursuant to the terms of the applicable lease of Real Property entered into by such Group Member on arm’s length terms and in the ordinary course of business and not relating to Financial Indebtedness;

(o)	any guarantee or indemnity given by any Group Member in favour of another Group Member pursuant to any VIE Contract; and/or

(p)	any guarantee granted with the prior written consent or approval of the Majority Lenders,

provided that (in each case) none of the guarantees or indemnities given by any Group Member and falling within any of paragraphs (a) to (p) above comprises or includes any guarantee or indemnity given by any Group Member (that is not a Future Target Group Member) in respect of any Future Target Group Member or any obligations or liabilities of any Future Target Group Member.

“Permitted Hedging Transaction” means any Treasury Transaction:

(a)	contemplated by the Hedging Principles;

(b)	entered into in the ordinary course of business of a Group Member (other than the Borrower) for the purpose of hedging anticipated exposures of such Group Member and not for speculative purposes; and/or

(c)	approved by the Majority Lenders.

“Permitted Loan” means:

(a)	any loan constituted by any Lionbridge Investments;

(b)	any trade credit extended by a Group Member to its customers, and any advance payment by a Group Member (for goods and services supplied to it) to its suppliers, (in each case) on normal commercial terms and in the ordinary course of its day-to-day business;

(c)	any loan constituted by the making available of Financial Indebtedness by a Group Member to a Group Member, which Financial Indebtedness constitutes Permitted Financial Indebtedness (excluding any Financial Indebtedness falling within paragraph (b)(i) of the definition of “Permitted Financial Indebtedness”);

(d)	a loan or credit by a Group Member (the “Creditor Company”) to another Group Member (the “Debtor Company”), but provided that (i) (if the Creditor Company is a Relevant Obligor) the Debtor Company shall be a Relevant Obligor, (ii) (if the Creditor Company is not a Future Target Group Member) the Debtor Company is not a Future Target Group Member, (iii) (if the Creditor Company is an Onshore Group Member) the Debtor Company is an Onshore Group Member and (iv) the aggregate outstanding principal amount of such loan or credit, when aggregated with the outstanding principal amount of any and all such other loans and credits by any or all Group Members falling within this paragraph (d), does not exceed U.S.$8,000,000 (or its equivalent in other currencies) at any time;

(e)	any Parent Loan;

(f)	a loan made by the Borrower to the Parent to the extent that the amount so lent would have been a Permitted Distribution if distributed by way of dividend, provided that the making of such loan shall be deemed to constitute a dividend by the Borrower to the Parent for the purposes of Clause 23.16 (Dividends and share redemption) and the definition of “Permitted Distribution”;

(g)	any loan made by the Parent to its shareholders, provided that such Distribution is not in breach of the Security Trust Agreement;

(h)	any loan or credit constituted by any deferred consideration payable by a purchaser in respect of any Permitted Disposal by a Group Member to such purchaser made on arm’s length terms;

(i)	any loan or credit constituted by the VIE Nominees Loan(s) or any Permitted Transaction;

(j)	any loan made by a Group Member to an employee or director of a Group Member, provided that (i) the amount of that loan when aggregated with the amount of all other loans by any or all of Group Members under this paragraph (j) does not exceed U.S.$800,000 (or its equivalent in other currencies) at any time and (ii) no such loan may be made by a Group Member (that is not a Future Target Group Member) to any employee or director of a Future Target Group Member (but this shall not prevent any loan to any employee or director of a Future Target Group Member that is also an employee or a director of a Group Member that is not a Future Target Group Member);

(k)	a loan or credit owing by a Group Member (the “Group Cash Debtor”) to another Group Member (the “Group Cash Creditor”) constituted by cash pooling arrangements entered into between such Group Members, provided that:

(i)	(A) if the Group Cash Creditor is not a Future Target Group Member, the Group Cash Debtor is not a Future Target Group Member and (B) if the Group Cash Creditor is a Future Target Group Member, the Group Cash Debtor is a Future Target Group Member;

(ii)	if the Group Cash Creditor is not a VIE Group Member, the Group Cash Debtor is not a VIE Group Member;

(iii)	the Ownership Percentage in respect of the Group Cash Debtor is not less than the Ownership Percentage in respect of the Group Cash Creditor; and

(iv)	if the Group Cash Creditor is an Onshore Group Member, the Group Cash Debtor is an Onshore Group Member; and/or

(l)	any loan which is approved by the Majority Lenders.

“Permitted Security” means:

(a)	any Transaction Security;

(b)	any lien arising by operation of law and in the ordinary course of day-to-day business and not as a result of any default or omission by any Transaction Obligor or any Group Member;

(c)	any netting or set-off arrangement entered into by any Group Member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of Group Members but only so long as:

(i)	such arrangement does not permit credit balances or rights of:

(A)	any Future Target Group Member to be netted or set off against debit balances or liabilities of any Group Member (that is not a Future Target Group Member);

(B)	any Group Member (that is not a VIE Group Member) to be netted or set off against debit balances or liabilities of any VIE Group Member; or

(C)	any Group Member to be netted or set off against debit balances or liabilities of any other Group Member the Ownership Percentage in relation to which is less than the Ownership Percentage in relation to such first-mentioned Group Member; and

(ii)	such arrangement does not give rise to other Security or Quasi-Security over the assets of:

(A)	any Group Member (that is not a Future Target Group Member) in support of liabilities of any Future Target Group Member;

(B)	any Group Member (that is not a VIE Group Member) in support of liabilities of any VIE Group Member; or

(C)	any Group Member in support of liabilities of any other Group Member the Ownership Percentage in relation to which is less than the Ownership Percentage in relation to such first-mentioned Group Member;

(d)	any payment or close out netting or set-off arrangement pursuant to any Permitted Hedging Transaction entered into by a Group Member, provided that the requirements under paragraphs (c)(i) and (c)(ii) are complied with mutatis mutandis in respect of such netting or set-off arrangement and such arrangement does not include any Security or Quasi-Security under a credit support arrangement;

(e)	any Security or Quasi-Security over or affecting any asset acquired by a Group Member (from a person that is not a Group Member) after the Original Utilisation Date if:

(i)	such Security or Quasi-Security was subsisting as at the time of such acquisition and was not created in contemplation of the acquisition of that asset by a Group Member;

(ii)	the principal amount secured by such Security or Quasi-Security has not been increased (other than by reason of capitalised interest) in contemplation of or since such acquisition of that asset by a Group Member; and

(iii)	such Security or Quasi-Security is removed or discharged within three months of the date of such acquisition of such asset;

(f)	any Security or Quasi-Security over or affecting any asset of any person which becomes a Group Member after the Original Utilisation Date, where such Security or Quasi-Security is created prior to the date on which that person becomes a Group Member and:

(i)	such Security or Quasi-Security was not created in contemplation of such person’s becoming a Group Member;

(ii)	the principal amount secured by such Security or Quasi-Security has not increased (other than by reason of capitalised interest) in contemplation of or since that person’s becoming a Group Member; and

(iii)	such Security or Quasi-Security is removed or discharged within three months of that person’s becoming a Group Member;

(g)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Member in the ordinary course of business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Member;

(h)	any Security or Quasi-Security arising (as a consequence of any finance or capital lease of an Onshore Group Member permitted pursuant to paragraph (d) of the definition of “Permitted Financial Indebtedness”) over the assets to which such lease relate;

(i)	any Security or Quasi-Security constituted by rental deposits made by any Group Member and arising in the ordinary course of its day-to-day business in respect of any property leased or licensed by such Group Member on arm’s length terms (and not in connection with the incurrence of any Financial Indebtedness);

(j)	any Security or Quasi-Security constituted by any deposit or pledge of cash by any Group Member in the ordinary course of day-to-day business and on arm’s length basis (and not in connection with the incurrence of any Financial Indebtedness) to secure the performance of bids, trade contracts, performance bonds and other obligations of a similar nature incurred by such Group Member;

(k)	any Security or Quasi-Security over bank accounts (other than any bank account that is, or is expressed to be, subject to Transaction Security) arising by operation of law or granted as part of the standard terms and conditions of the applicable bank or financial institution (with which such bank account is held); or

(l)	any Security granted with the prior written consent or approval of the Majority Lenders,

provided that (in each case under paragraphs (b) to (l)) none of such Security or Quasi-Security subsists over or in respect of any of the following assets (or any right, title or interest to or in any of the following): (A) any Equity Interest in any Transaction Obligor or Group Member (other than any Future Target Group Member), (B) any Intellectual Property, (C) any account that is subject to or expressed to be subject to any Transaction Security (other than any netting or set-off arrangement falling within paragraph (c), which arrangement is waived by the applicable account bank to the fullest extent permitted by law in the case of any Offshore Mandatory Prepayment Account, any Proceeds Account, the Distribution Account or the DSRA), or (D) any right to receive any Onshore Distributions or any Licence and Consulting Fees or any right or claim under, or the proceeds of any right or claim under, any VIE Contract.

“Permitted Share Issue” means an issue of:

(a)	Equity Interests by the Parent (paid for in full in cash upon issue and which by their terms are not redeemable), provided that such issue does not lead to a Change of Control;

(b)	ordinary shares by the Borrower to the Parent (paid for in full in cash upon issue and which by their terms are not redeemable) (including by way of New Shareholder Injections), provided that all of such shares become subject to Transaction Security upon the issuance thereof and such issue does not lead to a Change of Control;

(c)	Equity Interests by a Group Member (other than the Borrower and the VIE Entity) (the “Investee”) to any other Group Member (the “Investor”), provided that:

(i)	(if any existing Equity Interests of the Investee are the subject of any Transaction Security) all of such newly-issued Equity Interests also become subject to Transaction Security on the same terms;

(ii)	(A) if the Investor is a Group Member that is not a Future Target Group Member, the Investee is a Group Member that is not a Future Target Group Member and (B) if the Investor is a Future Target Group Member, the Investee is a Future Target Group Member;

(iii)	(A) if the Investor is a VIE Group Member, the Investee is a VIE Group Member (that is not the VIE Entity) and (B) if the Investor is not a VIE Group Member, the Investee is not a VIE Group Member; and

(iv)	the Ownership Percentage of the Investee is not less than the Ownership Percentage of the Investor;

(d)	(upon any substitution of an existing VIE Nominee by a new VIE Nominee pursuant to a VIE Nominee Transfer) shares by the VIE Entity to such new VIE Nominee, provided that (i) such shares so issued are fully paid-up and (ii) the shares in the VIE Entity that are held or owned by such existing VIE Nominee are cancelled in connection with such issuance;

(e)	shares or securities pursuant to a Qualifying Flotation the proceeds of which are applied in accordance with paragraph (b)(ii) of Clause 8.1 (Exit and Flotation); and

(f)	Equity Interests issued with the prior written consent of the Majority Lenders.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)	any VIE Nominee Transfer;

(c)	any payment of cash by a Group Member in favour of a Group Member (that is not a VIE Group Member) pursuant to any VIE Contract;

(d)	an amalgamation, demerger, merger, consolidation or corporate reconstruction (in each case) on a solvent basis of a Group Member (other than the Borrower), provided that:

(i)	all of the business and assets of that Group Member remain solely held and beneficially owned by and are distributed to other Group Members;

(ii)	none of such business or assets are held or beneficially owned by, or distributed to, any Group Member the Ownership Percentage of which is less than the Ownership Percentage (immediately prior to such amalgamation, demerger, merger, consolidation or corporate reconstruction) of such first-mentioned Group Member;

(iii)	(if such first-mentioned Group Member is not a VIE Group Member) none of its business or assets are or become held or beneficially owned by, or distributed to, any VIE Group Member;

(iv)	(A) all of the assets that are subject to any Transaction Security prior to such amalgamation, demerger, merger, consolidation or corporate reconstruction shall continue to be subject to equivalent Transaction Security after such amalgamation, demerger, merger, consolidation or corporate reconstruction and (B) if any Equity Interests in any Group Member (that is involved in such amalgamation, demerger, merger, consolidation or corporate reconstruction) are subject to Transaction Security prior to such amalgamation, demerger, merger, consolidation or corporate reconstruction, the Equity Interests in each surviving or resulting entity shall be subject to equivalent Transaction Security with effect from such amalgamation, demerger, merger, consolidation or corporate reconstruction;

(v)	if any Group Member involved in such amalgamation, demerger, merger, consolidation or corporate reconstruction is a Transaction Obligor, (A) each surviving or resulting entity shall be a Transaction Obligor (which shall be a Relevant Obligor if such Group Member is a Relevant Obligor prior to such amalgamation, demerger, merger, consolidation or corporate reconstruction) and (B) all of its obligations under the Transaction Documents shall continue to be legal, valid, binding upon and enforceable against each such surviving or resulting entity with effect from such amalgamation, demerger, merger, consolidation or corporate reconstruction; and

(vi)	such amalgamation, demerger, merger, consolidation or corporate reconstruction does not involve any person that is not a Group Member and does not involve the amalgamation, merger or consolidation (or similar arrangement) between a Future Target Group Member and any person that is not a Future Target Group Member, and (A) none of the business or assets of any Future Target Group Member may be or become held or beneficially owned by, or distributed to, any Group Member (that is not a Future Target Group Member) as a result of or in connection with such amalgamation, demerger, merger, consolidation or corporate reconstruction and (B) none of the business or assets of any Group Member (that is not a Future Target Group Member) may be or become held or beneficially owned by, or distributed to, any Future Target Group Member as a result of or in connection with such amalgamation, demerger, merger, consolidation or corporate reconstruction;

(e)	any transaction (other than (i) any sale, lease, licence, lending, transfer or other disposal, (ii) the granting or creation of Security or the granting, incurring or permitting to subsist of Financial Indebtedness or guarantee and (iii) any acquisition of any Equity Interest or business or undertaking) conducted in the ordinary course of trading on arm’s length terms;

(f)	the solvent liquidation of any Group Member (which is not a Transaction Obligor) so long as and all any payments or assets distributed as a result of such liquidation are distributed to other Group Members that are the holders of Equity Interests in such first-mentioned Group Member pro rata according to their respective Equity Interests in such first-mentioned Group Member, and are not distributed, paid or transferred to any person that is not a Group Member, and such liquidation would not reasonably be expected to have a Material Adverse Effect; and/or

(g)	any other transaction entered into with the prior written consent of the Majority Lenders.

“Permitted Transferee” means, in relation to a Transfer, any bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in syndicated loans but excluding any such entity which is, to the knowledge of the Existing Lender or Lender making such Transfer, a Conflicted Lender or a Distressed Investor.

“PRC” means the People’s Republic of China (which, for the purposes of this Agreement, does not include Hong Kong, the Special Administrative Region of Macau or Taiwan).

“PRC Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Beijing.

“Proceeds Account” means an interest-bearing account:

(a)	held in Taipei or any other jurisdiction reasonably satisfactory to the Facility Agent by an Offshore Group Member (that is a Relevant Obligor) with the Facility Agent (or an Affiliate thereof specified by the Facility Agent);

(b)	identified in writing (including in a Transaction Security Document) between (i) the Borrower and (ii) the Facility Agent or the Security Agent as a “Proceeds Account”; and

(c)	(subject to Legal Reservations) subject to fixed Security in favour of the Security Agent which Security is in form and substance satisfactory to the Facility Agent and Security Agent,

(as the same may be re-designated, substituted or replaced from time to time).

“Qualifying Flotation” has the meaning given to that term in Clause 8.1 (Exit and Flotation).

“Quarter Date” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Quasi-Security” has the meaning given to that term in Clause 23.11 (Negative pledge).

“Quotation Day” means:

(a)	in relation to any period for which an interest rate is to be determined for any amount denominated in any currency, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market for such currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); and

(b)	in relation to any Interest Period the duration of which is selected by the Facility Agent pursuant to Clause 10.3 (Default interest), such date as may be reasonably determined by the Facility Agent.

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Recapitalisation” means any return of capital, repayment of capital contribution or other redemption, repurchase, retirement or reduction of Equity Interests of any Onshore Group Member.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Rate” means, in relation to any Loan or any Unpaid Sum and any Interest Period relating thereto, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by each of the Reference Banks, as the rate at which such Reference Bank could borrow funds in the London interbank market, in the currency of such Loan or such Unpaid Sum and for such Interest Period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in such currency and for such Interest Period.

“Reference Banks” means the principal London offices of HSBC Bank plc, Standard Chartered Bank and JPMorgan Chase Bank, N.A. or such other banks as may be appointed by the Facility Agent in consultation with the Borrower.

“Refinancing” has the meaning given to it in paragraph (a) of Clause 3.1 (Purpose).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Related Persons” means:

(a)	(i) any Sponsor Affiliate, any Related Fund relating to any of the foregoing, or (ii) any VIE Nominee, any Family Member or any Affiliate of any of the foregoing;

(b)	any holder or beneficial owner of any Equity Interest of any Group Member, the Parent, or any Affiliate of any such holder or beneficial owner; or

(c)	any Joint Venture in which any person referred to in paragraph (a) or (b) above or any Group Member is a member or is party,

provided that “Related Persons” shall not include Group Members.

“Relevant Guarantors” means the Guarantors and the Onshore Guarantors (each a “Relevant Guarantor”).

“Relevant Obligors” means the Borrower and the Relevant Guarantors (each a “Relevant Obligor”).

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdictions” means, in relation to any Total Transaction Obligor or any Group Member:

(a)	(in respect of any Total Transaction Obligor) its Original Jurisdiction and (in respect of any Group Member that is not a Total Transaction Obligor) its jurisdiction of incorporation or establishment;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; and

(c)	any jurisdiction where it conducts its business.

“Relevant Period” has the meaning given to that term in Clause 22.1 (Financial definitions).

“Repayment Date” means:

(a)	(in respect of Facility A) each of the dates falling 12, 24, 36, 48 and 60 Months after the Amendment and Restatement Effective Date;

(b)	(in respect of Facility B) the Termination Date (in respect of Facility B); or

(c)	(in respect of any Incremental Facility) a date for scheduled repayment of such Incremental Facility as set out in the Incremental Facility Notice relating to such Incremental Facility (subject to Clause 2.5 (Incremental Facilities)).

“Repayment Instalment” means:

(a)	in relation to Facility A, any instalment for the repayment of the Facility A Loan(s) on any Repayment Date (in respect of Facility A) as determined in accordance with Clause 6.1 (Repayment of the Loan); or

(b)	in relation to any Incremental Facility, any instalment for the repayment of Incremental Facility Loan(s) under such Incremental Facility on any Repayment Date (in respect of such Incremental Facility) as determined in accordance with the Incremental Facility Notice relating to such Incremental Facility (subject to Clause 2.5 (Incremental Facilities).

“Repeating Representations” means each of the representations set out in Clause 20.2 (Status) to Clause 20.7 (Governing law and enforcement), Clause 20.10 (No default), paragraph (a) of Clause 20.11 (No misleading information) (with respect to any information provided since the last time such representation or warranty was made), paragraph (c) of Clause 20.12 (Original Financial Statements), paragraph (c) of Clause 20.18 (Security, Financial Indebtedness and guarantees), Clause 20.19 (Good title to assets), Clause 20.21 (Shares) and paragraph (a) of Clause 20.24 (VIE Contracts).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“SAFE” means the State Administration of Foreign Exchange of the PRC ( ) (including its successors), or its local branch.

“SAFE Circular 37” means the Circular on Related Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment and Financing and in Roundtrip Investment via Special Purpose Companies
( ) (Hui Fa [2014] No. 37), issued by SAFE on 4 July 2014, effective from 4 July 2014, and any implementation, successor rule or regulation which is effective from time to time relating thereto under PRC law.

“SAFE Rules” means:

(a)	the Circular on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment ( ) (Hui Fa [2015] No. 13), issued by SAFE on 13 February 2015, effective from 1 June 2015, and any implementation, successor rule or regulation which is effective from time to time relating thereto under PRC law;

(b)	SAFE Circular 37; and

(c)	the Notice of the State Administration of Foreign Exchange on Issues concerning the Foreign Exchange Administration of Domestic Individuals’ Participation in Equity Incentive Plans of Overseas Listed Companies
( ) (Hui Fa [2012] No. 7) issued by SAFE on 15 February 2012, effective from 15 February 2012, and any implementation, successor rule or regulation which is effective from time to time relating thereto under PRC law.

“SAIC” means the State Administration of Industry and Commerce of the PRC ( ) (including its successors), or its local counterpart.

“Screen Rate” means, in relation to LIBOR for any Loan and any Unpaid Sum and any Interest Period relating thereto, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the currency of such Loan or such Unpaid Sum and such Interest Period displayed on page LIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, or if such page or service ceases to be available, on such other page or service displaying such rate as specified by the Facility Agent after consultation with the Borrower.

“Secured Obligations” has the meaning given to it in the Security Trust Agreement.

“Secured Parties” has the meaning given to it in the Security Trust Agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Confirmation Documents” has the meaning given that term in the Amendment and Restatement Agreement.

“Security Trust Agreement” means the security trust agreement dated 14 July 2016 and made between, among others, the Parent, the Borrower, the HK Guarantor, the Cayman Guarantor, the Security Agent, the Facility Agent and the Mandated Lead Arranger.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Request and Notices).

“Semi-Annual Financial Statements” has the meaning given to that term in Clause 21 (Information undertakings).

“Senior Facility B Discharge Date” has the meaning given to it in the Security Trust Agreement.

“Share Charge (Borrower)” means a share charge to be entered into by the Parent in favour of the Security Agent in respect of shares in the Borrower, in form and substance satisfactory to the Security Agent.

“Share Charge (Cayman Guarantor)” means a share charge to be entered into by the Borrower in favour of the Security Agent in respect of shares in the Cayman Guarantor, in form and substance satisfactory to the Security Agent.

“Share Charge (HK Guarantor)” means a share charge to be entered into by the Borrower in favour of the Security Agent in respect of shares in the HK Guarantor, in form and substance satisfactory to the Security Agent.

“Signing Date” means the date of this Agreement.

“Specified Time” means a time determined in accordance with Schedule 10 (Timetables).

“Sponsor” means Bain Capital Private Equity, LP, any funds, co-investment vehicles, limited partnerships or other similar vehicles managed or advised by Bain Capital Private Equity, LP, or by any of their Affiliates (but excluding, in each case, any portfolio companies or portfolio entities of any of the foregoing and any Subsidiary of any such portfolio company or portfolio entity).

“Sponsor Affiliate” means the Sponsor, any Affiliate of the Sponsor, any trust of which the Sponsor or any of its Affiliates is a trustee, any partnership of which the Sponsor or any of its Affiliates is a partner and any trust, fund or other entity which is managed by, or is under the control of, the Sponsor or any of its Affiliates, provided that:

(a)	any such trust, fund or other entity (which is not itself a Group Member, any Total Transaction Obligor or the Sponsor) which has been established for at least six months solely for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from all other trusts, funds or other entities managed or controlled by the Sponsor or any of its Affiliates which have been established for the primary or main purpose of investing in the share capital of and/or equity interests in companies and/or entities; or

(b)	any banking arm, branch or Affiliate of the Sponsor which (i) has the Authorisation to engage in financial services and businesses (including lending and investment banking), (ii) is separated by information barriers from the Sponsor (and any team or part of the Sponsor that is engaged in or involved in relation to any Finance Document or any transactions contemplated thereby) and (iii) (in the case of an Affiliate of the Sponsor) is not itself a Group Member or any Total Transaction Obligor, shall not constitute a Sponsor Affiliate.

“Sponsor Change of Control Release Condition” has the meaning given to that term in Clause 1.8 (Change of Control Disapplication).

“Subsequent VIE Nominee Transfer” means the transfer (other than the Initial VIE Nominee Transfer) of all the equity interest in the VIE Entity held by an existing VIE Nominee to such person appointed as a new VIE Nominee by the Sponsor (or, after the Sponsor Change of Control Release Condition is satisfied, the Borrower) after the date of this Agreement, provided that the VIE Nominee Transfer Conditions are satisfied with respect to such transfer and such new VIE Nominee complies with the “know your customer” and similar requirements of the Finance Parties.

“Subsidiary” means in relation to any company, corporation or entity, a company, corporation or entity:

(a)	which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;

(b)	more than half the issued share capital, registered capital or equity interest of which is beneficially owned, directly or indirectly by the first mentioned company, corporation or entity; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity,

and for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is able to direct its affairs and/or to control the majority of the composition of its board of directors or equivalent body, provided that (without prejudice to the foregoing) each VIE Group Member shall be deemed to be a “Subsidiary” of the Borrower for the purposes of the Finance Documents.

“Syndication Date” has the meaning given to that term in the Syndication Letter.

“Syndication Letter” means the syndication letter dated on or about the Amendment and Restatement Date from the Mandated Lead Arranger to the Borrower.

“Target EBITDA” has the meaning given to that term in paragraph (e) of the definition of “Permitted Acquisition”.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Facilities” means Facility A and Facility B and “Term Facility” means any one of them.

“Term Loan” means a Facility A Loan or the Facility B Loan.

“Termination Date” means:

(a)	(in relation to Facility A) the date which is 60 Months after the Amendment and Restatement Effective Date; and

(b)	(in relation to Facility B) the date which is the earlier of:

(i)	the date falling 6 Months after the Amendment and Restatement Effective Date; and

(ii)	the date falling ten (10) Business Days after the Listco Flotation Date.

“Test Date” has the meaning given to it in Clause 22.2 (Financial condition).

“Total Commitments” means the aggregate of the Total Facility A Commitments, the Total Facility B Commitments and the Incremental Facility Commitments in respect of each Incremental Facility, being U.S.$140,000,000 at the Amendment and Restatement Effective Date.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being U.S.$110,000,000 at the Amendment and Restatement Effective Date.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being U.S.$30,000,000 at the Amendment and Restatement Effective Date.

“Total Purchase Price” means, in respect of any acquisition of any interest in any Future Acquisition Target, the consideration (including associated costs and expenses) for that acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case, remaining in such Future Acquisition Target and/or its Subsidiaries at the time of such acquisition.

“Total Transaction Obligors” means:

(a)	the Transaction Obligors; and

(b)	each party to the Distribution Account Charge (other than any Secured Party).

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any Group Member (which obligations do not constitute Financial Indebtedness) arising in the ordinary course of trading of that Group Member.

“Transaction Costs” means costs, fees, commissions and expenses payable by any Group Member (to a person that is not a Group Member) in connection with any Permitted Acquisition, Permitted Disposal, Permitted Share Issue or Permitted Transaction (other than, in each case, in the ordinary course of trading).

“Transaction Documents” means the Finance Documents and the VIE Contracts.

“Transaction Obligors” means:

(a)	each Relevant Obligor;

(b)	each person (that is not a Secured Party) that gives or purports to give any guarantee or indemnity pursuant to a Guarantee; and

(c)	each person (that is not a Secured Party) that grants or purports to grant any Security pursuant to a Transaction Security Document (other than the Distribution Account Charge),

(each, a “Transaction Obligor”).

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means:

(a)	the Share Charge (Borrower);

(b)	the Share Charge (Cayman Guarantor);

(c)	the Share Charge (HK Guarantor);

(d)	the Debenture (Borrower);

(e)	the Debenture (HK Guarantor);

(f)	the Debenture (Cayman Guarantor);

(g)	the Distribution Account Charge;

(h)	each Account Pledge Agreement;

(i)	the Equity Pledge (WOFE Guarantor);

(j)	the Security Confirmation Documents; and

(k)	any other document entered into by any person creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Relevant Obligors under any of the Finance Documents.

“Transfer” means a Debt Purchase Transaction entered into by a Lender as assignor or transferor or by way of Voting Participation.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer by a Lender of any or all of its rights and/or obligations under this Agreement, the later of:

(a)	the proposed “Transfer Date” specified in the relevant Assignment Agreement or Transfer Certificate relating to such assignment or transfer; and

(b)	the date on which the Facility Agent executes such Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unpaid Sum” means any sum due and payable but unpaid by a Total Transaction Obligor under the Finance Documents.

“U.S.”, “United States of America” and “United States” means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

“Utilisation” means any utilisation of any Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the Loan (the subject of such Utilisation) is made or to be made, provided that any reference to “Utilisation Date” in respect of (a) any Facility shall be a reference to the date on which the Loan under such Facility is made or to be made or (b) any Loan shall be a reference to the date on which such Loan is made or to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Request and Notices).

“VIE Contracts” means the VIE Structure Documents and the Licence Documents.

“VIE Economic Interest Percentage” means the aggregate of the direct or indirect economic interest (expressed as a percentage) in the VIE Entity the benefit of which belongs to, is given or transferred to, a Group Member (that is not a VIE Group Member) pursuant to the VIE Contracts, multiplied by the Ownership Percentage in relation to such Group Member.

“VIE Entity” means Beijing Step Ahead Education Technology Development Co., Ltd. ( ), a company incorporated under the laws of the PRC with registered number 91110105670561149N.

“VIE Entity Equity Pledge” means (a) the pledge of equity interests in the VIE Entity granted by Wang Hong Zi ( ) and Zhang Zhen Yu ( ) in favour of the WOFE Guarantor pursuant to the equity pledge agreement dated 11 October 2013 between the WOFE Guarantor as pledgee, the VIE Nominees as pledgors and the VIE Entity or (b) (upon any VIE Nominee Transfer) any pledge of equity interests in the VIE Entity granted by each of the VIE Nominees (including the VIE Nominee to which such VIE Nominee Transfer is made) in favour of the WOFE Guarantor as contemplated by the VIE Nominee Transfer Conditions.

“VIE Group Members” means the VIE Entity and its Subsidiaries from time to time (each a “VIE Group Member”).

“VIE Nominees” means:

(a)	Wang Hong Zi ( );

(b)	(prior to the occurrence of the Initial VIE Nominee Transfer) Zhang Zhen Yu ( );

(c)	(following the occurrence of the Initial VIE Nominee Transfer) Zhang Peng ( ); and

(d)	(following the occurrence of a Subsequent VIE Nominee Transfer) any other individual appointed as a “VIE Nominee” by the Sponsor or the Borrower after the date of this Agreement with written notice to the Facility Agent and to whom all of the equity interests in the VIE Entity held by an existing VIE Nominee is transferred, which in each case has not ceased to be the registered holder of equity interests in the VIE Entity as the result of a VIE Nominee Transfer.

“VIE Nominee (ZP) Loan” means the loan to be granted by the WOFE Guarantor to Zhang Peng ( ) following the occurrence of the Initial VIE Nominee Transfer, pursuant to a loan agreement to be entered into between the WOFE Guarantor as lender and Zhang Peng ( ) as borrower, provided that such loan is made in compliance with the VIE Nominee Transfer Conditions.

“VIE Nominees Loans” means:

(a)	the RMB1,600,000 loan granted by the WOFE Guarantor to Zhang Zhen Yu ( ) pursuant to a loan agreement dated 26 August 2013 between the WOFE Guarantor as lender and Zhang Zhen Yu ( ) as borrower;

(b)	the RMB400,000 loan granted by the WOFE Guarantor to Wang Hong Zi ( ) pursuant to an amended and restated loan agreement dated 11 October 2013 between the WOFE Guarantor as lender and Wang Hong Zi ( ) as borrower;

(c)	(following the occurrence of the Initial VIE Nominee Transfer) the VIE Nominee (ZP) Loan; and

(d)	(following the occurrence of a Subsequent VIE Nominee Transfer in favour of a VIE Nominee appointed by the Sponsor or the Borrower after the date of this Agreement) such other loan granted by the WOFE to such VIE Nominee in connection with such Subsequent VIE Nominee Transfer and in compliance with the VIE Nominee Transfer Conditions,

(which in each case has not been discharged, terminated or ceased to be in effect as the result of a VIE Nominee Transfer), provided that (in each case) (i) the aggregate amount of any and all such loan(s) is not increased at any time after the date of this Agreement except for a VIE Nominee Transfer Loan Increase and (ii) no Group Member makes or is liable to make any payment in respect of any such loan on or after the date of this Agreement (except for (A) a VIE Nominee Transfer Loan Increase and (B) (in the case of a VIE Nominee Transfer from an existing VIE Nominee to a new VIE Nominee) any such payment in respect of the making of a VIE Nominee Loan to such new VIE Nominee upon such VIE Nominee Transfer, to the extent that such payment is funded from the repayment of the VIE Nominee Loan made to such existing VIE Nominee.

“VIE Nominee Transfer” means the Initial VIE Nominee Transfer or any Subsequent VIE Nominee Transfer.

“VIE Nominee Transfer Conditions” means, in connection with any transfer by a VIE Nominee (“VIE Nominee Transferor”) of any equity interest in the VIE Entity to any person (“VIE Nominee Transferee”):

(a)	such VIE Nominee Transferor transfers all of the equity interests in the VIE Entity that are held by it to such VIE Nominee Transferee;

(b)	together with such transfer:

(i)	such VIE Nominee Transferee, the VIE Entity, the WOFE Guarantor and each other VIE Nominee enter into VIE Structure Documents that have the effect of substituting such VIE Nominee Transferor with such VIE Nominee Transferee but are otherwise on substantially the same terms as the VIE Structure Documents that are in existence immediately prior to such transfer (and the obligations of such VIE Nominee Transferor under the VIE Structure Documents shall terminate or be discharged upon such transfer);

(ii)	the WOFE Guarantor makes a loan to such VIE Nominee Transferee, provided that (A) the amount of such loan to such VIE Nominee Transferee is equal to the amount of such VIE Nominee Loan owing by such VIE Nominee Transferor (except for any increase to the extent that the amount of such increase is solely for the purpose of and is entirely applied towards the payment of any relevant PRC tax payable in respect of such VIE Nominee Transfer and other ancillary fees and costs payable to any Governmental Agency in the PRC in respect of such VIE Nominee Transfer (such increase upon a VIE Nominee Transfer being a “VIE Nominee Transfer Loan Increase”)) and such VIE Nominee Loan owing by such VIE Nominee Transferor is reduced, repaid or discharged in the same amount and (B) no cash is paid or required to be paid by any Group Member in respect of the consideration for such transfer or the making of such loan (except for (1) payment of the amount of any such VIE Nomine Transfer Loan Increase and (2) any payment in respect of the making of such loan to such VIE Nominee Transferee, to the extent that such payment is funded from the repayment of the VIE Nominee Loan made to such VIE Nominee Transferor); and

(iii)	(without prejudice to paragraph (b)(i)) such VIE Nominee Transferee pledges all of the equity interests in the VIE Entity transferred to it in favour of the WOFE Guarantor, and that such pledge is recorded in the register of shareholders of the VIE Entity and is (within 30 Business Days of such transfer) duly registered with applicable Governmental Agency or Governmental Agencies in the PRC; and

(c)	none of the VIE Structure Documents is discharged, terminated or ceases to be in effect as the result of such transfer, except to the extent that they are replaced by substantially equivalent VIE Structure Documents as contemplated by paragraph (b)(i).

“VIE Structure Documents” means:

(a)	the business co-operation agreement dated 30 September 2013 between, among others, the WOFE Guarantor, the VIE Entity and the VIE Nominees;

(b)	(prior to the occurrence of the Initial VIE Nominee Transfer) the loan agreement dated 26 August 2013 between the WOFE Guarantor as lender and Zhang Zhen Yu ( ) as borrower;

(c)	(following the occurrence of the Initial VIE Nominee Transfer) the loan agreement to be entered into between the WOFE Guarantor as lender and Zhang Peng ( ) as borrower in relation to the VIE Nominee (ZP) Loan;

(d)	the amended and restated loan agreement dated 11 October 2013 between the WOFE Guarantor as lender and Wang Hong Zi ( ) as borrower;

(e)	the equity pledge agreement dated 11 October 2013 between the VIE Nominees as pledgors, the WOFE Guarantor as pledgee and the VIE Entity;

(f)	the proxy agreement dated 11 October 2013 between the WOFE Guarantor, the VIE Nominees and the VIE Entity;

(g)	the call-option agreement dated 11 October 2013 between the WOFE Guarantor, the VIE Nominees and the VIE Entity in respect of equity interests in the VIE Entity; and

(h)	any other arrangement, instrument or agreement that constitutes, or forms part of, any contractual arrangements enabling a Group Member (that is not a VIE Group Member) to exercise Control over a VIE Group Member or consolidate the financial condition or results of operation of any VIE Group Member for the purposes of the consolidated financial statements of the Group or any Group Member (that is not a VIE Group Member) (including such other arrangement, instrument or agreement resulting from a VIE Nominee Transfer after the date of this Agreement), including (in each case and for the avoidance of doubt) any renewal or replacement thereof, which in each case has not been discharged, terminated or ceased to be in effect as the result of a VIE Nominee Transfer.

“VIE Termination Event” means each of the following events or circumstances:

(a)	any material provision of a VIE Contract (or any material arrangements or transactions contemplated by the VIE Contracts or any part thereof) (i) is or becomes or (ii) is expressly declared by any Government Agency or any court to be, illegal, invalid, non-binding or unenforceable, or any VIE Contract is not or ceases to be in full force and effect, or any security expressed to be granted by or pursuant to the VIE Entity Equity Pledge is not or ceases to be valid and effective (it being acknowledged that any person to which equity interests in the VIE Entity are to be transferred upon enforcement of the VIE Entity Equity Pledge (including the identity and qualifications of such person) shall be required to comply with applicable requirements under the laws of the PRC in order for such transfer to be effective) or does not or ceases to have the priority that it is expressed to have;

(b)	any party to a VIE Contract shall have failed to comply with any material provision of or perform any of its material obligations under any VIE Contract to which it is a party and (if such failure is capable of being remedied) such failure is not remedied within 20 Business Days;

(c)	any party to any VIE Contract repudiates or purports in writing to repudiate any VIE Contract;

(d)	any VIE Contract is terminated, rescinded, superseded or cancelled or any party to any VIE Contract purports in writing to terminate, rescind, supersede or cancel any VIE Contract;

(e)	any VIE Contract expires (except where such VIE Contract is (i) simultaneously renewed on substantially the same terms on or prior to the expiry of such VIE Contract or (ii) (in the case of a Licence Document only) renewed within 30 days of such expiry on substantially the same terms);

(f)	any transfer of any equity interest in the VIE Entity occurs (except for any transfer in favour of the WOFE Guarantor) and such transfer does not constitute a VIE Nominee Transfer or the VIE Nominee Transfer Conditions are not satisfied with respect to such transfer;

(g)	the WOFE Guarantor does not, or ceases to have Control over the VIE Group (taken as a whole); or

(h)	(i) any of the VIE Nominees dies, is of unsound mind, or becomes mentally incapacitated or unable to manage his affairs or (ii) any Event of Default under Clause 24.6 (Insolvency) or 24.7 (Insolvency proceedings) occurs with respect to any VIE Nominee (as if any reference therein to any Transaction Obligor or any Group Member were a reference to such VIE Nominee), unless (in each case) such VIE Nominee is replaced by another individual nominated by the Sponsor or the Borrower as a VIE Nominee and a VIE Nominee Transfer (in respect of all of the equity interests held by such first-mentioned VIE Nominee to such individual) has been validly made in compliance with the VIE Nominee Transfer Conditions no later than 60 days after the occurrence of (i) or (ii) (as the case may be).

“Voting Participation” means a Debt Purchase Transaction under paragraph (b) or (c) of the definition of “Debt Purchase Transaction” which involves a transfer of any voting rights, directly or indirectly, under, or in relation to, the Finance Documents (including arising as a result of being able to direct the way that another person exercises its voting rights).

“Weighted Average Life to Maturity” means, in respect of any Financial Indebtedness, at any date of determination, the quotient obtained by dividing:

(a)	the sum of the products of (i) the number of years from such date of determination to the date of each successive scheduled principal repayment or redemption of such Financial Indebtedness and (ii) the amount of such scheduled principal repayment or redemption; by

(b)	the sum of all such scheduled principal repayments or redemptions falling after the date of such date of determination.

“WOFE Guarantor” means Rise (Tianjin) Education Information Consulting Co., Ltd. ( ), a company incorporated under the laws of the PRC with registered number 120116400010602.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the Facility Agent, any Mandated Lead Arranger, any Finance Party, any Hedge Counterparty, any Lender, any Obligor, any Relevant Obligor, any Transaction Obligor, any Total Transaction Obligor, any Party, any Secured Party, the Security Agent or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in the “agreed form” is a document which is previously agreed in writing (including via email) by or on behalf of the Borrower and the Facility Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “certified copy” means a copy certified by a director of the Borrower as being true, accurate and complete copy of the original;

(v)	a Finance Document or a Transaction Document or any other agreement or instrument is a reference to that Finance Document, Transaction Document or other agreement or instrument as amended, novated, supplemented, extended, restated (however fundamentally and whether or not more onerously) or replaced and includes any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under that Finance Document, Transaction Document or other agreement or instrument;

(vi)	a “group of Lenders” includes all the Lenders (and/or any group of less than all of the Lenders);

(vii)	“guarantee” means (other than in Clause 19 (Guarantee and indemnity) or any Guarantee) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(viii)	“including” (or similar expressions) means including without limitation;

(ix)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, Joint Venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, with which compliance is customary) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	one person is “acting in concert” with another person in relation to any Equity Interests in any entity if, whether pursuant to any agreement or understanding, formal or informal or otherwise, such persons actively co-operate to obtain, maintain, consolidate or exercise Control over that entity or control of the voting rights attaching to Equity Interests in that entity to a greater extent than would be possible by reason of each such person’s individual holding of Equity Interests in such entity alone;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted;

(xiv)	a time of day is a reference to Taipei time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default or an Event of Default is “continuing” if it has not been waived or remedied. In addition, if a Default (including an Event of Default) occurs for a failure to deliver a required certificate, notice or other similar document in connection with another Default (such other Default being an “Initial Default”) then at the time such Initial Default is remedied or waived, such Default (including an Event of Default) for a failure to report or deliver a required certificate, notice or other similar document in connection with the Initial Default will also be cured without any further action, save in circumstances where the matters contemplated by the foregoing have given rise to an Acceleration Event.

(e)	In the event that any amount or transaction satisfies the criteria of more than one of the baskets or exceptions set out in Clause 23 (General undertakings), the Borrower may classify and may from time to time reclassify that amount or transaction to a particular basket or exception set out in Clause 23 (General undertakings) (and, for the avoidance of doubt, an amount or transaction may be at the option of the Borrower be split between different baskets or exceptions set out in Clause 23 (General undertakings) in each case, without double counting.

(f)	If, as shown by the most recent Compliance Certificate delivered with the Quarterly Financial Statements, Semi-Annual Financial Statements or Annual Financial Statements, any Group Member makes any Future Acquisition and on the last day of the Relevant Period in which completion of that Relevant Acquisition occurs, such Future Acquisition results in Adjusted EBITDA for such Relevant Period (calculated without giving effect to paragraph
(b)(i)(C) of Clause 22.3 (Financial testing) or any Relevant Synergies) (“Adjusted Non-Synergy EBITDA” for such Relevant Period) exceeding EBITDA for such Relevant Period (the percentage by which (i) the amount by which Adjusted Non-Synergy EBITDA for such Relevant Period exceeds EBITDA for such Relevant Period solely as a result of that Future Acquisition bears to (ii) the EBITDA for such Relevant Period being the “Relevant Increase”), each of the Relevant Baskets shall be permanently increased by the same percentage as such Relevant Increase, provided that for such purposes, “Relevant Baskets” means each of the threshold amounts set forth in paragraph (n) of the definition of “Permitted Disposal”, paragraphs (d) and (f) of the definition of “Permitted Financial Indebtedness”, paragraphs (b) and (d) of the definition of “Permitted Guarantee” and paragraphs (d) and (j) of the definition of “Permitted Loan”.

(g)	The “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Facility Agent’s spot rate of exchange (or, if no such spot rate of exchange is available, such prevailing rate of exchange selected by the Facility Agent, acting reasonably) for the purchase of the first currency with the second currency at or about 11:00 a.m. on a particular day (or at or about such time and on such date as the Facility Agent may from time to time reasonably determine to be appropriate in the circumstances), provided that for purposes of any calculation under this Agreement requiring the conversion of RMB amounts into U.S.$, such conversion will be made at the officially published PBOC exchange rate (if any) for purchasing U.S.$.

(h)	Any reference to the date of this Agreement shall be a reference to 14 July 2016 notwithstanding any subsequent amendment and/or restatement of this Agreement (including pursuant to the Amendment and Restatement Agreement).

1.3	Currency symbols and definitions

(a)	Any reference in this Agreement to “US$”, “U.S.$”, “USD” and “U.S. dollars” is to the lawful currency of the United States of America.

(b)	Any reference in this Agreement to “RMB” is to the lawful currency of the PRC.

1.4	Currency fluctuations

(a)	For the purpose of determining compliance with any basket amount, thresholds and other exceptions to the representations and warranties in Clause 20 (Representations), undertakings in Clause 23 (General undertakings) and Events of Default in Clause 24 (Events of Default) that are determined by reference to amounts in U.S. dollars, the equivalent amount in U.S. dollars shall be calculated as at the date on which the applicable Transaction Obligor, Total Transaction Obligor or Group Member incurs, commits to or makes the applicable Financial Indebtedness, acquisition, disposal, investment or other action.

(b)	No breach of any representation and warranty in Clause 20 (Representations), general undertaking under Clause 23 (General undertakings) or Events of Default under Clause 24 (Events of Default) (other than an Event of Default under Clause 24.2 (Financial covenants)) shall arise merely as a result of a subsequent change in the U.S. dollar equivalent of any relevant amount due to fluctuation in exchange rates.

(c)	This Clause 1.4 shall not apply to Clause 22 (Financial covenants) and Clause 23.27 (DSRA and Distribution Account).

1.5	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.6	Security Trust Agreement

This Agreement is subject to, and has the benefit of, the Security Trust Agreement. In the event of any inconsistency between this Agreement and the Security Trust Agreement, the Security Trust Agreement shall prevail.

1.7	Qualifying Listing Trigger

(a)	Notwithstanding anything to the contrary in this Agreement or any other Finance Document, at all times after the Listing Release Condition (as defined in paragraph (c) below) has been satisfied, the financial covenants in paragraph (b) and (c) of Clause 22.2 (Financial condition) shall, for so long as no Change of Control has occurred, be suspended and shall not apply (such suspension being “Financial Covenant Suspension”).

(b)	If, at any time after the Listing Release Condition has been satisfied, a Change of Control occurs:

(i)	the financial covenants in paragraph (b) and (c) of Clause 22.2 (Financial condition) shall apply (and any Financial Covenant Suspension shall terminate); and

(ii)	(for the avoidance of doubt) any breach of this Agreement or any other Finance Document that would otherwise have arisen as a result of any of such financial covenants referred to in paragraph (a) above not being satisfied in respect of any Relevant Period ending during the period of such Financial Covenant Suspension shall not constitute (or result in) a breach of any term of this Agreement or any other Finance Document, a Default or an Event of Default.

(c)	For the purposes of this Clause 1.7, the “Listing Release Condition” means satisfaction of each of the following conditions: (i) the Listco Flotation (which does not constitute a Change of Control) has occurred and (ii) the Leverage for the Relevant Period ending on the most recent Quarter Date for which a Compliance Certificate has been or is required to be delivered to the Facility Agent (but calculated as if the amount of Flotation Proceeds in respect of the Listco Flotation that is required to be applied towards prepayment of the Facility B Loan pursuant to paragraph (b) of Clause 8.1 (Exit and Flotation) had been so applied towards prepayment of the Facility B Loan as at the last day of such Relevant Period but otherwise without taking into account any increase in any Cash or Cash Equivalent Investments resulting from the Listco Flotation or any Flotation Proceeds in respect of the Listco Flotation) is less than 2.00:1.

(d)	For the avoidance of doubt, irrespective of whether the Sponsor Change of Control Release Condition has been satisfied, the definition of “Change of Control” shall include paragraph (b) of such definition for the purposes of this Clause 1.7.

1.8	Change of Control Disapplication

(a)	Notwithstanding anything to the contrary in this Agreement or in any other Finance Document, if the Sponsor Change of Control Release Condition (as defined in paragraph (b) below) is satisfied, the occurrence of any Change of Control falling within paragraph (b) of the definition of “Change of Control” shall cease to give rise to any requirement for prepayment pursuant to paragraph (c) of Clause 8.1 (Exit and Flotation).

(b)	For the purposes of this Clause 1.8, the “Sponsor Change of Control Release Condition” means satisfaction of the following conditions:

(i)	the Listco Flotation (that does not constitute a Change of Control) has occurred;

(ii)	a period of at least 24 Months have expired since the completion of the Listco Flotation;

(iii)	the Sponsor beneficially owns and controls, directly or indirectly, at least 25 per cent. of the issued voting share capital in the Borrower;

(iv)	no person or persons acting in concert beneficially own(s) or has or have acquired, directly or indirectly, (A) an aggregate percentage of issued shares (of any class) in the Borrower that is equal to or greater than the aggregate percentage of issued shares (of such class) in the Borrower beneficially owned, directly or indirectly, by the Sponsor or (B) an aggregate percentage of voting interests in the Borrower that is equal to or greater than the aggregate percentage of voting interests in the Borrower beneficially owned, directly or indirectly, by the Sponsor; and

(v)	Leverage for the Relevant Period ending on the most recent Quarter Date for which a Compliance Certificate has been or is required to be delivered is less than 2.00:1.

SECTION 2

THE FACILITIES

2.	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(i)	a USD term loan facility in an aggregate amount equal to the Total Facility A Commitments; and

(ii)	a USD term loan facility in an aggregate amount equal to the Total Facility B Commitments.

(b)	As at the Amendment and Restatement Effective Date:

(i)	the Original Loan shall be deemed to constitute a Facility A Loan (made on the Original Utilisation Date) (the “Continued Facility A Loan”);

(ii)	each Lender’s participation in such Continued Facility A Loan shall be equal to such Lender’s participation in the Original Loan (immediately prior to the effectiveness of the amendment and restatement of the Original Agreement pursuant to the Amendment and Restatement Agreement on the Amendment and Restatement Effective Date);

(iii)	the then current Interest Period in respect of such Continued Facility A Loan (the “Initial Interest Period”) shall be deemed to be the period from and including the first day of the then current Interest Period (as defined in and determined in accordance with the Original Agreement) for the Original Loan (immediately prior to the effectiveness of the amendment and restatement of the Original Agreement pursuant to the Amendment and Restatement Agreement on the Amendment and Restatement Effective Date) (the “Original Interest Period”) to and including the last day of such Original Interest Period;

(iv)	the accrued interest on the Original Loan (immediately prior to the effectiveness of the amendment and restatement of the Original Agreement pursuant to the Amendment and Restatement Agreement on the Amendment and Restatement Effective Date) shall constitute accrued interest on such Continued Facility A Loan and shall be paid on the last day of the Initial Interest Period; and

(v)	for the portion of the Initial Interest Period that falls on or after the Amendment and Restatement Effective Date, (A) LIBOR for the Continued Facility A Loan and for the Initial Interest Period shall be equal to LIBOR for the Original Loan and the Original Interest Period and (B) Margin in respect of the Continued Facility A Loan shall be equal to 3.50% per annum (subject to the definition of “Margin”).

2.2	Increase

(a)	The Borrower may by giving prior notice to the Facility Agent by no later than the date falling five Business Days after the effective date of a cancellation of:

(i)	the Available Commitment of a Defaulting Lender in respect of any Facility in accordance with Clause 7.5 (Right of cancellation in relation to a Defaulting Lender); or

(ii)	the Commitment of a Lender in respect of any Facility in accordance with:

(A)	Clause 7.1 (Illegality); or

(B)	paragraph (a) of Clause 7.4 (Right of cancellation and repayment in relation to a single Lender),

(such Available Commitment or Commitment so cancelled being the “Cancelled Commitment”) request that the aggregate Commitments under such Facility be increased (and the aggregate Commitments under such Facility shall be so increased) in an aggregate amount in USD of up to the amount of such Cancelled Commitment as follows (provided that the Availability Period shall not have expired by the time when such increase is to take effect):

(iii)	such increased Commitments under such Facility will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an “Increase Lender”) selected by the Borrower (each of which shall not be a Sponsor Affiliate, a Total Transaction Obligor or a Group Member and which satisfies the criteria applicable to a New Lender set out in Clause 25.1 (Assignments and transfers by the Lenders)) and each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of such increased Commitments which it is to assume (the “Assumed Commitment” of such Increase Lender), as if it had been an Original Lender (for the avoidance of doubt, the aggregate Assumed Commitments of all of the Increase Lenders shall not exceed such Cancelled Commitment);

(iv)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as that Obligor and that Increase Lender would have assumed and/or acquired had that Increase Lender been an Original Lender (with such Assumed Commitment so assumed by it, in addition to any other Commitment in respect of any Facility which that Increase Lender may otherwise have in accordance with this Agreement);

(v)	each Increase Lender which is not already party hereto as a Lender shall become a Party as a “Lender” (with such Assumed Commitment so assumed by it, in addition to any other Commitment in respect of any Facility which that Increase Lender may otherwise have in accordance with this Agreement), and any Increase Lender and each of the other Finance Parties and the Hedge Counterparties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties and Hedge Counterparties would have assumed and/or acquired had that Increase Lender been an Original Lender;

(vi)	the Commitments of the other Lenders (in respect of any or all of the Facilities) shall continue in full force and effect; and

(vii)	any such increase in the Commitments under such first-mentioned Facility shall take effect on the later of (A) the date specified by the Borrower in the notice referred to above and (B) the date on which the conditions set out in paragraph (b) below are satisfied in respect of such increase.

In the case of cancellation of the Available Commitment (in respect of any Facility) of a Defaulting Lender referred to in paragraph (i), the Commitment of such Defaulting Lender under such Facility shall be permanently cancelled and reduced by the aggregate Assumed Commitment (in respect of such Facility) of each such Increase Lender upon the effectiveness of such increase in the Commitments under such Facility. For the avoidance of doubt, no Lender has any obligation to agree to be an Increase Lender.

(b)	An increase in the Commitments under any Facility pursuant to paragraph (a) will only be effective on:

(i)	the execution by the Facility Agent of an Increase Confirmation from each Increase Lender in respect of such increase (setting out the Assumed Commitment in respect of such Facility which such Increase Lender is assuming in accordance with paragraph (a)) provided that the requirements set out in paragraph (ii)(B) below have been satisfied in the case of an Increase Lender which is not a Lender immediately prior to such increase; and

(ii)	in relation to an Increase Lender which is not a Lender immediately prior to such increase:

(A)	that Increase Lender entering into the documentation required for it to accede as a party to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement); and

(B)	the Facility Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of such Assumed Commitment by that Increase Lender. The Facility Agent shall promptly notify the Borrower and that Increase Lender upon being so satisfied.

(c)	Each Increase Lender, by executing an Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with any Finance Document on or prior to the date on which the increase in Commitments (to which such Increase Confirmation relates) becomes effective.

(d)	The Borrower shall promptly on written demand pay the Facility Agent and the Security Agent the amount of all reasonable and documented costs and expenses (including legal fees, subject to any agreed cap) incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.2.

(e)	An Increase Lender shall (or the Borrower shall on its behalf), on the date upon which such increase takes effect, pay to the Facility Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 25.3 (Assignment or transfer fee) if such increase was a transfer to such Increase Lender pursuant to Clause 25.5 (Procedure for transfer) and if such Increase Lender was a New Lender.

(f)	The Borrower may pay to an Increase Lender a fee in the amount and at the times agreed between the Borrower and such Increase Lender in a Fee Letter.

(g)	Clause 25.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to each of the Lenders immediately prior to any increase in Commitment(s) in respect of any Facility or the assumption of any Assumed Commitment by that Increase Lender;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Total Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c). Any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of any Loan or any other amount owed by a Total Transaction Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf), is a debt owing to that Finance Party by that Total Transaction Obligor.

(c)	Subject to paragraph (d) below, a Finance Party may, except as specifically provided in the Finance Documents (excluding the Hedging Agreements), separately enforce its rights under or in connection with the Finance Documents and, except as specifically provided in the Finance Documents (excluding the Hedging Agreements), shall be entitled to separately enforce its rights under the Finance Documents against each of the Total Transaction Obligors to recover any amount that is due and payable to it under any Finance Document (or to recover its share of any amount that is due and payable under any Finance Document) without the consent of any other Party; and nothing shall prejudice the rights of a Finance Party from separately enforcing its rights in relation to any debt arising under any Finance Document owing to it (or its share of any debt arising under a Finance Document), which debt is due and payable.

(d)	In connection with any Transaction Security being granted, or being expressed to be granted, over assets in Taiwan from time to time (the “Taiwanese Transaction Security”), the Parties hereby agree that each of the Finance Parties shall be deemed a creditor jointly and severally with each other with respect to their rights and claims hereunder and the other Finance Documents against the Total Transaction Obligors pursuant to Article 283 of the R.O.C. Civil Code and shall be entitled to pursue all such claims against the Total Transaction Obligors and that the security interests with respect to the Taiwanese Transaction Security shall be created in favour of the Security Agent in its capacity as a joint and several creditor and for the joint and several benefit of the Finance Parties; provided, however, that, each Finance Party agrees not to claim or enforce such rights (insofar as they relate to the Taiwanese Transaction Security) unilaterally but shall appoint the Security Agent to exercise and enforce the Finance Parties’ rights arising out of the Finance Documents (insofar as they relate to the Taiwanese Transaction Security) and share among themselves any risks and benefits in relation thereto as provided under this Agreement and the Security Trust Agreement and none of the Finance Parties shall take any action (insofar as it relates to the Taiwanese Transaction Security) requiring authorisation of the Majority Lenders, the Majority Senior Creditors (as defined in the Security Trust Agreement) or any group of Senior Creditors (as defined in the Security Trust Agreement) except in accordance with such authorisation.

2.4	Obligors’ Agent

(a)	Each Obligor (other than the Borrower) by its execution of this Agreement or an Accession Deed irrevocably appoints the Borrower (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Borrower on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and the Hedge Counterparties and to give all notices, consents, and instructions, to agree, accept and execute on its behalf any Accession Deed or any other Finance Document, to make such agreements and to effect all amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect that Obligor’s obligations or otherwise affect that Obligor, and to give confirmations as to the continuation of guarantee obligations, in each case, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Borrower,

and in each case that Obligor shall be bound as though that Obligor itself had supplied such information, given such notices, consents and instructions (including, without limitation, any Utilisation Request and any Selection Notice) or agreed, accepted and executed such Accession Deed or such other Finance Document, made such agreements or effected such amendments, supplements and variations, given such confirmations and received such notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

2.5	Incremental Facilities

(a)	The Borrower may at any time after the Utilisation Date (in respect of a Term Facility) notify the Facility Agent by delivery of a written notice (an “Incremental Facility Notice”) that it wishes to establish a new term loan facility in US dollars (being an “Incremental Facility”), whereupon the Facility Agent shall promptly deliver a copy of such Incremental Facility Notice to each of the Lenders.

(b)	Any Incremental Facility (the subject of any Incremental Facility Notice) shall be established upon the countersignature by the Facility Agent of such Incremental Facility Notice delivered by the Borrower to the Facility Agent pursuant to paragraph (a), provided that:

(i)	the requirements under this Clause 2.5 with respect to such Incremental Facility are satisfied and the Borrower shall have certified in such Incremental Facility Notice that all of such requirements are satisfied with respect to such Incremental Facility including reasonable particulars thereof (including computations demonstrating satisfaction of the requirements under paragraph (d)(i));

(ii)	the Borrower shall have, together with the delivery of such Incremental Facility Notice, delivered to the Facility Agent Incremental Facility Increase Confirmations (with respect to such Incremental Facility) executed by one or more persons (each of whom satisfies the criteria applicable to New Lenders set out in Clause 25.1 (Assignments and transfers by the Lenders) and is not a Total Transaction Obligor, a Group Member, any Affiliate of any of the foregoing or any Sponsor Affiliate) (each such person being an “Incremental Facility Original Lender” in respect of such Incremental Facility) selected by the Borrower, pursuant to which Incremental Facility Increase Confirmations each such Incremental Facility Original Lender agrees to assume an Incremental Facility Commitment in respect of such Incremental Facility as set out in such Incremental Facility Increase Confirmation to which it is a party;

(iii)	the aggregate Incremental Facility Commitments (in respect of such Incremental Facility) specified in any and all such Incremental Facility Increase Confirmations must not exceed the aggregate Incremental Facility Commitments (in respect of such Incremental Facility) specified in such Incremental Facility Notice;

(iv)	such Incremental Facility Notice (in respect of such Incremental Facility) specifies:

(A)	the aggregate Incremental Facility Commitments in respect of such Incremental Facility;

(B)	the Availability Period with respect to such Incremental Facility;

(C)	the pricing terms with respect to such Incremental Facility;

(D)	the repayment terms with respect to such Incremental Facility; and

(E)	any other administrative requirements with respect to such Incremental Facility (including with respect to any Utilisation thereunder);

(v)	no Incremental Facility Notice may be delivered and no Incremental Facility may be established at any time prior to the later of (A) the time when the Utilisation Date in respect of each Term Facility has occurred after the Amendment and Restatement Effective Date and (B) the time when all of the requirements under Clause 22.2 (Financial condition) have been tested at least once after the Amendment and Restatement Effective Date; and

(vi)	no Event of Default is continuing or would arise after giving effect to such Incremental Facility.

(c)	No consent of any Lender is required to establish an Incremental Facility (other than, for the avoidance of doubt, any Lender which is to assume or provide any Incremental Facility Commitment in respect of such Incremental Facility), provided that the requirements of this Clause 2.5 are complied with in respect of such Incremental Facility.

(d)	Each Incremental Facility shall comply with the following requirements (unless otherwise agreed by all of the Lenders):

(i)	the aggregate principal amount of such Incremental Facility, when aggregated with the aggregate principal amount of any and all other Incremental Facilities established or incurred since the Amendment and Restatement Effective Date (or to be simultaneously established or incurred) by the Borrower, shall be the maximum amount of additional Total Net Debt that can be incurred by the Group (as at the establishment of such first-mentioned Incremental Facility) without the Leverage for the Most Recent Relevant Period (as at the establishment of such first-mentioned Incremental Facility, calculated on a pro forma basis giving effect to (A) the incurrence by the Borrower of such first-mentioned Incremental Facility and any and all other Incremental Facilities established or incurred since the last day of such Most Recent Relevant Period (or to be simultaneously established or incurred together with such first-mentioned Incremental Facility) (collectively “Other Incremental Facilities”) and (B) the application of the proceeds of such first-mentioned Incremental Facility and Other Incremental Facilities, but without giving effect to any increase in Cash and Cash Equivalent Investments of Group Members resulting from the proceeds of any such Incremental Facility or Other Incremental Facilities), exceeding 3.50 to 1. For the purposes of such pro forma calculation in respect of such first-mentioned Incremental Facility:

(A)	it shall be assumed that such first-mentioned Incremental Facility and each such Other Incremental Facility are fully utilised and remain outstanding as at the end of such Most Recent Relevant Period; and

(B)	such calculations shall be made without giving effect to any reduction in the amount of such first-mentioned Incremental Facility or any such Other Incremental Facility through repayment, prepayment or otherwise; and

(ii)	such Incremental Facility:

(A)	shall be granted exclusively for the purposes specified in paragraph (c) of Clause 3.1 (Purpose);

(B)	shall rank equal in priority in right of payment with the Term Facilities and shall rank equal or junior in right of security with the Term Facilities or be unsecured, provided that in the event of any Incremental Facility that is to rank junior in right of security to the Term Facilities or that is unsecured, such Incremental Facility may not be established (and no Incremental Facility Notice may be delivered in respect thereof) unless amendments to this Agreement, the Security Trust Agreement and other Finance Documents (each in form and substance satisfactory to the Facility Agent, acting on the instructions of the Lenders) shall have been entered into to reflect such Incremental Facility and related intercreditor arrangements with the Term Facilities;

(C)	shall not mature earlier than the Termination Date with respect to Facility A and shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of Facility A as at the date of establishment of such Incremental Facility;

(D)	is denominated in US dollars;

(E)	is incurred by the Borrower only; and

(F)	shall not have the benefit of any guarantee by any person other than a Relevant Guarantor (the extent of whose guarantee in respect of the Term Facilities is not less than the extent of whose guarantee in respect of such Incremental Facility) and shall not have the benefit of any security (other than Transaction Security), except where the benefit of such guarantee and security is extended rateably to all of the Secured Parties (including the Lenders in respect of the Term Facilities) on a pari passu basis;

(iii)	there shall not be any other mandatory prepayment, redemption, purchase, defeasance or discharge, or sinking fund (or similar obligation) in respect of such Incremental Facility, other than (1) scheduled repayments in accordance with paragraph (d)(ii)(C) and (2) mandatory prepayments on the same terms and conditions as those applicable to Facility A under this Agreement;

(iv)	subject to the foregoing, the amortisation schedule applicable to such Incremental Facility and the All-In Yield applicable to such Incremental Facility shall be determined by the Borrower and the applicable Incremental Facility Original Lenders with respect to such Incremental Facility and shall be set forth in the Incremental Facility Notice relating to such Incremental Facility; provided that with respect to any Incremental Facility established or incurred within twelve (12) months after the Amendment and Restatement Effective Date, the All-In Yield applicable to such Incremental Facility shall not be greater than the applicable All-In Yield with respect to Facility A pursuant to the terms of this Agreement (as amended from time to time) plus 0.50 per cent. per annum, unless the interest rate with respect to Facility A is increased so as to cause the then All-In Yield applicable to Facility A under this Agreement to equal the All-In Yield applicable to such Incremental Facility minus 0.50 per cent. per annum;

(v)	the administrative requirements with respect to such Incremental Facility (including with respect to any Utilisation thereunder) shall be agreed between the Facility Agent, the Borrower and the Incremental Facility Original Lenders in respect of such Incremental Facility (each acting reasonably) and set out in the Incremental Facility Notice in respect of such Incremental Facility;

(vi)	except as otherwise expressly provided under paragraphs (d)(i) to (v), the terms and conditions of such Incremental Facility shall be the substantially same as those applicable to the Term Facilities (unless otherwise agreed to by all of the Lenders); and

(vii)	the Borrower may not deliver an Incremental Facility Notice in respect of any Incremental Facility, if as a result of the proposed establishment of such Incremental Facility, more than two (2) Incremental Facilities would have been established since the Amendment and Restatement Effective Date.

(e)	Provided that the requirements of this Clause 2.5 are complied with respect to an Incremental Facility, an Incremental Facility Original Lender with respect to such Incremental Facility shall become party hereto as a “Lender” with an Incremental Facility Commitment in respect of such Incremental Facility specified in the Incremental Facility Increase Confirmation to which it is a party, upon (but only upon):

(i)	the execution by the Facility Agent of such Incremental Facility Increase Confirmation; and

(ii)	in relation to an Incremental Facility Original Lender which is not already a Lender immediately prior to the delivery of such Incremental Facility Increase Confirmation:

(A)	that Incremental Facility Original Lender entering into the documentation required for it to accede to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement); and

(B)	the performance by the Facility Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of such Incremental Facility Commitment by that Incremental Facility Original Lender (which is not already a Lender immediately prior to the delivery of such Incremental Facility Increase Confirmation), the completion of which the Facility Agent shall promptly notify the Borrower and that Incremental Facility Original Lender.

(f)	The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Incremental Facility Notice delivered to the Facility Agent by the Borrower with respect to any Incremental Facility or a duly completed Incremental Facility Increase Confirmation delivered to the Facility Agent by any Incremental Facility Original Lender with respect to any Incremental Facility, (in each case) appearing on its face to comply with the terms of this Agreement and delivered in accordance with this Agreement, execute that Incremental Facility Notice or (as the case may be) Incremental Facility Increase Confirmation, provided that:

(i)	(in the case of an Incremental Facility Notice) no Lender shall have notified the Facility Agent within ten Business Days of such Incremental Facility Notice that such Incremental Facility (the subject of such Incremental Facility Notice) does not comply with the provisions of this Clause 2.5, specifying the reasons therefor (in which case the Facility Agent shall promptly notify the Borrower); and

(ii)	in the case of an Incremental Facility Increase Confirmation with respect to any Incremental Facility:

(A)	the Incremental Facility Notice with respect to such Incremental Facility is simultaneously duly delivered to the Facility Agent and is countersigned by the Facility Agent in accordance with this Clause 2.5; and

(B)	the Facility Agent shall have satisfactorily completed all “know your customer” and other similar checks referred to in paragraph (e)(ii)(B) with respect to such Incremental Facility Original Lender (if it is not already a Lender immediately prior to the delivery of such Incremental Facility Increase Confirmation).

(g)	Each Incremental Facility Original Lender in respect of an Incremental Facility, by executing any Incremental Facility Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with any Finance Document on or prior to the date on which such Incremental Facility Original Lender assumes any Incremental Facility Commitment (in respect of such Incremental Facility) as specified in such Incremental Facility Increase Confirmation.

(h)	Clause 25.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.5 in relation to each Incremental Facility Original Lender (with respect to any Incremental Facility) as if references in that Clause to:

(i)	an “Existing Lender” were references to each of the Lenders immediately prior to the establishment of such Incremental Facility;

(ii)	the “New Lender” were references to that “Incremental Facility Original Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

(i)	For the avoidance of doubt, each Incremental Facility established pursuant to this Clause 2.5 shall constitute a separate Facility.

(j)	The Facility Agent may (without the consent of any other Finance Party) for and on behalf of the Finance Parties, together with the Borrower, effect such amendments to this Agreement and the other Finance Documents as may be necessary or appropriate, in the reasonable opinion of the Facility Agent and the Borrower, to give effect to the provisions of this Clause 2.5 (each such amendment being an “Incremental Amendment”).

(k)	In connection with the establishment of any Incremental Facility and/or any amendment referred to in paragraph (j), each Obligor shall (and shall procure that each Total Transaction Obligor shall), if requested by the Facility Agent or the Security Agent (acting reasonably), execute and deliver customary reaffirmation agreements and/or such amendments to the Transaction Security Documents as may be reasonably requested by the Facility Agent or the Security Agent in order to ensure that the Transaction Security continues in full force and effect and extends to secure such Incremental Facility on the basis contemplated in this Clause 2.5.

3.	PURPOSE

3.1	Purpose

(a)	The Borrower shall apply all amounts borrowed by it under Facility A towards:

(i)	the making of a loan or a dividend in cash by the Borrower to the Parent or the repayment in cash by the Borrower of any existing loan owing by the Borrower to the Parent;

(ii)	refinancing Borrowings under this Agreement that were subsisting immediately prior to the Effective Time (as defined in the Amendment and Restatement Agreement) on Amendment and Restatement Effective Date (the “Refinancing”);

(iii)	payment of all fees, costs, expenses and registration taxes in relation to the Facilities (including the Amendment and Restatement Agreement); and

(iv)	funding the DSRA with the required DSRA Minimum Balance,

provided that the Refinancing shall be deemed to occur at the Effective Time (as defined in the Amendment and Restatement Agreement) on the Amendment and Restatement Effective Date and for the avoidance of doubt, no amounts borrowed under Facility A thereafter shall be applied towards the Refinancing.

(b)	The Borrower shall (i) apply all amounts borrowed by it under Facility B towards the making of a dividend payment or capital reduction by the Borrower to the Parent in cash, (ii) ensure that the Parent shall apply the proceeds of such dividend payment or capital reduction by the Borrower towards the making of a dividend payment or capital reduction in favour of Listco, and (iii) ensure that the Listco shall apply the proceeds of such dividend payment or capital reduction by the Parent towards the making of a dividend payment or capital reduction in favour of the Distribution Account Holder; provided that, all amounts borrowed under Facility B shall be directly deposited into the DSRA and then promptly transferred from the DSRA to the Distribution Account and shall not be released from the Distribution Account until the Listco IPO has occurred and the Facility B Loan is repaid in full (out of Flotation Proceeds) together with accrued interest and Break Costs (if any), whereupon all amounts so deposited into the Distribution Account shall be unconditionally and irrevocably released to the Distribution Account Holder, and the Borrower shall ensure that all of such amounts so released to the Distribution Account Holder shall be promptly paid by the Distribution Account Holder to Bain Capital Asia Integral Investors, L.P.

(c)	The Borrower shall apply all amounts borrowed by it under an Incremental Facility towards financing:

(i)	Permitted Acquisitions (falling within paragraph (e) of the definition of “Permitted Acquisition”);

(ii)	costs and expenses incurred with respect of any such Permitted Acquisition within 12 months of such Permitted Acquisition;

(iii)	refinancing Financial Indebtedness of any Future Target acquired by any Group Member pursuant to any such Permitted Acquisition; and

(iv)	Capital Expenditure or working capital requirements of any Future Target acquired by a Group Member pursuant to any such Permitted Acquisition.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Loan if on or before the date on which the Utilisation Request for that Loan is delivered, the Facility Agent has confirmed that the Amendment and Restatement Effective Date has occurred in accordance with the Amendment and Restatement Agreement.

(b)	Other than to the extent that the Mandated Lead Arranger notifies the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to a Loan if:

(a)	on the date of the Utilisation Request (in respect of such Loan) and on the proposed Utilisation Date (in respect of such Loan):

(i)	no Default is continuing or would result from the proposed Loan; and

(ii)	all the representations and warranties to be repeated by any or all of the Total Transaction Obligors under any or all of the Finance Documents upon the date of any Utilisation Request or any Utilisation Date are true in all material respects (whether before or after giving effect to such proposed Loan); and

(b)	on or prior to the date occurring one Business Day prior to on the proposed Utilisation Date, the Facility Agent has received evidence satisfactory to it that the aggregate amount standing to the credit of the DSRA is not less than the DSRA Minimum Balance (calculated as if such Loan in the amount set out in the Utilisation Request in respect of such Loan had been made and were outstanding as at such date, and as if the rate of interest applicable to such Loan as at such date were equal to the rate of interest that would apply to such Loan for the first Interest Period for such Loan as set out in such Utilisation Request).

4.3	Maximum number of Utilisations

(a)	Only one Facility A Loan (excluding the Continued Facility A Loan) may be made at any time on or after the Amendment and Restatement Effective Date. Only one Facility B Loan may be made.

(b)	Each Incremental Facility may be utilised in a single or (with the consent of the Facility Agent) more than one Incremental Facility Loan(s) thereunder. The Facility Agent shall be entitled to give such consent under this paragraph (b) without any need to seek instructions or consent from any Lender.

(c)	The Borrower may not request that a Loan be divided.

SECTION 3

UTILISATION

5.	UTILISATION

5.1	Delivery of the Utilisation Request

The Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as all of the Lenders may agree).

5.2	Completion of the Utilisation Request

(a)	The Utilisation Request for a Loan under a Facility is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies such Facility under which such Loan is to be made;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of such Loan comply with Clause 5.3 (Currency and amount); and

(iv)	the proposed Interest Period complies with Clause 11 (Interest Periods).

(b)	Only one Loan may be requested in a Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be USD.

(b)	The amount of any proposed Loan under any Facility must be an amount that does not exceed the Available Facility for that Facility.

5.4	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date (for such Loan) through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan under a Facility will be equal to a proportion of such Loan, which proportion is equal to the proportion borne by such Lender’s Available Commitment (in respect of that Facility) to the Available Facility (in respect of that Facility) immediately prior to making that Loan.

5.5	Cancellation of Commitment

In respect of each Facility, upon the expiry of the Availability Period in relation to such Facility, the Commitment of each Lender under such Facility which, at that time, is unutilised (that is, in an amount equal to that Lender’s Available Commitment under such Facility at that time) shall be immediately cancelled, and then that Lender’s Available Commitment under such Facility shall be immediately reduced to zero.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

6.	REPAYMENT

6.1	Repayment of the Loan

(a)	The Borrower shall repay each Facility A Loan in instalments by repaying on each Repayment Date in respect of Facility A an amount which reduces the aggregate outstanding Facility A Loan(s) by an amount equal to a percentage of the aggregate outstanding Facility A Loan(s) (as at the close of business in New York City) on the earlier of (i) the first Utilisation Date in respect of any Facility A Loan falling after the Amendment and Restatement Effective Date and (ii) the last day of the Availability Period for Facility A, which percentage is set out opposite that Repayment Date below:

Number of Months from the Amendment and Restatement Effective Date	Percentage
12	7.5%
24	12.5%
36	17.5%
48	22.5%
60	40%

(b)	On the Termination Date in respect of Facility A, the Borrower shall repay any and all outstanding amounts under each Facility A Loan in full.

(c)	The Borrower shall repay the Facility B Loan in full on the Termination Date in respect of Facility B.

(d)	Each Incremental Facility Loan in respect of any Incremental Facility shall be repaid in accordance with the scheduled repayments terms set out in the Incremental Facility Notice (relating to such Incremental Facility) in accordance with Clause 2.5 (Incremental Facilities).

(e)	The Borrower may not reborrow any part of any Facility which is repaid.

6.2	Effect of cancellation and prepayment on scheduled repayments and reductions

(a)	If any Loan under a Facility (other than Facility B) is repaid or prepaid in accordance with Clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or Clause 7.1 (Illegality) then, other than to the extent that the Commitments in respect of such Facility are subsequently increased pursuant to Clause 2.2 (Increase), the amount of the Repayment Instalment (in respect of such Facility) for each Repayment Date (in respect of such Facility) falling after that repayment or prepayment will reduce pro rata by the amount of such Loan so repaid or prepaid.

(b)	If any Loan under any Facility (other than Facility B) is prepaid in accordance with Clause 7.3 (Voluntary prepayment), such prepayment shall be applied to reduce the Repayment Instalments (in respect of such Facility) for Repayment Dates (in respect of such Facility) falling after the date of that prepayment in such order as the Borrower may specify at the time of such prepayment, provided that the aggregate amount of such reduction for all such Repayment Instalments shall not exceed the amount of that prepayment.

7.	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan (or it becomes unlawful for any Affiliate of a Lender if that Lender were to do so):

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event and the Facility Agent shall, upon receipt of notice from that Lender, promptly notify the Borrower of the same;

(b)	upon the Facility Agent notifying the Borrower, the Commitment of that Lender in respect of each Facility shall be reduced by an amount equal to the Available Commitment of that Lender in respect of that Facility (immediately prior to such reduction), and then the Available Commitment of that Lender in respect of that Facility shall immediately be reduced to zero; and

(c)	to the extent that such Lender’s participation in any Loan has not been transferred to another person pursuant to Clause 37.6 (Replacement of Lender), the Borrower shall repay in full that Lender’s participation in such Loan on the last day of the Interest Period for such Loan occurring after the Facility Agent has notified the Borrower or, if earlier, the date specified by that Lender in such notice delivered by that Lender to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2	Voluntary cancellation

(a)	The Borrower may, if it gives the Facility Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of U.S.$1,000,000 and an integral multiple of U.S.$500,000) of the Available Facility in relation to a Term Facility.

(b)	Any cancellation under this Clause 7.2 in respect of any Term Facility shall reduce the Commitments of the Lenders rateably under such Term Facility.

7.3	Voluntary prepayment

(a)	Subject to paragraph (c) below, the Borrower may, if it gives the Facility Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces that Loan by a minimum amount of U.S.$1,000,000 and is an integral multiple of U.S.$500,000).

(b)	Subject to paragraph (c) below, the Borrower may voluntarily prepay all or a part of an Incremental Facility Loan under any Incremental Facility in accordance with the terms of the Incremental Facility Notice (in respect of such Incremental Facility), provided that (if a Facility A Loan or any part thereof is outstanding) the Borrower shall simultaneously make a voluntary prepayment of the Facility A Loan(s) such that the proportion borne by (i) the aggregate amount of such prepayment of the Facility A Loan(s) to (ii) the aggregate amount of the Facility A Loan(s) immediately prior to such prepayment is not less than the proportion borne by (i) the aggregate amount of such prepayment of Incremental Facility Loan(s) under any Incremental Facility to (ii) the aggregate amount of Incremental Facility Loan(s) under such Incremental Facility immediately prior to such prepayment.

(c)	A Loan under any Facility may only be prepaid pursuant to this Clause 7.3 after the last day of the Availability Period in respect of such Facility (or, if earlier, the day on which the Available Facility in respect of such Facility is zero).

7.4	Right of cancellation and repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 14.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Borrower under Clause 14.3 (Tax indemnity) or Clause 15.1 (Increased costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Facility Agent notice of cancellation of the Available Commitment of that Lender in respect of each Facility and its intention to procure the repayment of that Lender’s participation in the Loans.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender in respect of each Facility shall be reduced by an amount equal to the Available Commitment of that Lender in respect of such Facility (immediately prior to such reduction), and then the Available Commitment of that Lender in respect of such Facility shall immediately be reduced to zero.

(c)	On the last day of the Interest Period for any Loan which ends after the Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation in such Loan in full together with all interest and other amounts accrued in relation to such repaid amount under the Finance Documents.

7.5	Right of cancellation in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Borrower may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent five Business Days’ notice of cancellation of the Available Commitment of that Lender in respect of each Facility.

(b)	On the notice referred to in paragraph (a) above becoming effective, the Commitment of that Defaulting Lender in respect of each Facility shall be reduced by an amount equal to the Available Commitment of that Defaulting Lender in respect of such Facility (immediately prior to such reduction), and then the Available Commitment of that Defaulting Lender in respect of such Facility shall immediately be reduced to zero.

(c)	The Facility Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

8.	MANDATORY PREPAYMENT AND CANCELLATION

8.1	Exit and Flotation

(a)	For the purpose of this Clause 8:

“Flotation” means the listing or admission to trading on any stock or securities exchange or market of any shares or securities of any Group Member or any direct or indirect Holding Company of any Group Member (other than the Sponsor), or any sale or issue by way of listing, flotation or public offering (or any equivalent circumstances) of any shares or securities of any Group Member or any direct or indirect Holding Company of any Group Member (other than the Sponsor) in any jurisdiction or country (the person whose shares or securities are the subject of such listing, admission to trading, flotation or public offering being the “IPO Entity” in respect of such Flotation).

“Flotation Proceeds” means, in respect of a Flotation, the Net Proceeds in relation to any issuance of shares or securities (by the IPO Entity in respect of such Flotation) or sale (by any holder of shares or securities in such IPO Entity (each an “IPO Selling Shareholder”)) of shares or securities in such IPO Entity in connection with such Flotation.

“Qualifying Flotation” means a Flotation (in respect of the Borrower or any Holding Company of the Borrower).

(b)	Upon the occurrence of a Qualifying Flotation (not resulting in a Change of Control), the Borrower shall:

(i)	promptly notify the Facility Agent upon becoming aware of that occurrence; and

(ii)	(whether or not the Borrower has complied with paragraph (i) above) ensure that an amount of the Flotation Proceeds for such Flotation which is equal to the amount necessary to repay the Facility B Loan in full together with all accrued interest and Break Costs (if any), is applied in prepayment of the Facility B Loan within 10 Business Days of the occurrence of such Qualifying Flotation.

(c)	Upon the occurrence of:

(i)	a Change of Control;

(ii)	any Flotation (which is not a Qualifying Flotation); or

(iii)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

then:

(iv)	the Borrower shall promptly notify the Facility Agent upon becoming aware of that event;

(v)	(irrespective of whether the Borrower has compiled with paragraph (iv)) no Lender shall be obliged to fund or maintain its participation in any Loan or any part thereof; and

(vi)	(irrespective of whether the Borrower has complied with paragraph (iv)) if a Lender so requires by notice in writing to the Facility Agent:

(A)	the Available Commitment of that Lender in respect of each Facility shall be immediately reduced to zero (and its Commitment in respect of such Facility shall be reduced by the amount of such reduction in its Available Commitment in respect of such Commitment); and

(B)	that Lender’s participation in each Loan, together with accrued interest and all other amounts accrued under the Finance Documents thereon, shall become immediately due and payable to that Lender on the date specified in such notice (which date must be at least twenty (20) Business Days after the date of such notice); and

(vii)	the Facility Agent shall promptly notify the Borrower upon receipt of any such notice of any Lender.

8.2	VIE Termination Event

Upon the occurrence of a VIE Termination Event:

(a)	the Borrower shall promptly notify the Facility Agent upon becoming aware of such VIE Termination Event;

(b)	(irrespective of whether the Borrower has complied with paragraph (a)) none of the Lenders shall be obliged to find or maintain its participation in any Loan or any part thereof; and

(c)	(irrespective of whether the Borrower has complied with paragraph (a)) the Available Facility in respect of each Facility will immediately be cancelled (and the Available Commitment of each Lender in respect of each Facility shall immediately be reduced to zero) and each Loan, together with accrued interest and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

8.3	[Not used]

9.	RESTRICTIONS

9.1	Notices of cancellation or prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 7 (Illegality, voluntary prepayment and cancellation) shall (subject to the terms of that Clause) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment, provided that in the case of any notice of voluntary prepayment under Clause 7.3 (Voluntary prepayment), (a) the Borrower shall be permitted to specify the conditions precedent to such prepayment in such notice of voluntary prepayment under Clause 7.3 (Voluntary prepayment), and (b) if the Borrower shall have specified such conditions and any such condition is not satisfied, the Borrower may by a notice of cancellation to the Facility Agent (on or prior to the date on which such prepayment is to be made) revoke such notice of voluntary prepayment, and the Borrower shall, within five Business Days of demand, pay any and all Break Costs and indemnify each of the Finance Parties against any cost, loss or liability (excluding any loss of Margin) incurred by such Finance Party as a consequence of such notice of voluntary prepayment being revoked or any condition in such notice of voluntary prepayment not being satisfied or such prepayment not occurring on the relevant date specified in such notice of voluntary prepayment.

9.2	Interest and other amounts

Any prepayment (including, for the avoidance of doubt, any voluntary prepayment) under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

9.3	No reborrowing of the Facility

The Borrower may not reborrow any part of any Facility which is prepaid.

9.4	Prepayment in accordance with Agreement

The Borrower shall not repay or prepay all or any part of any Loan or cancel all or any part of the Commitments of all or any of the Lenders in respect of any Facility except at the times and in the manner expressly provided for in this Agreement.

9.5	No reinstatement of Commitments

Subject to Clause 2.2 (Increase), no amount of the Total Commitments (or the Commitment of any Lender in respect of any Facility) cancelled under this Agreement may be subsequently reinstated.

9.6	Facility Agent’s receipt of notices

If the Facility Agent receives a notice under Clause 7 (Illegality, voluntary prepayment and cancellation), it shall promptly forward a copy of that notice or election to either the Borrower or the affected Lender(s), as appropriate.

9.7	Prepayment elections

The Borrower shall (through the Facility Agent) notify the Lenders as soon as practicable of any proposed prepayment of any Loan under Clause 8 (Mandatory prepayment and cancellation).

9.8	Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in a Loan under a Facility is repaid or prepaid, an amount of that Lender’s Commitment in respect of that Facility (equal to the amount of such participation which is repaid or prepaid) will be deemed to be cancelled on the date of such repayment or prepayment.

9.9	Application of prepayments

Any prepayment of a Loan under a Facility (other than a prepayment pursuant to Clause 7.1 (Illegality), Clause 7.4 (Right of cancellation and repayment in relation to a single Lender) or paragraph (c) of Clause 8.1 (Exit and Flotation)) shall be applied pro rata to each Lender’s participation in such Loan.

SECTION 5

COSTS OF UTILISATION

10.	INTEREST

10.1	Calculation of interest

(a)	The rate of interest on a Term Loan for each day during each Interest Period relating thereto is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	LIBOR (for such Term Loan and such Interest Period).

(b)	The rate of interest on each Incremental Facility Loan under an Incremental Facility (including any applicable market disruption mechanism relating to such interest) shall be determined in accordance with the terms of the Incremental Facility Notice in respect of such Incremental Facility.

10.2	Payment of interest

(a)	The Borrower shall pay accrued interest on a Facility A Loan on the last day of each Interest Period relating thereto.

(b)	The Borrower shall pay accrued interest of the Facility B Loan:

(i)	on the last day of each Interest Period relating thereto (which last day falls prior to the Termination Date in respect of Facility B); and

(ii)	on the Termination Date in respect of Facility B.

(c)	Interest on each Incremental Facility Loan under any Incremental Facility shall be paid in accordance with the terms of the Incremental Facility Notice relating to such Incremental Facility.

10.3	Default interest

(a)	If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on that overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1% per annum higher than the rate which would have been payable if that overdue amount had, during the period of such non-payment, constituted a Loan (under the Facility to which such overdue amount relates, or if such overdue amount is not specifically related to any Facility, under Facility A) in the currency of such overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 10.3 shall be immediately payable by that Obligor on demand by the Facility Agent.

(b)	If any overdue amount under any Finance Document consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to that overdue amount during that first Interest Period shall be 1% per annum higher than the rate which would have applied if that overdue amount had not become due.

(c)	Default interest (if unpaid) arising on an overdue amount under any Finance Document will be compounded with that overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

(d)	The determination of the Facility Agent (in good faith) as to whether any amount payable under any Finance Document is specifically related to any Facility shall, in the absence of manifest error, be conclusive and binding on the Parties.

10.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

11.	INTEREST PERIODS

11.1	Interest Period

(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for such Loan or (if such Loan has already been borrowed) in a Selection Notice.

(b)	Each Selection Notice for a Loan is irrevocable and must be delivered to the Facility Agent by the Borrower not later than the Specified Time.

(c)	If the Borrower fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above in respect of an Interest Period for a Loan, that Interest Period will, subject to this Clause 11, be (in the case of a Term Loan) three Months or (in the case of an Incremental Facility Loan under an Incremental Facility) such duration as determined in accordance with the Incremental Facility Notice in respect of such Incremental Facility.

(d)	Subject to this Clause 11, the Borrower may select an Interest Period for a Loan of one, two, three or six Months or any other period agreed between the Borrower and the Facility Agent (acting on its own discretion if less than six Months, or on the instructions of all the Lenders if more than six Months).

(e)	An Interest Period for a Term Loan under any Term Facility shall not extend beyond (in the case of Facility A) the Termination Date in respect of Facility A or (in the case of Facility B) the date falling under paragraph (b)(i) of the definition of “Termination Date”.

(f)	The first Interest Period for each Loan shall start on the Utilisation Date (in respect of such Loan) and each subsequent Interest Period for such Loan shall start on the last day of its preceding Interest Period.

(g)	The first Interest Period relating to a Facility A Loan (other than the Continued Facility A Loan) shall start on the Utilisation Date in respect of such first-mentioned Facility A Loan and shall end on the last day of the then current Interest Period of the Continued Facility A Loan.

(h)	Interest Periods for each Incremental Facility Loan under any Incremental Facility shall be determined in accordance with the terms of the Incremental Facility Notice relating to such Incremental Facility.

(i)	The provisions of this Clause 11.1 shall be subject to the provisions of paragraph (b) of Clause 2.1 (The Facilities).

11.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

11.3	Consolidation and division of Facility A Loans

If any Interest Periods that relate to Facility A Loans end on the same date, such Facility A Loans shall be consolidated into, and treated as a single Facility A Loan (in an amount equal to the aggregate of such first-mentioned Facility A Loans) on the last day of such Interest Periods.

12.	CHANGES TO THE CALCULATION OF INTEREST

12.1	Absence of quotations

Subject to Clause 12.2 (Market disruption), if LIBOR for any Loan and any Interest Period relating thereto is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day for the currency of such Loan and such Interest Period, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

12.2	Market disruption

(a)	If a Market Disruption Event occurs in relation to a Term Loan for any Interest Period relating thereto, then the rate of interest on each Lender’s share of that Term Loan for each day during that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event by close of business in Taipei on the date falling two Business Days after the Quotation Day for that Term Loan and that Interest Period (or, if later, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Term Loan from whatever source it may reasonably select, provided that if such rate is below zero, such rate will be deemed to be zero.

(b)	If:

(i)	the percentage rate per annum notified by a Lender pursuant to paragraph (a)(ii) above in relation to a Term Loan and any Interest Period relating thereto is less than LIBOR in relation to that Term Loan and such Interest Period; or

(ii)	a Lender has not notified the Facility Agent of a percentage rate per annum pursuant to paragraph (a)(ii) above in respect of a Term Loan and any Interest Period relating thereto, the cost to that Lender of funding its participation in that Term Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be LIBOR for that Term Loan and such Interest Period (and that Lender shall be deemed to have so notified the Facility Agent).

(c)	If a Market Disruption Event occurs in relation to a Term Loan and any Interest Period the Facility Agent shall, as soon as is reasonably practicable, notify the Borrower and the Lenders.

(d)	In this Agreement:

“Market Disruption Event” means, in relation to a Term Loan and any Interest Period relating thereto:

(i)	at or about noon (London time) on the Quotation Day for that Term Loan and such Interest Period LIBOR (for that Term Loan and such Interest Period) is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR for that Term Loan and such Interest Period; or

(ii)	before close of business in Taipei on the Business Day immediately following the Quotation Day for that Term Loan and such Interest Period, the Facility Agent receives notification(s) from a Lender or Lenders (whose participations in that Term Loan exceed 40 % of the Term Loan) that the cost to it or them of funding its or their participation in that Term Loan from whatever source it may reasonably select would be in excess of LIBOR for that Term Loan and such Interest Period.

12.3	Alternative basis of interest or funding

(a)	If a Market Disruption Event occurs in relation to a Term Loan and any Interest Period relating thereto and the Facility Agent or the Borrower so requires, the Facility Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest applicable to that Term Loan.

(b)	Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

(c)	For the avoidance of doubt, in the event that no alternative basis is agreed at the end of such 30 day period, the rate of interest applicable to that Term Loan shall be determined in accordance with Clause 12.1 (Absence of quotations) and Clause 12.2 (Market disruption).

12.4	Break Costs

(a)	The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or any Unpaid Sum being paid by any Total Transaction Obligor on a day other than the last day of an Interest Period for that Loan or that Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

13.	FEES

13.1	Arrangement fee

The Borrower shall pay to the Mandated Lead Arranger (for its own account) the arrangement fee in the amount and at the times agreed in a Fee Letter.

13.2	Facility agency fee

The Borrower shall pay to the Facility Agent (for its own account) a facility agency fee in the amount and at the times agreed in a Fee Letter.

13.3	Security agency fee

The Borrower shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

14.	TAX GROSS-UP AND INDEMNITIES

14.1	Definitions

(a)	In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document (other than a FATCA Deduction).

“Tax Payment” means either the increase in a payment made by a Transaction Obligor to a Finance Party under Clause 14.2 (Tax gross-up) or a payment under Clause 14.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 14 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

14.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Borrower shall promptly upon becoming aware that a Transaction Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrower and that Transaction Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor (to which such Tax Deduction relates) shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to such payment which would have been due if no Tax Deduction had been required.

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment (to which such Tax Deduction relates) evidence reasonably satisfactory to that Finance Party that that Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

14.3	Tax indemnity

(a)	The Borrower shall (within five Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party or the Facility Office of that Finance Party; or

(ii)	to any loss, liability or cost to the extent that:

(A)	it is compensated for by an increased payment under Clause 14.2 (Tax gross-up); or

(B)	it relates to a FATCA Deduction required to be made by a Party.

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to such claim, following which the Facility Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 14.3, notify the Facility Agent.

14.4	Tax Credit

If an Obligor makes a Tax Payment in respect of a Finance Party and that Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to that Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had that Tax Payment not been required to be made by that Obligor.

14.5	Stamp taxes

The Borrower shall pay and, within five Business Days of demand, indemnify each of the Secured Parties and the Mandated Lead Arranger against any cost, loss or liability that Secured Party or the Mandated Lead Arranger incurs in relation to any or all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (except any such Tax payable in connection with the entry into of a Transfer Certificate).

14.6	Indirect Tax

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party under or in connection with a Finance Document, that Party must pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of that Indirect Tax.

(b)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall at the same time pay and indemnify such Finance Party against all Indirect Tax incurred by such Finance Party in respect of such costs or expenses, except to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such Indirect Tax.

14.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is a FATCA Exempt Party or not a FATCA Exempt Party;

(ii)	supply to that requesting Party such forms, documentation and other information relating to its status under FATCA as that requesting Party reasonably requests for the purposes of that requesting Party’s compliance with FATCA; and

(iii)	supply to that requesting Party such forms, documentation and other information relating to its status as that requesting Party reasonably requests for the purposes of that requesting Party’s compliance with any other law, regulation or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments thereunder) as if it is not a FATCA Exempt Party, until such time as that Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Lender fails to supply any forms, documentation and other information in accordance with paragraph (a) above, or any forms, documentation and other information provided by a Lender to the Facility Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Facility Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including for negligence or any other category of liability whatsoever) incurred by the Facility Agent (including any related interest and penalties) in acting as Facility Agent under the Finance Documents as a result of such failure, inaccuracy or incompleteness.

14.8	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of that payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment (to which such FATCA Deduction relates) and, in addition, shall notify the Borrower, the Facility Agent and the other Finance Parties.

15.	INCREASED COSTS

15.1	Increased costs

(a)	Subject to Clause 15.3 (Exceptions) the Borrower shall, within five Business Days of demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates (on or after the date on which that Finance Party becomes a Finance Party) as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation after the Amendment and Restatement Date;

(ii)	compliance with any law or regulation made, enacted, issued or put into effect after the Amendment and Restatement Date; or

(iii)	the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III.

(b)	In this Agreement:

“Basel III” means:

(i)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated (as at the Amendment and Restatement Date);

(ii)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated (as at the Amendment and Restatement Date); and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III” and subsisting as at the Amendment and Restatement Date.

“Increased Costs” means:

(i)	a reduction in the rate of return from any Facility or on a Finance Party’s (or any of its Affiliates’) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into, or undertaking, funding or performing its obligations under, any Finance Document.

15.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 15.1 (Increased costs) shall notify the Facility Agent of the claim as soon as reasonably practicable after becoming aware of the event giving rise to that claim, following which the Facility Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

(c)	A claim pursuant to Clause 15.1 must contain reasonable details of the event giving rise to that claim, the amount of that claim and the basis of computation of that claim.

15.3	Exceptions

(a)	Clause 15.1 (Increased costs) does not apply to any Increased Cost to the extent that such Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor or attributable to a Tax which is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the relevant Finance Party or the Facility Office of the relevant Finance Party claiming such Increased Cost;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 14.3 (Tax indemnity) (or would have been compensated for under Clause 14.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 14.3 (Tax indemnity) applied);

(iv)	incurred by a Finance Party or an Affiliate of a Finance Party and is attributable to the wilful breach by such Finance Party or such Affiliate of any treaty, law or regulation, or the terms of any Finance Document;

(v)	attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon the relevant Finance Party that is claiming such Increased Cost (or any Affiliate of it) by virtue of its having exceeded any country or sector borrowing or breached any directives imposed upon it (of which it is aware);

(vi)	attributable to the implementation or application of, or compliance with, the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any law or regulation that implements or applies Basel II (whether by a government, regulatory, Finance Party or any of its Affiliates);

(vii)	attributable to the implementation or application of, or compliance with, Basel III (in each case in the form subsisting as at the Signing Date) or any law or regulation that implements or applies Basel III (in each case in the form subsisting as at the Signing Date) but (for the avoidance of doubt) the exclusion pursuant to this paragraph (vii) shall not apply to any Increased Cost that is attributable to any amendment or supplement to Basel III (or any change in the interpretation, administration or application of Basel III) after the Signing Date and/or the introduction of or compliance with any amendment or supplement to Basel III after the Signing Date; or

(viii)	incurred by any Finance Party but such Finance Party has not made a claim pursuant to Clause 15.2 (Increased cost claims) in respect of such Increased Cost on or prior to the date falling 120 days after the later of (A) the date on which such Increased Cost is incurred by such Finance Party and (B) such Finance Party becomes aware of the event or circumstance giving rise to such Increased Cost and is able to determine the amount of such Increased Cost, except to the extent that the event or circumstance giving rise to that Increased Cost or claim has retrospective effect.

(b)	In this Clause 15.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 14.1 (Definitions).

16.	OTHER INDEMNITIES

16.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within five Business Days of receipt of demand, indemnify each of the Mandated Lead Arranger and each other Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of that conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt or recovery of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

16.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within five Business Days of receipt of demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), indemnify each of the Mandated Lead Arranger and each other Secured Party against any cost, loss or liability incurred by it:

(a)	as a result of the occurrence of any Event of Default;

(b)	as a result of any enquiry, investigation, subpoena (or similar order) or legal or arbitral proceedings with respect to any Total Transaction Obligor or any Group Member or with respect to any transactions contemplated or financed under any Finance Document (other than by reason of wilful default or gross negligence by that Secured Party);

(c)	in relation to the arranging or syndication of any Facility (or any part thereof) (including any action, claim, investigation or proceeding commenced or threatened in connection therewith) (other than by reason of wilful default or gross negligence by that Secured Party);

(d)	in relation to the establishment of any Incremental Facility under Clause 2.5 (Incremental Facilities);

(e)	as a result of a failure by any Total Transaction Obligor to pay any amount due under a Finance Document on its due date, including any cost, loss or liability arising as a result of Clause 30 (Sharing among the Finance Parties);

(f)	as a result of funding, or making arrangements to fund, its participation in any Loan requested by the Borrower in any Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of wilful default or gross negligence by that Secured Party); or

(g)	as a result of any Loan (or any part of any Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

16.3	Indemnity to the Facility Agent

The Borrower shall promptly (and in any event within five Business Days of demand) (which demand must be accompanied by reasonable details and calculations of the amount demanded) indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under any Finance Document.

16.4	Indemnity to the Security Agent

(a)	Each Obligor shall promptly (and in any event within five Business Days of demand) (which demand must be accompanied by reasonable details and calculations of the amount demanded) indemnify each of the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 18 (Costs and expenses);

(ii)	acting or relying on any notice, request or instruction purported to be given by a Total Transaction Obligor which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of any Transaction Security;

(iv)	the exercise or purported exercise of any of the rights, powers, discretions, authorities and remedies vested in any of the Security Agent, any Receiver or any Delegate by the Finance Documents or by law;

(v)	any default by any Total Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(vi)	acting as Security Agent, Receiver or Delegate under or in connection with the Finance Documents or which otherwise relates to any of the Charged Property (otherwise, in each case, than by reason of the Security Agent’s, such Receiver’s or such Delegate’s (as the case may be) gross negligence or wilful misconduct).

(b)	Each Obligor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 16.4 will not be prejudiced by any release or disposal under clause 13 (Distressed Disposals and Appropriation) of the Security Trust Agreement taking into account the operation of that clause.

(c)	Each of the Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 16.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it under any Finance Document.

17.	MITIGATION BY THE LENDERS

17.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause Clause 7.1 (Illegality), Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs) including (in relation to any circumstances which arise after the Amendment and Restatement Effective Date) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

17.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party, within five Business Days of demand, for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 17.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 17.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so would be reasonably expected to be prejudicial to it.

18.	COSTS AND EXPENSES

18.1	Transaction expenses

(a)	The Borrower shall, within five Business Days of written demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), pay each of the Facility Agent, the Mandated Lead Arranger and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution and perfection of:

(i)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(ii)	any other Finance Documents (other than any Transfer Certificate) executed after the date of this Agreement.

(b)	In the event that the Amendment and Restatement Effective Date does not occur, the Borrower shall only be liable for the Finance Parties’ legal advisor’s fees and the Finance Parties’ costs and expenses under this Clause 18.1 (in relation to the Amendment and Restatement Agreement and the other Amendment Documents (as defined in the Amendment and Restatement Agreement)) up to caps separately agreed between the Mandated Lead Arranger and the Sponsor or the Borrower, provided that (for the avoidance of doubt) this shall not limit the application of paragraph (a) with respect to Finance Documents other than the Amendment and Restatement Agreement and the other Amendment Documents (as defined in the Amendment and Restatement Agreement). No such legal fees or costs or expenses will be paid or reimbursed by the Borrower pursuant to this paragraph (b) until the Borrower and the Mandated Lead Arranger determine (acting reasonably) that the Amendment and Restatement Effective Date is reasonably unlikely to occur on or prior to the Amendment Long-stop Date (as defined in the Amendment and Restatement Agreement).

18.2	Amendment costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 31.10 (Change of currency),

the Borrower shall, within five Business Days of written demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent or the Security Agent (and/or, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

18.3	Enforcement and preservation costs

The Borrower shall, within five Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including legal fees but excluding the cost of any internal management time of the Facility Agent or Security Agent) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and/or any Transaction Security and/or any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing those rights.

SECTION 7

GUARANTEE

19.	GUARANTEE AND INDEMNITY

19.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Transaction Obligor of all of that other Transaction Obligor’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever another Transaction Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability which such Finance Party incurs as a result of a Transaction Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by such Transaction Obligor under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 19 if the amount demanded had been recoverable on the basis of a guarantee.

19.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

19.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Total Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 19 will continue or be reinstated as if that discharge, release or arrangement had not occurred.

19.4	Waiver of defences

The obligations of each Guarantor under this Clause 19 will not be affected by an act, omission, matter or thing which, but for this Clause 19, would reduce, release or prejudice any of its obligations under this Clause 19 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Total Transaction Obligor or any other person;

(b)	the release of any other Total Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any Total Transaction Obligor or any other person;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Total Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Total Transaction Obligor or any other person;

(e)	any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

19.5	Guarantor intent

Without prejudice to the generality of Clause 19.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 19. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

19.7	Appropriations

Until (i) all amounts which may be or become payable by any or all of the Total Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full and (ii) no Finance Party is under any actual or contingent obligation to make available any further advance or financial accommodation under any Finance Document, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of such amounts referred to in (i), or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 19.

19.8	Deferral of Guarantors’ rights

Until (i) all amounts which may be or become payable by any or all of the Total Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full and (ii) no Finance Party is under any actual or contingent obligation to make available any further advance or financial accommodation under any Finance Document, unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 19:

(a)	to be indemnified by any Total Transaction Obligor;

(b)	to claim any contribution from any other guarantor of any Total Transaction Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Total Transaction Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 19 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Total Transaction Obligor; and/or

(f)	to claim or prove as a creditor of any Total Transaction Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to any such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all Secured Obligations to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with Clause 31 (Payment mechanics) and the Security Trust Agreement.

19.9	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

19.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

20.	REPRESENTATIONS

20.1	General

Each Obligor makes the representations and warranties set out in this Clause 20 to each Finance Party.

20.2	Status

(a)	It is a limited liability corporation or company, duly incorporated and validly existing (and, if incorporated or established in the Cayman Islands, in good standing) under the law of its Original Jurisdiction.

(b)	Each of it and each Group Member has the power to own its or such Group Member’s assets and carry on its or such Group Member’s business as it is being conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

20.3	Binding obligations

Subject to the Legal Reservations and, in the case of the Transaction Security Documents, completion of the applicable Perfection Requirements which are not overdue:

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

20.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents to which it is a party and the granting of the Transaction Security by it do not and will not conflict with:

(a)	any applicable law or regulation;

(b)	the Constitutional Documents of any Transaction Obligor or any Group Member; or

(c)	any agreement or instrument binding upon it or any Group Member or any of its or any Group Member’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

20.5	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

20.6	Validity and admissibility in evidence

(a)	All Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect (save for any Authorisation that is not required to be in effect under applicable law or regulation or under the applicable Finance Documents at the time when the representation and warranty under this paragraph (a) is made or deemed to be made, in which case such Authorisation will, by the earlier of the time such Authorisation is required to be obtained or effected under applicable law or regulation and the time required under the applicable Finance Documents, be obtained or effected and will thereafter be in full force and effect).

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of it and/or Group Members have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or would reasonably be expected to have a Material Adverse Effect.

20.7	Governing law and enforcement

(a)	Subject to the Legal Reservations, the choice of governing law of the Finance Documents to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

(b)	Subject to the Legal Reservations, any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

20.8	Insolvency

No:

(a)	corporate action, legal proceeding or other formal procedure or step described in paragraph (a) of Clause 24.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 24.8 (Creditors’ process),

has been taken or, to its knowledge, has been threatened in relation to any Transaction Obligor or any Group Member and none of the circumstances described in Clause 24.6 (Insolvency) applies to any Transaction Obligor or any Group Member.

20.9	No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to any of the Finance Documents or the transactions contemplated by the Finance Documents, except for any filing, recording or enrolling in relation to any Transaction Security (constituting Perfection Requirements) which will be made within the time limits specified in the relevant Transaction Security Document (and in any event by the earlier of (i) the time such filing, recording or enrolling is required to be made under applicable law or regulation and (ii) the time required under the Finance Documents) and except that Cayman Islands stamp duty will be payable if any Finance Document is executed in, brought into, or produced to a court of, the Cayman Islands.

20.10	No default

To its knowledge after having made due enquiry, no Event of Default and, on the Amendment and Restatement Effective Date and on each Utilisation Date, no Default is continuing or would reasonably be expected to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document and which has not been notified to the Facility Agent in accordance with Clause 21.6 (Notification of default).

20.11	No misleading information

(a)	Any factual information provided by or on behalf of any Total Transaction Obligor or any Group Member to a Finance Party (or its agents or advisors) is complete and accurate in all material respects and is not misleading in any material respect (in each case) as at the date on which such information is so provided.

(b)	The financial projections or forecasts contained in the Base Case Model have been prepared on the basis of reasonable assumptions (in each case, as at the date of preparation) (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Group and that no assurances can be given that such projections will be realised). All expressions of opinion or intention provided by or on behalf of any Total Transaction Obligor or any Group Member for the purposes of or contained in the Base Case Model were made after careful consideration and were based on reasonable grounds.

(c)	No event or circumstance has occurred or arisen and, to its knowledge, no material information has been omitted from the information provided by or on behalf of any Total Transaction Obligor or any Group Member to a Finance Party (or its agents or advisors) and no information has been given or withheld that results in the information, forecasts or projections contained in the information provided by or on behalf of any Total Transaction Obligor or any Group Member to a Finance Party (or its agents or advisors) being untrue or misleading in any material respect as at their stated date (it being understood that projections are subject to significant uncertainties and contingencies many of which are beyond the control of the Group and that no assurances can be given that such projections will be realised).

20.12	Original Financial Statements

(a)	Each set of the Original Financial Statements and the management accounts delivered pursuant to the Amendment and Restatement Agreement was prepared in accordance with the Accounting Principles consistently applied, unless disclosed to the Facility Agent in writing to the contrary prior to the Amendment and Restatement Date.

(b)	Each set of the Original Financial Statements and the management accounts delivered pursuant to the Amendment and Restatement Agreement gives a true and fair view of (if audited) or fairly represents (if unaudited) the financial condition and the results of operations of the Borrower, the combined consolidated financial condition and combined consolidated results of operations of the WOFE Guarantor or, as the case may be, the financial condition and the results of operations of the applicable Group Member during the period to which such Original Financial Statements or, as the case may be, management accounts relate.

(c)	The most recent financial statements of the Group, the WOFE Guarantor or any IPO Entity (in respect of any Flotation) delivered pursuant to Clause 21.1 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Base Financial Statements (in relation to the Group, the WOFE Guarantor or, as the case may be, such IPO Entity); and

(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) (A) the Group’s consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate, (B) the WOFE Guarantor’s combined consolidated financial condition as at the end of, and combined consolidated results of operations for, the period to which they relate or, as the case may be, (C) such IPO Entity’s consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(d)	Since the date of the Original Financial Statements there has been no material adverse change in the assets, business or financial condition of the Group (taken as a whole).

20.13	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, would reasonably be expected to have a Material Adverse Effect have (its knowledge) been started or threatened against it or any Group Member.

20.14	No breach of laws

(a)	It has not (and no Group Member has) breached any law or regulation (including any SAFE Rules) which breach has or would reasonably be expected to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it or any Group Member which have or would reasonably be expected to have a Material Adverse Effect.

(c)	The business and operations of each Total Transaction Obligor and each Group Member are and have been conducted in compliance with Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving any Total Transaction Obligor or any Group Member with respect to Anti-Money Laundering Laws is pending or, to its knowledge, threatened.

20.15	Environmental laws

(a)	Each of it and each Group Member is in compliance with Clause 23.3 (Environmental compliance) and to its knowledge no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or would reasonably be expected to have a Material Adverse Effect.

(b)	No Environmental Claim has been commenced or (to its knowledge) threatened against it or any Group Member where that claim, if determined against it or that Group Member, has or could reasonably be expected to have a Material Adverse Effect.

20.16	Taxation

(a)	It is not (and no Group Member is) materially overdue in the filing of any Tax returns.

(b)	It is not (and no Group Member is) overdue in payment of Taxes (except where (i) such payment is being contested in good faith and adequate reserves are being maintained for those Taxes and (ii) failure to pay those Taxes does not have and could not reasonably be expected to have a Material Adverse Effect).

(c)	No claims or investigations are being, or are likely to be, made or conducted against it (or any Group Member) with respect to Taxes which would reasonably be expected to have a Material Adverse Effect.

20.17	Ranking

Without limiting Clause 20.18 (Security, Financial Indebtedness and guarantees), its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except for those obligations mandatorily preferred by laws of general application to companies.

20.18	Security, Financial Indebtedness and guarantees

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of it or any Group Member other than as permitted by this Agreement.

(b)	Neither it nor any Group Member has any Financial Indebtedness outstanding or any guarantee outstanding other than as permitted by Clause 23.19 (Financial Indebtedness) or Clause 23.15 (No Guarantees or indemnities).

(c)	Subject to the Legal Reservations and any applicable Perfection Requirements (that are not overdue), each Transaction Security Document creates (or, once entered into, will create), in favour of the Security Agent for the benefit of the Secured Parties, the Security which it is expressed to create with the ranking and priority it is expressed to have and such Security is not subject to any prior ranking or pari passu ranking Security.

20.19	Good title to assets

Each of it and each Group Member has a good, valid and marketable title to, or valid leases or licences of, and all necessary Authorisations to use, the assets necessary to carry on its business or such Group Member’s business as presently conducted, in each case, where failure to do so has or would reasonably be expected to have a Material Adverse Effect.

20.20	Legal and beneficial ownership

Subject to any Transaction Security, each Total Transaction Obligor is the sole legal and beneficial owner of the respective assets over which such Total Transaction Obligor purports to grant Security.

20.21	Shares

(a)	The Equity Interests in any Transaction Obligor which are subject to Transaction Security or security under the VIE Entity Equity Pledge are (or, at the time such Transaction Security will be granted, will be) fully paid and not subject to any option to purchase or similar rights (other than, (1) in the case of Equity Interests in the VIE Entity held by a VIE Nominee, applicable pre-emption rights of the other VIE Nominee(s) in respect of such Equity Interests under applicable law or regulation and/or under the constitutional documents of the VIE Entity as disclosed to the Finance Parties prior to the date of this Agreement, and (2) in the case of Equity Interests in the WOFE Guarantor held by the HK Guarantor, applicable pre-emption rights of any other shareholder(s) of the WOFE Guarantor (if any) in respect of such Equity Interests under applicable law or regulation).

(b)	There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any Equity Interest in or loan capital of any Transaction Obligor or Group Member (including any option or right of pre-emption or conversion).

20.22	Intellectual Property

(a)	Each of it and each Group Member is the sole legal and beneficial owner of or has licensed to it or such Group Member on normal commercial terms all the Intellectual Property which is material in the context of its or such Group Member’s business and which is required by it or such Group Member in order to carry on its or such Group Member’s business as it is being conducted and as contemplated in the Base Case Model.

(b)	There has been no infringement or, to its knowledge, threatened or suspected infringement of or challenge to the validity of any Intellectual Property owned by or licensed to it or any Group Member which has or would reasonably be expected to have a Material Adverse Effect.

(c)	Each of it and each Group Member has taken all formal or procedural actions (including payment of fees) required to maintain any Intellectual Property owned by it or such Group Member, saved to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect.

20.23	Group Structure Chart

The Group Structure Chart set out in Schedule 13 (Group Structure Chart) is true, complete and accurate in all material respects.

20.24	VIE Contracts

(a)	The VIE Contracts contain all the material terms of any and all agreements and arrangements between any of the VIE Nominees, any VIE Group Member and any Group Member (that is not a VIE Group Member) with respect to voting rights and/or economic interests in respect of a VIE Group Member.

(b)	Subject to the Legal Reservations, the obligations of or expressed to be assumed by each party to a VIE Contract are legal, valid, binding and enforceable obligations, and each VIE Contract is in full force and effect.

(c)	As at the Amendment and Restatement Effective Date and as at each Utilisation Date in respect of a Term Facility, (i) no party to any VIE Contract is in breach of or non-compliance with its obligations under any VIE Contract in any material respect and (ii) no representation or warranty given or expressed to be given by any part to any VIE Contract under or in respect of any VIE Contract is incorrect or misleading any material respect.

(d)	Except with the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders) or disclosed in writing to the Facility Agent prior to the Amendment and Restatement Date:

(i)	there has been no amendment, variation or supplement of or to, or any material waiver by any Transaction Obligor or any Group Member of, any of the terms of any VIE Contract; and

(ii)	none of any Transaction Obligor or any Group Member has given any consent (which would reasonably be expected to be materially adverse to the interests of the Finance Parties) under any VIE Contract.

(e)	There has been no termination, expiry, rescission or cancellation of or any assignment or transfer of any rights or obligations under, any of the VIE Contracts.

20.25	Holding Companies

Except as may arise under the Finance Documents, none of the Parent, the Borrower, the HK Guarantor and the Cayman Guarantor has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than as permitted by Clause 23.9 (Holding Companies).

20.26	Outbound security for offshore lending

No outstanding debt or payment obligation or other amount (however described) is owed by or outstanding from any person located outside the PRC to any Transaction Obligor that is incorporated or established in the PRC (whether as a subrogated creditor or otherwise) arising from any enforcement of (or, as the case may be, claim under or in respect of) any Nei Bao Wai Dai Transaction under which such Transaction Obligor has provided any guarantee or security.

20.27	Times when representations made

(a)	All the representations and warranties in this Clause 20 are made by each Obligor on the Amendment and Restatement Effective Date.

(b)	The Repeating Representations are deemed to be made by each Obligor on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period. The representations and warranties set out in paragraph (d) of Clause 20.12 (Original Financial Statements) and Clause 20.13 (No proceedings pending or threatened) are deemed to be made by each Obligor on the date of each Utilisation Request and on each Utilisation Date. The representations and warranties set out in paragraph (c) of Clause 20.24 (VIE Contracts) are deemed to be made by each Obligor on the date of each Utilisation Request (in respect of a Term Facility) and on each Utilisation Date (in respect of a Term Facility).

(c)	The representations and warranties set out in paragraph (b) of Clause 20.24 (VIE Contracts) are deemed to be made by each Obligor (with respect to any VIE Contract entered into since the last time when such representations and warranties are made) on the date on which such VIE Contract is entered into.

(d)	(i) The Repeating Representations (other than Clauses 20.11 (No misleading information)) and (ii) the representations and warranties in Clause 20.9 (No filing or stamp taxes) and (insofar as they relate to Original Financial Statements of the applicable Additional Guarantor) paragraphs (a) and (b) of Clause 20.12 (Original Financial Statements)) are deemed to be made by each Additional Guarantor on the day on which it becomes (or is to become) an Additional Guarantor.

(e)	The representations and warranties in Clause 20.11 (No misleading information) are deemed to be made by each Obligor on the Syndication Date.

(f)	The representations and warranties in Clause 20.26 (Outbound security for offshore lending) (insofar as it relates to any Transaction Obligor that is incorporated or established in the PRC) are deemed to be made by each Obligor on the date on which such Transaction Obligor (that is incorporated or established in the PRC) enters into any Guarantee or Transaction Security Document and on the date on which any Incremental Facility is established.

(g)	Each representation or warranty deemed to be made after the Amendment and Restatement Effective Date shall be deemed to be made by reference to the facts and circumstances existing at the date such representation or warranty is deemed to be made.

21.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 21 remain in force from the Amendment and Restatement Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

In this Clause 21:

“Annual Financial Statements” means any financial statements delivered pursuant to paragraph (a) of Clause 21.1 (Financial statements).

“Quarterly Financial Statements” means any financial statements delivered pursuant to paragraph (c) of Clause 21.1 (Financial statements).

“Semi-Annual Financial Statements” means any financial statements delivered pursuant to paragraph (b) of Clause 21.1 (Financial statements).

21.1	Financial statements

The Borrower shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)	as soon as reasonably practicable, but in any event within 150 days after the end of each of its Financial Years:

(i)	the audited consolidated financial statements of the Group for that Financial Year, in each case, audited by an independent firm of certified public accountants (which must be one of the Auditors);

(ii)	the unaudited combined consolidated financial statements of the WOFE Guarantor for that Financial Year prepared by the Group’s auditors (which must be one of the Auditors); and

(iii)	(if any Qualifying Flotation has occurred) the audited consolidated financial statements of the IPO Entity (in respect of such Qualifying Flotation) for that Financial Year, in each case, audited by an independent firm of certified public accountants (which must be one of the Auditors);

(b)	as soon as reasonably practicable, but in any event within 90 days after the end of each of its Financial Half-Years:

(i)	the unaudited consolidated financial statements of the Group for that Financial Half-Year;

(ii)	the unaudited combined consolidated financial statements of the WOFE Guarantor for that Financial Half-Year; and

(iii)	(if any Qualifying Flotation has occurred) the unaudited consolidated financial statements of the IPO Entity (in respect of such Qualifying Flotation) for that Financial Half-Year; and

(c)	as soon as reasonably practicable, but in any event within 60 days after the end of each Financial Quarter of each of its Financial Years:

(i)	the unaudited consolidated financial statements of the Group for that Financial Quarter; and

(ii)	(if any Qualifying Flotation has occurred and if such financial statements are prepared) the unaudited consolidated financial statements of the IPO Entity (in respect of such Qualifying Flotation) for that Financial Quarter.

For the avoidance of doubt and without prejudice to the foregoing, on or after the Amendment and Restatement Effective Date, the Borrower shall deliver the financial statements of the Group for the period ended 30 June 2017 (and for each subsequent period ending on the last day of a Financial Quarter that falls prior to the Amendment and Restatement Effective Date) pursuant to this Clause 21.1 (in each case on or prior to the time limit specified herein) notwithstanding that such period had lapsed prior to the Amendment and Restatement Effective Date.

21.2	Provision and contents of Compliance Certificate

(a)	The Borrower shall supply a Compliance Certificate to the Facility Agent with each set of the Annual Financial Statements, each set of the Semi-Annual Financial Statements and each set of the Quarterly Financial Statements.

(b)	Each Compliance Certificate shall, amongst other things:

(i)	set out (in reasonable detail) computations as to:

(A)	commencing on and from the First Test Date, compliance with Clause 22 (Financial covenants) (including, where relevant, the effect of any election under Clause 22.4 (Equity cure));

(B)	any amount which is required to be prepaid under paragraph (b) of Clause 8.1 (Exit and Flotation);

(C)	the amount of (1) any New Shareholder Injection and (2) any Acceptable Funding Source received by any Group Member since (in the case of the first Compliance Certificate) the date of this Agreement or (in the case of any subsequent Compliance Certificate) the expiry of the period of the Annual Financial Statements, Semi-Annual Financial Statements or Quarterly Financial Statements to which the immediately preceding Compliance Certificate relates;

(D)	the amount of any Cure Amount received and the application of any amount standing to the credit of the Cure Amount Account (including particulars of any person in favour of which such amount is withdrawn, transferred or applied and the nature of such withdrawal, transfer or application), since (in the case of the first Compliance Certificate delivered after the Amendment and Restatement Effective Date) the Amendment and Restatement Effective Date or (in the case of any subsequent Compliance Certificate) the date of the immediately preceding Compliance Certificate; and

(E)	compliance with Clause 23.27 (DSRA and Distribution Account);

(ii)	certify (A) the aggregate outstanding amount of Lionbridge Investments and the maturity date of each of such Lionbridge Investments and (B) whether any Lionbridge Investment has been made on or after the date of the previous Compliance Certificate (or, in the case of the first Compliance Certificate, the date of this Agreement) and if so the amount of such Lionbridge Investment and whether the condition set out in paragraph (b) of the definition of “New Lionbridge Investment” is satisfied with respect to such Lionbridge Investment; and

(iii)	confirm that no Default has occurred and is continuing or, if a Default is continuing, specify the nature of such Default and the steps being taken to remedy such Default,

and shall be otherwise in the form set out in Schedule 8 (Form of Compliance Certificate).

(c)	Each Compliance Certificate shall be signed by a director of the Borrower or the Chief Financial Officer.

21.3	Requirements as to financial statements

(a)	The Borrower shall procure that each set of Annual Financial Statements, Semi-Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition the Borrower shall procure that each set of Annual Financial Statements of the Group or any IPO Entity in respect of any Qualifying Flotation shall be (in the case of Annual Financial Statements of the Group) audited by the auditors of the Group (which auditors shall, in each case, be one of the Auditors) or (in the case of Annual Financial Statements of any IPO Entity in respect of any Qualifying Flotation) audited by the auditors of such IPO Entity (which auditors shall, in each case, be one of the Auditors).

(b)	The Borrower shall procure that each set of financial statements delivered pursuant to Clause 21.1 (Financial statements) in respect of the Group, the WOFE Guarantor or any IPO Entity (in respect of any Qualifying IPO):

(i)	shall be certified by a director of the Borrower as giving a true and fair view of (in the case of any Annual Financial Statements of the Group or such IPO Entity) or fairly representing (in any other case) the consolidated financial condition and operations of the Group, the combined consolidated financial condition and operations of the WOFE Guarantor, or (as the case may be) the consolidated financial condition and operations of such IPO Entity, as at the end of and during the applicable period to which such financial statements relate; and

(ii)	shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Base Financial Statements (in relation to the Group, the WOFE Guarantor or, as the case may be, such IPO Entity) unless, in relation to any set of financial statements, the Borrower notifies the Facility Agent that there has been a change in the Accounting Principles or the accounting practices applied in the preparation of such financial statements, and the auditors of the Group, the WOFE Guarantor or such IPO Entity (as applicable) (which auditors shall, in each case, be one of the Auditors) deliver to the Facility Agent:

(A)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Base Financial Statements (in relation to the Group, the WOFE Guarantor or, as the case may be, such IPO Entity) were prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Finance Parties to determine whether Clause 22.2 (Financial condition) has been complied with to determine Leverage for any purpose and to make an accurate comparison between the financial position indicated in (1) those financial statements and (2) the Base Financial Statements (relating to the Group, the WOFE Guarantor or, as the case may be, such IPO Entity).

Any reference in this Agreement to any financial statements of (x) the Group, (y) the WOFE Guarantor or (z) any IPO Entity (in respect of any Qualifying Flotation) shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Base Financial Statements of the Group, the WOFE Guarantor or, as the case may be, such IPO Entity were prepared.

For the purposes hereof, “Base Financial Statements” means:

(1)	(in relation to the Group or financial statements of the Group) the Original Financial Statements of the Borrower;

(2)	(in relation to the WOFE Guarantor or financial statements of the WOFE Guarantor) the Original Financial Statements of the WOFE Guarantor and

(3)	(in relation to any IPO Entity in respect of any Qualifying Flotation or financial statements of such IPO Entity) (A) as at any time upon or prior to the delivery of first set of audited financial statements of such IPO Entity pursuant to Clause 21.1 (Financial statements), the first set of financial statements of such IPO Entity delivered pursuant to Clause 21.1 (Financial statements) or (B) after the delivery of the first set of audited financial statements of such IPO Entity delivered pursuant to Clause 21.1 (Financial statements), the first set of audited financial statements of such IPO Entity delivered pursuant to Clause 21.1 (Financial statements).

(c)	In this Agreement, any reference to any combined consolidated financial statements of the WOFE Guarantor means combined consolidated financial statements of the WOFE Guarantor prepared as if the VIE Entity were a direct Subsidiary of the WOFE Guarantor, and any reference to the combined consolidated financial condition or operations of the WOFE Guarantor shall be construed accordingly.

21.4	Year-end and Auditors

(a)	The Borrower shall procure that the last day of each Financial Year of the Group, of each Group Member and (if a Qualifying IPO has occurred) the IPO Entity in respect of such Qualifying IPO falls on 31 December.

(b)	Each Obligor shall ensure that the auditors of each of the Relevant Obligors, the Group and (if a Qualifying IPO has occurred) the IPO Entity in respect of such Qualifying IPO will be one of the Auditors.

21.5	Information: miscellaneous

The Borrower shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)	at the same time as they are dispatched, copies of all material documents dispatched by any Relevant Obligor or any Group Member (or, if a Qualifying IPO has occurred, the IPO Entity in respect of such Qualifying IPO) to its shareholders generally (or any class of them) or to its creditors generally (or any class of them);

(b)	promptly upon becoming aware of the same, the details of any litigation, arbitration or administrative proceedings, labour dispute or Environmental Claim which are current, threatened or pending against any Total Transaction Obligor or any Group Member which have or, if adversely determined, could be reasonably likely to have a Material Adverse Effect;

(c)	details of any Change of Control, Flotation, VIE Termination Event or any other event or circumstance which will give rise to the requirement of any prepayment of any Loan under Clause 8 (Mandatory prepayment and cancellation);

(d)	within a reasonable time after being requested to do so (to the extent permitted by law and any applicable confidentiality requirement binding on the applicable Group Member (which confidentiality requirement is entered into by such Group Member for bona fide purposes prior to the date of such request and not entered into intentionally to circumvent the requirement for disclosure to any Finance Party under any Finance Document)), such further information regarding the financial condition, assets and operations of the Group, any Transaction Obligor and/or any Group Member and/or (if a Qualifying IPO has occurred) the IPO Entity in respect of such Qualifying IPO as the Facility Agent (acting on the instructions of the Majority Lenders (acting reasonably)) may reasonably request in connection with any of the Finance Documents or the transactions contemplated thereby; and/or

(e)	promptly, notice of any change in authorised signatories of any Total Transaction Obligor signed by such Total Transaction Obligor or a director of such Total Transaction Obligor accompanied by specimen signatures of any new authorised signatories of such Total Transaction Obligor.

21.6	Notification of default

(a)	Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that such a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Facility Agent, the Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying such Default and the steps, if any, being taken to remedy it).

21.7	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the Amendment and Restatement Date;

(ii)	any change in the status of any Total Transaction Obligor or the composition of the shareholders of any Total Transaction Obligor after the Amendment and Restatement Date; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement,

obliges the Facility Agent, the Security Agent or any Lender (or, in the case of paragraph (a)(iii) above, any prospective assignee or transferee of any Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Facility Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender), the Security Agent (for itself) or any Lender (for itself or, in the case of the event described in paragraph (a)(iii) above, on behalf of any prospective assignee or transferee of any Lender) in order for the Facility Agent, the Security Agent such Lender or, in the case of the event described in paragraph (a)(iii) above, any prospective assignee or transferee of any Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations and internal policies pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Facility Agent or the Security Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) or the Security Agent (for itself) in order for the Facility Agent or the Security Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations and internal policies pursuant to the transactions contemplated in the Finance Documents.

(c)	The Borrower shall, by not less than five Business Days’ prior written notice to the Facility Agent, notify the Facility Agent (which shall promptly notify the Lenders) of its intention to request that any Group Member becomes an Additional Guarantor pursuant to Clause 27 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Group Member to this Agreement as an Additional Guarantor obliges the Facility Agent, the Security Agent or any Lender (or any prospective assignee or transferee of any Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Facility Agent, the Security Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself or on behalf of any Lender), the Security Agent (for itself) or any Lender (for itself or on behalf of any prospective assignee or transferee of any Lender) in order for the Facility Agent, the Security Agent or such Lender or any prospective assignee or transferee of any Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations and internal policies pursuant to the accession of such Group Member to this Agreement as an Additional Guarantor.

22.	FINANCIAL COVENANTS

22.1	Financial definitions

In this Agreement:

“Acquired Entity” means an entity the subject of a Permitted Acquisition (under paragraph (e) of that definition) which entity was not, and was not owned by, a Group Member prior to such Permitted Acquisition but becomes a Group Member pursuant to such Permitted Acquisition (and for such purpose, where the subject of a Permitted Acquisition is a business, such business shall be deemed to constitute a separate legal entity and become a Group Member upon the date of closing of such Permitted Acquisition, and such separate legal entity shall be an Acquired Entity, and the definition of “Adjusted EBITDA” shall apply accordingly).

“Adjusted EBITDA” means, in relation to a Relevant Period, EBITDA for that Relevant Period as adjusted in accordance with paragraphs (b) to (d) of Clause 22.3 (Financial testing) below.

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of Group Members for or in respect of Indebtedness for Borrowed Money but:

(a)	excluding any such obligations to any other Group Member;

(b)	excluding any such obligations in respect of any Parent Loan and, to the extent they would otherwise constitute Borrowings, any New Shareholder Injections; and

(c)	including, in the case of Finance Leases only, their capitalised value,

and so that no amount shall be included or excluded more than once.

“Business Acquisition” means (a) any acquisition by any Group Member (from a person that is not a Group Member) of any Equity Interests in any person (other than any Cash Equivalent Investments or any other cash equivalent investments) or any business or undertaking, or any interest in any of the foregoing, or (b) the incorporation of a company or entity by any Group Member.

“Capital Expenditure” means any expenditure or obligation in respect of expenditure (other than expenditure or obligations in respect of Business Acquisitions) which, in accordance with the Accounting Principles, is treated as capital expenditure (including the capital element of any Finance Lease).

“Cashflow” means, in respect of any period, EBITDA for that period after:

(a)	adding the amount of any decrease (and deducting the amount of any increase) in Working Capital for that period;

(b)	adding the amount of any cash receipts (and deducting the amount of any cash payments) of the Group (on a consolidated basis) during that period in respect of any Exceptional Items not already taken account of in calculating EBITDA for any period (other than, in the case of cash receipts, New Shareholder Injections and Flotation Proceeds);

(c)	adding the amount of any cash receipts of the Group (on a consolidated basis) during that period in respect of any Tax rebates or Tax credits and deducting the amount actually paid or due and payable in respect of Taxes during that period by any Group Member;

(d)	adding (to the extent not already taken into account in determining EBITDA) the amount of any dividends or other profit distributions received in cash by any Group Member during that period from any Non-Group Entity and deducting (to the extent not already deducted in determining EBITDA) the amount of any dividends or distributions paid in cash by any Group Member (other than the Borrower) during that period to any holder of Equity Interests in such Group Member (which holder is not itself a Group Member);

(e)	adding the amount of any increase in provisions, other non-cash debits and other non-cash charges (which are not Current Assets or Current Liabilities) of the Group (on a consolidated basis) during that period and deducting the amount of any decrease in provisions or other non-cash credits (which are not Current Assets or Current Liabilities) of the Group (on a consolidated basis) during that period, (in each case) to the extent taken into account in the calculation of EBITDA for that period; and

(f)	deducting the amount of:

(i)	any Capital Expenditure actually made (or due to be made) in cash; and

(ii)	any cash consideration paid for, or the cash cost incurred in respect of any Business Acquisition,

during that period by any Group Member (in favour of any person that is not a Group Member) except (in each case) to the extent funded from (A) New Shareholder Injection or (B) the proceeds of any Permitted Financial Indebtedness (incurred by any Group Member from a person that is not a Group Member that are (in each case under (A) and (B)) not applied towards any other purpose, and so that no amount shall be added or deducted more than once.

“Current Assets” means, at any time, the aggregate (on a consolidated basis) of all inventory, work in progress, trade and other receivables of each Group Member including prepayments in relation to operating items and sundry debtors (but excluding cash, Cash Equivalent Investments and other cash equivalent investments) expected to be realised within twelve months from the date of computation but excluding amounts in respect of:

(a)	receivables in relation to Tax;

(b)	Exceptional Items and other non-operating items;

(c)	insurance claims; and

(d)	any interest owing to any Group Member.

“Current Liabilities” means, at any time, the aggregate (on a consolidated basis) of all liabilities (including trade creditors, accruals and provisions) of each Group Member expected to be settled within twelve months from the date of computation but excluding amounts in respect of:

(a)	liabilities for Borrowings and Finance Charges;

(b)	liabilities for Tax;

(c)	Exceptional Items and other non-operating items;

(d)	insurance claims; and

(e)	liabilities in relation to dividends or distributions declared but not paid by a Group Member in favour of a person which is not a Group Member.

“Debt Service” means, in respect of any period, the aggregate of:

(a)	Finance Charges for that period;

(b)	all scheduled repayments or scheduled redemptions of Borrowings falling due from any Group Member during that period, provided that such scheduled repayments or scheduled redemptions shall:

(i)	exclude any scheduled repayments or scheduled redemptions in favour of any Group Member;

(ii)	exclude any amounts falling due under any overdraft or revolving facility (including, without limitation, any overdraft or revolving facility) and which were available (or available subject to satisfaction of applicable conditions) for simultaneous redrawing according to the terms of that facility; and

(iii)	be determined after giving effect to any reduction in such scheduled repayments or scheduled redemptions as a result of any mandatory or voluntary prepayments or redemptions actually made, provided further that in the case of voluntary prepayments or redemptions in respect of any Facility (excluding Facility B) or any part thereof that are made during such period, scheduled repayments or scheduled redemptions of Borrowings falling due from any Group Member during that period shall be determined as if such voluntary prepayments or redemptions had not been made except to the extent that such voluntary prepayments or redemptions are applied to reduce Repayment Instalments in respect of such Facility on a pro rata basis; and

(c)	the amount of the capital element of any payments in respect of that period payable under any Finance Lease entered into by any Group Member,

and so that no amount shall be included more than once.

“Debt Service Coverage Ratio” means, in respect of any period, the ratio of Cashflow to Debt Service in respect of that period.

“Disposed Entity” means an entity the subject of a Permitted Disposal which entity was a Group Member prior to such Permitted Disposal but ceases to be a Group Member and ceases to be owned by a Group Member pursuant to such Permitted Disposal (and for such purpose, where the subject of a Permitted Disposal is a business, such business shall be deemed to constitute a separate legal entity and cease to be a Group Member upon the date of closing of such Permitted Disposal, and such separate legal entity shall be a “Disposed Entity”, and the definition of “Adjusted EBITDA” shall apply accordingly).

“EBITDA” means, in respect of any period, the consolidated operating profit of the Group for that period before taxation:

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments (excluding any such payments in relation to any Excluded Finance Lease) whether accrued, paid, payable or capitalised by any Group Member (calculated on a consolidated basis) in respect of that period;

(b)	not including any accrued interest owing to any Group Member (but including any investment income of the Group (as provided for or referred to in the financial statements of the Group supplied pursuant to Clause 21.1 (Financial statements)) that is attributable to any cash income of the Group derived from any person (that is not a Group Member) under any Lionbridge Investments or any Cash Equivalent Investment of any Group Member);

(c)	after adding back any amount attributable to the amortisation, depreciation or impairment of assets of Group Members (and taking no account of the reversal of any previous impairment charge), provided that such depreciation, amortisation or impairment shall not include any depreciation, amortisation or impairment attributable to any expenses relating to any Excluded Finance Lease (to the extent that such expenses would not have been classified as depreciation, amortisation or impairment pursuant to the Accounting Principles as applied to the Base Financial Statements of the Group);

(d)	before taking into account any Exceptional Items;

(e)	after deducting (to the extent otherwise included) the amount of any profit of any Non-Group Entity to the extent that the amount of such profit taken into account in the determination of such consolidated operating profit of the Group before taxation for such period exceeds the amount actually received in cash (net of any applicable Taxes) by Group Members during such period through profit distributions by such Non-Group Entity;

(f)	after deducting (to the extent otherwise included) any profit attributable to minority interest (that is, any interest of any person that is not a Group Member in any Subsidiary of the Borrower);

(g)	before taking into account any unrealised gains or losses on any derivative instrument, including those arising on translation of currency of debt (other than any derivative instrument which is accounted for on a hedge accounting basis);

(h)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

(i)	before taking into account (to the extent otherwise deducted) any Management Fees paid to the Sponsor during that Relevant Period;

(j)	after adding back (to the extent otherwise deducted) Transaction Costs and any other fee, commission, cost, charge or expense payable by any Group Member to a person that is not a Group Member, in each case related to any actual or attempted equity or debt offering or financing, investment (including any Joint Venture investment), Permitted Acquisition, Permitted Disposal or incurrence of Permitted Financial Indebtedness (whether or not, in each case, consummated), other than (in each case) in the ordinary course of trading;

(k)	excluding the charge to profit (to the extent non-cash) represented by the expensing of stock options and any other share-based compensation of employees of the Group; and

(l)	taking into account any expenses relating to any Excluded Finance Lease (to the extent that such expenses would have been taken into account pursuant to the Accounting Principles as applied to the Base Financial Statements of the Group), to the extent otherwise added, deducted, included, taken into account or not taken into account (as the case may be) for the purposes of determining operating profits of the Group before taxation.

“Exceptional Items” means any exceptional, one off, non-recurring or extraordinary items.

“Excluded Finance Lease” means any lease or hire purchase contract which would, in accordance with the Accounting Principles in force as at the date of this Agreement, have been treated as operating lease.

“Finance Charges” means, for any period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums, charges and/or other finance payments in respect of Borrowings paid or payable in cash by, or capitalised by or in respect of, any Group Member (calculated on a consolidated basis) in respect of that period:

(a)	excluding any upfront fees;

(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any Group Member (to or, as the case may be, by any person that is not a Group Member) under any interest rate hedging arrangement during that period;

(d)	excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes;

(e)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis; and

(f)	excluding, to the extent otherwise included, any capitalised interest under any New Shareholder Injections to the extent such capitalised interest constitutes Borrowings and is not paid,

and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract, or a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability (other than an Excluded Finance Lease).

“Financial Half-Year” means each semi-annual accounting period of the Group ending on or about each of 30 June and 31 December in each year.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“Interest Coverage Ratio” means, in respect of any period, the ratio of Adjusted EBITDA to Finance Charges in respect of such period.

“Leverage” means, in respect of any period, the ratio of Total Net Debt on the last day of that period to Adjusted EBITDA in respect of that period.

“New Shareholder Injections” means the aggregate amount (after deducting applicable costs and Taxes) received by the Borrower from the Parent by way of subscription by the Parent after the Original Utilisation Date for ordinary shares in the Borrower or the making available by the Parent of Parent Loans to the Borrower after the Original Utilisation Date, provided that for the purposes of Clause 22 (Financial covenants) and the related definitions or any permission or usage under or in respect of the Finance Documents, New Shareholder Injections shall exclude any such amount, subscription or Parent Loans (and the proceeds relating thereto) made pursuant to Clause 22.4 (Equity cure) or constituting any Cure Amount (except that New Shareholder Injections shall include any such amount that constitutes a Cure Amount only for the purpose of the definition of “Acceptable Funding Sources”).

“Non-Group Entity” means any investment or entity (which is not itself a Group Member (including associates and Joint Ventures)) in which any Group Member has an ownership interest.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of 12 months ending on each Quarter Date.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of Group Members for or in respect of Borrowings at that time (without double counting) but deducting (without duplication):

(a)	the aggregate amount of Cash and Cash Equivalent Investments held by any Offshore Group Member at such time;

(b)	the amount of cash collateral of Offshore Group Members securing or supporting their Borrowings at that time (including the balance of the DSRA at that time); and

(c)	(for so long as the Distribution Account remains subject to Transaction Security and the Facility B Loan has not been repaid in full) the cash balance of the Distribution Account,

and so that no amount shall be included or excluded more than once.

“Working Capital” means, on any date, Current Assets less Current Liabilities.

22.2	Financial condition

The Borrower shall ensure that:

(a)	Leverage: Leverage in respect of each Relevant Period ending on a Quarter Date specified in column 1 below (“Test Date”) shall not exceed the ratio set out in column 2 below opposite that Relevant Period:

Column 1 Quarter Date	Column 2 Ratio
30 September 2017	3.75x
31 December 2017	3.35x
31 March 2018	3.25x
30 June 2018	3.00x
30 September 2018	2.75x
31 December 2018	2.50x
31 March 2019	2.25x
30 June 2019	2.10x
30 September 2019	1.85x
31 December 2019	1.65x
31 March 2020	1.50x
30 June 2020	1.50x
30 September 2020	1.50x
31 December 2020	1.50x
31 March 2021	1.50x
30 June 2021	1.50x
30 September 2021	1.50x
31 December 2021	1.50x
31 March 2022	1.50x
30 June 2022	1.50x
30 September 2022	1.50x

(b)	Interest Coverage Ratio: Interest Coverage Ratio in respect of each Relevant Period ending on or after the First Test Date shall not be less than 5.00:1.00; and

(c)	Debt Service Coverage Ratio: Debt Service Coverage Ratio in respect of each Relevant Period ending on or prior to the date that is 36 Months after the Amendment and Restatement Effective Date shall not be less than 1.10:1.00 and in respect of each Relevant Period ending thereafter shall not be less than 1.05:1.00.

22.3	Financial testing

(a)	The financial covenants set out in Clause 22.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements delivered pursuant to paragraphs (a)(i), (b)(i) and (c) of Clause 21.1 (Financial statements) and/or each Compliance Certificate delivered pursuant to Clause 21.2 (Provision and contents of Compliance Certificate).

(b)	The financial covenants in this Clause 22 in respect of any Relevant Period and the Adjusted EBITDA in respect of any Relevant Period shall, for all purposes in this Agreement, be calculated giving effect to following pro forma adjustments in respect of any Permitted Acquisition of an Acquired Entity or any Permitted Disposal of a Disposed Entity (any such Permitted Acquisition or Permitted Disposal being “Group Initiatives”) made during such Relevant Period:

(i)	Adjusted EBITDA for such Relevant Period shall be equal to EBITDA for such Relevant Period calculated to give effect the following pro forma adjustments:

(A)	the aggregate earnings before interest, tax, depreciation and amortisation of such Acquired Entity (calculated on the same basis as EBITDA applying mutatis mutandis as if any reference in the definition of EBITDA and/or related definition to (A) the Borrower were a reference to such Acquired Entity or (B) the Group were a reference to such Acquired Entity and its Subsidiaries (if any)) for such Relevant Period (including the portion of such Relevant Period prior to the consummation of such Permitted Acquisition) shall be added;

(B)	the aggregate earnings before interest, tax, depreciation and amortisation of such Disposed Entity (calculated on the same basis as EBITDA applying mutatis mutandis as if any reference in the definition of EBITDA and/or related definition to (A) the Borrower were a reference to such Disposed Entity or (B) the Group were a reference to such Disposed Entity and its Subsidiaries (if any)) for such Relevant Period (including the portion of such Relevant Period prior to the consummation of such Permitted Disposal) shall be excluded; and

(C)	(in the case of such Permitted Acquisition of such Acquired Entity only, and subject to paragraph (d) below) reasonably expected net synergies and net cost savings reasonably expected to be obtained by the Group on a consolidated basis (as certified by the CEO or Chief Financial Officer of the Borrower) in the 18 month period immediately following the completion of such Permitted Acquisition of such Acquired Entity (to be included for the entire such Relevant Period if realisable at any time within that Relevant Period but without double counting with any such synergies or cost savings which have been actually realised) shall be added (“Relevant Synergies”);

(ii)	in the calculation of Cashflow for such Relevant Period, the cashflow of such Disposed Entity (calculated on the same basis as EBITDA applying mutatis mutandis as if any reference in the definition of Cashflow and/or related definition to (A) the Borrower were a reference to such Disposed Entity or (B) the Group were a reference to such Disposed Entity and its Subsidiaries (if any)) for the portion of such Relevant Period from the date on which the applicable Group Member shall have contractually committed that such cashflow of such Disposed Entity (as so calculated) is transferred to or held for the benefit of the applicable buyer of such Disposed Entity pursuant to such Permitted Disposal (including under any lock-box arrangements involving an economic transfer occurring prior to a legal transfer of such Disposed Entity but except to the extent that such cashflow of such Disposed Entity (as so calculated) is retained by any Group Member(s)) shall be excluded; and

(iii)	in the calculation of Interest Coverage Ratio for such Relevant Period, Finance Charges for such Relevant Period shall be adjusted to give pro forma effect to any incurrence, assumption or repayment of Financial Indebtedness (including any reduction in Total Net Debt from the proceeds of such Permitted Disposal) arising from such Group Initiative (if a related adjustment has been made in the calculation of the Adjusted EBITDA for such Relevant Period), as if such incurrence, assumption or repayment were made as at the commencement of such Relevant Period.

(c)	To the extent Leverage for any Relevant Period (including on a pro forma basis) is used as the basis (in whole or part) for determining whether any transaction is permitted under this Agreement (but excluding for the purposes of testing actual compliance with Clauses 22.2 (Financial condition) and 22.3 (Financial testing) or for determining Margin) at any time after the end of such Relevant Period, Total Net Debt as at the last day of such Relevant Period shall (for the purpose of such calculation of Leverage) be reduced to take into account any repayment of Financial Indebtedness made after the last day of such Relevant Period but on or before the relevant date of calculation and shall be increased to take into account any incurrence or assumption of Financial Indebtedness made after the last day of such Relevant Period but on or before the relevant date of calculation.

(d)	In the calculation of Adjusted EBITDA for any Relevant Period, the aggregate Relevant Synergies that may be included or added (whether on account of any one or more Acquired Entity) shall not exceed an amount equal to 10 per cent. of the EBITDA for such Relevant Period (for the avoidance of doubt, such EBITDA shall be calculated without taking into account the effect of any Relevant Synergies ).

(e)	For the purpose of this Clause 22, no item shall be included or excluded more than once in any calculation.

(f)	For the purposes of calculations under this Clause 22 in respect of any Relevant Period, where an amount is not denominated in U.S. dollars, that amount shall be converted into U.S. dollars at the exchange rate(s) on the last day of such Relevant Period (in the case of balance sheet items or items required to be determined as at the last day of such Relevant Period) and at the average exchange rate for such Relevant Period (in the case of profit and loss account items or items required to be determined over the course of such Relevant Period), as applicable, in each case used in the preparation of the applicable Annual Financial Statements, Semi-Annual Financial Statements and/or Quarterly Financial Statements delivered under this Agreement in relation to such Relevant Period.

(g)	If the First Test Date has elapsed prior to the Amendment and Restatement Effective Date, the requirements under Clause 22.2 (Financial condition) shall nonetheless apply to the Relevant Period ending on the First Test Date and shall be tested with respect of such Relevant Period.

22.4	Equity cure

(a)	If any of the requirements of the financial covenants in paragraphs (a) to (c) of Clause 22.2 (Financial condition) are not complied with (or would but for this Clause 22.4 not be complied with) in respect of a Relevant Period (a “Breach Period”), but

(i)	after the expiry of such Breach Period and on or prior to the date falling 20 Business Days after the date on which the Compliance Certificate relating to the relevant Quarterly Financial Statements, Semi-Annual Financial Statements and/or Annual Financial Statements (as applicable) for a period ending on the last day of that Breach Period is delivered (or, if earlier, is due to be delivered) to the Facility Agent under paragraph (a) of Clause 21.2 (Provision and contents of Compliance Certificate) (the “Cure Date”) a New Shareholder Injection is made available to the Borrower (the proceeds of such New Shareholder Injection so received by the Borrower in cash, after deducting all fees, costs, expenses and/or Taxes incurred therewith, being the “Cure Amount”);

(ii)	the Borrower has elected to apply such Cure Amount to cure the breach of such requirements under paragraphs (a) to (c) of Clause 22.2 (Financial condition) for such Breach Period pursuant to paragraphs (b) and (c) below; and

(iii)	such Cure Amount is sufficient to cure the breach of such requirements under paragraphs (a) to (c) of Clause 22.2 (Financial condition) for such Breach Period (as determined in accordance with paragraph (c)), then, if, after giving effect to the adjustments under paragraph (c) below, the requirements of the financial covenants in paragraphs (a) to (c) of Clause 22.2 (Financial condition) are met in respect of such Breach Period, such requirements shall be deemed to have been satisfied as at the original date of determination of such financial covenants for such Breach Period as though there had been no failure to comply with such financial covenants under paragraphs (a) to (c) of Clause 22.2 (Financial condition) for such Breach Period and any Default or Event of Default occasioned thereby shall be deemed to have been remedied for all purposes under the Finance Documents.

(b)	Paragraph (a) above will only apply in respect of a Breach Period if each of the following conditions is satisfied:

(i)	the Borrower delivers to the Facility Agent a certificate within 20 Business Days after the date on which the relevant Compliance Certificate referred to in paragraph (a) above was (or, if earlier, was due to be delivered) delivered in respect of such Breach Period electing to apply the amount of such Cure Amount so received by the Borrower in accordance with paragraph (c) below for that Breach Period;

(ii)	such certificate certifies the aggregate amount of such Cure Amount so received by the Borrower, and is signed by the Chief Financial Officer or a director of the Borrower;

(iii)	such certificate shall be accompanied by a revised Compliance Certificate in respect of such Breach Period setting out calculations in reasonable detail indicating compliance with the financial covenants in paragraphs (a) to (c) of Clause 22.2 (Financial condition) in respect of such Breach Period after taking into account the amount of such Cure Amount so received and the effect of paragraph (c);

(iv)	the Borrower may not make any such election:

(A)	more than once in respect of any Relevant Period;

(B)	more than four times over the life of the Facility; or

(C)	in respect of consecutive Relevant Periods; and

(v)	such Cure Amount must be received in cash by the Borrower on or before such Cure Date.

(c)	The Borrower may only elect to apply the amount of such Cure Amount towards curing the non-compliance of the financial covenants under paragraphs (a) to (c) of Clause 22.2 (Financial condition) by:

(i)	for the purpose of calculating Leverage and Interest Coverage Ratio for such Breach Period, adding such Cure Amount to EBITDA of the Group for such Breach Period (and, for the avoidance of doubt, Total Net Debt as at the last day of such Breach Period shall not be deemed to be decreased by reference to such Cure Amount); and

(ii)	for the purposes of calculating the Debt Service Coverage Ratio for such Breach Period, adding the amount of such Cure Amount to the Cashflow in respect of such Breach Period (and, for the avoidance of doubt, Debt Service in respect of such Breach Period shall not be deemed to be decreased by reference to such Cure Amount).

(d)	Where (A) a Cure Amount is received by the Borrower and applied to cure any financial undertakings under Clause 22.2 (Financial condition) in respect of any Breach Period, (B) the Borrower has notified the Facility Agent upon receipt of such Cure Amount that it intends to apply such Cure Amount in accordance with this paragraph (d) and (C) the Borrower has deposited that Cure Amount into the Cure Amount Account prior to the Test Date that immediately follows the last day of such Breach Period and has notified the Facility Agent at the time of such deposit that such deposit is made on account of such Cure Amount for such Breach Period, then for the purposes of calculating the financial undertakings in Clause 22.2 (Financial condition) for any Relevant Period that ends after that Breach Period and which overlaps with the Test Date falling on the last day of such Breach Period in respect of which such Cure Amount was applied (such Relevant Period being a “Subsequent Relevant Period”), such Cure Amount shall be included in all calculations of the financial undertakings in Clause 22.2 (Financial condition) as if such Cure Amount had been added to (for the purposes of Leverage and the Interest Coverage Ratio) the EBITDA of the Group for that Subsequent Relevant Period or (for the purposes of the Debt Service Coverage Ratio) the Cashflow of the Group for that Subsequent Relevant Period provided that no double counting should be permitted and:

(i)	to the extent that any Cure Amount is subsequently applied in prepayment of any Borrowings at any time during any such Subsequent Relevant Period shall not be added to EBITDA or Cashflow for any such Subsequent Relevant Period;

(ii)	to the extent that any Cure Amount is standing to the credit of the Cure Amount Account as at the last day of any such Subsequent Relevant Period, such amount shall not be taken into account or included in any of paragraphs (a) to (c) of the definition of “Total Net Debt” for the purpose of calculating Leverage in respect of any such Subsequent Relevant Period; and

(iii)	to the extent that any Cure Amount is withdrawn, transferred or applied from the Cure Amount Account for payment to any Group Member or payment or transfer into any account of any Group Member at any time during any such Subsequent Relevant Period (1) such Cure Amount shall not be added to EBITDA for any Subsequent Relevant Period (that ends on or after the date of such withdrawal, transfer or application) pursuant to this paragraph (d) and (2) (for the avoidance of doubt) the amount so withdrawn, transferred or applied in favour of a Group Member shall not be excluded in the calculation of Cash as at the end of any Subsequent Relevant Period (that ends on or after the date of such withdrawal, transfer or application) for the purposes of the definition of “Total Net Debt”, in each case, for the purpose of calculating Leverage in respect of any such Subsequent Relevant Period.

(e)	The application or addition of any Cure Amount, or the inclusion of any Cure Amount in the calculation of any financial undertakings in Clause 22.2 (Financial condition), pursuant to paragraphs (a) to (d) shall be solely for the purposes of ascertaining compliance with the financial undertakings in Clause 22.2 (Financial condition) in respect of the applicable Breach Period (as re-calculated) or Subsequent Relevant Period and not for the purposes of determining the Margin or any Permitted Acquisition or any other permission or usage under or in respect of the Finance Documents or any other purpose.

(f)	Any Cure Amount received by the Borrower in accordance with this Clause 22.4 may exceed the amount required to rectify any breach or non-compliance with the financial undertakings in Clause 22.2 (Financial condition) in respect of any Breach Period. Such Cure Amount may be retained by the Group and may be applied as the Borrower shall determine in its sole discretion, including working capital or operating expenditure of the Group or as an Acceptable Funding Source, but may not be applied to fund any Permitted Distribution to any person that is not a Group Member.

22.5	Deemed remedy of financial covenants

If, on any Test Date or in relation to any Relevant Period ending on a Test Date, the Borrower fails to comply with a requirement of Clause 22.2 (Financial condition), but on a subsequent Test Date or in relation to a Relevant Period ending on a subsequent Test Date, the Borrower does comply with that requirement, any non-compliance with such requirement on such first-mentioned Test Date or in relation to such first-mentioned Relevant Period shall be deemed to be waived and remedied for all purposes under the Finance Documents (and shall no longer constitute a Default) unless an Acceleration Event has occurred prior to the delivery of the financial statements of the Group for the period ending on such subsequent Test Date and the accompanying Compliance Certificate to the Facility Agent in accordance with this Agreement.

23.	GENERAL UNDERTAKINGS

The undertakings in this Clause 23 remain in force from the date Amendment and Restatement Effective Date for so long as any amount is outstanding under the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

Authorisations and compliance with laws

23.1	Authorisations

Each Obligor shall (and the Borrower shall ensure that each Group Member will) promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	upon the Facility Agent’s request, supply certified copies to the Facility Agent of:

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(i)	enable it to perform its obligations under any or all of the Finance Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document including the obtaining of any Authorisations contemplated by (and in accordance with) the Perfection Requirements; and

(iii)	carry on its business where failure to do so has or would reasonably be expected to have a Material Adverse Effect.

23.2	Compliance with laws

(a)	Each Obligor shall (and the Borrower shall ensure that each Group Member will) comply in all respects with all laws to which it may be subject (including SAFE Rules) if failure so to comply has or would reasonably be expected to have a Material Adverse Effect.

(b)	Each Obligor shall (and the Borrower shall ensure that each other Group Member will) comply in all respects, and conduct its business in compliance, with all Anti-Money Laundering Laws. No Obligor shall (and the Borrower shall ensure that no Group Member will) directly or indirectly use any of the proceeds of any Facility for any purpose which would breach, or would cause any Finance Party, any Total Transaction Obligor or any Group Member to be in breach of, any Anti-Money Laundering Laws.

23.3	Environmental compliance

Each Obligor shall (and the Borrower shall ensure that each Group Member will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits; and

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or could reasonably be expected to have a Material Adverse Effect.

23.4	Taxation

(a)	Each Obligor shall (and the Borrower shall ensure that each Group Member will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(iii)	failure to pay those Taxes does not have and would not reasonably be expected to have a Material Adverse Effect.

(b)	No Obligor shall (and the Borrower shall ensure that no Group Member will) change its residence for Tax purposes.

Restrictions on business focus

23.5	Merger

No Obligor shall (and the Borrower shall ensure that no other Group Member will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction.

23.6	Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on by the Group at the Amendment and Restatement Date.

23.7	Acquisitions and investments

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	acquire a company, corporation or other legal entity or any shares or Equity Interests or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company, corporation or other legal entity; or

(iii)	make, or acquire any interest in, any financial investment (whether in debt or equity securities or other investment products).

(b)	Paragraph (a) above does not apply to an acquisition of a company, corporation or other legal entity, shares, Equity Interests, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company, corporation or legal entity which is:

(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.

23.8	Joint Ventures

(a)	No Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, Equity Interests, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security or Quasi-Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)	Paragraph (a) above shall not apply to a Permitted Transaction or a Permitted Acquisition.

23.9	Holding Companies

None of the Borrower, the HK Guarantor or the Cayman Guarantor (and each Obligor shall procure that the Parent shall not) shall trade, carry on any business, own any assets or incur any liabilities, indebtedness or commitments (whether actual or contingent) except for:

(a)	the provision and purchase of management, legal, accounting and administrative services (excluding treasury services) to other Group Members of a type customarily provided by a Holding Company to its Subsidiaries and any rights or liabilities in connection therewith;

(b)	ownership of Equity Interests in Group Members, and credit balances in bank accounts, Cash and Cash Equivalent Investments, insurance policies and (in the case of the Cayman Guarantor and HK Guarantor) Intellectual Property;

(c)	intra-Group debit balances and intra-Group credit balances;

(d)	(in the case of the Borrower) any Financial Indebtedness incurred under any Parent Loan or (in the case of the Parent) ownership of rights in respect of any Parent Loan;

(e)	(in the case of the Parent) any Financial Indebtedness constituted by (i) Subordinated Liabilities (as defined in the Security Trust Agreement) or (ii) any Permitted Loan made by the Borrower in favour of the Parent;

(f)	any rights and obligations (including any performance or enforcement thereof) under the Transaction Documents to which it is a party;

(g)	incurring any liabilities for Taxes, professional fees and administration costs in the ordinary course of business as a Holding Company and any liabilities arising by operation of law in the ordinary course of its business as a Holding Company (which liabilities do not arise as a result of any default or omission any Transaction Obligor or Group Member);

(h)	making any Permitted Loan, Permitted Acquisition or Permitted Disposal, granting Permitted Security, incurring any Permitted Financial Indebtedness, making or benefiting from any Permitted Guarantee, and making, facilitating or receiving any Permitted Share Issue or Permitted Distribution;

(i)	entering into a Permitted Transaction or a Permitted Hedging Transaction;

(j)	non-trading administrative activities desirable to maintain its tax status provided that such activities do not involve or result in any incurrence of any material liabilities;

(k)	compliance with reporting and other similar obligations under any applicable laws; and

(l)	any liabilities in (i) any mandate and commitment letters entered into in respect of any Flotation, Permitted Acquisition or Permitted Disposal (in each case) to be made by it or (ii) any underwriting or other customary agreement entered into in connection with any Flotation to be made by it, in each case under (i) or (ii), to the extent not otherwise prohibited by this Agreement.

Restrictions on dealing with assets and Security

23.10	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

23.11	Negative pledge

In this Clause 23.11, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	Except as permitted under paragraph (c) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) create or permit to subsist any Security over any of its assets.

(b)	Except as permitted under paragraph (c) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by any Transaction Obligor or any Group Member;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where such arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

23.12	Disposals

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

23.13	Arm’s length basis

(a)	Except as permitted by paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) enter into any transaction with any person except on arm’s length terms.

(b)	The following transactions shall not be a breach of this Clause 23.13:

(i)	any transaction between (A) two or more Group Members (none of which is a Future Target Group Member) or (B) two or more Group Members (each of which is a Future Target Group Member) or (C) a Group Member (that is not a Future Target Group Member) and a Future Target Group Member provided that (in the case of (C)) such transaction is on terms that are no less favourable to such Group Member (that is not a Future Target Group Member) than arm’s length terms;

(ii)	fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Facility Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Facility Agent; and

(iii)	any Permitted Distribution or Permitted Transaction.

Restrictions on movement of cash – cash out

23.14	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

23.15	No Guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

23.16	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) declare or make any Distribution.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Distribution; or

(ii)	a Permitted Transaction (other than one referred to in paragraph (e) of the definition of “Permitted Transaction”).

23.17	Dividends, fee payments and Proceeds Accounts

(a)	Each Obligor shall ensure that each Onshore Group Member shall pay all of the Licence and Consultancy Fees owed or payable by it to the applicable Group Member (that is not a VIE Group Member) in accordance with the terms of the VIE Contracts promptly and in any event on or prior to the last day of the fiscal quarter occurring after the calendar year in which such Licence and Consultancy Fees have accrued, are incurred or are payable.

(b)	Each Obligor shall (and the Borrower shall procure that each other Group Member will) ensure that any and all Onshore Distributions and any and all payments of Licence and Consultancy Fees by any Onshore Group Member to (or to the order of) any or all of the Offshore Group Members, after deducting any applicable PRC withholding tax, shall be deposited into one or more (A) Designated Proceeds Accounts (HSBC) and/or (B) Proceeds Accounts.

(c)	Without prejudice to the rights of the Security Agent under the Transaction Security Documents:

(i)	none of the amounts standing to the credit of any of the Designated Proceeds Accounts (HSBC) shall be withdrawn, transferred or applied other than:

(A)	any transfer of such amounts directly into one or more of the Proceeds Accounts;

(B)	for payment of operating expenses; and/or

(C)	(at any time prior to the establishment of any Proceeds Account) for any application towards any purpose not otherwise restricted under any Finance Document; and

(ii)	(with effect from the establishment of any Proceeds Account) upon the deposit or transfer of any amount into any Designated Proceeds Account (HSBC), each Obligor shall ensure that all of the amounts standing to the credit of such Designated Proceeds Account (HSBC) shall, promptly (and in any event within three Business Days of such deposit or transfer), be transferred into one or more of the Proceeds Accounts, except that (A) the applicable Group Member (that is the holder of such Designated Proceeds Account (HSBC)) may retain in such Designated Proceeds Account (HSBC) amounts reasonably determined by such Group Member to be required to be applied towards payment of operating expenses of the Group and (B) upon the establishment of any Proceeds Account, any and all amounts then standing to the credit of any Designated Proceeds Account (HSBC) shall be deemed to have been deposited in such Designated Proceeds Account (HSBC) on the date of such establishment, and shall be applied accordingly in accordance with this paragraph (ii); and

(iii)	for the avoidance of doubt, at any time prior to the occurrence of an Acceleration Event, the Borrower may make withdrawals from the Proceeds Account(s) for purposes not restricted under the Finance Documents.

(d)	Each Obligor shall ensure that each other Offshore Group Member (to which any Onshore Distributions or Licence and Consultancy Fees are to be made or paid after the date of this Agreement) shall have established a Proceeds Account (and such Proceeds Account shall have been made subject to Transaction Security pursuant to Transaction Security Documents in agreed form or otherwise in form and substance satisfactory to the Facility Agent (acting reasonably)) prior to the first time when any Onshore Distributions or Licence and Consultancy Fees are made or paid to such Offshore Group Member.

(e)	If any Advance Management Fees are paid pursuant to paragraph (g) of the definition of “Permitted Distribution” but the Listco Flotation Date does not occur within 12 Months after such payment, each Obligor shall ensure that the refund of such Advance Management Fees contemplated under paragraph (g) of the definition of “Permitted Distribution” is promptly made.

23.18	Subordinated Loans

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will):

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under any ParentCo Liabilities or Subordinated Liabilities (each as defined in the Security Trust Agreement);

(ii)	pay any interest, fee, charge or other amount payable, accrued or due in connection with any ParentCo Liabilities or Subordinated Liabilities (each as defined in the Security Trust Agreement); or

(iii)	purchase, redeem, defease or discharge any amount outstanding with respect to any ParentCo Liabilities or Subordinated Liabilities (each as defined in the Security Trust Agreement).

(b)	Paragraph (a) above does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is a Permitted Distribution or is otherwise permitted under the Security Trust Agreement.

Restrictions on movement of cash – cash in

23.19	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Borrower shall ensure that no other Group Member will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

23.20	Share capital

(a)	No Obligor shall (and the Borrower shall ensure that no other Group Member will) issue any Equity Interests except pursuant to:

(i)	a Permitted Share Issue; or

(ii)	a Permitted Transaction.

(b)	Subject to mandatory requirements of applicable law, no Obligor shall (and the Borrower shall ensure that no Group Member will) at any time enter into or be party to any agreement or arrangement that would restrict the ability of a Group Member (other than the Borrower) to declare or pay:

(i)	dividends or distributions to the holders of its Equity Interests; or

(ii)	(in the case of any Onshore Group Member) any Onshore Distributions or Licence and Consultancy Fees,

other than (A) restrictions in the Finance Documents and (B) restrictions in the VIE Contracts against the declaration or pay out of any dividends or distributions by any VIE Group Member in favour of any VIE Nominee.

(c)	Each Obligor shall ensure that no Onshore Group Member shall increase the amount of its statutory reserve requirements or the ratio of retained earnings to be contributed towards statutory reserves under its article of associations, except as required under mandatory provisions of applicable laws of the PRC.

Miscellaneous

23.21	Insurance

Each Obligor shall (and the Borrower shall ensure that each other Group Member will) maintain insurances on and in relation to its business and assets against those material risks and to the extent as is usual for companies carrying on the same or substantially similar business, and ensure that all such insurances must be with reputable independent insurance companies or underwriters.

23.22	Access

If a Default is continuing (or the Facility Agent or the Security Agent reasonably suspects a Default has occurred and is continuing), each Obligor shall, and the Borrower shall ensure that each Group Member will, permit each of the Facility Agent and/or the Security Agent and/or accountants and/or other professional advisers and/or contractors of the Facility Agent or Security Agent free access at reasonable times during regular business hours and on reasonable notice at the risk and cost of the Borrower to (a) the premises, assets, books, accounts and records of each Obligor and each Group Member and (b) meet and discuss matters with senior management of each Obligor and each Group Member.

23.23	Intellectual Property

Each Obligor shall (and the Borrower shall procure that each other Group Member will):

(a)	preserve and maintain the subsistence and validity of any and all Intellectual Property necessary for the business and/or activities of any Transaction Obligor or any Group Member where failure to do so has or would reasonably be expected to have a Material Adverse Effect (“Relevant Intellectual Property”) (including with respect to any Relevant Intellectual Property that is not owned by it, ensuring that it has valid licences of such Relevant Intellectual Property); and

(b)	in respect of any Relevant Intellectual Property:

(i)	use reasonable endeavours to prevent any infringement in any material respect of such Relevant Intellectual Property;

(ii)	make registrations and pay all registration fees and Taxes necessary to maintain such Relevant Intellectual Property in full force and effect and record its interest in such Relevant Intellectual Property;

(iii)	not use or permit such Relevant Intellectual Property to be used in a way or take any step or omit to take any step in respect of such Relevant Intellectual Property which may materially and adversely affect the existence or value of such Relevant Intellectual Property or imperil the right to use such property; and

(iv)	not discontinue the use of the Relevant Intellectual Property.

23.24	Treasury Transactions

No Obligor shall (and the Borrower shall procure that no other Group Member will) enter into any Treasury Transaction, other than any Permitted Hedging Transaction.

23.25	Further assurance

(a)	Each Obligor shall (and the Borrower shall procure that each other Total Transaction Obligor and other Group Member will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify having regard to the rights and restrictions in the Finance Documents (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	(in the case of a Transaction Obligor or Group Member) to confer on the Security Agent or confer on the Finance Parties and/or Secured Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	upon and after any Transaction Security becoming enforceable, to facilitate the realisation of the assets which are, or are intended to be, the subject of such Transaction Security.

(b)	Each Obligor shall (and the Borrower shall procure that each other Total Transaction Obligor and other Group Member will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

(c)	In respect of any Transaction Security Document executed after the Amendment and Restatement Effective Date, each Obligor shall ensure that there shall be delivered to the Facility Agent, promptly upon such execution, all of the documents and evidence specified in Part III of Schedule 2 (Conditions Precedent) with respect to such Transaction Security Document and each Total Transaction Obligor party to such Transaction Security Document (each in form and substance satisfactory to the Facility Agent, acting reasonably).

23.26	VIE Contracts

(a)	Each Obligor shall (and shall procure that each Group Member shall) promptly pay all amounts payable under the VIE Contracts as and when they become due.

(b)	Without prejudice to paragraph (a) above, each Obligor (that is not a VIE Group Member) shall take (or procure to be taken) all reasonable and practical steps to preserve the rights and remedies of each Group Member (that is not a VIE Group Member) under or in connection with, and pursue any claims arising under, any or all of the VIE Contracts.

(c)	The Borrower shall not (and the Borrower shall procure that no other Group Member will) without the prior written consent of the Facility Agent (acting on the instructions of the Majority Lenders):

(i)	make or agree to any amendment or variation of or supplement to any provision of any of the VIE Contracts;

(ii)	(subject to paragraph (f) below) terminate or not renew or agree to terminate or not renew any of the VIE Contracts; or

(iii)	grant or agree to any waiver of any of its rights or remedies under or in connection with any of the VIE Contracts or grant any consent under any of the VIE Contracts,

provided that (in each case under (i) or (iii)) such amendment, variation, supplement, waiver or consent is or would reasonably be expected to be materially adverse to the interests of the Finance Parties.

(d)	The Borrower shall as soon as reasonably practicable notify the Facility Agent in writing upon the occurrence of any event or circumstance specified in paragraphs (c)(i) to (c)(iii) above.

(e)	No Obligor shall (and the Borrower shall procure that no other Group Member will):

(i)	assign, transfer, novate or otherwise dispose of any or all of its rights and/or obligations under any of the VIE Contracts, except for any assignment constituted by the creation of any Transaction Security; or

(ii)	enter into or be party to any VIE Structure Document (other than those subsisting as at the date of this Agreement) or any other arrangement, instrument or agreement that constitutes, or forms part of, any contractual arrangements enabling a Group Member to exercise Control over any person (the Equity Interests in which are not beneficially owned by such Group Member) or consolidate the financial condition or results of operation of any person (the Equity Interests in which are not beneficially owned by such Group Member) for the purposes of the consolidated financial statements of the Group or any Group Member, except for the entry into of VIE Structure Documents in replacement of existing VIE Structure Documents upon a VIE Nominee Transfer as contemplated by the VIE Nominee Transfer Conditions.

(f)	If any VIE Contract is due to expire or expires, each Obligor party to such VIE Contract shall (and the Borrower shall procure that each relevant Group Member party to such VIE Contract shall) ensure that such VIE Contract is renewed on, or replaced with another VIE Contract with, substantially the same terms no later than the time when such first-mentioned VIE Contract is otherwise due to expire or (only in the case of a Licence Document) ensure that such Licence Document is renewed on, or replaced with another Licence Document with, substantially the same terms promptly and in any case within 30 days of the date on such Licence Document expires.

(g)	The Borrower shall ensure that no Group Member or Transaction Obligor will (except with the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders) amend, vary, novate, supplement, supersede, waive or terminate any of the Constitutional Documents of any VIE Group Member over whose shares any security under any VIE Entity Equity Pledge is purported to be granted, where (in the case of any such amendment, variation, superseding, supplement or waiver) such amendment, variation, superseding, supplement or waiver would reasonably be expected to be materially adverse to the interests of the Finance Parties or any enforcement of any VIE Entity Equity Pledge. The Borrower shall promptly supply to the Facility Agent a copy of any amendment, variation, novation, supplement, superseding, waiver or termination of or to any such Constitutional Documents.

(h)	After the occurrence of any Subsequent VIE Nominee Transfer, the Borrower shall promptly notify the Facility Agent of the same and provide to the Facility Agent copies of the VIE Structure Documents entered into pursuant to or as contemplated by paragraphs (b)(i) to (iii) of the definition of “VIE Nominee Transfer Conditions”) and (after completion of the relevant recordation or registration) evidence of any recordation or registration pursuant to or as contemplated by paragraph (b)(iii) of the definition of “VIE Nominee Transfer Conditions”.

23.27	DSRA and Distribution Account

(a)	The Borrower shall ensure that, at all times with effect from the Amendment and Restatement Effective Date and for so long as any Loan (or any part thereof) is outstanding (each a “DSRA Determination Time”), the aggregate balance standing to the credit of the DSRA is not less than the DSRA Minimum Balance as at such DSRA Determination Time.

(b)	Without prejudice to the rights of the Security Agent under the Transaction Security Documents:

(i)	each Obligor shall (and the Borrower shall procure that each other Group Member will) ensure that none of the amounts standing to the credit of the DSRA shall be withdrawn, transferred or applied by the Borrower except pursuant to paragraph (ii) below; and

(ii)	provided that (1) paragraph (a) would be complied with after such application and (2) no Event of Default is or would be continuing after such application, the Borrower may direct the Security Agent (after having supplied, or procured the supply of, such documentation and other evidence to the Security Agent reasonably satisfactory to it that the conditions set out in the foregoing (1) and (2) are and will be satisfied) to:

(A)	transfer amounts standing to the credit of the DSRA to pay principal and/or interest then due and payable under this Agreement (provided further that all of such amounts are directly paid to the Facility Agent for such application) and the Security Agent irrevocably agrees to give effect to such transfer of such amounts standing to the credit of the DSRA in payment of such principal and/or interest then due and payable under this Agreement; or

(B)	(upon the payment of the proceeds of the Facility B Loan into the DSRA pursuant to Clause 3.1 (Purpose)) transfer the amount of such proceeds of the Facility B Loan so paid into the DSRA from the DSRA to the Distribution Account (provided further that the aggregate amount transferred or to be transferred pursuant to this paragraph (B) shall not exceed the amount of the proceeds of the Facility B Loan so paid into the DSRA) and the Security Agent irrevocably agrees to give effect to such transfer of such amount from the DSRA to the Distribution Account.

(c)	Notwithstanding and without limitation to the Borrower’s obligations under paragraphs (a) and (b) above and the rights of the Security Agent under the Transaction Security Documents, the Borrower irrevocably authorises each of the Facility Agent and the Security Agent (but, except as provided in paragraph (b)(ii) above, neither the Facility Agent nor the Security Agent shall be obliged) to, at any time upon or after the occurrence of an Acceleration Event, apply the moneys standing to the credit of the DSRA towards payment or repayment of any amount of principal or interest outstanding under this Agreement then due and unpaid. The Facility Agent or the Security Agent (as the case may be) must notify the Borrower of any such withdrawal as soon as reasonably practicable upon such withdrawal.

(d)	Where the Borrower is permitted to make a withdrawal from the DSRA pursuant to paragraph (b)(ii) above, the Facility Agent shall, as soon as reasonably practicable following an application from the Borrower to do so, notify the Security Agent that such withdrawal is so permitted.

(e)	The Borrower shall ensure that all of the proceeds of the Facility B Loan shall first be directly paid into the DSRA and then promptly transferred from the DSRA to the Distribution Account in accordance with paragraph (b)(ii)(B).

(f)	Without prejudice to the rights of the Security Agent under the Transaction Security Documents, each Obligor shall ensure that none of the amounts standing to the credit of the Distribution Account shall be withdrawn, transferred or applied by the Distribution Account Holder except that:

(i)	when (A) the Listco IPO has occurred and (B) the Facility B Loan has been repaid in full (out of Flotation Proceeds) together with accrued interest and Break Costs (if any), the Security Agent shall authorise any withdrawal of the proceeds of the Facility B Loan standing to the credit of the Distribution Account in favour of the Distribution Account Holder; and/or

(ii)	the Distribution Account Holder may direct the Security Agent to transfer amounts standing to the credit of the Distribution Account to repay or prepay the outstanding principal amount of the Facility B Loan (provided that all of such amounts are directly paid to the Facility Agent for application towards such repayment or prepayment of the Facility B Loan) and the Security Agent shall give effect to such transfer of such amounts standing to the credit of the Distribution Account in repayment or prepayment of the Facility B Loan.

23.28	Cure Amount Account

(a)	The Borrower shall ensure that a segregated bank account of the Borrower for the purposes of receiving and holding Cure Amounts (the “Cure Amount Account”) is established prior to the first time when the Borrower elects to exercise any of its rights under paragraph (d) of Clause 22.4 (Equity cure) and that all Cure Amounts which are to be applied in accordance with paragraph (d) of Clause 22.4 (Equity cure) to a Subsequent Relevant Period are directly paid into the Cure Amount Account.

(b)	The Borrower shall be free to withdraw, transfer or apply amounts standing to the credit of the Cure Amount Account in its discretion provided that any amount so withdrawn, transferred or applied is:

(i)	applied towards prepayment of any Loan, and such amount is directly transferred from the Cure Amount Account to the Facility Agent for the purposes of such prepayment;

(ii)	applied towards payment by any Group Member of any amount owing by such Group Member to any third party (that is not a Group Member) in respect of any transaction permitted under the Finance Documents (excluding any Permitted Distribution), provided that such amount is directly transferred from the Cure Amount Account to such third party; or

(iii)	transferred into an account of any Group Member,

and details of such withdrawal, transfer or application are included in the Compliance Certificate delivered upon or after such withdrawal, transfer or application. For the avoidance of doubt, paragraphs (d)(i) and (iii) of Clause 22.4 (Equity cure) shall apply to any withdrawal, transfer or application pursuant to paragraph (b)(i) or (iii) above.

(c)	Any application of any amount standing to the credit of the Cure Amount Account shall be deemed to constitute an application of the Cure Amount(s) that have been paid into the Cure Amount Account in chronological order of payment of such Cure Amount(s) into the Cure Amount Account.

23.29	Conditions subsequent

The Borrower shall, and shall procure that WOFE Guarantor shall:

(a)	promptly, and in any event within 15 PRC Business Days of the date of execution of the Guarantee (WOFE Guarantor) Amendment, submit an application to SAFE for the Nei Bao Wai Dai Transaction registration of the Guarantee (WOFE Guarantor) and the Guarantee (WOFE Guarantor) Amendment (the “SAFE Application Date”) (together with the submission of all requisite supporting documents and the payment of any associated fees or charges (if applicable)) in accordance with the applicable PRC laws and regulations (including the SAFE regulations); and

(b)	within 180 days of the SAFE Application Date, deliver to the Facility Agent evidence that the Guarantee (WOFE Guarantor) and the Guarantee (WOFE Guarantor) Amendment have been registered with SAFE.

24.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 24 is an Event of Default (save for Clause 24.19 (Acceleration) and Clause 24.20 (Clean-Up Period)).

24.1	Non-payment

Any Total Transaction Obligor does not pay by the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless such failure to pay is caused by administrative or technical error and payment is made within three Business Days of its due date.

24.2	Financial covenants

Subject to Clause 22.4 (Equity cure), any requirement of Clause 22 (Financial covenants) is not satisfied.

24.3	Other obligations

(a)	Any Total Transaction Obligor does not comply with any provision of the Finance Documents to which it is a party (other than those referred to in Clause 24.1 (Non-payment), Clause 24.2 (Financial covenants) or paragraph (b) below)) unless such failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (A) the Facility Agent giving written notice of such failure to comply to the Borrower or such Total Transaction Obligor and (B) the Borrower or a Total Transaction Obligor becoming aware of such failure to comply; or

(b)	any Transaction Obligor does not comply with any provision of:

(i)	Clause 23.27 (DSRA and Distribution Account) unless such failure to comply is capable of remedy and is remedied within 10 Business Days of the earlier of (A) the Facility Agent giving written notice of such failure to comply to the Borrower and (B) the Borrower becoming aware of such failure to comply; or

(ii)	Clause 23.29 (Conditions subsequent ).

24.4	Misrepresentation

(a)	Any representation or statement made or deemed to be made by any Total Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Total Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect (or, where any representation or statement is already qualified by materiality or Material Adverse Effect, in any respect) when made or deemed to be made.

(b)	No Event of Default under paragraph (a) above will occur in respect of any misrepresentation if the circumstances giving rise to such misrepresentation are capable of remedy and are remedied within 20 Business Days of the earlier of (A) the Facility Agent giving written notice of such misrepresentation to the Borrower or the relevant Total Transaction Obligor and (B) the Borrower or a Total Transaction Obligor becoming aware of such misrepresentation (it being understood that the subsequent provision of accurate information shall not in itself be deemed to cure any misrepresentation in respect of the accuracy of previous information provided).

24.5	Cross default

Any:

(a)	Financial Indebtedness of any Transaction Obligor or any Group Member is not paid when due nor within any originally applicable grace period;

(b)	Financial Indebtedness of any Transaction Obligor or any Group Member is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)	commitment for any Financial Indebtedness of any Transaction Obligor or any Group Member is cancelled or suspended by a creditor of any Transaction Obligor or any Group Member as a result of an event of default (however described); or

(d)	creditor of any Transaction Obligor or any Group Member becomes entitled to declare any Financial Indebtedness of any Transaction Obligor or any Group Member due and payable prior to its specified maturity as a result of an event of default (however described), provided that:

(i)	no Event of Default will occur under this Clause 24.5 if the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above (for any and all of the Transaction Obligors and the Group Members) is less than U.S.$2,500,000 (or its equivalent in other currencies); and

(ii)	for purpose of determining the amount of Financial Indebtedness under this Clause 24.5 (Cross default), Financial Indebtedness shall not include:

(A)	Financial Indebtedness owing from a Group Member to another Group Member; or

(B)	Financial Indebtedness constituted by any New Shareholder Injection.

24.6	Insolvency

(a)	any Total Transaction Obligor or any Group Member:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	by reason of actual or anticipated financial difficulties, suspends or threatens to suspend making payments on any of its debts; or

(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding (A) any Finance Party in its capacity as such and (B) any Group Member in its capacity as creditor of any indebtedness owing by such first-mentioned Total Transaction Obligor or Group Member) with a view to rescheduling any of its indebtedness; or

(b)	a moratorium is declared in respect of any indebtedness of any Total Transaction Obligor or any Group Member. If a moratorium occurs, the ending of that moratorium will not remedy any Event of Default caused by that moratorium.

24.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or formal step is taken or occurs in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, reorganisation, liquidation or striking off (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Total Transaction Obligor or any Group Member;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Total Transaction Obligor or any Group Member;

(iii)	the appointment of a liquidator, receiver, trustee, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Total Transaction Obligor or any Group Member or any of its assets; or

(iv)	enforcement of any Security or execution or any form of levy against any assets of any Total Transaction Obligor or any Group Member where the aggregate value of any and all of the assets of Total Transaction Obligors and Group Members that are subject to any or all events and/or circumstances of such enforcement and/or execution is more than U.S.$3,500,000 (or its equivalent in other currencies), or any analogous procedure or formal step is taken in any jurisdiction.

(b)	Paragraph (a) above shall not apply to:

(i)	any winding-up petition or petition seeking the appointment of a liquidator, receiver, trustee, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Total Transaction Obligor or any Group Member or any of its assets, where such petition is (A) contested by such Total Transaction Obligor or Group Member in good faith or (B) frivolous or vexatious and is (in each case, whether under (A) or (B)) discharged, stayed (without any subsequent re-commencement) or dismissed within 30 days of its commencement; or

(ii)	any step or procedure contemplated by paragraph (d) of the definition of “Permitted Transaction”.

24.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Transaction Obligor or any Group Member unless (a) the aggregate value of any and all assets of Transaction Obligors and Group Members that are subject to any or all events and/or circumstances of such expropriation, attachment, sequestration, distress, execution and/or any analogous process is less than U.S.$3,500,000 (or its equivalent in other currencies) or (b) such process is (i) contested by such Transaction Obligor or Group Member in good faith or (ii) frivolous or vexatious and is (in each case, whether under (i) or (ii)) discharged within 30 days after its commencement.

24.9	Final judgment

Any Transaction Obligor or any Group Member fails to comply with or pay any sum due from it under any final judgment or order made or given by any court of competent jurisdiction, except where:

(a)	(i) (in the case of failure to pay) the aggregate amount failed to be paid by any or all of the Transaction Obligors and Group Members under any one or more such judgments or orders is less than U.S.$5,000,000 (or its equivalent in other currencies) and (ii) such failure is capable of remedy and is remedied (or such judgment or order is set aside) within 30 days; or

(b)	such judgment is appealable and is being appealed by such Transaction Obligor or such Group Member through applicable proceedings, which such proceedings have not been concluded.

24.10	Unlawfulness and invalidity

(a)	It is or becomes unlawful for any Total Transaction Obligor or any party to the Security Trust Agreement (other than a Finance Party or a Total Transaction Obligor) to perform any of its material obligations under the Finance Documents, or (subject to the Legal Reservations and the applicable Perfection Requirements that are not overdue under applicable law or regulation) any Transaction Security created or expressed to be created or expressed to be created or evidenced by any of the Transaction Security Documents ceases to be effective, or any subordination created under the Security Trust Agreement is or becomes unlawful; or

(b)	any Finance Document or any obligation of any Total Transaction Obligor under any Finance Document or of any person (other than a Finance Party or a Total Transaction Obligor) under the Security Trust Agreement, or any Transaction Security created or expressed to be created or evidenced by any of the Transaction Security Documents or any subordination created or expressed to be created under or evidenced by the Security Trust Agreement is or ceases to be legal, valid, binding or (subject to the Legal Reservations and, in the case of the Transaction Security Documents, the applicable Perfection Requirements that are not overdue under applicable law or regulation) enforceable and such event or circumstance individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

24.11	Security Trust Agreement

(a)	Any party to the Security Trust Agreement (other than a Finance Party or a Total Transaction Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Security Trust Agreement; or

(b)	any representation or warranty given by any party to the Security Trust Agreement (other than a Finance Party or a Total Transaction Obligor) under the Security Trust Agreement is incorrect in any material respect;

and, if such non-compliance or the circumstances giving rise to such misrepresentation are capable of remedy, such non-compliance or circumstances are not remedied within 20 Business Days of the earlier of the Facility Agent giving notice to the Borrower or that party or the Borrower or that party becoming aware of such non-compliance or misrepresentation.

24.12	Cessation of business

The Group (taken as a whole) suspends or ceases to carry on all or a material part of its business except as a result of a Permitted Disposal or a Permitted Transaction.

24.13	Audit qualification

The auditors of the Group (or the IPO Entity in respect of a Qualifying Flotation) qualify any Annual Financial Statements where that qualification has or would reasonably be expected to be materially adverse to the interests of the Finance Parties.

24.14	Expropriation

The authority or ability of any Transaction Obligor or any Group Member (in each case calculated on a consolidated basis) to conduct its business is materially limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation or other action by or on behalf of any Governmental Authority or any other governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any Group Member or any of the assets of any Transaction Obligor or any Group Member (in each case) where such seizure, expropriation, nationalisation or action has or would reasonably be expected to have a Material Adverse Effect; or

24.15	Repudiation and rescission of agreements

(a)	A Total Transaction Obligor rescinds or purports in writing to rescind or repudiates or purports to repudiate in writing a Finance Document or any of the Transaction Security or evidences in writing an intention to rescind or repudiate a Finance Document or any Transaction Security; or

(b)	any party to the Security Trust Agreement (other than a Finance Party or a Total Transaction Obligor) purports to rescind or repudiates in writing or purports to repudiate in writing any of the Security Trust Agreement or evidences an intention to rescind or repudiate in writing the Security Trust Agreement.

24.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced against any Transaction Obligor or any Group Member by any person which are reasonably likely to be adversely determined, and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect.

24.17	Delisting and suspension of trading

At any time on or after a Qualifying Flotation:

(a)	the IPO Entity (in respect of such Qualifying Flotation) ceases to be listed on the Relevant Stock Exchange; or

(b)	trading of the shares of the IPO Entity (in respect of such Qualifying Flotation) on the Relevant Stock Exchange is suspended for a period of more than 15 consecutive days on which the Relevant Stock Exchange is open for trading (for reasons other than there being an imminent announcement of a major acquisition or merger transaction).

For such purpose, “Relevant Stock Exchange” means the stock or securities exchange on which shares of such IPO Entity are listed or admitted to trading pursuant to such Qualifying Flotation.

24.18	Material adverse change

Any event(s) or circumstance(s) occur(s) which has/have or would have a Material Adverse Effect.

24.19	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	cancel the Total Commitments at which time they (and the Commitment of each Lender in respect of each Facility) shall immediately be cancelled and reduced to zero;

(b)	declare that all or part of the Loan(s), together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(c)	declare that all or part of the Loan(s) be payable on demand, at which time they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(d)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

24.20	Clean-Up Period

(a)	For the purposes of this Clause:

“Clean-Up Default” means:

(i)	any Default or Event of Default existing on or after the date of completion of any Future Acquisition other than an Event of Default under Clause 24.1 (Non-payment), Clause 24.2 (Financial covenants), Clause 24.3 (Other obligations), Clause 24.4 (Misrepresentation), Clause 24.6 (Insolvency), Clause 24.7 (Insolvency proceedings), Clause 24.8 (Creditors process), Clause 24.10 (Unlawfulness and invalidity) and Clause 24.15 (Repudiation and rescission of agreements);

(ii)	a Default or an Event of Default falling under Clause 24.3 (Other obligations) and constituted by a breach of a Clean-Up Undertaking; or

(iii)	a Default or an Event of Default falling under Clause 24.4 (Misrepresentation) and constituted by a breach of Clean-Up Representation,

in each case with respect to any of the Clean-Up Entities of the applicable Future Acquisition.

“Clean-Up Period” means, in relation to any Future Acquisition, the period from the date of such Future Acquisition to the date falling 120 days thereafter.

“Clean-Up Representation” means any of representations and warranties under Clause 20 (Representations), other than Clause 20.2 (Status), 20.3 (Binding Obligations), Clause 20.5 (Power and authority), paragraph (a) of Clause 20.6 (Validity and admissibility in evidence), Clause 20.7 (Governing law and enforcement), Clause 20.17 (Ranking), Clause 20.20 (Legal and beneficial ownership), Clause 20.21 (Shares) and paragraph (a) of Clause 20.24 (VIE Contracts).

“Clean-Up Undertaking” means any of the undertakings specified in Clause 21 (Information Undertakings) or Clause 23 (General undertakings) (other than Clause 21.1 (Financial statements) to Clause 21.3 (Requirements as to financial statements) (inclusive), Clause 23.1 (Authorisations) (excluding paragraph (iii) of Clause 23.1 (Authorisations)), Clause 23.10 (Pari passu ranking), Clause 23.25 (Further Assurance), Clause 23.26 (VIE Contracts) and Clause 23.29 (Conditions subsequent)).

“Future Clean-Up Entities” has the meaning given to that term in paragraph (b).

(b)	Notwithstanding any other provision of any Finance Document, during the Clean-Up Period relating to a Future Acquisition, any event or circumstance which constitutes a (A) breach of a Clean-Up Representation or a Clean-Up Undertaking or (B) any Default or Event of Default which would (but for this Clause 24.20) constitute a Clean-Up Default will be deemed not to be a Default or an Event of Default (as the case may be) if:

(i)	it would have been (if it were not for this Clause 24.20) a Default or an Event of Default only by reason of circumstances relating exclusively to any Future Target in respect of such Future Acquisition or any Subsidiary of or entity directly or indirectly owned by such Future Target that was not a Group Member prior to such Future Acquisition (collectively “Future Clean-Up Entities” in respect of such Future Acquisition), or any obligation to procure or ensure in relation to any of such Future Clean-up Entities;

(ii)	it is capable of remedy and reasonable steps are being taken to remedy it;

(iii)	the circumstances giving rise to it have not been procured by or approved by any Obligor (with knowledge of the relevant breach, event or circumstance not being interpreted in any way as approval of such breach, event or circumstance in circumstances where such Obligor did not reasonably have the ability to control or prevent such breach, event or circumstance from occurring); and

(iv)	it does not have a Material Adverse Effect,

provided that if such event or circumstance (which, but for the foregoing provisions of this Clause 24.20, would constitute a Default or an Event of Default) is continuing on or after the expiry of the Clean-Up Period with respect to such Future Acquisition, there shall be a Default or an Event of Default, as the case may be, notwithstanding the above (and without prejudice to the rights and remedies of the Finance Parties).

(c)	If, on or before the expiry of a Clean-Up Period relating to a Future Acquisition, any event or circumstance has occurred with respect to any of the Future Clean-Up Entities in respect of such Future Acquisition which would constitute a Clean-Up Default have occurred, as soon as reasonably practicable after becoming aware of its occurrence or existence, the Borrower shall notify the Facility Agent of that Clean-Up Default and such event or circumstance (and the steps, if any, being taken to remedy it).

SECTION 9

CHANGES TO PARTIES

25.	CHANGES TO THE LENDERS

25.1	Assignments and transfers by the Lenders

Subject to this Clause 25 and to Clause 26 (Debt Purchase Transactions), a Lender (the “Existing Lender”) may only enter into a Transfer under any Finance Document with another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in syndicated loans (the “New Lender”).

25.2	Conditions of assignment or transfer

(a)	The consent of the Borrower shall be required in respect of any Transfer by an Existing Lender pursuant to Clause 25.1 (Assignments and transfers by the Lenders) unless that Transfer is:

(i)	to another Lender or an Affiliate of a Lender which is, in each case, a Permitted Transferee;

(ii)	to any person set out in Schedule 4 (White List) or any Affiliate of any such person; or

(iii)	made at a time when an Event of Default under Clause 24.1 (Non-payment), Clause 24.6 (Insolvency), Clause 24.7 (Insolvency proceedings) or Clause 24.8 (Creditors’ process) is continuing,

and provided that (A) (in each case) the person to which such Transfer is made is not a Conflicted Lender and (B) (in the case of paragraphs (i) and (ii)) the person to which such Transfer is made is not a Distressed Investor.

(b)	The consent of the Borrower to any Transfer by a Lender must not be unreasonably withheld or delayed.

(c)	Upon written request by an Existing Lender for the Borrower to confirm whether any proposed New Lender (the “Proposed New Lender”) to which such Existing Lender proposes to make or effect a Transfer is a Conflicted Lender or Distressed Investor, the Borrower shall within seven Business Days notify the Facility Agent and such Existing Lender whether such Proposed New Lender is a Conflicted Lender or Distressed Investor for the purposes of this Agreement, provided that such Existing Lender shall have (A) provided (together with such written request) reasonable particulars of such Proposed New Lender and (B) certified in such written request that such Existing Lender is not actually aware that such Proposed New Lender is a Conflicted Lender or a Distressed Investor. If the Borrower confirms that such Proposed New Lender is not a Conflicted Lender or Distressed Investor, such Proposed New Lender shall be deemed not to be a Conflicted Lender or Distressed Investor for the purposes of any Transfer made by such Existing Lender to such Proposed New Lender within 20 Business Days after the date of such confirmation from the Borrower.

(d)	An assignment by an Existing Lender to a New Lender will only be effective:

(i)	on receipt by the Facility Agent (whether in the applicable Assignment Agreement or otherwise) of written confirmation from such New Lender (in form and substance satisfactory to the Facility Agent) that such New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

(ii)	on such New Lender entering into the documentation required for it to accede as a “Senior Lender” (as defined in the Security Trust Agreement) to the Security Trust Agreement; and

(iii)	on the completion by each of the Facility Agent and the Security Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to such New Lender, the completion of which the Facility Agent or, as the case may be, the Security Agent shall promptly notify to such Existing Lender and such New Lender.

(e)	A transfer by an Existing Lender to a New Lender will only be effective if such New Lender enters into the documentation required for it to accede as a “Senior Lender” (as defined in the Security Trust Agreement) to the Security Trust Agreement and if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with in respect of such transfer.

(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date on which such assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender (to which such Lender assigns or transfers such rights or obligations) or such Lender acting through its new Facility Office under Clause 14 (Tax gross-up and indemnities) or Clause 15 (Increased costs), then the entitlement of such New Lender or, as the case may be, such Lender acting through its new Facility Office to receive payment under that Clause by reference to such circumstances existing at the date on which such assignment, transfer or change occurs (or a continuation of such circumstances) shall be limited to the same extent as the entitlement of such first-mentioned Lender or such first-mentioned Lender acting through its previous Facility Office had such assignment, transfer or change not occurred.

(g)	An Existing Lender may not assign or transfer any or all of its rights or obligations under the Finance Documents to a New Lender or change its Facility Office if, by reference to the circumstances subsisting as at the time of such assignment, transfer or change, such assignment, transfer or change would give rise to a requirement to prepay any Loan (or any part thereof) or cancel any Commitment (or any part thereof) in respect of any Facility pursuant to Clause 7.1 (Illegality) in relation to such New Lender or, as the case may be, such Existing Lender acting through its new Facility Office.

(h)	An assignment or transfer of part of (instead of all of) an Existing Lender’s participation in respect of a Facility to a New Lender must be in an amount such that, immediately after such assignment or transfer:

(i)	the amount of that Existing Lender’s remaining participation (when aggregated with its Affiliates’ participation) in respect of Commitment and/or the Loan(s) in respect of that Facility is a minimum amount of U.S.$5,000,000 or its equivalent; and

(ii)	the amount of that New Lender’s participation (when aggregated with its Affiliates’ participation) in respect of Commitment and/or the Loan(s) in respect of that Facility is a minimum amount of U.S.$5,000,000 or its equivalent, or such lesser amount with the prior written consent of the Borrower.

(i)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that each of the Facility Agent and the Security Agent has authority to execute on its behalf any amendment or waiver relating to any Finance Document that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement or requisite party or parties in accordance with the Security Trust Agreement on or prior to the date on which the applicable transfer or assignment from the applicable Existing Lender to such New Lender becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as such Existing Lender would have been had it remained a Lender.

(j)	An Existing Lender shall, simultaneously with the assignment or transfer by it of rights and/or obligations under this Agreement to a New Lender, assign to that New Lender a proportionate share of the rights held by it (in its capacity as Lender) under or in connection with the other Finance Documents.

(k)	Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under any Finance Document.

(l)	If any assignment or transfer by a Lender of its rights and/or obligations under any Finance Document is executed and purported to have effect in breach of the provisions in any Finance Document, that assignment or transfer shall be void and deemed not to have occurred and the right to vote in respect of any of the Commitment (in respect of any Facility) and/or participation in any Loan the subject of such assignment or transfer shall be suspended and such Commitment and participation shall be ignored (and shall be treated as not outstanding) in determining decisions requiring a vote by some or all of the Lenders, or a class or group of them, until such time as the provisions of the Finance Documents with respect to such assignment or transfer shall have been complied with.

25.3	Assignment or transfer fee

Unless the Facility Agent otherwise agrees, the New Lender shall, on the date upon which an assignment or transfer by the Existing Lender to the New Lender takes effect, pay to the Facility Agent (for its own account) a fee of U.S.$3,000.

25.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Total Transaction Obligor;

(iii)	the performance and observance by any Total Transaction Obligor or any other person of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender (which makes any assignment or transfer to such New Lender), the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Total Transaction Obligor and its related entities in connection with its participation in this Agreement and/or any other Finance Document and has not relied exclusively on any information provided to it by such Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Total Transaction Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred by such Existing Lender under this Clause 25; or

(ii)	support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by any Total Transaction Obligor of its obligations under the Transaction Documents or otherwise.

25.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer by the Existing Lender of any or all of its rights and obligations under this Agreement to the New Lender is effected on the Transfer Date in respect of such transfer in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender (in respect of such transfer). The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the transfer to such New Lender (the subject of such Transfer Certificate).

(c)	On the Transfer Date in respect of a transfer by the Existing Lender to the New Lender:

(i)	to the extent that in the Transfer Certificate relating to such transfer the Existing Lender seeks to transfer by novation its rights and obligations under this Agreement, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under this Agreement and their respective rights against one another under this Agreement shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Facility Agent, the Mandated Lead Arranger, the Security Agent, the New Lender, the other Lenders and the Hedge Counterparties shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Facility Agent, the Mandated Lead Arranger, the Security Agent and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)	the New Lender shall become a Party as a “Lender”.

25.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) an assignment by the Existing Lender of any or all of its rights under this Agreement to the New Lender may be effected on the Transfer Date in respect of such assignment in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement (in respect of such assignment) delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender (the subject of such Assignment Agreement).

(c)	On the Transfer Date in respect of an assignment by the Existing Lender to the New Lender:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement relating to such assignment;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in such Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	A Lender may utilise procedures other than those set out in this Clause 25.6 to assign its rights under any Finance Document (but not, without the consent of the relevant Obligor party to such Finance Document or unless in accordance with Clause 25.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by that Lender nor the assumption of equivalent obligations by the applicable New Lender) provided that they comply with the conditions set out in Clause 25.2 (Conditions of assignment or transfer).

25.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

25.8	Accession of Hedge Counterparties

Any person which becomes a party to the Security Trust Agreement as a Hedge Counterparty (as defined in the Security Trust Agreement) shall, at the same time, become a Party to this Agreement as a “Hedge Counterparty” in accordance with clause 19.10 (Creditor Accession Undertaking) of the Security Trust Agreement.

25.9	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 25, each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release such Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for such Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by any Transaction Obligor or grant to any person any more extensive rights than those required to be made or granted to such Lender under the Finance Documents.

25.10	Exclusion of Facility Agent’s and Security Agent’s liabilities

In relation to any assignment or transfer pursuant to this Clause 25, each Party acknowledges and agrees that neither the Facility Agent nor the Security Agent shall be obliged to:

(a)	enquire as to the accuracy of any representation or warranty made by, or the status of, any person in respect of its eligibility as a Lender;

(b)	attend to any registration or perfection requirements required in connection with such assignment or transfer or to ensure that such registration or perfection requirements are completed; and/or

(c)	provide any New Lender with any information regarding any previous amendments or waivers in relation to any Finance Document.

25.11	Sub-participation

For the avoidance of doubt, each Lender may grant a sub-participation which is not a Voting Participation in respect of any or all of its rights and/or obligations under any Finance Document to any person.

25.12	Change of name

If a Lender changes its name, then it shall, at its own cost and within 5 Business Days, provide the Facility Agent with an original or certified true copy of a legal opinion issued by the legal advisers to such Lender in the jurisdiction where such Lender is incorporated addressed to the Facility Agent (for and on behalf of the Finance Parties), which is in form and substance satisfactory to the Facility Agent, confirming that (a) such Lender has changed its name; (b) the new name of such Lender; (c) the date from which such change has taken effect; and (d) such Lender’s obligations under the Finance Documents remain legal, valid, binding and enforceable on such Lender after its change of name. If such Lender fails to provide the Facility Agent with such legal opinion, it shall, upon the request of the Facility Agent, sign and deliver to the Facility Agent a Transfer Certificate in respect of the transfer of its rights and obligations under this Agreement to the entity with such new name.

25.13	Re-organisation

If a Lender becomes subject to a re-organisation, such Lender shall, at its own costs and within 7 Business Days after the effective date of such re-organisation, deliver to the Facility Agent an original or certified true copy of legal opinions, each in form and substance satisfactory to the Facility Agent, addressed to the Facility Agent (as agent for the Finance Parties) and issued by legal advisers to such Lender in each of the jurisdictions (a) where such Lender is incorporated; (b) where such Lender’s Facility Office is located, and (c) the law of which governs the Finance Documents such that all such legal opinions taken together provide the Facility Agent with confirmation that such Lender’s obligations under the Finance Documents remain legal, valid, binding and enforceable on the surviving entity of such re-organisation after such re-organisation. If such Lender fails to provide the Facility Agent with such legal opinions, it shall, upon the request of the Facility Agent, sign and deliver to the Facility Agent a Transfer Certificate in respect of the transfer of its rights and obligations under this Agreement to the surviving entity of such re-organisation.

26.	DEBT PURCHASE TRANSACTIONS

26.1	Debt Purchase Transactions by Group Members

(a)	None of the Obligors shall, and the Borrower shall procure that each other Group Member shall not, (i) enter into any Debt Purchase Transaction other than in accordance with the other provisions of this Clause 26.1 or (ii) itself be (or beneficially own all or any majority of the share capital of a company or an entity that is) a Lender or a party to a Voting Participation.

(b)	The Borrower may purchase by way of assignment or transfer, pursuant to Clause 25 (Changes to the Lenders), a participation in any Loan and any related Commitment in respect of any Facility where:

(i)	such purchase is made for a consideration of less than the par value of such Loan;

(ii)	such purchase is made using of the processes set out in paragraphs below;

(iii)	such purchase is made at a time when no Default is continuing; and

(iv)	the consideration for such purchase is entirely funded from Acceptable Funding Sources.

(c)	In relation to any Debt Purchase Transaction (constituted by assignment or transfer of any participation in any Loan or Commitment in respect of any Facility to the Borrower) made pursuant to this Clause 26.1, notwithstanding any other term of this Agreement or the other Finance Documents:

(i)	on completion of that assignment or transfer pursuant to Clause 25 (Changes to the Lenders), the portions of the Loan(s) to which it relates shall be extinguished and (in the case of any Loan under any Facility other than Facility B) the remaining Repayment Instalments in respect of such Facility will be reduced pro rata accordingly, and the Commitment (in respect of any Facility) to which that assignment or transfer relates shall be cancelled and reduced to zero;

(ii)	such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of any of the Facilities;

(iii)	the Borrower which is the assignee or transferee (in respect of such assignment or transfer) shall be deemed to be an entity which fulfils the requirements of Clause 25.1 (Assignments and transfers by the Lenders) to be a New Lender (as defined in such Clause);

(iv)	no Group Member shall be deemed to be in breach of any provision of Clause 23 (General undertakings) or any other provision of any Finance Document by reason of such Debt Purchase Transaction;

(v)	Clause 30 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction; and

(vi)	for the avoidance of doubt, any extinguishment of any part of any Loan shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with any Finance Document.

(d)

(i)	A Debt Purchase Transaction referred to in paragraph (b) above may be entered into pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows.

(ii)	Prior to 11.00 am on a given Business Day (the “Solicitation Day”) the Borrower or a financial institution acting on its behalf (the “Solicitation Purchase Agent”) will approach at the same time each Lender which participates in the applicable Facility to enable them to offer to sell to the Borrower an amount of their participation in such Facility. Any Lender wishing to make such an offer shall, by 11.00 am on the second Business Day following such Solicitation Day, communicate to the Solicitation Purchase Agent details of the amount of its participations in such Facility that it is offering to sell and the price at which it is offering to sell such participations. Any such offer (once so made) shall be irrevocable until 11.00 am on the third Business Day following such Solicitation Day and shall be capable of acceptance by the Borrower on or before such time by communicating its acceptance in writing to the Solicitation Purchase Agent or, if it is the Solicitation Purchase Agent, the applicable Lender making such offer. The Borrower shall ensure that the Solicitation Purchase Agent (or, if the Solicitation Purchase Agent is the Borrower, the Borrower) will communicate to the Lenders whose offers have been so accepted by 12 noon on the third Business Day following such Solicitation Day. In any event by 5.00 pm on the fourth Business Day following such Solicitation Day, the Borrower shall notify the Facility Agent of the amounts of the participations of the Lenders in such Facility so purchased through such Solicitation Process, the identity of the Facility to which they relate and the average price for the purchase of such participations in such Facility. The Facility Agent shall promptly disclose such information to the Lenders.

(iii)	Any purchase of participations in any such Facility pursuant to a Solicitation Process shall be completed and settled by the Borrower on or before the fifth Business Day after the Solicitation Day in respect of such Solicitation Process.

(iv)	In accepting any offers made pursuant to a Solicitation Process, the Borrower shall be free to select which offers and in which amounts of participations in respect of the applicable Facility that it accepts, but such selection and acceptance must be on the basis that in relation to offers relating to participations in a particular Facility, the Borrower must accept such offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis (according to the respective participations in such Facility offered to be sold pursuant to such offers).

(e)

(i)	A Debt Purchase Transaction referred to in paragraph (b) above may also be entered into pursuant to an open order process (an “Open Order Process”) which is carried out as follows.

(ii)	The Borrower or a financial institution acting on its behalf (the “Open Order Purchase Agent”) may by place an open order (an “Open Order”) on behalf of the Borrower to which any Loan has been made under any Facility to purchase participations in such Facility up to a set aggregate amount at a set price by notifying at the same time all the Lenders (with any participation in such Facility) of the same. Any Lender wishing to sell pursuant to such Open Order will, by 11.00 am on any Business Day following the date on which such Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which such Open Order is placed, communicate to the Open Order Purchase Agent details of the amount of its participations in such Facility that it is offering to sell pursuant to and in accordance with the terms of such Open Order. Any such offer by a Lender to sell shall be irrevocable until 11.00 am on the Business Day following the date of such offer from such Lender and shall be capable of acceptance by the Borrower on or before such time by the Borrower’s communicating such acceptance in writing to such Lender.

(iii)	Any purchase of participations in a Facility pursuant to an Open Order Process shall be completed and settled by the Borrower on or before the fourth Business Day after the date of the applicable offer by a Lender to sell under such Open Order, which offer is accepted in accordance with (e)(ii).

(iv)	If in respect of participations in a Facility the Open Order Purchase Agent receives on the same Business Day two or more offers from Lenders to sell all or part of their participations in such Facility pursuant to such Open Offer such that the maximum aggregate participations in such Facility to which such Open Order relates (less any such participations in such Facility purchased or to be purchased pursuant to offers from Lenders received on any previous Business Day that have already been accepted) would be exceeded if all of such offers were accepted in full, the Borrower shall only accept such offers on a pro rata basis (according to the respective participations in such Facility offered to be sold pursuant to such offers).

(v)	The Borrower shall, by 5.00pm on the sixth Business Day following the date on which an Open Order is placed, notify the Facility Agent of the amounts of the participations in such Facility purchased or to be purchased through such Open Order Process in respect of such Open Order and the identity of the Facility to which it relates. The Facility Agent shall promptly disclose such information to the Lenders.

(f)	For the avoidance of doubt, there is no limit on the number of occasions a Solicitation Process or an Open Order Process may be implemented.

26.2	Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates

(a)	For so long as a Sponsor Affiliate:

(i)	holds or beneficially owns (or holds the economic benefit or effect of) any Commitment in respect of any Facility (or the rights and/or obligations attributable thereto or any commitment represented thereby) or any participation in any Loan; or

(ii)	has entered into a sub-participation agreement relating to any Commitment in respect of any Facility (or the rights and/or obligations attributable thereto or any commitment represented thereby) or any participation in any Loan, or any other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, then notwithstanding any other provision of this Agreement or any other Finance Document, in ascertaining:

(A)	the Majority Lenders; or

(B)	whether the consent of Lenders holding any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments, the Commitments or Available Commitments (in respect of any or all of the Facilities) or participations in any or all of Loans (under any or all of the Facilities) or the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents:

(1)	such Commitment and such participation in such Loan shall be deemed to be zero provided that such consent, waiver, amendment or other vote is not materially detrimental (in comparison to the other Lenders) to the rights and/or interests of that Sponsor Affiliate solely in its capacity as a Lender (and, for the avoidance of doubt, excluding its interests as a holder of equity in the Borrower (whether directly or indirectly)), and each Sponsor Affiliate upon becoming a Party expressly agrees and acknowledges that the operation of this Clause 26.2 shall not of itself be so detrimental to it in comparison to the other Lenders or otherwise; and

(2)	each of such Sponsor Affiliate, and each person with whom it has entered into such sub-participation, other agreement or arrangement, shall be deemed not to be a Lender for the purposes of paragraphs (A) and (B) above (unless, in the case of a person that is not a Sponsor Affiliate, to the extent that it is a Lender by virtue otherwise than holding or beneficially owning (or holding the economic benefit or effect of) any Commitment in respect of any Facility (or any commitment represented thereby) or any participation in any Loan to which (i) or (ii) applies).

(b)	Each Lender shall, unless such Debt Purchase Transaction falls within paragraph (a) of the definition of “Debt Purchase Transaction”, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with a Sponsor Affiliate (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Part I of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice).

(c)	A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,

such notification to be substantially in the form set out in Part II of Schedule 12 (Forms of Notifiable Debt Purchase Transaction Notice).

(d)	Each Sponsor Affiliate that is a Lender agrees that:

(i)	in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)	in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.

26.3	Sponsor Affiliates’ notification to other Lenders of Debt Purchase Transactions

Any Sponsor Affiliate which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant (or similar capacity) shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Facility Agent of the extent of the Commitment in respect of any Facility (or any commitment represented thereby), any Loan or any other amount outstanding to which that Debt Purchase Transaction relates. The Facility Agent shall promptly disclose such information to the Lenders.

27.	CHANGES TO THE OBLIGORS

27.1	Assignment and transfers by Obligors

No Obligor shall, and each Obligor shall ensure that no Total Transaction Obligor or other Group Member shall, assign any of its rights or transfer any of its rights or obligations under any of the Finance Documents, except with the prior written consent of all of the Lenders.

27.2	Additional Guarantors

(a)	If (1) any person becomes a Group Member pursuant to a Permitted Acquisition (falling within paragraph (d) or (e) of the definition of “Permitted Acquisition”) (such person being a “New Group Member”) and (2) such New Group Member is incorporated or established outside the PRC, then:

(i)	(if the Borrower directly holds or beneficially owns any Equity Interest in such New Group Member) the Borrower shall promptly upon such New Group Member’s becoming a Group Member give the Facility Agent a notice to the effect that such New Group Member and each of such New Group Member’s Subsidiaries incorporated or established outside the PRC shall become an Additional Guarantor (such notice being an “Additional Guarantor Notice”); or

(ii)	(if the Borrower does not directly hold or beneficially own any Equity Interest in such New Group Member) the Borrower may (but shall not be obliged to, unless otherwise required pursuant to paragraph (a)(i) by virtue of a Holding Company of such New Group Member falling within paragraph (a)(i)) promptly upon such New Group Member’s becoming a Group Member (that is incorporated or established outside the PRC) give the Facility Agent an Additional Guarantor Notice in respect of such New Group Member, provided that the Borrower may not give such Additional Guarantor Notice if the conditions under paragraph (e)(ix) of the definition of “Permitted Acquisition” are not (or would not as a result of the giving of such Additional Guarantor Notice be) satisfied with respect to such Permitted Acquisition.

(b)	Where the Borrower gives or is required to give an Additional Guarantor Notice in respect of any New Group Member pursuant to paragraph (a), the Borrower shall procure that:

(i)	such New Group Member and each of its Subsidiaries which are incorporated or established outside the PRC shall promptly (and in any event within 10 Business Days of such New Group Member’s becoming a Group Member) become party to this Agreement as a “Guarantor” and become party to the Security Trust Agreement as a “Debtor” (as defined in the Security Trust Agreement)) in accordance with paragraph (c);

(ii)	each Group Member that holds or beneficially owns any Equity Interest in such New Group Member shall promptly (and in any event within 10 Business Days of such New Group Member’s becoming a Group Member) grant Transaction Security over all of the Equity Interests held and/or beneficially owned by it in such New Group Member pursuant to Transaction Security Document(s) in agreed form or otherwise in form and substance satisfactory to the Security Agent (acting reasonably), and for the purposes of this paragraph (b)(ii), if such Transaction Security Document(s) are substantially in the form of any existing Transaction Security Document(s) that confer fixed Security over Equity Interests in an entity of the same jurisdiction of incorporation or establishment as such New Group Member, such Transaction Security Document(s) shall (subject to specific considerations relating to the Equity Interests in question and specific requirements under applicable laws) be deemed to be in form and substance satisfactory to the Security Agent; and

(iii)	each of such New Group Member and each of its Subsidiaries which are incorporated or established outside the PRC shall promptly (and in any event within 10 Business Days of such New Group Member’s becoming a Group Member) grant Transaction Security over its assets (including Equity Interests in each of its Subsidiaries) pursuant to Transaction Security Document(s) in agreed form or otherwise in form and substance satisfactory to the Security Agent (acting reasonably), provided that:

(A)	in the case of any such asset in the form of Equity Interests in any Onshore Group Member, the Borrower shall procure that such New Group Member or its applicable Subsidiary that holds or beneficially owns such Equity Interests shall execute the applicable Transaction Security Document (in respect of Transaction Security over such Equity Interests) within 10 Business Days of such New Group Member’s becoming a Group Member and shall thereafter use reasonable endeavours to obtain and effect, within 90 days after the date of execution of such Transaction Security Document, the requisite Authorisations required under the laws of the PRC (including approval of MOFCOM and registration with SAIC) in respect of such Transaction Security Document and shall promptly upon obtaining or effecting any such Authorisation, deliver evidence of the same to the Facility Agent; and

(B)	if such Transaction Security Document(s) are substantially in the form of any existing Transaction Security Document(s) that confer (1) (in the case of assets other than Equity Interests) equivalent Transaction Security over similar assets of an Obligor of the same jurisdiction of incorporation or establishment of such New Group Member or, as the case may be, such Subsidiary or (2) (in the case of Equity Interests) fixed Security over Equity Interests in an entity of the same jurisdiction of incorporation or establishment as the entity the Equity Interests in which are to be made subject to Transaction Security, and for the purposes of this paragraph (b)(iii). such Transaction Security Document(s) shall (subject to specific considerations relating to the assets or Equity Interests in question and specific requirements under applicable laws) shall be deemed to be in form and substance satisfactory to the Security Agent.

(c)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 21.7 (“Know your customer” checks) and paragraph (a) above, the Borrower may request that any New Group Member or any Subsidiary of any New Group Member become a “Guarantor” (which Group Member shall accede to the Security Trust Agreement as a “Debtor” (as defined in the Security Trust Agreement)) by giving the Facility Agent an Additional Guarantor Notice (in respect of such New Group Member or, as the case may be, such Subsidiary) no less than 5 Business Days prior to the date on which such New Group Member or, as the case may be, such Subsidiary is to become party to this Agreement. Such New Group Member or, as the case may be, such Subsidiary of such New Group Member ((in each case) a “Proposed Additional Guarantor”) shall become party hereto as a “Guarantor” if:

(i)	the Borrower and such Proposed Additional Guarantor deliver to the Facility Agent a duly completed and executed Accession Deed (in respect of the accession of such Proposed Additional Guarantor as a “Guarantor”);

(ii)	each of the Borrower and such Proposed Additional Guarantor shall have confirmed in such Accession Deed that no Default is continuing or would occur as a result of such Proposed Additional Guarantor becoming a Guarantor;

(iii)	each of the Facility Agent and the Security Agent shall have completed (and be satisfied with the results of) all necessary “know your customer”, anti-money laundering or similar other checks relating to any person that it is required under applicable laws and/or regulations to carry out in relation to such Proposed Additional Guarantor becoming a Guarantor; and

(iv)	the Facility Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Proposed Additional Guarantor, each in form and substance satisfactory to the Facility Agent (acting reasonably).

(d)	The Facility Agent shall notify the Borrower, the Security Agent and the Lenders promptly upon being satisfied that it has received, or waived the requirement to receive (in form and substance satisfactory to it (acting reasonably)) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to a Proposed Additional Guarantor.

(e)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (d) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

27.3	Cessation of Distribution Account Holder as Total Transaction Obligor

Upon the occurrence of the Senior Facility B Discharge Date, the Distribution Account Holder shall cease to be a Total Transaction Obligor and shall have no further rights or obligations under this Agreement as a Total Transaction Obligor.

SECTION 10

THE FINANCE PARTIES

28.	ROLE OF THE FACILITY AGENT, THE MANDATED LEAD ARRANGER AND OTHERS

28.1	Appointment of the Facility Agent

(a)	Each of the Mandated Lead Arranger and the Lenders appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)	Each of the Mandated Lead Arranger and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

28.2	Instructions

(a)	The Facility Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if such right, power, authority or discretion relates to any matter that the requires the consent or instructions of all of the Lenders pursuant to the terms of the applicable Finance Document(s);

(B)	a specific group of Lenders if such right, power, authority or discretion relates to any matter that the requires the consent or instructions of such specific group of Lenders pursuant to the terms of the applicable Finance Document(s); and

(C)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)	The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the applicable Finance Document(s) stipulates that instructions from or consent of any other Lender or any group of Lenders are required, from that other Lender or that group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent and the Facility Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Save in the case of any matter that requires the instructions or consent of any other Lender or group of Lenders under the applicable Finance Document(s) and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)	The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)	The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceeding relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

28.3	Duties of the Facility Agent

(a)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(c)	Without prejudice to Clause 25.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower), paragraph (b) above shall not apply to any Fee Letter, any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)	If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)	If the Facility Agent is aware of the non-payment of any principal, interest, or fee payable to a Finance Party (other than the Facility Agent, the Mandated Lead Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

28.4	Role of the Mandated Lead Arranger

Except as specifically provided in the Finance Documents, the Mandated Lead Arranger shall not have any obligations of any kind to any other Party under or in connection with any Finance Document.

28.5	No fiduciary duties

(a)	Nothing in any Finance Document constitutes the Facility Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b)	None of the Facility Agent or the Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

28.6	Business with the Group

The Facility Agent and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Member or any Total Transaction Obligor.

28.7	Rights and discretions

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document (including, any notice given by a Lender pursuant to paragraph (b) or (c) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates)) believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document;

(ii)	reply on any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

(iii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iv)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised;

(iii)	any notice or request made by the Borrower (other than any Utilisation Request) is made on behalf of and with the consent and knowledge of all the Total Transaction Obligors; and

(iv)	no Notifiable Debt Purchase Transaction:

(A)	has been entered into;

(B)	has been terminated; or

(C)	has ceased to be with a Sponsor Affiliate.

(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e)	The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents and the Facility Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of, any such person,

unless such error or such loss was directly caused by the Facility Agent’s gross negligence or wilful misconduct.

(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as Facility Agent.

(h)	Without prejudice to the generality of paragraph (g) above, the Facility Agent:

(i)	may disclose; and

(ii)	on the written request of the Borrower or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender (to the extent that the Facility Agent is aware) to the Borrower and to the other Finance Parties.

(i)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent or the Mandated Lead Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)	The Facility Agent may not disclose to any Finance Party any details of the rate notified to the Facility Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 12.2 (Market disruption).

(k)	Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

28.8	Responsibility for documentation

None of the Facility Agent or the Mandated Lead Arranger is responsible or liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Mandated Lead Arranger, any Total Transaction Obligor or any other person in or in connection with any Finance Document, the Base Case Model or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

28.9	No duty to monitor

The Facility Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party or any Total Transaction Obligor of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

28.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent, the Facility Agent will not be liable (including for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action; or

(iv)	having taken or having omitted to take any action under or in connection with any Finance Document, unless directly caused by the Facility Agent’s gross negligence or wilful misconduct.

(b)	No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent, in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this Clause 28.10 subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Facility Agent or the Mandated Lead Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to each of the Facility Agent and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Mandated Lead Arranger.

(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which such loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

28.11	Lenders’ indemnity to the Facility Agent

(a)	Each Lender shall (in the proportion determined in accordance with paragraph (b) below) indemnify the Facility Agent, within five Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 31.11 (Disruption to payment systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents), unless the Facility Agent has been reimbursed by a Total Transaction Obligor pursuant to a Finance Document in respect of such cost, loss or liability.

(b)	Each Lender’s proportion of such cost, loss or liability shall be:

(i)	if any Loan is then outstanding, the proportion borne by (A) such Lender’s aggregate participations in the Loan(s) then outstanding to (B) the aggregate amount of the Loans then outstanding;

(ii)	if no Loan is then outstanding and the Available Facility in respect of any Facility is then greater than zero, the proportion borne by (A) the aggregate of such Lender’s Available Commitments (in respect of any or all of the Facilities) to (B) the sum of the Available Facility in respect of each Facility; or

(iii)	if no Loan is then outstanding and the Available Facility in respect of each Facility is then zero:

(A)	if no Loan has been made, the proportion borne by (A) the aggregate of such Lender’s Available Commitments in respect of any or all of the Facilities (immediately before the time when the Available Facility in respect of each Facility became zero) to (B) the sum of the Available Facility in respect of each Facility (immediately before the time when the Available Facility in respect of each Facility became zero); or

(B)	if one or more Loan(s) have been made, the proportion borne by (A) the aggregate of such Lender’s participations in the Loan(s) outstanding (immediately before the time when each Loan ceased to be outstanding) to (B) the aggregate amount of the Loans outstanding (immediately before the time when each Loan ceased to be outstanding).

(c)	Subject to paragraph (d) below, the Borrower shall as soon as reasonably practicable on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(d)	Paragraph (c) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement under paragraph (c) above relates to a liability of the Facility Agent to an Obligor.

28.12	Resignation of the Facility Agent

(a)	The Facility Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Facility Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Facility Agent.

(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent (after consultation with the Borrower) may appoint a successor Facility Agent.

(d)	If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as Facility Agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a Party to this Agreement as Facility Agent) agree with the Borrower and the proposed successor Facility Agent amendments to this Clause 28 and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with the then current market practice for the appointment and protection of corporate trustees and those amendments will bind the Parties.

(e)	The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrower shall, within five Business Days of written demand, reimburse the retiring Facility Agent for the amount of all reasonable and documented costs and expenses (including legal fees, subject to any agreed cap) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor Facility Agent.

(g)	Upon the appointment of a successor Facility Agent, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Facility Agent) and this Clause 28 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) the date of such appointment of such successor Facility Agent). Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor Facility Agent had been an original Party.

28.13	Replacement of the Facility Agent

(a)	After consultation with the Borrower, the Majority Lenders may, by giving 30 days’ notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent.

(b)	The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders in the respective proportions referred to in Clause 28.11 (Lenders’ indemnity to the Facility Agent)) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(c)	The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent pursuant to paragraph (a). As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 16.3 (Indemnity to the Facility Agent) and this Clause 28 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

28.14	Confidentiality

(a)	In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent or the Mandated Lead Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty.

28.15	Relationship with the Lenders

(a)	The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 33.1 (Communications in writing)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 33.2 (Addresses) and of Clause 33.1 (Communications in writing) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

28.16	Credit appraisal by the Lenders

Without affecting the responsibility of any Total Transaction Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each of the Facility Agent, the Security Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(a)	the financial condition, status and nature of each Total Transaction Obligor and each Group Member;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Transaction Security;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy or completeness of the Base Case Model and any other information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

28.17	Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that first-mentioned amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount so deducted in or towards satisfaction of such first-mentioned amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

28.18	Reliance and engagement letters

Each of the Finance Parties and the Secured Parties confirms that each of the Mandated Lead Arranger, the Facility Agent and the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by any of the Mandated Lead Arranger, the Facility Agent or the Security Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

29.	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of any Finance Document will:

(a)	interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computations in respect of Tax.

30.	SHARING AMONG THE FINANCE PARTIES

30.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from or in respect of a Total Transaction Obligor (an “Applicable Obligor”) other than in accordance with Clause 31 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	that Recovering Finance Party shall, within three Business Days, notify details of that receipt or recovery, to the Facility Agent;

(b)	the Facility Agent shall determine whether that receipt or recovery is in excess of the amount which that Recovering Finance Party would have been paid had that Recovered Amount been received or recovered by the Facility Agent and distributed in accordance with Clause 31 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to such receipt, recovery or distribution; and

(c)	that Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to the amount of such Recovered Amount less any amount which the Facility Agent determines may be retained by that Recovering Finance Party as its share of any payment to be made (by reference to such Recovered Amount had it been received or recovered and distributed by the Facility Agent) in accordance with Clause 31.6 (Partial payments).

30.2	Redistribution of payments

The Facility Agent shall treat such Sharing Payment as if it had been paid by such Applicable Obligor and distribute it between the Finance Parties (other than that Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 31.6 (Partial payments) towards the obligations owing to such Sharing Finance Parties.

30.3	Recovering Finance Party’s rights

On a distribution by the Facility Agent under Clause 30.2 (Redistribution of payments), as between such Applicable Obligor and such Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by such Applicable Obligor (and such Applicable Obligor shall (or, if such Applicable Obligor is not party hereto, the Borrower shall) be liable to such Recovering Finance Party for a debt equal to such Sharing Payment, which debt is immediately due and payable).

30.4	Reversal of redistribution

To the extent that any part of such Recovered Amount received or recovered by such Recovering Finance Party (which Recovered Amount gives rise to any Sharing Payment) becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to (i) its share of such Sharing Payment (which is attributable to such Recovered Amount so repayable and repaid by that Recovering Finance Party) and (ii) an amount as is necessary to reimburse that Recovering Finance Party for its share of any interest on such Recovered Amount (to which such Sharing Payment is attributable) which that Recovering Finance Party is required to pay ((i) and (ii) being collectively the “Redistributed Amount”); and

(b)	as between such Applicable Obligor and each Sharing Finance Party, an amount equal to such Redistributed Amount will be treated as not having been paid by that Applicable Obligor (and such Applicable Obligor shall (or, if such Applicable Obligor is not party hereto, the Borrower shall) be liable to such Sharing Finance Party for a debt equal to such Redistributed Amount, which debt is immediately due and payable.

30.5	Exceptions

(a)	This Clause 30 shall not apply to the extent that such Recovering Finance Party would not, after making any payment pursuant to this Clause 30, have a valid and enforceable claim against such Applicable Obligor (if such Applicable Obligor is party hereto) or the Borrower as contemplated by Clause 30.3 (Recovering Finance Party’s rights) or paragraph (b) of Clause 30.4 (Reversal of redistribution) (if such Applicable Obligor is not party hereto).

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which that Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of such legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

31.	PAYMENT MECHANICS

31.1	Payments to the Facility Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the currency (of such payment) in the place of payment.

(b)	Such payment shall be made to such account in the principal financial centre of the country of that currency and with such bank as the Facility Agent, in each case, specifies.

(c)	Each payment of any amount made by any Total Transaction Obligor to the Facility Agent in accordance with any Finance Document (including paragraph (a) above) is made to the Facility Agent for and on behalf of each Finance Party to whom such amount is owing. The payment of any such amount to the Facility Agent shall not in any way affect or prejudice the separate and independent nature of the debt owing to each such Finance Party, which may be enforced individually by each such Finance Party in the event that all or part of such debt remains unpaid when due.

31.2	Distributions by the Facility Agent

(a)	Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.17 (Deduction from amounts payable by the Facility Agent), Clause 31.3 (Distributions to an Obligor), Clause 31.4 (Clawback and pre-funding), Clause 31.6 (Partial payments) and the Security Trust Agreement, be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive such payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of the currency of such payment.

(b)	The Facility Agent shall distribute payments received by it in relation to all or any part of any Loan to the Lenders indicated in the records of the Facility Agent as being so entitled on that date provided that the Facility Agent is authorised to distribute payments to be made on the date on which any assignment or transfer by any Lender and any increase or assumption in Commitment(s) in respect of any Facility becomes effective pursuant to Clause 25 (Changes to the Lenders), Clause 2.2 (Increase) or Clause 2.5 (Incremental Facilities) to the Lenders so entitled immediately before such assignment, transfer, increase or assumption took place regardless of the period to which such payments relate.

31.3	Distributions to an Obligor

The Facility Agent may (with the prior written consent of the Obligor referred to below or in accordance with Clause 32 (Set-off)) apply any amount received by it for an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

31.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

(c)	If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrower (in respect of any Loan to be made to the Borrower) (“Pre-funding Amount”) before receiving funds from the Lenders in respect of such Loan, then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive such funds from a Lender in respect of any such Pre-funding Amount which it paid to the Borrower:

(i)	the Facility Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund such Pre-funding Amount to the Facility Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that Pre-funding Amount before receiving those funds from that Lender.

31.5	Impaired Agent

(a)	If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent for the account of any person in accordance with Clause 31.1 (Payments to the Facility Agent) may instead either:

(i)	pay that amount direct to that person; or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to that person, pay that amount (or the relevant part of that amount payable to that person) to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making that payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”),

in each case such payment must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on any amount standing to the credit of that trust account shall be for the benefit of such Recipient Party or such Recipient Parties pro rata to their respective entitlements of such amount.

(c)	A Party which has made a payment in accordance with this Clause 31.5 in respect of any amount payable to any Recipient Party or Recipient Parties under any Finance Document shall be discharged of the obligation to make such payment to such Recipient Party or such Recipient Parties under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Facility Agent in accordance with Clause 28.13 (Replacement of the Facility Agent), each Paying Party that has made any payment to a trust account in accordance with this Clause 31.5 in respect of any amount payable to any Recipient Party or Recipient Parties under any Finance Document shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below with respect to such trust account) give all requisite instructions to the bank with whom such trust account is held to transfer the amount of such payment (together with any accrued interest) to the successor Facility Agent for distribution to such Recipient Party or Recipient Parties in accordance with Clause 31.2 (Distributions by the Facility Agent).

(e)	A Paying Party that has made a payment into a trust account (on account of any amount payable by such Paying Party to a Recipient Party) in accordance with this Clause 31.5 shall, promptly upon request by that Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above (with respect to such trust account); and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with which that trust account is held to transfer the amount of such payment so paid into and held in such trust account (together with any accrued interest thereon) to that Recipient Party.

31.6	Partial payments

(a)	Subject to paragraphs (b) and (c) below and the provisions of the Security Trust Agreement, if the Facility Agent receives or recovers a payment for application against amounts due in respect of any Finance Documents from a Total Transaction Obligor that is insufficient to discharge all the amounts then due and payable by that Total Transaction Obligor and/or (if different) the Borrower under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Total Transaction Obligor and/or (if different) the Borrower under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Facility Agent and/or the Security Agent and/or the Mandated Lead Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents,

provided that (in the case where such payment so received by the Facility Agent is a payment under any Guarantee or Transaction Security Document governed by the laws of the PRC or granted by a Total Transaction Obligor that is incorporated or established in the PRC) to the extent that the extension of the benefit of such Guarantee or security under such Transaction Security Document to amounts owing in respect of any Incremental Facility is subject to the obtaining or effecting of any Authorisation in the PRC, then for so long as such Authorisation has not been obtained or effected, such payment shall not be applied towards any amount owing or due in respect of such Incremental Facility (and, for the purposes of the application of such payment by the Facility Agent pursuant to this paragraph (a), any amount owing or due in respect of such Incremental Facility shall be deemed not to be owing or due).

(b)	Subject to the provisions of the Security Trust Agreement, if the Facility Agent receives or recoveries a payment for application against amounts due in respect of any Finance Documents from a Total Transaction Obligor that is insufficient to discharge all the amounts then due and payable by that Total Transaction Obligor and/or (if different) the Borrower under those Finance Documents and such payment is received or recovered from the Distribution Account (or any proceeds of enforcement of Transaction Security over the Distribution Account or enforcement of any rights under the Distribution Account Charge), the Facility Agent shall apply that payment towards the obligations of that Total Transaction Obligor and/or (if different) the Borrower under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Facility Agent and/or the Security Agent under the Finance Documents (which unpaid amount relates to the recovery of such payment in respect of the Distribution Account or such enforcement of Transaction Security over the Distribution Account or enforcement of rights under the Distribution Account Charge);

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under Facility B;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under Facility B; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (that constitutes Senior Facility B Liabilities (as defined in the Security Trust Agreement)).

(c)	Subject to the provisions of the Security Trust Agreement, if the Facility Agent receives or recovers a payment for application against amounts due in respect of any Finance Documents from an Onshore Guarantor under or pursuant to the Guarantee (WOFE Guarantor) or the Guarantee (VIE Entity) that is insufficient to discharge all the amounts then due and payable by that Onshore Guarantor and/or (if different) the Borrower under those Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Onshore Guarantor and/or (if different) the Borrower under those Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Facility Agent and/or the Security Agent and/or the Mandated Lead Arranger under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under the Finance Documents (excluding any interest relating to any Facility B Loan);

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents (excluding any principal in respect of any Facility B Loan); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (excluding any principal or interest in respect of or relating to any Facility B Loan),

provided that to the extent that the extension of the benefit of such Guarantee to amounts owing in respect of any Incremental Facility is subject to the obtaining or effecting of any Authorisation in the PRC, then for so long as such Authorisation has not been obtained or effected, such payment shall not be applied towards any amount owing or due in respect of such Incremental Facility (and, for the purposes of the application of such payment by the Facility Agent pursuant to this paragraph (c), any amount owing or due in respect of such Incremental Facility shall be deemed not to be owing or due).

(d)	The Facility Agent shall:

(i)	if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) and/or paragraphs (c)(ii) to (c)(iv) above; and

(ii)	if so directed by each of the Lenders that has any Facility B Commitment or any participation in any Facility B Loan, vary the order set out in paragraphs (b)(ii) and (b)(iii) above.

(e)	Paragraphs (a) and (b) above will override any appropriation made by any Total Transaction Obligor.

31.7	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

31.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum pursuant to paragraph (a), interest is payable on such principal or Unpaid Sum at the rate payable on the original due date.

31.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, USD is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of any Loan or any Unpaid Sum or a part of any Loan or any Unpaid Sum shall be made in the currency in which that Loan or that Unpaid Sum is denominated, pursuant to this Agreement or the applicable Finance Document, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which that interest is payable was denominated, pursuant to this Agreement or the applicable Finance Document, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which such costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than USD shall be paid in that other currency.

31.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrower); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect that change in currency.

31.11	Disruption to payment systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

(a)	the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of any Facility as the Facility Agent may deem necessary in the circumstances;

(b)	the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Facility Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 37 (Amendments and waivers);

(e)	the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 31.11; and

(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

32.	SET-OFF

A Finance Party may, upon or after the occurrence of an Event of Default which is continuing, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If such obligations are in different currencies, such Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.

33.	NOTICES

33.1	Communications in writing

Any communication to be made by a Party to another Party under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter or electronic mail (“email”) (including scanned signed document where such document is required by the Finance Documents or the Facility Agent to bear a signature or other attachments), fax or letter.

33.2	Addresses

The email address, address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name in the signature pages to the Amendment and Restatement Agreement;

(b)	in the case of any Lender or any other Obligor, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Facility Agent or the Security Agent, that identified with its name in the signature pages to the Amendment and Restatement Agreement,

or any substitute email address, address, fax number or department or officer as that Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

33.3	Delivery

(a)	Any communication or document made or delivered by one Party to another Party under or in connection with the Finance Documents will be effective:

(i)	if by way of email, only when received in legible form by at least one of the relevant email addresses of such Party to whom such communication or document is to be made or delivered;

(ii)	if by way of posting by any Party on a Designated Website pursuant to Clause 33.5 (Use of websites), one Business Day after such posting;

(iii)	if by way of fax, only when received in legible form; or

(iv)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and (in the case of any of paragraphs (i), (iii) and (iv) above) if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Facility Agent or the Security Agent will be effective only when actually received by the Facility Agent or Security Agent and then only if it is sent to the correct fax number or email address(es) or, in the case of a letter, expressly marked for the attention of the department or officer identified with the Facility Agent’s or, as the case may be, the Security Agent’s signature below (or any substitute department or officer as the Facility Agent or, as the case may be, the Security Agent shall specify for this purpose).

(c)	Subject to Clause 33.4 (Communication when Facility Agent is Impaired Agent), all notices from or to an Obligor to or by another Party under or in connection with the Finance Documents shall be sent through the Facility Agent.

(d)	Any communication or document made or delivered to the Borrower in accordance with this Clause 33.3 will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

33.4	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent, (a) the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (b) (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed to replace such Impaired Agent.

33.5	Use of websites

(a)	The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting such information onto an electronic website designated by the Borrower and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of such information by this method;

(ii)	both the Borrower and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	such information is in a format previously agreed between the Borrower and the Facility Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Borrower accordingly and the Borrower shall at its own cost supply such information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall at its own cost supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Facility Agent.

(c)	The Borrower shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Facility Agent under paragraph (c)(i) or (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to that notification are no longer continuing.

(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall at its own cost comply with any such request within 10 Business Days.

33.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

34.	CALCULATIONS AND CERTIFICATES

34.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

34.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates, provided that such certification or determination shall set out the basis of the applicable calculation in reasonable detail.

34.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

35.	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

36.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No waiver or election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

37.	AMENDMENTS AND WAIVERS

37.1	Security Trust Agreement

This Clause 37 is subject to the terms of the Security Trust Agreement.

37.2	Required consents

(a)	Subject to Clause 37.3 (All Lender matters), Clause 37.4 (Other exceptions) and paragraph (j) of Clause 2.5 (Incremental Facilities), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 37.

(c)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 37 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of any or all of the Guarantors.

37.3	All Lender matters

(a)	An amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)	any change to any requirement that a cancellation of Commitments (in respect of any Facility) reduces the Commitments of the Lenders (in respect of such Facility) rateably;

(iii)	a change to an Obligor (other than in accordance with Clause 27 (Changes to the Obligors)) or a change to any other Total Transaction Obligor;

(iv)	any provision which expressly requires the consent of all the Lenders;

(v)	Clause 2.3 (Finance Parties’ rights and obligations), Clause 2.5 (Incremental Facilities), Clause 8 (Mandatory prepayment and cancellation) (insofar as it relates to any VIE Termination Event or Change of Control), Clause 9.9 (Application of prepayments), Clause 25 (Changes to the Lenders), Clause 26 (Debt Purchase Transactions), Clause 30 (Sharing among the Finance Parties), this Clause 37, Clause 40 (Governing law) or Clause 41.1 (Jurisdiction);

(vi)	any amendment to the order of priority or subordination under the Security Trust Agreement;

(vii)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(A)	any guarantee and/or indemnity granted under Clause 19 (Guarantee and indemnity) or any other Guarantee;

(B)	any Transaction Security or Charged Property; or

(C)	the manner in which the proceeds of enforcement of any Transaction Security are distributed,

(except in the case of paragraph (vii)(B) or (C) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document);

(viii)	the release of any guarantee and/or indemnity granted under Clause 19 (Guarantee and indemnity) or any other Guarantee or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is permitted under this Agreement or any other Finance Document;

(ix)	any change to any term of any Finance Document relating to the release of any guarantee or indemnity granted under Clause 19 (Guarantee and indemnity) or any other Guarantee or of any Transaction Security; or

(x)	any increase in the principal amount of Secured Obligations that have the benefit of any Transaction Security,

shall not be made, or given, without the prior consent of all the Lenders.

(b)	Without prejudice to paragraph (a), an amendment or waiver that has the effect of changing or which relates to:

(i)	any increase in the principal amount of any Incremental Facility (other than any increase which would have been permitted under Clause 2.5 (Incremental Facilities) had it constituted the establishment of a new Incremental Facility, provided that (A) for the purposes of determining the compliance of such increase with paragraph (d)(i) of Clause 2.5 (Incremental Facilities), the Most Recent Relevant Period referred to therein shall be deemed to be the Most Recent Relevant Period as at the date of such increase and (B) for the purposes of any and all calculations under paragraphs (d)(i) of Clause 2.5 (Incremental Facilities) (including any such calculation with respect to the establishment of any further Incremental Facility upon or after such increase), such increase in the principal amount of any Incremental Facility shall be treated as the establishment of an additional Incremental Facility and the amount of such increase shall be taken into account in all such calculations); or

(ii)	any Incremental Facility where following such amendment or waiver:

(A)	such Incremental Facility would not or would cease to comply with any of the requirements under Clause 2.5 (Incremental Facilities) (including any of paragraphs (d)(ii) to (vii) of Clause 2.5 (Incremental Facilities)); or

(B)	such Incremental Facility would mature earlier than the Termination Date or have a Weighted Average Life to Maturity that is shorter than the then remaining Weighted Average Life to Maturity of Facility A, may not be made without the prior consent of each Lender that has any Commitment in respect of the Term Facilities or any participation in a Term Loan.

37.4	Other exceptions

(a)	In addition to Clause 37.2 (Required consents), an amendment or waiver which relates to the rights or obligations of the Facility Agent, the Mandated Lead Arranger, the Security Agent or a Hedge Counterparty (each in its capacity as such) may not be effected without the consent of the Facility Agent, the Mandated Lead Arranger, the Security Agent or, as the case may be, that Hedge Counterparty.

(b)	If any amendment, waiver or consent of, or in relation to, any Finance Document is or relates to:

(i)	any increase in or addition of any Commitment or the Total Commitments, or any extension of the Availability Period (in respect of any Facility), the redenomination of any Commitment in respect of any Facility into another currency;

(ii)	any extension of the date for, or maturity of, or redenomination or change in currency of, or a reduction of, any amount (including any principal, interest, fee or commission) owing, accruing or payable under any of the Finance Documents (including any reduction in the Margin);

(iii)	the introduction of any additional tranche or facility under the Finance Documents (whether ranking junior or pari passu to any of the Facilities);

(iv)	a waiver or reduction of any mandatory prepayment that is due; or

(v)	any changes to the Finance Documents that are consequential on, incidental to or required to implement or reflect any of the foregoing,

that amendment, waiver or consent may be made with the consent of the Borrower and

(a)	each Lender (i) that assumes any commitment or an increased commitment in the relevant additional tranche or facility, (ii) any of whose commitment is being increased, extended or redenominated or the Availability Period applicable to any Facility in which such Lender participates is extended, (iii) to whom any amount is owing, accruing or payable which is being reduced, deferred, redenominated (or the currency of which is being changed) or waived, pursuant to any of paragraphs (b)(i) to (b)(v) above (as the case may be) (each an “Affected Lender”); and

(b)	the Majority Lenders (for which purpose the existing Commitments of each Affected Lender in respect of each Facility will be taken into account, together with the Commitments of the other Lenders in respect of each Facility).

37.5	Excluded Commitments

If any Lender (including a Defaulting Lender) fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 20 Business Days of that request being made (unless, in either case, the Borrower and the Facility Agent agree to a longer time period in relation to any request) or abstains from accepting or rejecting such a request within such period:

(a)	its Commitment in respect of any Facility and/or participation in any Loan under any Facility shall not be included for the purpose of calculating the Total Commitments and/or the Commitments or Available Commitments of the Lenders under any or all of the Facilities and/or the Loan(s) or any participation therein when ascertaining whether the consent of Lender(s) holding any relevant percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments, the Commitments or Available Commitments (in respect of any or all of the Facilities) and/or participations in any or all of the Loan(s) has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of the Lenders or any group of Lenders has been obtained to approve that request.

37.6	Replacement of Lender

(a)	If at any time:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (e) below);

(ii)	any Lender has become and continues to be a Defaulting Lender; or

(iii)	the Borrower becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay any amount pursuant to Clause 15.1 (Increased costs), paragraph (c) of Clause 14.2 (Tax gross-up) or Clause 14.3 (Tax indemnity) to any Lender,

(such Lender being a “Replaced Lender”) then the Borrower may, on five Business Days’ prior written notice to the Facility Agent and such Replaced Lender:

(A)	replace such Replaced Lender by requiring such Replaced Lender to (and, to the extent permitted by law, such Replaced Lender shall) transfer pursuant to Clause 25 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (that is not any Total Transaction Obligor, any Group Member, any Affiliate of any of the foregoing or any Sponsor Affiliate) (a “Replacement Lender”) selected by the Borrower and which confirms (x) its willingness to assume and does assume all the obligations of such Replaced Lender in accordance with Clause 25 (Changes to the Lenders) and (y) (in the case where such Replaced Lender is a Non-Consenting Lender) its consent or agreement to the applicable consent, waiver or amendment (that is the subject of the applicable Non-Consenting Event which constitutes such Replaced Lender as a Non-Consenting Lender) for a purchase price in cash (without deduction or withholding) payable at the time of such transfer in an amount equal to the aggregate of the outstanding principal amount of such Replaced Lender’s participation in each of the Loans and all accrued interest (whether or not due) and other costs, expenses and other amounts payable in relation thereto or outstanding in favour of such Replaced Lender under the Finance Documents and the amount of Break Costs that would have been payable under Clause 12.4 (Break Costs) had all of such Replaced Lender’s participation in each of the Loans, such accrued interest and such other costs, expenses and other amounts been paid by the Obligors to such Replaced Lender at the time of such transfer and had a demand been made under Clause 12.4 (Break Costs) in connection therewith; or

(B)	(in the case of (i) or (ii)) prepay all (but not part) of that Lender’s participation in each of the outstanding Loans in full, together with accrued interest thereon, all applicable Break Costs and all other costs, expenses and other amounts payable in relation to such prepayment or outstanding in favour of such Replaced Lender under the Finance Documents, provided that such prepayment is entirely funded from the proceeds of Acceptable Funding Sources that have not been applied towards any other purpose.

For the avoidance of doubt, no Lender shall have any obligation to agree to be a Replacement Lender.

(b)	In the event that the Borrower elects to replace such Replaced Lender in accordance with paragraph (a)(A), if the conditions under paragraph (c) are satisfied with respect to such replacement and the applicable purchase price in respect of such replacement (as contemplated under paragraph (a)(A)) has been paid in full in favour of such Replaced Lender but such Replaced Lender fails to execute the applicable Transfer Certificate to give effect to the transfer of its rights and obligations under this Agreement to the applicable Replacement Lender pursuant to paragraph (a)(A) for the purposes of such replacement, the Borrower shall have the right to execute such Transfer Certificate on behalf of such Replaced Lender, and such Transfer Certificate so executed by the Borrower on behalf of such Replaced Lender shall be binding on such Replaced Lender.

(c)	The replacement of a Replaced Lender pursuant to this Clause 37.6 shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Facility Agent or Security Agent;

(ii)	neither the Facility Agent nor such Replaced Lender shall have any obligation to the Borrower to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender, such replacement must take place no later than 30 Business Days after the date on the Non-Consenting Event constituting such Replaced Lender a Non-Consenting Lender first arose;

(iv)	in the event of a replacement of a Defaulting Lender, such replacement must take place no later than 30 Business Days after the date on which that Lender is deemed a Defaulting Lender;

(v)	in no event shall such Replaced Lender be required to pay or surrender to such Replacement Lender any of the fees received by such Replaced Lender pursuant to the Finance Documents; and

(vi)	such Replaced Lender shall only be obliged to transfer its rights and obligations under this Agreement pursuant to paragraph (a) above once each of it, the Facility Agent and the Security Agent are satisfied that they have complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer and if the documentation in relation to that transfer is based on standard form LMA transfer documentation (and as otherwise prescribed by Clause 25 (Changes to the Lenders));

(d)	A Replaced Lender shall perform the checks described in paragraph (c)(vi) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Facility Agent and the Borrower when it is satisfied that it has complied with those checks.

(e)	In the event that:

(i)	the Borrower or the Facility Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	such consent, waiver or amendment in question requires the approval of all the Lenders; and

(iii)	the Majority Lenders have given such consent or agreed to such waiver or amendment,

then any Lender who does not and continues not to give such consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender” (and such event or circumstance shall be referred to as a “Non-Consenting Event”).

37.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment in respect of any Facility, in ascertaining:

(i)	the Majority Lenders; or

(ii)	whether:

(A)	the agreement of the Lenders holding any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments or the Commitments or Available Commitments of the Lenders in respect of any or all of the Facilities; or

(B)	the agreement of the Lenders or any group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitment in respect of such Facility will (for such purpose) be deemed to have been reduced by the amount of its Available Commitment for such Facility and, to the extent that that reduction results in that Defaulting Lender’s Commitment of each Facility being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (a)(i) and (a)(ii) above.

(b)	For the purposes of this Clause 37.7, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraph (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless the Facility Agent has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent), or the Facility Agent is otherwise aware, that the Lender concerned has ceased to be a Defaulting Lender.

38.	CONFIDENTIALITY

38.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 38.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

38.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates (and for the avoidance of doubt, its head offices, branches, representative offices) and Related Funds and any of its or their respective officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom such Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if such recipient is subject to professional obligations to maintain the confidentiality of such Confidential Information or is otherwise bound by requirements of confidentiality in relation to such Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, or any Representatives or professional advisers of any of the foregoing;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, (A) any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Total Transaction Obligors or (B) any Participation Agreement, or to any of that person’s Affiliates, Related Funds, or any Representatives or professional advisers of any of the foregoing;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (b) of Clause 28.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and/or for the purposes of, any litigation, arbitration, administrative, regulatory or other investigations, proceedings or disputes;

(vii)	for the purposes of or in connection with the preservation (through obtaining or effecting any Authorisation) or enforcement of any Transaction Security;

(viii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 25.9 (Security over Lenders’ rights);

(ix)	who is a Party; or

(x)	with the consent of any Transaction Obligor;

in each case, such Confidential Information (including, for the avoidance of doubt, a copy of any Finance Document and any information which that Finance Party has acquired under or in connection with any Finance Document) as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom such Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if such person is a professional adviser and is subject to professional obligations to maintain the confidentiality of such Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom such Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to paragraphs (b)(vi), (b)(vii) and (b)(viii) above, the person to whom such Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if such service provider to whom such Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers (which confidentiality agreement shall be also be addressed in favour of the Borrower) or such other form of confidentiality undertaking agreed between the Borrower and that Finance Party; and

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Total Transaction Obligors.

38.3	Entire agreement

This Clause 38 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

38.4	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

38.5	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 38.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 38.

38.6	Continuing obligations

The obligations in this Clause 38 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Total Transaction Obligors under or in connection with the Finance Documents have been paid in full and none of the Finance Parties is under any actual or contingent obligation to make available any advance or financial accommodation under any Finance Document; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

39.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures and/or execution on such counterparts were on a single copy of that Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

40. GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

41.	ENFORCEMENT

41.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 41.1 is for the benefit of the Finance Parties and the Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and the Secured Parties may take concurrent proceedings in any number of jurisdictions.

41.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, the Parent, each of the Obligors:

(i)	irrevocably appoints Maples Fiduciary Services (UK) Limited at 200 Aldersgate Street, 11th Floor, London, EC1A 4HD, United Kingdom as its agent for service of process in relation to any proceedings before the courts of England in connection with any Finance Document; and

(ii)	agrees that failure by an agent for service of process to notify such Obligor of any such process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process in respect of any Obligor is unable for any reason to act as agent for service of process in respect of such Obligor, the Borrower (on behalf of such Obligor) must immediately (and in any event within seven days of such event taking place) appoint another agent for accepting service of process in England on behalf of such Obligor on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for accepting service of process in England on behalf of such Obligor, which appointment shall be binding on the Obligors.

(c)	Each of the Obligors expressly agrees and consents to the provisions of this Clause 41 and Clause 40 (Governing law).

(d)	An Obligor may irrevocably appoint another person as its agent for service of process in relation to any proceedings before the courts of England in connection with any Finance Document, subject to notifying the Facility Agent accordingly. In the case of any replacement of an existing agent for such service of process, following the new process agent’s appointment and notification to the Facility Agent of such new appointment, the existing process agent may resign.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Original Parties

Part I

The Original Lenders

Name of Original Lender	Facility A Commitment (U.S.$)	Facility B Commitment (U.S.$)
CTBC Bank Co., Ltd.	U.S.$92,000,000	U.S.$30,000,000
E. SUN Commercial Bank, Ltd.	U.S.$9,000,000	U.S.$0
Yuanta Commercial Bank Co., Ltd.	U.S.$9,000,000	U.S.$0
Total:	U.S.$110,000,000	U.S.$30,000,000

Schedule 2

Conditions Precedent

Part I

[NOT USED]

Part II

Conditions precedent required to be delivered by an Additional Guarantor

In respect of any person proposed to become an Additional Guarantor (the “Proposed Additional Guarantor”):

1.	An Accession Deed executed by the Proposed Additional Guarantor and the Borrower in respect of the accession by the Proposed Additional Guarantor to this Agreement as a Guarantor.

2.	A copy of the Constitutional Documents of the Proposed Additional Guarantor (together with such amendments thereto reasonably requested by the Security Agent to facilitate enforcement of Security) together with, if applicable, statutory registers (including, if applicable, its register of directors, its register of members and its register of mortgages and charges (or equivalent)), a certificate of good standing issued by the Registrar of Companies of the Cayman Islands if the Proposed Additional Guarantor is incorporated in the Cayman Islands and/or a certificate of incumbency issued by the Proposed Additional Guarantor’s registered agent and a certificate of good standing issued by the Registrar of Corporate Affairs in the British Virgin Islands if the Proposed Additional Guarantor is incorporated in the British Virgin Islands, in each case, dated no earlier than 10 Business Days before the date on which the legal opinions referred to in paragraph 10 below are (or are to be) issued.

3.	A copy of a resolution of the board of directors, managing partner, managing member or other equivalent body of the Proposed Additional Guarantor:

(a)	approving the terms of, and the transactions contemplated by, such Accession Deed and the Finance Documents and resolving that it execute, deliver and perform such Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute such Accession Deed and other Finance Documents on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Borrower to act as its agent in connection with the Finance Documents.

4.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

5.	If reasonably required by legal advisers to the Facility Agent, a copy of a resolution signed by all the holders of the issued shares of in the Proposed Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Proposed Additional Guarantor is a party.

6.	A certificate of the Proposed Additional Guarantor (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

7.	A certificate of an authorised signatory of the Proposed Additional Guarantor certifying that each copy document listed in this Part II of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of such Accession Deed.

8.	A copy of any other Authorisation or other document, opinion or assurance necessary in connection with the entry into and performance of the transactions contemplated by such Accession Deed or for the validity and enforceability of any Finance Document.

9.	If requested by the Facility Agent, the latest audited financial statements of the Proposed Additional Guarantor (if available).

10.	The following legal opinions, each addressed to the Facility Agent, the Security Agent and the Lenders:

(a)	a legal opinion of the legal advisers to the Facility Agent as to the laws of the jurisdiction of incorporation or establishment of the Proposed Additional Guarantor (or to the extent customary to do so in that jurisdiction, by the legal advisers to the Proposed Additional Guarantor in that jurisdiction); and

(b)	a legal opinion of the legal advisers to the Facility Agent as to English law.

11.	Evidence that any process agent specified in Clause 41.2 (Service of process) has accepted its appointment in relation to the Proposed Additional Guarantor.

Part III

Conditions Subsequent required to be delivered in respect of Additional Transaction Security

In respect of any Transaction Security Document and any Total Transaction Obligor party thereto (the “Applicable Transaction Obligor”):

1.	A copy of the Constitutional Documents of the Applicable Transaction Obligor and, if applicable, statutory registers and a certificate of good standing issued by the Registrar of Companies of the Cayman Islands if the Applicable Transaction Obligor is incorporated in the Cayman Islands and/or a certificate of incumbency issued by the Applicable Transaction Obligor’s registered agent if the Applicable Transaction Obligor is incorporated in the British Virgin Islands, in each case, dated no earlier than 10 Business Days before the date on which the legal opinions referred to in paragraph 8 below are (or are to be) issued (or a certificate of the Applicable Transaction Obligor confirming that copies of the Constitutional Documents and, if applicable, statutory registers of the Applicable Transaction Obligor that have previously been delivered to the Facility Agent remain true, complete and up-to-date and that such Constitutional Documents have not been amended or supplemented and remain in full force and effect).

2.	A copy of a resolution of the board of directors, managing partner, managing member or other equivalent body of the Applicable Transaction Obligor:

(a)	approving the terms of, and the transactions contemplated by, such Transaction Security Document and resolving that it execute, deliver and perform such Transaction Security Document;

(b)	authorising a specified person or persons to execute such Transaction Security Document on its behalf; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

3.	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2 above.

4.	If reasonably required by legal advisers to the Facility Agent, a copy of a resolution signed by all the holders of the issued shares of in the Applicable Transaction Obligor approving the terms of, and the transactions contemplated by, such Transaction Security Document.

5.	A certificate of the Applicable Transaction Obligor (signed by a director or other authorised signatory) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

6.	A certificate of an authorised signatory of the Applicable Transaction Obligor certifying that each copy document listed in this Part III of this Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of such Transaction Security Document.

7.	A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by such Transaction Security Document or for the validity and enforceability of any Finance Document.

8.	The following legal opinions, each addressed to the Facility Agent, the Security Agent and the Lenders:

(a)	a legal opinion of the legal advisers to the Facility Agent as to the laws of the jurisdiction of incorporation of the Applicable Transaction Obligor (or to the extent customary to do so in that jurisdiction, by the legal advisers to the Applicable Transaction Obligor in that jurisdiction); and

(b)	a legal opinion of the legal advisers to the Facility Agent as to the governing laws of such Transaction Security Document (or to the extent customary to do so in that jurisdiction, by the legal advisers to the Applicable Transaction Obligor in that jurisdiction).

9.	Evidence that any process agent specified in such Transaction Security Document has accepted its appointment in relation to the Applicable Transaction Obligor.

10.	A copy of all notices, acknowledgments and other documents required to be given, obtained, executed or delivered under the terms of such Transaction Security Document.

11.	All documents of title and deliverables required to be to be provided under such Transaction Security Document.

Schedule 3

Request and Notices

Part I

Utilisation Request

From:	[name of Borrower]

To:	[Facility Agent]

Dated:	[ ]

Dear Sirs

Facilities Agreement

dated [    ] between, among others, [        ] as borrower, [    ] as facility agent and [    ] as security agent

(as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is the Utilisation Request. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan under the Facility identified below on the following terms:

Facility under which such Loan is to be made:	[Facility A]/[Facility B]/[identify relevant Incremental Facility]*

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of such Loan:	U.S.$

Amount of such Loan:	[ ] or, if less, the Available Facility in respect of the above-mentioned Facility

First Interest Period relating to such Loan:	(subject to the provisions of the Facilities Agreement) [ ]

3.	We confirm that each condition specified in paragraph (a) of Clause 4.2 (Further conditions precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request.

4.	The proceeds of this Loan should be credited to [details of relevant account of the Borrower].

*	Insert the Facility to be utilised.

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for

[name of Borrower]

Part II

Selection Notice

From:	[name of Borrower]

To:	[Facility Agent]

Dated:	[ ]

Dear Sirs

Facilities Agreement

dated [    ] between, among others, [        ] as borrower, [    ] as facility agent and [    ] as security agent

(as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in or construed for the purposes of the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2.	We refer to the following Loan under [insert relevant Facility] with its current Interest Period ending on [ ]: [identify relevant Loan].

3.	We request that the next Interest Period for the above Loan is, subject to the provisions of the Facilities Agreement, [ ] Months.

4.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for

[name of Borrower]

Schedule 4

White List

1.	Aorora

2.	Australia & New Zealand Bank

3.	Bank of China

4.	Bank of Communications

5.	Bank of East Asia

6.	Bank of Kaohsiung

7.	Bank of Pan Hsin

8.	Bank of Taipei

9.	Bank of Taiwan

10.	Bank of Tokyo Mitsubishi

11.	Bank Sinopac

12.	BNP Paribas

13.	Cathay United Bank

14.	Chailease Finance

15.	Chang Hwa Bank

16.	China Construction Bank

17.	China Merchant Bank

18.	China Minsheng Banking Corp.

19.	Credit Agricole CIB

20.	Cosmos Bank

21.	DBS

22.	E. Sun Commercial Bank

23.	Entie Commercial Bank

24.	Far Eastern International Bank

25.	First Commercial Bank

26.	First Gulf Bank

27.	Hua Nan

28.	Hwatai Commercial Bank

29.	ICBC Asia

30.	Industrial Bank of Taiwan

31.	ING Bank N.V.

32.	Jih Sun International Bank

33.	King’s Town Bank

34.	Korea Development Bank

35.	Korea Exchange Bank

36.	Land Bank of Taiwan

37.	May Bank

38.	Mega

39.	Mizuho

40.	Natixis

41.	Oversea-Chinese Banking Corporation

42.	Ping An

43.	Shanghai Commercial & Savings Bank

44.	Shinhan Bank

45.	Siemens Financial Services

46.	Shanghai Pudong Development Bank

47.	Sumitomo Mitsui Banking Corp

48.	Ta Chong Bank

49.	Taichung Commercial Bank

50.	Taipei Fubon Commercial Bank

51.	Taiwan Cooperative Bank

52.	Taiwan Shinkong Bank

53.	United Overseas Bank

54.	Woori Bank

55.	Yuanta Commercial Bank

Schedule 5

Form of Transfer Certificate

To: [                    ], as Facility Agent, and [                    ], as Security Agent

From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated: [            ]

Facilities Agreement

dated [                    ] between, among others, [        ] as borrower, [    ] as facility agent and [    ] as security agent (as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Security Trust Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement and as a Creditor Accession Undertaking for the purposes and as defined in the Security Trust Agreement. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.5 (Procedure for transfer) of the Facilities Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 25.5 (Procedure for transfer) of the Facilities Agreement all of the Existing Lender’s rights and obligations under the Facilities Agreement which relate to that portion of the Existing Lender’s Commitment (in respect of the applicable Facility or Facilities) and participation in the Loan(s) under the Facilities Agreement as specified in the Schedule.

(b)	The Existing Lender hereby absolutely assigns to the New Lender, with effect from the Transfer Date, a portion of the rights held by it (in its capacity as Lender) under or in connection with the Finance Documents (other than the Facilities Agreement) and in respect of the Transaction Security which (in each case) correspond with the rights and obligations under the Facilities Agreement transferred pursuant hereto, and the Existing Lender will be released (with effect from the Transfer Date) from any corresponding obligations by which it is bound in respect of the Transaction Security.

(c)	The proposed Transfer Date is [ ].

(d)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

3.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

4.	The New Lender confirms that it [is]/[is not]* a Sponsor Affiliate.

5.	We refer to clause 19.5 (Change of Senior Lender) of the Security Trust Agreement.

In consideration of the New Lender being accepted as a Senior Lender for the purposes of and as defined in the Security Trust Agreement, the New Lender confirms that, as from the Transfer Date, it intends to be party to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement), and undertakes to perform all the obligations expressed in the Security Trust Agreement to be assumed by a Senior Lender (as defined in the Security Trust Agreement) and agrees that it shall be bound by all the provisions of the Security Trust Agreement, as if it had been an original party to the Security Trust Agreement as a Senior Lender (as defined in the Security Trust Agreement).

6.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on such counterparts were on a single copy of this Agreement.

7.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

8.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Notes:

*	Delete as applicable.

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s interest in Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment(s)/participation in Loan(s)/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Facilities Agreement by the Facility Agent, and as a Creditor Accession Undertaking for the purposes of and as defined in the Security Trust Agreement by the Security Agent, and the Transfer Date is confirmed as [            ].

[Facility Agent]

By:

[Security Agent]

By:

Schedule 6

Form of Assignment Agreement

To:	[ ] as Facility Agent;

[            ], as Security Agent; and

[            ], as Borrower, for and on behalf of each Obligor

From:	[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:	[ ]

Facilities Agreement

dated [                    ] between, among others, [        ] as borrower, [    ] as facility agent and [    ] as security agent (as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Security Trust Agreement. This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Facilities Agreement and as a Creditor Accession Undertaking for the purposes and as defined in the Security Trust Agreement. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 25.6 (Procedure for assignment) of the Facilities Agreement:

(a)	The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender (in its capacity as Lender) under the Facilities Agreement, the other Finance Documents and in respect of the Transaction Security, which (in each case) correspond to that portion of the Existing Lender’s Commitment(s) in respect of the applicable Facility or Facilities and participations in the Loan(s) under the Facilities Agreement as specified in the Schedule (the “Assigned Portion”).

(b)	With effect from the Transfer Date, the Existing Lender is released from all the obligations of the Existing Lender which correspond to the Assigned Portion.

(c)	With effect from the Transfer Date, the New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	On the Transfer Date the New Lender becomes:

(a)	party to the Facilities Agreement and becomes a Lender for the purposes of each other Finance Document; and

(b)	party to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement).

5.	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 33.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

7.	The New Lender confirms that it [is]/[is not]* a Sponsor Affiliate.

8.	We refer to clause 19.5 (Change of Senior Lender) of the Security Trust Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of and as defined in the Security Trust Agreement, the New Lender confirms that, as from the Transfer Date, it intends to be party to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement), and undertakes to perform all the obligations expressed in the Security Trust Agreement to be assumed by a Senior Lender (as defined in the Security Trust Agreement) and agrees that it shall be bound by all the provisions of the Security Trust Agreement, as if it had been an original party to the Security Trust Agreement as a Senior Lender (as defined in the Security Trust Agreement).

9.	This Agreement acts as notice to the Facility Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 25.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Borrower) of the Facilities Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Agreement.

10.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on such counterparts were on a single copy of this Agreement.

11.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

*	Delete as applicable.

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s interest in Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment(s)/participation in Loan(s)/ rights and obligations to be assigned

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Facilities Agreement by the Facility Agent, and as a Creditor Accession Undertaking for the purposes of and as defined in the Security Trust Agreement by the Security Agent, and the Transfer Date is confirmed as [            ].

Signature of this Agreement by the Facility Agent constitutes confirmation by the Facility Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Facility Agent receives on behalf of each Finance Party.

[Facility Agent]

By:

[Security Agent]

By:

Schedule 7

Form of Accession Deed

To:	[ ] as Facility Agent;

[            ], as Security Agent for itself and each of the other parties to the Security Trust Agreement referred to below

From:	[applicable Group Member] (the “Proposed Additional Guarantor”) and the Borrower

Dated:	[ ]

Dear Sirs

Facilities Agreement

dated [                    ] between, among others, [        ] as borrower, [    ] as facility agent and [    ] as security agent (as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Security Trust Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement and as a Debtor Accession Deed for the purposes of and as defined in the Security Trust Agreement. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning in this Accession Deed (except for paragraph 4 hereof) unless given a different meaning in this Accession Deed.

2.	The Proposed Additional Guarantor agrees to become a “Guarantor” and to be bound by the terms of the Facilities Agreement and the other Finance Documents (other than the Security Trust Agreement) as a “Guarantor” pursuant to Clause 27.2 (Additional Guarantors) of the Facilities Agreement. The Proposed Additional Guarantor is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [ ]. Each of the Proposed Additional Guarantor and the Borrower represents and warrants that no Default is continuing or would occur as a result of the Proposed Additional Guarantor becoming a Guarantor.

3.	The Proposed Additional Guarantor’s administrative details for the purposes of the Facilities Agreement and the Security Trust Agreement are as follows:

Address:	[ ]

Fax No.:	[ ]

Attention:	[ ]

4.	The Proposed Additional Guarantor (for the purposes of this paragraph 4, the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

(the “Relevant Documents”).

IT IS AGREED as follows:

(a)	Terms and expressions defined in or construed for the purposes of the Security Trust Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph 4.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities and/or Secured Obligations created or expressed to be created pursuant to any or all of the Relevant Documents (and any other Debt Documents to which the Acceding Debtor is or may become party);

(ii)	all proceeds of that Security; and]*

(iii)	all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of any or all of the Liabilities and/or Secured Obligations to the Security Agent as trustee for the Secured Parties (whether in the Relevant Documents or otherwise), together with all representations and warranties expressed to be given by the Acceding Debtor (whether in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Security Trust Agreement.

(c)	The Acceding Debtor confirms that it intends to be party to the Security Trust Agreement as a “Debtor” (as defined in the Security Trust Agreement), undertakes to perform all the obligations expressed to be assumed by a Debtor under the Security Trust Agreement and agrees that it shall be bound by all the provisions of the Security Trust Agreement as if it had been an original party to the Security Trust Agreement as a “Debtor” (as defined in the Security Trust Agreement).

(d)	In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Security Trust Agreement, the Acceding Debtor also confirms that it intends to be party to the Security Trust Agreement as an “Intra-Group Lender” (as defined in the Security Trust Agreement), and undertakes to perform all the obligations expressed in the Security Trust Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Security Trust Agreement, as if it had been an original party to the Security Trust Agreement as an “Intra-Group Lender” (as defined in the Security Trust Agreement).

5.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent (for the purposes of paragraph 4 above only), signed on behalf of the Borrower and executed as a deed by the Proposed Additional Guarantor and is hereby delivered as a deed by the Proposed Additional Guarantor.

*	To be included to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.

Proposed Additional Guarantor

[EXECUTED AS A DEED )

By [full name of Proposed Additional ) Guarantor]

Director

Director/Secretary

OR

[EXECUTED AS A DEED )

By [full name of Proposed Additional ) Guarantor]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]
Borrower
[full name of Borrower]
By:
Security Agent
[full name of current Security Agent]
By:
Date:

Schedule 8

Form of Compliance Certificate

To:	[ ], as Facility Agent

From:	[ ], as Borrower

Dated:	[ ]

Dear Sirs

Facilities Agreement

dated [            ] between, among others, [        ] as borrower, [            ] as facility agent and [            ] as security agent

(as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Compliance Certificate. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.	[Covenant testing: we confirm that :

(a)	as at the last day of the Relevant Period ending on [ ] (the “Test Date”), Total Net Debt was [ ] and, in respect of such Relevant Period, EBITDA was [ ] and Adjusted EBITDA was [ ]. Therefore the Leverage in respect of such Relevant Period was [ ]:1.00 and the financial covenant set out in paragraph (a) of Clause 22.2 (Financial condition) of the Facilities Agreement [has/has not] been complied with; and

(b)	in respect of such Relevant Period, Finance Charges were [ ]. Therefore the Interest Coverage Ratio in respect of such Relevant Period was [ ]: 1.00 and the financial covenant set out in paragraph (b) of Clause 22.2 (Financial condition) of the Facilities Agreement [has/has not] been complied with; and

(c)	in respect of such Relevant Period, Cashflow was [ ] and Debt Service was [ ]. Therefore the Debt Service Coverage Ratio in respect of such Relevant Period was [ ]: 1.00 and the financial covenant set out in paragraph (c) of Clause 22.2 (Financial condition) of the Facilities Agreement [has/has not] been complied with.] +

3.	No Default: [we confirm that no Default is continuing.]*

4.	New Shareholder Injections: we confirm that (a) the amount of New Shareholder Injection received by the Borrower during [the Financial Year of the Group ending on the Test Date]** / [the Financial Quarter ending on the Test Date]*** was U.S.$[ ] (or its equivalent) and (b) the amount of Acceptable Funding Sources received by Group Members during [the Financial Year of the Group ending on the Test Date]** / [the Financial Quarter ending on the Test Date]*** was U.S.$[ ] (or its equivalent).

+	Insert for any Compliance Certificate relating to any Annual Financial Statements, Semi-Annual Financial Statements or Quarterly Financial Statements prepared in respect of any period ending on or after the First Test Date.
*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
**	In the case of a Compliance Certificate relating to Annual Financial Statements of the Group.
***	In the case of a Compliance Certificate relating to Quarterly Financial Statements of the Group.

5.	DSRA: we confirm that as at the date of the Compliance Certificate:

(a)	the Interest Reserve Amount is U.S.$[ ] and:

[insert reasonable details of how the Interest Reserve Amount has been calculated];

(b)	the DSRA Minimum Balance is U.S.$[ ], and

[insert reasonable details of how the DSRA Minimum Balance has been calculated]; and

(c)	the aggregate balance standing to the credit of the DSRA is U.S.$[ ].

6.	Lionbridge Investments: we confirm that:

(a)	the aggregate outstanding amount of the Lionbridge Investments is [ ] and the maturity date of each such Lionbridge Investment is [ ]; and

(b)	[no Lionbridge Investment has been made on or after [the date of the previous Compliance Certificate][the date of the Facilities Agreement]][one or more Lionbridge Investment(s) have been made on or after [the date of the previous Compliance Certificate][the date of the Facilities Agreement]; the amount of each such Lionbridge Investment is as follows: [ ], and the condition set out in paragraph (b) of the definition of “New Lionbridge Investment” in the Facilities Agreement is satisfied with respect to each such Lionbridge Investment]*.

7.	Relevant Increase: we confirm that:

(a)	the following Future Acquisition has been completed during the Relevant Period ending on the Test Date: [ ];

(b)	Adjusted EBITDA for such Relevant Period (calculated without giving effect to paragraph (b)(i)(C) of Clause 22.3 (Financial testing) of the Facilities Agreement or any Relevant Synergies) (being the Adjusted Non-Synergy EBITDA for such Relevant Period) is [ ];

(c)	the amount by which Adjusted Non-Synergy EBITDA for such Relevant Period exceeds EBITDA for such Relevant Period solely as a result of that Future Acquisition is [ ]; and

(d)	accordingly the “Relevant Increase” for the purposes of paragraph (f) of Clause 1.2 (Construction) of the Facilities Agreement for such Relevant Period is [ ]%.

8.	Application of Cure Amounts: we confirm that, as at the date of this Compliance Certificate:

(a)	the aggregate Cure Amount received since the date of the last Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Amendment and Restatement Effective Date, since the Amendment and Restatement Effective Date) is [ ];

*	Insert appropriate alternative.

(b)	the aggregate amount standing to the credit of the Cure Amount Account as at the date of this Compliance Certificate is [ ]; and

(c)	the following amounts have been withdrawn, transferred or applied from the Cure Amount since the date of the last Compliance Certificate (or, in the case of the first Compliance Certificate delivered after the Amendment and Restatement Effective Date, since the Amendment and Restatement Effective Date), and such amounts have been applied as follows: [ ].

Computations in respect of paragraphs [2]+ 4 and 7 are attached to this Compliance Certificate

Signed

[Chief Financial Officer]/[Director] of [Borrower]

+	Insert for any Compliance Certificate relating to any Annual Financial Statements or Quarterly Financial Statements prepared in respect of any period ending on or after the First Test Date.

Schedule 9

LMA Form of Confidentiality Undertaking

CONFIDENTIALITY LETTER

[Letterhead of applicable Mandated Lead Arranger]

Date: [            ]

To:

[insert name of Potential Lender]

To: [name of Borrower]

Re:	Facilities agreement between, among others, the Company, CTBC Bank Co., Ltd. as mandated lead arranger, [ ] as facility agent and [ ] as security agent (as amended and/or supplemented from time to time, the “Facilities Agreement”).

Borrower: [name of Borrower] (the “Company”)

Date: [ ]

Facility: U.S.$[ ]

Facility Agent: [name of Borrower]

Dear Sirs

We understand that you are considering participating in the Facility. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	CONFIDENTIALITY UNDERTAKING

You undertake:

1.1	to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by paragraph 2 below and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information;

1.2	to keep confidential and not disclose to anyone except as provided for by paragraph 2 below the fact that the Confidential Information has been made available or that discussions or negotiations are taking place or have taken place between us in connection with the Facility; and

1.3	to use the Confidential Information only for the Permitted Purpose.

2.	PERMITTED DISCLOSURE

We agree that you may disclose such Confidential Information and such of those matters referred to in paragraph 1.2 above as you shall consider appropriate:

2.1	to members of the Participant Group and their officers, directors, employees, professional advisers and auditors if any person to whom the Confidential Information is to be given pursuant to this paragraph 2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if such person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to such Confidential Information;

2.2	to any person to whom information is required or requested to be disclosed by any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; and

2.3	with the prior written consent of us and the Company.

3.	NOTIFICATION OF DISCLOSURE

You agree (to the extent permitted by law and regulation) to inform us:

3.1	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 2.2 above except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

3.2	upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	RETURN OF COPIES

If you do not participate in the Facility and we so request in writing, you shall return or destroy all Confidential Information supplied to you by us and destroy or permanently erase (to the extent technically practicable) all copies of Confidential Information made by you and use your reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases (to the extent technically practicable) such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where such Confidential Information has been disclosed under paragraph 2.2 above.

5.	CONTINUING OBLIGATIONS

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease on the earlier of (a) the date on which you become a party to the Facilities Agreement or (b) the date falling twelve months after the date of your final receipt (in whatever manner) of any Confidential Information.

6.	NO REPRESENTATION; CONSEQUENCES OF BREACH, ETC.

You acknowledge and agree that:

6.1	neither we nor any of our officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or any Group Member or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or any Group Member or be otherwise liable to you or any other person in respect of the Confidential Information or any such information; and

6.2	we or Group Members may be irreparably harmed by the breach of the terms of this letter and damages may not be an adequate remedy; each Relevant Person or Group Member may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	ENTIRE AGREEMENT: NO WAIVER; AMENDMENTS, ETC.

7.1	This letter constitutes the entire agreement between us in relation to your obligations regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

7.2	No failure to exercise, nor any delay in exercising any right or remedy under this letter will operate as a waiver of any such right or remedy or constitute an election to affirm this letter. No election to affirm this letter will be effective unless it is in writing. No single or partial exercise of any right or remedy will prevent any further or other exercise or the exercise of any other right or remedy under this letter.

7.3	The terms of this letter and your obligations under this letter may only be amended or modified by written agreement between us.

8.	INSIDE INFORMATION

You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and you undertake not to use any Confidential Information for any unlawful purpose.

9.	NATURE OF UNDERTAKINGS

The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of the Company and each other Group Member.

10.	THIRD PARTY RIGHTS

10.1	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

10.2	The Relevant Persons and each Group Member may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

10.3	Notwithstanding any provisions of this letter, the parties to this letter do not require the consent of any Relevant Person or any Group Member to rescind or vary this letter at any time.

11.	GOVERNING LAW AND JURISDICTION

11.1	This letter and the agreement constituted by your acknowledgement of its terms (the “Letter”) and any non-contractual obligations arising out of or in connection with it (including any non-contractual obligations arising out of the negotiation of the transaction contemplated by this Letter) are governed by English law.

11.2	The courts of England have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with either this Letter or the negotiation of the transaction contemplated by this Letter).

12.	DEFINITIONS

In this letter (including the acknowledgement set out below) terms defined in the Facilities Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means all information relating to any Total Transaction Obligor, the Group, the Finance Documents or the Facility which is provided to you in relation to the Finance Documents or Facility by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by you of this letter; or

(b)	is identified in writing at the time of delivery as non-confidential by us or our advisers; or

(c)	is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you after that date, from a source which is, as far as you are aware, unconnected with the Group and which, in either case, as far as you are aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Finance Documents” means the documents defined in the Facilities Agreement as Finance Documents.

“Group” means the Company and its Subsidiaries for the time being (each a “Group Member”).

“Participant Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 2006) and where such term is used in this letter each of your or their directors, officers and employees (including any sales and trading teams).

“Permitted Purpose” means considering and evaluating whether to enter into the Facility.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[name of applicable Finance Party]

To: [name of applicable Finance Party]

The Company and each other Group Member

We acknowledge and agree to the above:

For and on behalf of

[Potential Lender]

Schedule 10

Timetables

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)) or a Selection Notice (Clause 11.1 (Interest Period)) in respect of a Term Facility or a Term Loan	U-2 (or such later time as the Facility Agent may agree)

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of the Utilisation Request)) or a Selection Notice (Clause 11.1 (Interest Period)) in respect of any Incremental Facility or any Incremental Facility Loan under any Incremental Facility	As determined in accordance with the Incremental Facility Notice in respect of such Incremental Facility

Facility Agent determines (in relation to the Utilisation under a Term Facility) the amount of the Term Loan, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of such Term Loan in accordance with Clause 5.4 (Lenders’ participation)	U-2 (or such later time as the Facility Agent may agree)

Facility Agent determines (in relation to the Utilisation under any Incremental Facility) the amount of any Incremental Facility Loan under such Incremental Facility, if required under Clause 5.4 (Lenders’ participation) and notifies the Lenders of such Incremental Facility Loan in accordance with Clause 5.4 (Lenders’ participation)	As determined in accordance with the Incremental Facility Notice in respect of such Incremental Facility

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time

“U”	=	the applicable Utilisation Date or, as the case may be, the first day of the applicable Interest Period.

“U-X”	=	X Business Days prior to date of U.

Schedule 11

Form of Increase Confirmation

To:	[ ], as Facility Agent;

[ ], as Security Agent; and

[ ], as Borrower, for and on behalf of each Obligor

From:	[the Increase Lender] (the “Increase Lender”)

Dated:	[ ]

Facilities Agreement

dated [            ] between, among others, [            ] as borrower, [            ] as facility agent and [            ] as security agent (as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Security Trust Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Facilities Agreement and as a Creditor Accession Undertaking for the purposes of and as defined in the Security Trust Agreement. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.2 (Increase) of the Facilities Agreement.

3.	The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement with such Relevant Commitment (in addition to any Commitment the Increase Lender may otherwise already have under the Facilities Agreement).

4.	The proposed date on which the assumption of such Relevant Commitment by the Increase Lender is to take effect (the “Increase Date”) is [ ].

5.	On the Increase Date, the Increase Lender becomes:

(a)	party to the Facilities Agreement as a Lender, and becomes a Lender for the purposes of each other Finance Document; and

(b)	party to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement).

6.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 33.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (g) of Clause 2.2 (Increase) of the Facilities Agreement.

8.	The Increase Lender confirms that it is not a Total Transaction Obligor, a Group Member, any Affiliate of any of the foregoing, or a Sponsor Affiliate.

9.	We refer to clause 19.10 (Creditor Accession Undertaking) of the Security Trust Agreement. In consideration of the Increase Lender being accepted as a Senior Lender for the purposes of and as defined in the Security Trust Agreement, the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement), and undertakes to perform all the obligations expressed in the Security Trust Agreement to be assumed by a Senior Lender (as defined in the Security Trust Agreement) and agrees that it shall be bound by all the provisions of the Security Trust Agreement, as if it had been an original party to the Security Trust Agreement as a Senior Lender (as defined in the Security Trust Agreement).

10.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on such counterparts were on a single copy of this Agreement.

11.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Relevant Commitment/rights and obligations to be

assumed by the Increase Lender

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Facility Agent, and as a Creditor Accession Undertaking for the purposes of and as defined in the Security Trust Agreement by the Security Agent and the Increase Date is confirmed as [            ].

[Facility Agent]

By:

[Security Agent]

By:

Schedule 12

Forms of Notifiable Debt Purchase Transaction Notice

Part I

Form of Notice on Entering into Notifiable Debt Purchase Transaction

To:      [            ], as Facility Agent

From:  [the applicable Lender]

Dated: [            ]

Facilities Agreement

dated [            ] between, among others, [            ] as borrower, [            ] as facility agent and [            ] as security agent (as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to paragraph (b) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facilities Agreement. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) and/or participation(s) in the Loan(s) as set out below.

Commitment(s)/ participation(s) in Loan(s)	Amount of our Commitment(s)/ participation(s) in Loan(s) to which Notifiable Debt Purchase Transaction relates (U.S.$)

[identify relevant Commitment in respect of the relevant Term Facility/participation in the relevant Term Loan]	[insert amount (of that Commitment in respect of the relevant Term Facility/participation in the relevant Term Loan) to which the relevant Debt Purchase Transaction applies]

[identify relevant Commitment in respect of the relevant Incremental Facility/participation in Incremental Facility Loan(s) under the relevant Incremental Facility]	[insert amount (of that Commitment in respect of that Incremental Facility/participation in Incremental Facility Loan(s) under that Incremental Facility) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

Part II

Form of Notice on Termination of Notifiable Debt Purchase Transaction/Notifiable Debt Purchase Transaction ceasing to be with Sponsor Affiliate

To:      [            ], as Facility Agent

From:  [the applicable Lender]

Dated: [            ]

Facilities Agreement

dated [            ] between, among others, [            ] as borrower, [            ] as facility agent and [            ] as security agent (as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to paragraph (c) of Clause 26.2 (Disenfranchisement on Debt Purchase Transactions entered into by Sponsor Affiliates) of the Facilities Agreement. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [ ] has [terminated]/[ceased to be with a Sponsor Affiliate].*

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our Commitment(s) and/or participation(s) in the Loan(s) as set out below.

Commitment(s)/ participation(s) in Loan(s)	Amount of our Commitment(s)/ participation(s) in Loan(s) to which Notifiable Debt Purchase Transaction relates (U.S.$)

[identify relevant Commitment in respect of the relevant Term Facility/participation in the relevant Term Loan]	[insert amount (of that Commitment in respect of the relevant Term Facility/participation in the Term Loan) to which the relevant Debt Purchase Transaction applies]

[identify relevant Commitment in respect of the relevant Incremental Facility/participation in Incremental Facility Loan(s) under the relevant Incremental Facility]	[insert amount (of that Commitment in respect of that Incremental Facility/participation in Incremental Facility Loan(s) under that Incremental Facility) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

NOTES:

*	Delete as applicable.

Schedule 13

Group Structure Chart

Bain Capital Asia Integral Investors L.P.
Multi Union Resources Limited (BVI)
Bain Capital Rise Education IV Cayman Limited (Cayman)
10%
90%
RISE Education Cayman Ltd (f/k/a Bain Capital Rise Education II Limited) (Cayman)
100%
RISE Education Cayman III Ltd (f/k/a Bain Capital Rise Education III Cayman Limited) (Cayman)
100%
RISE Education Cayman I Ltd (f/k/a Bain Capital Rise Education Cayman Limited) (Cayman)
Rise IP (Cayman) Limited (Cayman)
Bain Capital Rise Education (HK) Limited (Hong Kong)
Offshore
PRC
Beijing Step Ahead Education Technology Development Co., Ltd. Variable Interest Entity "VIE" and Subs (PRC)
Control Agreement
Rise (Tianjin) Education Information Consulting Co.,Ltd. "WFOE" (PRC)
Corporation
Partnership
Branch
US disregarded entity/ Foreign corporation
US partnership/ Foreign corporation

Schedule 14

Hedging Principles

The Borrower may, at any time after the First Utilisation Date enter into, and thereafter maintain, one or more Hedging Agreement(s) to hedge the Borrower’s interest rate exposure in respect of up to 100 per cent. (but not more than 100 per cent.) of the aggregate principal amount then outstanding under the Facilities from time to time, subject to the terms of the Security Trust Agreement, provided that:

1.	each such Hedging Agreement shall only be entered into with person(s) that is or are, at the time of its or their entering into such Hedging Agreement, a “Hedge Counterparty” as defined in, and for the purposes of, the Security Trust Agreement;

2.	the Hedging Parameters (as defined in the Security Trust Agreement) shall have been agreed in writing between the Borrower, the Facility Agent and the Security Agent prior to the Borrower’s entry into any such Hedging Agreement;

3.	none of such Hedging Agreement(s) shall be entered into for speculative purposes; and

4.	the commercial effect of such Hedging Agreement(s) (in aggregate for any and all such Hedging Agreement(s)) is that up to 100 per cent. (but not more than 100 per cent.) of the aggregate principal amount then outstanding under the Facilities from time to time bear interest at a fixed rate.

Schedule 15

Form of Incremental Facility Increase Confirmation

To:	[ ] as Facility Agent, [ ] as Security Agent and [ ] as Borrower

From:	[the proposed Incremental Facility Original Lender] (the “Relevant Incremental Facility Original Lender”)

Dated:

Facilities Agreement

dated [            ] between, among others, [            ] as borrower, [            ] as facility agent and [            ] as security agent (as amended and/or supplemented from time to time, the “Facilities Agreement”)

1.	We refer to the Facilities Agreement and to the Security Trust Agreement (as defined in the Facilities Agreement). This agreement (the “Agreement”) shall take effect as an Incremental Facility Increase Confirmation for the purpose of the Facilities Agreement and as a Creditor Accession Undertaking for the purposes of the Security Trust Agreement (and as defined in the Security Trust Agreement). Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.5 (Incremental Facilities) of the Facilities Agreement and the Incremental Facility Notice dated [ ] from the Borrower to the Facility Agent (the “Relevant Incremental Facility Notice”) and the Incremental Facility specified in such Relevant Incremental Facility Notice (the “Relevant Incremental Facility”).

3.	The Relevant Incremental Facility Original Lender agrees to assume and will assume all of the obligations corresponding to the Incremental Facility Commitment (in respect of the Relevant Incremental Facility) specified in the Schedule (the “Relevant Commitment” in respect of the Relevant Incremental Facility) as if was a Lender originally party to the Agreement with such Relevant Commitment (in addition to any Commitment in respect of any Facility which the Relevant Incremental Facility Original Lender may already have).

4.	The proposed date on which the assumption of such Relevant Commitment by the Relevant Incremental Facility Original Lender is to take effect (the “Relevant Incremental Facility Accession Date”) is [ ].

5.	On the Relevant Incremental Facility Accession Date, the Relevant Incremental Facility Original Lender becomes:

(a)	party to the Facilities Agreement as a Lender, and becomes a Lender for the purposes of each other Finance Document; and

(b)	party to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement).

6.	The Facility Office and address and fax number of, and attention details for notices to, the Relevant Incremental Facility Original Lender for the purposes of Clause 33.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (h) of Clause 2.5 (Incremental Facilities) of the Facilities Agreement.

8.	The Relevant Incremental Facility Original Lender confirms that it is not a Total Transaction Obligor, a Group Member, any Affiliate of any of the foregoing, or a Sponsor Affiliate.

9.	We refer to clause 19.10 (Creditor Accession Undertaking) of the Security Trust Agreement.

In consideration of the Relevant Incremental Facility Original Lender being accepted as a Senior Lender for the purposes of and as defined in the Security Trust Agreement, the Relevant Incremental Facility Original Lender confirms that, as from the Relevant Incremental Facility Accession Date, it intends to be party to the Security Trust Agreement as a “Senior Lender” (as defined in the Security Trust Agreement), and undertakes to perform all the obligations expressed in the Security Trust Agreement to be assumed by a Senior Lender (as defined in the Security Trust Agreement) and agrees that it shall be bound by all the provisions of the Security Trust Agreement, as if it had been an original party to the Security Trust Agreement as a Senior Lender (as defined in the Security Trust Agreement).

10.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

11.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Incremental Facility Increase Confirmation may not be sufficient for the Relevant Incremental Facility Original Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Relevant Incremental Facility Original Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Relevant Commitment (in respect of the Relevant Incremental Facility) to be assumed by the Relevant Incremental Facility Original Lender

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Relevant Incremental Facility Original Lender]

By:

This Agreement is accepted as an Incremental Facility Increase Confirmation for the purposes of the Facilities Agreement by the Facility Agent and as a Creditor Accession Undertaking for the purposes of and as defined in the Security Trust Agreement by the Security Agent and the Relevant Incremental Facility Accession Date is confirmed as [            ].

[Facility Agent] as Facility Agent

By:

[Security Agent] as Security Agent

By:

1

SCHEDULE 4

AMENDED AND RESTATED SECURITY TRUST AGREEMENT

2

DATED 14 July 2016

(as amended and restated on 19 September 2017)

CTBC BANK CO., LTD.

as Senior Agent

The Hedge Counterparties (as defined herein)

The Senior Lenders (as defined herein)

CTBC BANK CO., LTD.

as Senior Arranger

RISE EDUCATION CAYMAN III LTD

as ParentCo

RISE EDUCATION CAYMAN I LTD

as Borrower

CTBC BANK CO., LTD.

as Security Agent

and

others

SECURITY TRUST AGREEMENT

3

- i -

THIS AGREEMENT is dated 14 July 2016 and amended and restated on      September 2017 and made between:

BETWEEN:

(1)	CTBC BANK CO., LTD. as Senior Agent;

(2)	THE PERSONS set out in Schedule 1 (Senior Lenders) as Senior Lenders;

(3)	CTBC BANK CO., LTD. as Senior Arranger;

(4)	RISE EDUCATION CAYMAN III LTD (formerly Bain Capital Rise Education III Cayman Limited), an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 279811 and having its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (“ParentCo”);

(5)	RISE EDUCATION CAYMAN I LTD (formerly Bain Capital Rise Education Cayman Limited), an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 278734 and having its registered office at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands (the “Borrower”);

(6)	THE PERSON(S) set out in Schedule 2 (Original Intra-Group Lender(s)) as original intra-Group lender(s) (each an “Original Intra-Group Lender”);

(7)	THE PERSONS set out in Schedule 3 (Original Debtors) as original debtors (each an “Original Debtor”);

(8)	THE PERSON(S) set out in Schedule 4 (Original Subordinated Creditor(s)) as original subordinated creditor(s) (each an “Original Subordinated Creditor”); and

(9)	CTBC BANK CO., LTD. as security trustee for the Secured Parties (the “Security Agent”).

SECTION 1

INTERPRETATION

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceleration Event” means:

(a)	the delivery by the Senior Agent of any notice under and pursuant to clause 24.18 (Acceleration) of the Senior Facility Agreement; or

(b)	any Debtor shall have failed to repay any Senior Facility Loan (or any part thereof) on the final maturity date therefor (or such earlier date when all of the outstanding Senior Facility Loan(s) shall have become repayable in accordance with the terms of the Senior Facility Finance Documents).

“Amendment and Restatement Agreement” means the deed of amendment agreement dated              September 2017 between, among others, the Borrower, the Senior Agent and the Security Agent.

“Amendment Effective Date” has the meaning given to the term “Effective Date” in the Amendment and Restatement Agreement.

“Appropriation” means the appropriation (or similar process) of the shares or equity interests in any Group Member or any Debtor (other than ParentCo) by the Security Agent (or any Receiver or Delegate) which is effected (to the extent permitted under the applicable Security Document relating to such shares or equity interests and applicable law) by enforcement of Transaction Security (or any part thereof).

“Borrowing Liabilities” means, in relation to a Group Member or a Debtor, the liabilities and obligations (not being Guarantee Liabilities) which it may from time to time have as a principal debtor to any or all of the Creditors (other than the Senior Arranger or the Senior Agent) and/or the Debtors in respect of Financial Indebtedness arising under and/or evidenced by the Debt Documents (whether incurred solely or jointly and including liabilities and obligations as a borrower under the Senior Facility Finance Documents).

“Cash Proceeds” means:

(a)	proceeds of the Security Property (or any part thereof) which are in the form of cash; and

(b)	any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property (or any part thereof) which are in the form of Non-Cash Consideration.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security (or any part thereof).

“Common Currency” means US dollars.

“Common Currency Amount” means (a) in relation to any amount that is not denominated in the Common Currency, that amount converted into the Common Currency at the Security Agent’s Spot Rate of Exchange on the Business Day prior to the applicable date of determination or (b) in relation to any amount that is denominated in the Common Currency, that amount.

“Competitive Sales Process” means:

(a)	any auction or other competitive sales process; and/or

(b)	any enforcement of Transaction Security carried out by way of auction or other competitive sales process pursuant to requirements of applicable law.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Creditor Accession Undertaking” means:

(a)	(in the case of any person that is to become party to this Agreement as a Senior Lender, a Hedge Counterparty, a Senior Agent, an Intra-Group Lender or a Subordinated Creditor where paragraphs (b) to (e) below do not apply) an undertaking substantially in the form set out in Schedule 6 (Form of Creditor Accession Undertaking);

(b)	(in the case of any person that is to become party to this Agreement as a Senior Lender in connection with any transfer or assignment by any Senior Lender of any rights or obligations under any Senior Facility Finance Documents or any Senior Facility Liabilities to such person) a Transfer Certificate or an Assignment Agreement (each as defined in the Senior Facility Agreement) in respect of such transfer or assignment, provided that it contains an accession to this Agreement in substantially the form set out in Schedule 6 (Form of Creditor Accession Undertaking);

(c)	(in the case of any person that is to become party to this Agreement as a Senior Lender in connection with an increase in Commitment (as defined in the Senior Facility Agreement) in respect of any Facility (as defined in the Senior Facility Agreement) under and pursuant to the terms of the Senior Facility Agreement) an Increase Confirmation (as defined in the Senior Facility Agreement) in respect of such increase, provided that it contains an accession to this Agreement in substantially the form set out in Schedule 6 (Form of Creditor Accession Undertaking);

(d)	(in the case of any person that is to become party to this Agreement as a Senior Lender in connection with the establishment of an Incremental Facility (as defined in the Senior Facility Agreement) and the participation of such person in such Incremental Facility (as defined in the Senior Facility Agreement) as an Incremental Facility Original Lender (as defined in the Senior Facility Agreement)) an Incremental Facility Increase Confirmation (as defined in the Senior Facility Agreement) to which such person is a party, provided that it contains an accession to this Agreement in substantially the form set out in Schedule 6 (Form of Creditor Accession Undertaking); or

(e)	(in the case of any person that is to become party to this Agreement as an “Intra-Group Lender” where such person is also simultaneously becoming party to this Agreement as a Debtor pursuant to a Debtor Accession Deed) that Debtor Accession Deed.

“Creditors” means the Senior Creditors, the Intra-Group Lenders, ParentCo and the Subordinated Creditors.

“Debt Disposal” means any disposal of any Liabilities or Debtors’ Intra-Group Receivables pursuant to paragraph (d) or (e) of Clause 13.1 (Facilitation of Distressed Disposals and Appropriation).

“Debt Documents” means this Agreement, the Hedging Agreements, the Senior Facility Finance Documents, the Transaction Security Documents, any agreement governing or evidencing the terms of any of the ParentCo Liabilities, the Intra-Group Liabilities and/or the Subordinated Liabilities and any other document designated as a “Debt Document” by the Security Agent and the Borrower in writing (each a “Debt Document”).

“Debtor Accession Deed” means:

(a)	a deed substantially in the form set out in Schedule 5 (Form of Debtor Accession Deed); or

(b)	(only in the case of a Group Member which is acceding to the Senior Facility Agreement as a guarantor in respect of the Senior Facility Liabilities) an Accession Deed (as defined in the Senior Facility Agreement), provided that it contains an accession to this Agreement in substantially the form set out in Schedule 5 (Form of Debtor Accession Deed).

“Debtors” means the Original Debtors and any person which becomes party hereto as a “Debtor” in accordance with the terms of Clause 19 (Changes to the Parties) (each a “Debtor”).

“Debtors’ Intra-Group Receivables” means, in relation to any Group Member or any Debtor, any liabilities and obligations owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by that first-mentioned Group Member or Debtor.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Distress Event” means any of:

(a)	an Acceleration Event; or

(b)	the enforcement of any Transaction Security.

“Distressed Disposal” means a disposal (excluding, for the avoidance of doubt, any lease or licence) of an asset of any Group Member or any Debtor which is:

(a)	being effected in circumstances where any Transaction Security over such asset has become enforceable;

(b)	being effected by enforcement of any Transaction Security (including the disposal of such asset by such Group Member or such Debtor, where any Equity Interests in such Group Member or such Debtor have been subject to an Appropriation); or

(c)	being effected, after the occurrence of a Distress Event, by a Group Member or a Debtor to a person or persons none of whom is a Group Member or a Debtor.

“Enforcement Action” means:

(a)	in relation to any Liabilities:

(i)	the acceleration of any Liabilities or the making of any declaration that such Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Senior Facility Creditor to perform its obligations under, or of any voluntary or mandatory prepayment arising under, any of the Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand (such declaration being made prior to the stated maturity of such Liabilities);

(iii)	the making of a demand in relation to a Liability that is payable on demand (prior to the stated maturity of such Liability) (other than a demand made by an Intra-Group Lender in relation to any Intra-Group Liabilities owing by a Debtor or a Group Member which are on-demand Liabilities to the extent (A) that such demand is made in the ordinary course of dealings between such Debtor or such Group Member and such Intra-Group Lender and (B) that any resulting Payment pursuant to such demand would be a Permitted Intra-Group Payment);

(iv)	the making of any demand against any Group Member or any Debtor in relation to any Guarantee Liabilities of that Group Member or Debtor;

(v)	the exercise of any right to require any Group Member or any Debtor to acquire any Liability (including exercising any put or call option against any Group Member or any Debtor for the redemption or purchase of any Liability);

(vi)	the exercise of any right of set-off, account combination or payment netting against any Group Member or any Debtor in respect of any Liabilities other than the exercise of any such right:

(A)	by a Hedge Counterparty in relation to Hedging Liabilities which exercise is expressly excluded as an “Enforcement Event” pursuant to the Hedging Parameters;

(B)	which is otherwise expressly permitted under the Senior Facility Agreement to the extent that the exercise of that right gives effect to a Permitted Payment; and/or

(C)	in respect of the set-off of any Subordinated Liabilities owing by ParentCo to any Subordinated Creditor (which is, for the avoidance of doubt, not a Group Member) against any obligations or liabilities owing by such Subordinated Creditor to ParentCo to the extent that the exercise of that right gives rise to a Permitted Payment; and

(vii)	the suing for, commencing or joining of any legal or arbitration proceedings against any Group Member or any Debtor to recover any Liabilities;

(b)	the termination or close-out of any hedging transaction under any Hedging Agreement prior to its stated maturity (other than any termination or close-out that is expressly excluded as an “Enforcement Event” pursuant to the Hedging Parameters);

(c)	the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security) or any rights under any Transaction Security Document;

(d)	the entering into of any composition, compromise, assignment or arrangement with any Group Member or any Debtor which owes any Liabilities or which has given any Security, guarantee or indemnity or other assurance against loss in respect of any of the Liabilities (other than any action permitted under Clause 19 (Changes to the Parties)); or

(e)	the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Group Member or any Debtor which owes any Liabilities, or which has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such Group Member’s or Debtor’s assets or any suspension of payments or moratorium of any indebtedness of any such Group Member or Debtor, or any analogous procedure or step in any jurisdiction, except that none of the following shall constitute Enforcement Action:

(i)	the taking of any action falling within paragraphs (a)(vii) or (e) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of any of the Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; or

(ii)	any Senior Creditor bringing legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Debt Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages.

“Facility B Transaction Security” means the Distribution Account Charge and any other Transaction Security over or in respect of the Distribution Account or any amount standing to the credit of the Distribution Account at any time.

“Fairness Opinion” means, in respect of a Distressed Disposal or a Liabilities Sale, an opinion that the proceeds received or recovered in connection with that Distressed Disposal or Liabilities Sale are fair from a financial point of view taking into account all relevant circumstances.

“Financial Adviser” means any:

(a)	independent internationally recognised investment bank;

(b)	independent internationally recognised accountancy firm; or

(c)	other independent internationally recognised professional services firm which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes.

“Guarantee Liabilities” means, in relation to a Group Member or a Debtor, the liabilities and obligations under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) which such Group Member or Debtor may have to any or all of the Creditors (other than to the Senior Arranger or the Senior Agent) and/or Debtors as or as a result of its being a guarantor or surety (including liabilities and obligations arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Senior Facility Finance Documents).

“Hedge Counterparty” means any person which becomes party hereto as a “Hedge Counterparty” pursuant to Clause 19.10 (Creditor Accession Undertaking) and which is or has become party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement).

“Hedging Accession Conditions” has the meaning given to that term in Clause 19.10 (Creditor Accession Undertaking).

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement entered into or to be entered into by the Borrower and a Hedge Counterparty for the purpose of hedging interest rate liabilities and/or risks (and/or foreign exchange exposures and/or risks) in relation to any or all of the Senior Facility Loans in accordance with the provisions of the Senior Facility Finance Documents.

“Hedging Liabilities” means the Liabilities owed by any Debtor to any or all of the Hedge Counterparties under or in connection with any or all of the Hedging Agreements.

“Hedging Parameters” means the requirements and parameters from time to time agreed and identified in writing between the Borrower, the Senior Agent (acting on the instructions of all of the Senior Lenders) and the Security Agent as “Hedging Parameters” for the purposes of this Agreement.

“Insolvency Event” means, in relation to any Group Member or any Debtor:

(a)	any resolution is passed or order made for the winding up, bankruptcy, dissolution, administration or reorganisation of that Group Member or Debtor, a moratorium is declared in relation to any indebtedness of that Group Member or Debtor or an administrator is appointed to that Group Member or Debtor;

(b)	any composition, compromise, assignment or arrangement is made with any of its creditors; or

(c)	the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that Group Member or Debtor or any of its assets,

or any procedure or formal step analogous to any of paragraphs (a), (b) and (c) above is taken in any jurisdiction.

“Instructing Group” has the meaning given to that term in Clause 11.1 (Enforcement Instructions).

“Intra-Group Lender” means:

(a)	any Original Intra-Group Lender; or

(b)	any other Group Member which has made any loan or Financial Indebtedness available to, granted credit to or made any other financial arrangement having similar effect with, or to whom any loan or Financial Indebtedness is owing from, another Group Member and which becomes party hereto as an “Intra-Group Lender” in accordance with the terms of Clause 19 (Changes to the Parties).

“Intra-Group Liabilities” means the Liabilities owed by any Group Member to any of the Intra-Group Lenders.

“Liabilities” means all present and future liabilities and obligations at any time of any or all of the Group Members and/or Debtors to:

(i)	any or all of the Creditors under any or all of the Debt Documents; and/or

(ii)	ParentCo, any Group Member or any Subordinated Creditor under or in respect of any loan, credit, Financial Indebtedness or other financial accommodation (including principal and interest thereof and thereon) from time to time made available by or outstanding in favour of ParentCo, such Group Member or such Subordinated Creditor (as the case may be),

(in each case) both actual and contingent and whether incurred solely or jointly, as principal or surety or in any other capacity, together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)	any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Debtor or any Group Member of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Liabilities Acquisition” means, in relation to a person and to any Liabilities, a transaction where that person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, the rights in respect of those Liabilities.

“Liabilities Sale” means a Debt Disposal pursuant to paragraph (d) or (e) of Clause 13.1 (Facilitation of Distressed Disposals and Appropriation).

“Majority Senior Creditors” means (save as otherwise expressly agreed and set out in the Hedging Parameters) the Majority Senior Lenders.

“Majority Senior Creditors (Excluding Facility B)” means, at any time, one or more of the Senior Creditors whose aggregate Senior Credit Participations (Excluding Facility B) at that time is more than 66 2/3 per cent. of the aggregate Senior Credit Participations (Excluding Facility B) of all of the Senior Creditors at that time.

“Majority Senior Facility B Creditors” means, at any time, one or more of the Senior Lenders whose aggregate Senior Facility B Credit Participations at that time is more than 66 2/3 per cent. of the aggregate Senior Facility B Credit Participations (of all of the Senior Lenders) at that time.

“Majority Senior Lenders” has the meaning given to the term “Majority Lenders” in the Senior Facility Agreement.

“Non-Cash Consideration” means consideration in a form other than cash.

“Non-Cash Recoveries” means:

(a)	any proceeds of a Distressed Disposal or a Debt Disposal; or

(b)	any amount distributed to the Security Agent pursuant to Clause 9.1 (Turnover by the Creditors),

which are, or is, in the form of Non-Cash Consideration.

“Non-Distressed Disposal” has the meaning given to that term in Clause 12.1 (Definitions).

“Other Liabilities” means, in relation to a Group Member or a Debtor, any trading and other liabilities and obligations (not being Borrowing Liabilities or Guarantee Liabilities) which such Group Member or Debtor may have to a Subordinated Creditor, ParentCo, an Intra-Group Lender or a Debtor.

“ParentCo Liabilities” means all Liabilities owed by the Borrower or any other Group Member to ParentCo.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities or any other liabilities or obligations, any payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities or those other liabilities or obligations (as the case may be).

“Payment Default” means any Default under clause 24.1 (Non-payment) of the Senior Facility Agreement in relation to any non-payment of any of the Secured Obligations.

“Permitted Hedge Payments” means Payments of Hedging Liabilities, which Payments are expressly permitted by the Hedging Parameters.

“Permitted Intra-Group Payments” means the Payments of Intra-Group Liabilities permitted by Clause 5.2 (Permitted Payments: Intra-Group Liabilities).

“Permitted ParentCo Payments” means the Payments of ParentCo Liabilities permitted by Clause 6.2 (Permitted Payments: ParentCo Liabilities).

“Permitted Payment” means a Permitted Senior Facility Payment, a Permitted Hedge Payment, a Permitted Intra-Group Payment, a Permitted ParentCo Payment or a Permitted Subordinated Creditor Payment.

“Permitted Senior Facility Payments” means the Payments of Senior Facility Liabilities permitted by Clause 3.1 (Payment of Senior Facility Liabilities).

“Permitted Subordinated Creditor Payments” means the Payments of Subordinated Liabilities permitted by Clause 7.2 (Permitted Payments: Subordinated Liabilities).

“Property” of a Group Member or of a Debtor means:

(a)	any asset of that Group Member or of that Debtor;

(b)	any Subsidiary of that Group Member or of that Debtor (or any Equity Interest in any such Subsidiary); and/or

(c)	any asset of any such Subsidiary.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recoveries” has the meaning given to that term in Clause 17.1 (Order of application).

“Relevant Intra-Group Borrower” has the meaning given to that term in Clause 19.9 (New Intra-Group Lender and Subordinated Creditor).

“Relevant Intra-Group Lender” has the meaning given to that term in Clause 19.9 (New Intra-Group Lender and Subordinated Creditor).

“Relevant Intra-Group Transferee” has the meaning given to that term in Clause 19.8 (Change of Intra-Group Lender).

“Relevant Liabilities” means:

(a)	in the case of a Creditor:

(i)	the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that first-mentioned Creditor; and

(ii)	all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agent; and

(b)	in the case of a Debtor, the Liabilities owed to the Creditors together with all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Agent.

“Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred by any or all of the Group Members and the Debtors to any or all of the Secured Parties under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the Security Agent, any Receiver or any Delegate and each of the Senior Creditors from time to time but, in the case of any Senior Creditor, only if it is a party to this Agreement or has become party to this Agreement, in the applicable capacity, pursuant to Clause 19.10 (Creditor Accession Undertaking).

“Security Agent’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security Agent’s spot rate of exchange (or, if the Security Agent’s spot rate of exchange is not available, such other prevailing rate of exchange as may be selected by the Security Agent (acting reasonably)) for the purchase of the Second Currency with the First Currency in an applicable foreign exchange market (selected by the Security Agent (acting reasonably)) at or about 11:00 am (Hong Kong time) on the applicable date of determination, which shall be notified by the Security Agent in accordance with paragraph (e) of Clause 18.3 (Duties of the Security Agent).

“Security Documents” means:

(a)	each of the Transaction Security Documents (as defined in the Senior Facility Agreement);

(b)	any other document entered into at any time by any of the Debtors creating any guarantee, indemnity, Security or other assurance against financial loss in favour of any of the Secured Parties as security for, or in respect of, any of the Secured Obligations; and

(c)	any Security granted under any covenant for further assurance in any of the documents referred to in paragraphs (a) and (b) above.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of any Transaction Security;

(b)	all rights granted to the Security Agent under the Transaction Security Documents and the proceeds thereof;

(c)	all obligations expressed to be undertaken by a Debtor to pay amounts in respect of any Liabilities or Secured Obligations to the Security Agent as trustee for the Secured Parties and secured by any Transaction Security together with all representations and warranties expressed to be given by a Debtor in favour of the Security Agent as trustee for the Secured Parties;

(d)	the Security Agent’s interest in any trust fund created pursuant to Clause 9 (Turnover of Receipts); and

(e)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Debt Documents to hold as trustee on trust for the Secured Parties.

“Senior Agent” means the facility agent from time to time acting for and on behalf of the Senior Facility Creditors under the Senior Facility Agreement.

“Senior Arranger” means the mandated lead arranger under the Senior Facility Agreement.

“Senior Credit Participation” means, at any time:

(a)	(in relation to a Senior Lender) the Common Currency Amount of the aggregate (without duplication) of its participation in the outstanding principal amount of any or all of the Senior Facility Loan(s) plus (if any) its commitment in respect of any or all of the Senior Facilities (or any part thereof) made or to be made available under the Senior Facility Agreement which commitment is unutilised and remains available for utilisation under and in accordance with the terms of the Senior Facility Agreement; and

(b)	(in relation to a Hedge Counterparty) the amount determined to be the “Senior Credit Participation” (as defined in the Hedging Parameters) of such Hedge Counterparty in accordance with the Hedging Parameters.

“Senior Credit Participation (Excluding Facility B)” means any Senior Credit Participation excluding any Senior Facility B Credit Participation.

“Senior Creditors” means the Senior Facility Creditors and the Hedge Counterparties.

“Senior Discharge Date” means the first date on which all of the Secured Obligations have been fully and finally discharged to the satisfaction of:

(a)	the Senior Agent (in the case of any Senior Facility Liabilities);

(b)	each Hedge Counterparty (in the case of Hedging Liabilities owing to it); and

(c)	the Security Agent (in the case of any other Secured Obligations),

in each case whether or not as the result of an enforcement, and none of the Senior Creditors is under any further obligation to provide financial accommodation to any of the Debtors under any of the Debt Documents.

“Senior Facility” has the meaning given to the term “Facility” in the Senior Facility Agreement.

“Senior Facility Agreement” means the facilities agreement dated 14 July 2016 between, among others, the Borrower, the Senior Arranger, the Senior Agent and the Security Agent as amended and restated pursuant to the Amendment and Restatement Agreement.

“Senior Facility B Creditor” means any Senior Lender that has any participation in Facility B or any Facility B Loan or in favour of which any Senior Facility B Liabilities are owing.

“Senior Facility B Credit Participation” means, at any time in relation to a Senior Lender, the Common Currency Amount of the aggregate (without duplication) of its participation in the outstanding principal amount of any or all of the Facility B Loan(s) plus (if any) its commitment in respect of Facility B (or any part thereof) made or to be made available under the Senior Facility Agreement which commitment is unutilised and remains available for utilisation under and in accordance with the terms of the Senior Facility Agreement.

“Senior Facility B Discharge Date” means the first date on which:

(a)	all of the Senior Facility B Liabilities arising under or pursuant to the Senior Facility Finance Documents have been fully and finally discharged to the satisfaction of the Senior Agent, whether or not as the result of an enforcement; and

(b)	none of the Senior Facility Creditors are under any further obligation to provide financial accommodation to any of the Debtors in respect of Facility B under any of the Senior Facility Finance Documents.

“Senior Facility B Liabilities” means Senior Facility Liabilities attributable to Facility B or any Facility B Loan.

“Senior Facility Creditors” means the Senior Agent, the Senior Arranger and each Senior Lender (each a “Senior Facility Creditor”).

“Senior Facility Discharge Date” means the first date on which:

(a)	all of the Senior Facility Liabilities arising under or pursuant to the Senior Facility Finance Documents have been fully and finally discharged to the satisfaction of the Senior Agent, whether or not as the result of an enforcement; and

(b)	none of the Senior Facility Creditors is under any further obligation to provide financial accommodation to any of the Debtors under any of the Senior Facility Finance Documents.

“Senior Facility Finance Documents” has the meaning given to the term “Finance Documents” in the Senior Facility Agreement.

“Senior Facility Liabilities” means the Liabilities owed by any or all of the Debtors to any or all of the Senior Facility Creditors under the Senior Facility Finance Documents.

“Senior Facility Liabilities (Excluding Facility B)” means the Senior Facility Liabilities (excluding any Senior Facility Liabilities in respect of principal or interest on any Facility B Loan).

“Senior Facility Loan” has the meaning given to the term “Loan” in the Senior Facility Agreement.

“Senior Guarantee” has the meaning given to the term “Guarantee” in the Senior Facility Agreement.

“Senior Guarantor” means:

(a)	any “Guarantor” as defined in the Senior Facility Agreement; and

(b)	any person (other than a Secured Party) party to any Senior Guarantee.

“Senior Lender” means a lender in respect of any Senior Facility (or any part thereof).

“Senior Liabilities” means the Senior Facility Liabilities and the Hedging Liabilities.

“Senior PRC Guarantee” means any Senior Guarantee given by a Debtor that is incorporated or established in the PRC or governed by the laws of the PRC.

“Subject Amendment” means any amendment or waiver which is subject to Clause 25 (Consents, Amendments and Override).

“Subordinated Creditor” means:

(a)	any Original Subordinated Creditor; or

(b)	any person which:

(i)	is not ParentCo or a Group Member and has made (or is to make) any loan or Financial Indebtedness available to, granted (or is to grant) credit to or made (or is to make) any other financial arrangement having similar effect with, or is a person to whom any loan or Financial Indebtedness is (or is to be) owing from, ParentCo, any Debtor or any Group Member; and

(ii)	becomes party hereto as a “Subordinated Creditor” in accordance with the terms of Clause 19 (Changes to the Parties).

“Subordinated Liabilities” means the Liabilities (other than, for the avoidance of doubt, ParentCo Liabilities and Intra-Group Liabilities) owed to any or all of the Subordinated Creditors by any or all of ParentCo, the Debtors and/or Group Members.

“Term Outstandings” means, at any time, the aggregate of the amounts of principal (not including any capitalised or deferred interest) of all of the Senior Facility Loan(s) then outstanding under the Senior Facility Agreement.

“Total Hedging Liabilities Cap” means the amount (if any) determined to be the “Total Hedging Liabilities Cap” pursuant to and as defined in the Hedging Parameters.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“Transaction Security Documents” means:

(a)	each of the Security Documents;

(b)	each Senior Guarantee (other than any guarantee and indemnity granted under clause 19 (Guarantee and indemnity) of the Senior Facility Agreement); and

(c)	each other document designated in writing as a “Transaction Security Document” by the Security Agent and the Borrower.

1.2	Construction

(a)	Unless a contrary intention appears, or otherwise defined herein, terms and expressions defined in or construed for the purposes of the Senior Facility Agreement shall have the same meaning herein and the rules of construction set out in clauses 1.2 (Construction) and 1.3 (Currency symbols and definitions) of the Senior Facility Agreement shall apply to this Agreement mutatis mutandis. Unless a contrary indication appears, a reference in this Agreement to:

(i)	any Hedge Counterparty, Intra-Group Lender, Security Agent, Senior Agent, Senior Arranger, Senior Creditor, Senior Facility Creditor, Senior Lender or Subordinated Creditor shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)	any Debtor, Hedge Counterparty, Intra-Group Lender, ParentCo, Borrower, Security Agent, Senior Agent, Senior Arranger, Senior Creditor, Senior Facility Creditor, Senior Lender or Subordinated Creditor or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(iii)	an “amount” includes an amount of cash and an amount of Non-Cash Consideration;

(iv)	“assets” includes present and future properties, revenues and rights of every description;

(v)	a Debt Document or any other agreement or instrument is (other than a reference to a Debt Document or any other agreement or instrument in “original form”) a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(vi)	a “distribution” of or out of the assets of a Group Member or a Debtor, includes a distribution of cash and a distribution of Non-Cash Consideration;

(vii)	“enforcing” (or any derivation thereof) Transaction Security includes the appointment of an administrator (or any analogous officer in any jurisdiction) of a Debtor by the Security Agent;

(viii)	a “group of Creditors” includes all the Creditors (and/or any group of less than all of the Creditors) and a “group of Senior Creditors” includes all the Senior Creditors (and/or any group of less than all of the Senior Creditors);

(ix)	“including” (or similar expressions) means including without limitation;

(x)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xi)	the “original form” of a Debt Document or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into, except that any reference to the “original form” of the Senior Facility Agreement is a reference to the Senior Facility Agreement (as amended and restated pursuant to the Amendment and Restatement Agreement) in the form subsisting on the Amendment Effective Date;

(xii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xiii)	“proceeds” includes proceeds in cash and in Non-Cash Consideration;

(xiv)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(xv)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Any reference in this Agreement or any other Debt Document to the date of this Agreement shall be a reference to 14 July 2016 (notwithstanding any subsequent amendment and/or restatement of this Agreement).

1.3	Third party rights

(a)	Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement (including paragraph (a) above), the consent of any person who is not a Party is not required to rescind, amend, vary or waive any provision of this Agreement at any time.

(c)	Any Receiver, Delegate or any other person described in paragraph (b) of Clause 18.10 (Exclusion of liability) may, subject to this Clause 1.3 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

SECTION 2

RANKING AND SENIOR CREDITORS

2.	RANKING AND PRIORITY

2.1	Liabilities

Each of the Parties agrees that the Liabilities owed by the Debtors to the Creditors shall rank in right and priority of payment in the following order and are postponed and subordinated to any prior ranking Liabilities as follows:

(a)	first, the Senior Facility Liabilities and the Hedging Liabilities pari passu and without any preference between them;

(b)	second, the Subordinated Liabilities, the Intra-Group Liabilities and the ParentCo Liabilities.

2.2	Transaction Security

Each of the Parties agrees that:

(a)	the Transaction Security (other than any Facility B Transaction Security) shall secure Liabilities owed to the Secured Parties (but only to the extent that such Transaction Security is expressed to secure those Liabilities) on a pari passu basis and without any preference between them in respect of such Transaction Security; and

(b)	the Facility B Transaction Security shall secure the Senior Facility B Liabilities owed to the Secured Parties (but only to the extent that such Transaction Security is expressed to secure those Senior Facility B Liabilities) on a pari passu basis and without any preference between them in respect of such Facility B Transaction Security.

2.3	Subordinated and Intra-Group Liabilities

(a)	Each of the Parties agrees that the Subordinated Liabilities, the Intra-Group Liabilities and the ParentCo Liabilities are postponed and subordinated to the Liabilities owed by the Debtors to the Senior Creditors.

(b)	This Agreement does not purport to rank any of the Subordinated Liabilities, the Intra-Group Liabilities or the ParentCo Liabilities as between themselves.

3.	SENIOR FACILITY CREDITORS AND SENIOR FACILITY LIABILITIES

3.1	Payment of Senior Facility Liabilities

The Debtors may make Payments of the Senior Facility Liabilities at any time in accordance with the Senior Facility Finance Documents, provided that (following the occurrence of a Distress Event or an Insolvency Event) any Payment by any Debtor in respect of any of the Senior Facility Liabilities shall be paid to the Security Agent for application in accordance with Clause 17 (Application of Proceeds) and, for the avoidance of doubt, any Payment of any of the Senior Facility Liabilities received or recovered by any Senior Facility Creditor (other than through distribution of Recoveries in accordance with Clause 17 (Application of Proceeds)) following the occurrence of any such Distress Event or Insolvency Event shall be subject to Clause 9 (Turnover of Receipts).

3.2	Restriction on Enforcement: Senior Facility Creditors

No Senior Facility Creditor may take any Enforcement Action under paragraph (c) of the definition thereof in relation to any Transaction Security or Transaction Security Document without the prior written Consent of the Instructing Group in respect of such Transaction Security or Transaction Security Document.

4.	HEDGE COUNTERPARTIES AND HEDGING LIABILITIES

4.1	Identity of Hedge Counterparties

No person providing hedging arrangements to or party to any hedging transaction with any Debtor or any Group Member shall be entitled to share in any of the Transaction Security or in the benefit of any Transaction Security Document or any guarantee or indemnity under any Debt Document or this Agreement and none of the liabilities or obligations arising in relation to any such hedging arrangements or hedging transaction shall be treated as Hedging Liabilities unless such hedging arrangements or hedging transaction relates to liabilities arising under any Senior Facility or any Senior Facility Loan and that person:

(a)	is or becomes a party to this Agreement as a Hedge Counterparty in accordance with Clause 19.10 (Creditor Accession Undertaking); and

(b)	is or becomes party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement) in accordance with Clause 19.10 (Creditor Accession Undertaking),

and provided that (i) (except as otherwise consented to by the Senior Agent) such hedging arrangements are entered into, or, as the case may be, such hedging transaction is entered into, in accordance with the Hedging Parameters and the Senior Facility Agreement and (ii) the Hedging Accession Conditions are satisfied.

4.2	No acquisition of Hedging Liabilities

None of the Debtors shall, and each of the Debtors shall procure that no other Group Member will:

(a)	enter into any Liabilities Acquisition in respect of any of the Hedging Liabilities; or

(b)	beneficially own or be interested in (directly or indirectly) all or any part of the Equity Interests in, (i) any Hedge Counterparty or (ii) any person that is party to a Liabilities Acquisition in respect of any of the Hedging Liabilities, unless the prior consent of the Senior Agent is obtained.

4.3	Terms of Hedging Agreements

The Hedging Agreements, the Hedge Counterparties and the Debtors shall comply with the requirements of the Hedging Parameters (including restrictions on any Payment of Hedging Liabilities, any guarantee or Security relating to Hedging Liabilities, any Enforcement Action relating to Hedging Liabilities, any amendment or waiver relating to any Hedging Agreement).

SECTION 3

OTHER CREDITORS

5.	INTRA-GROUP LENDERS AND INTRA-GROUP LIABILITIES

5.1	Restriction on Payment: Intra-Group Liabilities

Prior to the Senior Discharge Date, none of the Debtors shall, and the Borrower shall procure that no Group Member will, make any Payment of any of the Intra-Group Liabilities at any time unless:

(a)	that Payment is permitted under Clause 5.2 (Permitted Payments: Intra-Group Liabilities); or

(b)	(without prejudice to Clause 9 (Turnover of Receipts)) the taking or receipt of that Payment is permitted under paragraph (c) of Clause 5.7 (Permitted Enforcement: Intra-Group Lenders).

5.2	Permitted Payments: Intra-Group Liabilities

(a)	Subject to paragraph (b) below, each of the Debtors and Group Members may make any Payment in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) owing by it from time to time when due to, provided that such Payment is not prohibited under any of the Senior Facility Finance Documents.

(b)	No Payment in respect of any of the Intra-Group Liabilities may be made pursuant to paragraph (a) above if, at the time of such Payment, an Acceleration Event has occurred unless:

(i)	the consent of the Senior Agent shall have been obtained in respect of such Payment; or

(ii)	that Payment is made to facilitate and all of the proceeds of that Payment are, directly or indirectly, applied towards Payments of the Senior Liabilities (that are Permitted Payments).

5.3	Payment obligations continue

No Debtor or Group Member shall be released from any liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 5.1 (Restriction on Payment: Intra-Group Liabilities) and/or 5.2 (Permitted Payments: Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

5.4	Acquisition of Intra-Group Liabilities

(a)	Subject to paragraph (b) below, each Debtor (that is a Group Member) may, and may permit any other Group Member to:

(i)	enter into any Liabilities Acquisition; or

(ii)	beneficially own or be interested in all or any part of the Equity Interests in (directly or indirectly), any company or person that is party to a Liabilities Acquisition,

in respect of any Intra-Group Liabilities at any time.

(b)	Subject to paragraph (c) below, no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities if:

(i)	that action would result in a breach of any Senior Facility Finance Document or would have a similar effect as a Payment of any Intra-Group Liabilities that is not permitted under Clause 5.2 (Permitted Payments: Intra-Group Liabilities); or

(ii)	at the time of that action, an Acceleration Event has occurred.

(c)	The restrictions in paragraph (b) above shall not apply to any action described in paragraph (a) if:

(i)	the consent of the Senior Agent (acting on the instructions of the Majority Senior Lenders) shall have been obtained in respect of that action; or

(ii)	that action is taken to facilitate and all of the proceeds of that Payment are, directly or indirectly, applied towards Payments of the Senior Liabilities (that are Permitted Payments).

5.5	Security: Intra-Group Lenders

Prior to the Senior Discharge Date, none of the Intra-Group Lenders may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Intra-Group Liabilities, unless the prior written consent of the Senior Agent (acting on the instructions of the Majority Senior Lenders) shall have been obtained.

5.6	Restriction on enforcement: Intra-Group Lenders

Subject to Clause 5.7 (Permitted Enforcement: Intra-Group Lenders), none of:

(a)	the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Senior Discharge Date; or

(b)	the Intra-Group Lenders or the Debtors shall take any Enforcement Action falling within paragraph (e) of the definition of “Enforcement Action” at any time prior to the Senior Discharge Date.

5.7	Permitted Enforcement: Intra-Group Lenders

After the occurrence of an Insolvency Event in relation to any Group Member or Debtor and without prejudice to Clause 9 (Turnover of Receipts), each Intra-Group Lender may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Clause 8.4 (Filing of claims)), exercise any right it may otherwise have against that Group Member or Debtor to:

(a)	accelerate any of the Intra-Group Liabilities owing by that Group Member or Debtor or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by that Group Member or Debtor in respect of any Intra-Group Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities owing by that Group Member or Debtor; or

(d)	claim and prove in the liquidation of that Group Member or Debtor for the Intra-Group Liabilities owing to such Intra-Group Lender.

5.8	Relevant Intra-Group Lenders and Relevant Intra-Group Borrowers

(a)	Where a Relevant Intra-Group Lender is not party to this Agreement as an Intra-Group Lender pursuant to the provisions of paragraph (a) of Clause 19.9 (New Intra-Group Lender and Subordinated Creditor), each Debtor shall procure that such Relevant Intra-Group Lender shall comply with the provisions of this Agreement as if such Relevant Intra-Group Lender were party hereto as an “Intra-Group Lender”, and that all of the provisions of this Agreement with respect to Intra-Group Liabilities shall be complied with (as if Intra-Group Liabilities included Liabilities (construed as if such Relevant Intra-Group Lender were party to this Agreement as an Intra-Group Lender) owed by any Group Member to such Relevant Intra-Group Lender).

(b)	Where a Relevant Intra-Group Borrower is not party to this Agreement as a Debtor pursuant to the provisions of paragraph (a) of Clause 19.11 (New Debtor), each Debtor shall procure that such Relevant Intra-Group Borrower shall apply with the provisions of this Agreement as if it were party hereto as a “Debtor”, and that all of the provisions of this Agreement with respect to Intra-Group Liabilities shall be complied with (as if Intra-Group Liabilities included Liabilities (construed as if such Relevant Intra-Group Borrower were party to this Agreement as a Debtor) owed by such Relevant Intra-Group Borrower to any Group Member).

(c)	For the avoidance of doubt, (i) any reference in this Agreement to a Relevant Intra-Group Lender shall include a reference to a Relevant Intra-Group Transferee and (ii) neither any Relevant Intra-Group Lender nor any Relevant Intra-Group Borrower that is not party to this Agreement shall have any rights under this Agreement.

5.9	Representations: Intra-Group Lenders

Each Intra-Group Lender which is not a Debtor represents and warrants to each of the Senior Creditors and the Security Agent that:

(a)	it is a limited liability corporation or company, duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation;

(b)	the obligations expressed to be assumed by it in this Agreement are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations; and

(c)	the entry into and performance by it of, and the transactions contemplated by, this Agreement does not conflict with:

(i)	any applicable law or regulation;

(ii)	its Constitutional Documents; or

(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

6.	PARENTCO AND PARENTCO LIABILITIES

6.1	Restriction on Payment: ParentCo Liabilities

Prior to the Senior Discharge Date, neither the Borrower nor any other Debtor shall, and the Borrower shall procure that no Group Member will, make any Payment of the ParentCo Liabilities at any time unless:

(a)	that Payment is permitted under Clause 6.2 (Permitted Payments: ParentCo Liabilities); or

(b)	(without prejudice to Clause 9 (Turnover of Receipts)) the taking or receipt of that Payment is permitted under Clause 6.7 (Permitted Enforcement: ParentCo).

6.2	Permitted Payments: ParentCo Liabilities

The Borrower may make any Payment in respect of any of the ParentCo Liabilities then due from it if:

(a)	that Payment is in respect of the ParentCo Liabilities owing by the Borrower to ParentCo and constitutes a Permitted Distribution; or

(b)	the prior written consent of the Senior Agent (acting on the instructions of the Majority Senior Lenders) shall have been obtained in respect of that Payment.

Without prejudice to the foregoing, each of the Debtors shall ensure that none of the ParentCo Liabilities shall be repaid, paid or discharged out of the proceeds of, or set-off against, any Senior Facility Loan.

6.3	No acquisition of ParentCo Liabilities

Prior to the Senior Discharge Date, neither the Borrower nor any other Debtor shall, and the Borrower shall procure that no other Group Member will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own or be interested in (directly or indirectly) all or any part of the Equity Interests in, any company or person that is party to a Liabilities Acquisition,

in respect of any of the ParentCo Liabilities, unless the prior written consent of the Senior Agent (acting on the instructions of the Majority Senior Lenders) shall have been obtained.

6.4	Amendments and Waivers: ParentCo Liabilities

Prior to the Senior Discharge Date, ParentCo may not amend or waive the terms of, or the terms of any agreement governing or evidencing the terms of, any of the ParentCo Liabilities if such amendment or waiver is inconsistent with the terms of this Agreement or any other Senior Facility Finance Document.

6.5	Security: ParentCo Liabilities

Prior to the Senior Discharge Date, ParentCo may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the ParentCo Liabilities, unless the prior written consent of the Senior Agent (acting on the instructions of the Majority Senior Lenders) shall have been obtained.

6.6	Restriction on Enforcement: ParentCo

Subject to Clause 6.7 (Permitted Enforcement: ParentCo), ParentCo shall not:

(a)	be entitled to take any Enforcement Action in respect of any of the ParentCo Liabilities at any time prior to the Senior Discharge Date; or

(b)	take any Enforcement Action falling within paragraph (e) of the definition of “Enforcement Action” at any time prior to the Senior Discharge Date.

6.7	Permitted Enforcement: ParentCo

After the occurrence of an Insolvency Event in relation to the Borrower or any other Group Member and without prejudice to Clause 9 (Turnover of Receipts), ParentCo may, if so directed by the Security Agent or if the prior consent of the Security Agent shall have been obtained, exercise any right it may otherwise have against the Borrower or that Group Member to:

(a)	accelerate any of the ParentCo Liabilities owing by the Borrower or that Group Member or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by the Borrower or that Group Member in respect of any ParentCo Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any ParentCo Liabilities owing by the Borrower or that Group Member (subject to the restriction in the last paragraph of Clause 6.2 (Permitted Payments: ParentCo Liabilities)); or

(d)	claim and prove in the liquidation of the Borrower or that Group Member for the ParentCo Liabilities owing by it to ParentCo.

7.	SUBORDINATED LIABILITIES

7.1	Restriction on Payment: Subordinated Liabilities

Prior to the Senior Discharge Date, none of ParentCo, the Borrower or any other Debtor shall, and the Borrower shall procure that no Group Member will, make any Payment of the Subordinated Liabilities at any time unless:

(a)	that Payment is permitted under Clause 7.2 (Permitted Payments: Subordinated Liabilities); or

(b)	(without prejudice to Clause 9 (Turnover of Receipts), the taking or receipt of that Payment is permitted under Clause 7.7 (Permitted Enforcement: Subordinated Creditors).

7.2	Permitted Payments: Subordinated Liabilities

ParentCo may make any Payment in respect of any of the Subordinated Liabilities then due from it if that Payment is:

(a)	a Payment made in cash or by way of set-off in respect of the Subordinated Liabilities owing by ParentCo; and

(b)	made prior to the occurrence of any Insolvency Event (in relation to ParentCo, the Borrower, any other Debtor or any Group Member) or any Distress Event.

7.3	No acquisition of Subordinated Liabilities

Prior to the Senior Discharge Date, none of ParentCo, the Borrower or any other Debtor shall, and the Borrower shall procure that no Group Member will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own or be interested in (directly or indirectly) all or any part of the Equity Interests in, any company or person that is party to a Liabilities Acquisition,

in respect of any of the Subordinated Liabilities, unless the prior written consent of the Senior Agent (acting on the instructions of the Majority Senior Lenders) shall have been obtained.

7.4	Amendments and Waivers: Subordinated Creditors

Prior to the Senior Discharge Date, none of the Subordinated Creditors may amend, waive or agree the terms of any of the Subordinated Liabilities or the terms of any of the documents or instruments pursuant to which any of the Subordinated Liabilities are constituted or governing or evidencing the terms of any of the Subordinated Liabilities if such amendment, waiver or agreement is inconsistent with the terms of this Agreement or any other Senior Facility Finance Document.

7.5	Security: Subordinated Creditors

Prior to the Senior Discharge Date, none of the Subordinated Creditors may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Subordinated Liabilities (in each case from any Debtor or any Group Member) unless the prior written consent of the Senior Agent (acting on the instructions of the Majority Senior Lenders) shall have been obtained.

7.6	Restriction on Enforcement: Subordinated Creditors

Subject to Clause 7.7 (Permitted Enforcement: Subordinated Creditors), no Subordinated Creditor shall:

(a)	be entitled to take any Enforcement Action in respect of any of the Subordinated Liabilities at any time prior to the Senior Discharge Date; and

(b)	take any Enforcement Action falling within paragraph (e) of the definition of “Enforcement Action” at any time prior to the Senior Discharge Date.

7.7	Permitted Enforcement: Subordinated Creditors

After the occurrence of an Insolvency Event in relation to ParentCo, the Borrower, any other Debtor or any Group Member and without prejudice to Clause 9 (Turnover of Receipts), each Subordinated Creditor may, if so directed by the Security Agent or if the prior consent of the Security Agent shall have been obtained, exercise any right it may otherwise have in respect of ParentCo, the Borrower, that Group Member or that Debtor to:

(a)	accelerate any of the Subordinated Liabilities owing by ParentCo, the Borrower, that Debtor or that Group Member or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss given by ParentCo, the Borrower, that Debtor or that Group Member in respect of any Subordinated Liabilities;

(c)	exercise any right of set-off or take or receive any Payment in respect of any Subordinated Liabilities owing by ParentCo, the Borrower, that Debtor or that Group Member; or

(d)	claim and prove in the liquidation of ParentCo, the Borrower, that Debtor or that Group Member for the Subordinated Liabilities owing to such Subordinated Creditor.

7.8	Representations: Subordinated Creditors

Each of the Subordinated Creditors and the Distribution Account Holder represents and warrants to each of the Senior Creditors and the Security Agent that:

(a)	it is a limited liability corporation or company, duly incorporated and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation;

(b)	the obligations expressed to be assumed by it in this Agreement are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations; and

(c)	the entry into and performance by it of, and the transactions contemplated by, this Agreement does not conflict with:

(i)	any applicable law or regulation;

(ii)	its Constitutional Documents; or

(iii)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

SECTION 4

INSOLVENCY, TURNOVER AND ENFORCEMENT

8.	EFFECT OF INSOLVENCY EVENT

8.1	Distributions

(a)	After the occurrence of an Insolvency Event in relation to any Group Member or Debtor, any Party entitled to receive a distribution out of the assets of that Group Member or Debtor in respect of Liabilities or Secured Obligations owed to that Party shall, to the extent it is able to do so, without breaching any relevant law or regulation, direct the person responsible for the distribution of the assets of that Group Member or Debtor to make that distribution to the Security Agent (or to such other person as the Security Agent may direct) until all of the Secured Obligations have been paid in full and no Secured Party is under any actual or contingent obligation to make available any financial accommodation under any Debt Document and no hedging transaction is outstanding under any Hedging Agreement.

(b)	Without prejudice to the provisions of Clause 9.1 (Turnover by the Creditors), paragraph (a) above does not apply to any distribution out of the assets of ParentCo in respect of any Subordinated Liabilities owing by ParentCo.

(c)	The Security Agent shall apply distributions made to it pursuant to paragraph (a) above in accordance with Clause 17 (Application of Proceeds).

8.2	Set-Off

To the extent that any Liabilities or Secured Obligations owing by any Group Member or Debtor are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that Group Member or Debtor, any Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities or Secured Obligations owed to it which are discharged by that set-off to the Security Agent for application in accordance with Clause 17 (Application of Proceeds).

8.3	Non-cash distributions

If the Security Agent or any other Secured Party receives a distribution in the form of Non-Cash Consideration in respect of any of the Liabilities or Secured Obligations (other than any distribution of Non-Cash Recoveries in accordance with paragraph (a) of Clause 14.1 (Security Agent and Non-Cash Recoveries) and Clause 17 (Application of Proceeds)), none of the Liabilities or Secured Obligations will be reduced by that distribution until and except to the extent that the proceeds of realisation of such distribution are actually applied towards discharge of such Liabilities or Secured Obligations (as the case may be).

8.4	Filing of claims

After the occurrence of an Insolvency Event in relation to any Group Member or Debtor, each of the Creditors irrevocably authorises the Security Agent, on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against that Group Member or Debtor (excluding any Enforcement Action in respect of Subordinated Liabilities owing by ParentCo);

(b)	demand, sue, prove and give receipt for any or all of the Liabilities and/or Secured Obligations owing by that Group Member or Debtor (other than Subordinated Liabilities owing by ParentCo);

(c)	collect and receive all distributions on, or on account of, any or all of the Liabilities and/or Secured Obligations owing by that Group Member or Debtor (other than Subordinated Liabilities owing by ParentCo); and

(d)	file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover the Liabilities and/or Secured Obligations owing by that Group Member or Debtor (other than Subordinated Liabilities owing by ParentCo).

8.5	Further assurance – Insolvency Event

Each of the Creditors will:

(a)	do all things that the Security Agent requests in order to give effect to this Clause 8; and

(b)	if the Security Agent is not entitled to take any of the actions contemplated by this Clause 8 or if the Security Agent requests that a Creditor take that action, undertake that action itself in accordance with the instructions of the Security Agent or grant a power of attorney to the Security Agent (on such terms as the Security Agent may reasonably require) to enable the Security Agent to take such action.

8.6	Security Agent instructions

For the purposes of Clause 8.1 (Distributions), Clause 8.4 (Filing of claims) and Clause 8.5 (Further assurance – Insolvency Event):

(a)	the Security Agent shall act on the instructions of the Majority Senior Creditors (or, to the extent relating to any Transaction Security or Transaction Security Document, the instructions of the Instructing Group in respect of such Transaction Security or Transaction Security Document); or

(b)	in the absence of any such instructions, the Security Agent may act (or refrain from taking action) as the Security Agent sees fit.

9.	TURNOVER OF RECEIPTS

9.1	Turnover by the Creditors

Subject to Clause 9.2 (Permitted assurance and receipts), if at any time prior to the Senior Discharge Date, any Creditor receives or recovers:

(a)	any Payment or distribution of, or on account of or in relation to, any of the Liabilities or Secured Obligations which is neither:

(i)	a Permitted Payment; nor

(ii)	made in accordance with Clause 17 (Application of Proceeds);

(b)	other than where Clause 8.2 (Set-Off) applies, any amount by way of set-off in respect of any of the Liabilities or Secured Obligations owed to it which does not give effect to a Permitted Payment;

(c)	notwithstanding paragraphs (a) and (b) above, and other than where Clause 8.2 (Set-Off) applies, any amount:

(i)	on account of, or in relation to, any of the Liabilities or Secured Obligations:

(A)	after the occurrence of a Distress Event or an Acceleration Event; or

(B)	as a result of any other litigation or proceedings against a Group Member or a Debtor (other than after the occurrence of an Insolvency Event in respect of that Group Member or Debtor); or

(ii)	by way of set-off in respect of any of the Liabilities or Secured Obligations owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Clause 17 (Application of Proceeds);

(d)	the proceeds of any enforcement of any Transaction Security or rights in respect of any Transaction Security Document, except (in each case) in accordance with Clause 17 (Application of Proceeds); or

(e)	other than where Clause 8.2 (Set-Off) applies, any distribution or Payment of, or on account of or in relation to, any of the Liabilities or Secured Obligations owed by any Group Member or Debtor which is not in accordance with Clause 17 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that Group Member or Debtor, that Creditor will:

(i)	in relation to any receipt or recovery not received or recovered by way of set-off:

(A)	hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount of that receipt or recovery) on trust for the Security Agent and promptly pay, deliver or distribute that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(B)	promptly pay, deliver or distribute an amount equal to the amount (if any) by which that receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(ii)	in relation to any receipt or recovery received or recovered by way of set-off, promptly pay an amount equal to that receipt or recovery to the Security Agent for application in accordance with the terms of this Agreement.

9.2	Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Senior Creditor to:

(a)	arrange with any person which is not a Group Member or Debtor any assurance against loss in respect of, or reduction of its credit exposure to, any Liabilities owing by a Debtor (including assurance by way of credit based derivative or sub-participation); or

(b)	make any assignment or transfer of any of the Liabilities permitted by Clause 19 (Changes to the Parties),

which:

(i)	is permitted by the Senior Facility Agreement; and

(ii)	is not in breach of any of:

(A)	Clause 4.2 (No acquisition of Hedging Liabilities);

(B)	Clause 6.3 (No acquisition of ParentCo Liabilities); or

(C)	Clause 7.3 (No acquisition of Subordinated Liabilities),

and that Senior Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action and Clause 9.1 (Turnover by the Creditors) shall not apply to any such sum so received by it.

9.3	Amounts received by Debtors

If any of the Debtors receives or recovers any amount which, under the terms of any of the Debt Documents, should have been paid to the Security Agent, that Debtor will:

(a)	hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount of that receipt or recovery) on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(b)	promptly pay an amount equal to the amount (if any) by which that receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

9.4	Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 9 (Turnover of Receipts) in respect of any receipt or recovery by any Creditor or Debtor should fail or be unenforceable, such Creditor or Debtor will promptly pay, deliver or distribute an amount equal to that receipt or recovery to the Security Agent to be held on trust by the Security Agent for application in accordance with the terms of this Agreement.

9.5	Turnover of Non-Cash Consideration

For the purposes of this Clause 9, if any Creditor receives or recovers any amount or distribution in the form of Non-Cash Consideration which is subject to Clause 9.1 (Turnover by the Creditors), the cash value of that Non-Cash Consideration shall be determined in accordance with Clause 14.2 (Cash value of Non-Cash Recoveries).

10.	REDISTRIBUTION

10.1	Recovering Creditor’s rights

(a)	Any amount paid, delivered or distributed by a Creditor (a “Recovering Creditor”) to the Security Agent under Clause 8 (Effect of Insolvency Event) or Clause 9 (Turnover of Receipts) on account of any receipt or recovery in respect of any Debtor shall be treated as having been paid, delivered or distributed by such Debtor and distributed to the Security Agent and the Senior Creditors (each a “Sharing Creditor”) in accordance with the terms of this Agreement.

(b)	On a distribution by the Security Agent under paragraph (a) above of any amount paid, delivered or distributed to the Security Agent by a Recovering Creditor (the “Shared Amount”) on account of any Payment or distribution received or recovered by such Recovering Creditor from or in respect of a Debtor, as between such Debtor and such Recovering Creditor, an amount equal to such Shared Amount will be treated as not having been paid or distributed by that Debtor.

10.2	Reversal of redistribution

(a)	To the extent that any Payment or distribution received or recovered by a Recovering Creditor (giving rise to any Shared Amount) becomes repayable or returnable to a Debtor and is repaid or returned by that Recovering Creditor to that Debtor, then:

(i)	each Sharing Creditor shall, upon request of the Security Agent, pay, deliver or distribute to the Security Agent for the account of that Recovering Creditor an amount equal to its share of such Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its share (being a proportion that is equal to its share of such Shared Amount) of any interest on such Payment or distribution which that Recovering Creditor is required to pay) (the “Redistributed Amount” in respect of such Sharing Creditor); and

(ii)	as between such Debtor and each Sharing Creditor, an amount equal to the Redistributed Amount (in respect of such Sharing Creditor) will be treated as not having been paid or distributed by that Debtor.

(b)	The Security Agent shall not be obliged to pay, deliver or distribute any Redistributed Amount (in respect of a Sharing Creditor) to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from that Sharing Creditor.

10.3	Deferral of Subrogation

(a)	No Creditor (other than a Subordinated Creditor) or Debtor will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor (other than a Subordinated Creditor) which (or any Liability or Secured Obligations owing to whom) ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) until such time as all of the Liabilities and Secured Obligations owing to each such prior ranking Creditor (or, in the case of any Debtor, owing to each of the Creditors (other than a Subordinated Creditor)) have been irrevocably paid in full and no Creditor is under any actual or contingent obligation to make available any financial accommodation under any Debt Document and no hedging transaction is outstanding under any Hedging Agreement.

(b)	No Subordinated Creditor will exercise any rights which it may have to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any other Creditor until such time as all of the Liabilities and Secured Obligations owing to each of the Creditors (other than a Subordinated Creditor) have been irrevocably paid in full and no Creditor (other than a Subordinated Creditor) is under any actual or contingent obligation to make available any financial accommodation under any Debt Document and no hedging transaction is outstanding under any Hedging Agreement.

11.	ENFORCEMENT OF TRANSACTION SECURITY

11.1	Enforcement Instructions

(a)	The Security Agent may refrain from enforcing any Transaction Security or rights under any Transaction Security Document unless instructed otherwise by:

(i)	(in the case of any Facility B Transaction Security or rights under any Transaction Security Document to the extent relating to any Facility B Transaction Security) the Majority Senior Facility B Creditors;

(ii)	(in the case of any rights under any Senior PRC Guarantee) the Majority Senior Creditors (Excluding Facility B); or

(iii)	(in any other case) the Majority Senior Creditors,

(the “Instructing Group” with respect to such Transaction Security or Transaction Security Document).

(b)	Subject to any Transaction Security or any Transaction Security Document (or any rights thereunder) having become enforceable (or exercisable) in accordance with its terms, the Instructing Group (with respect to such Transaction Security or Transaction Security Document) may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing such Transaction Security or such Transaction Security Document (or to exercise or refrain from exercising such rights) as they see fit.

(c)	The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 11.1.

11.2	Manner of enforcement

If any Transaction Security or Transaction Security Document (or any rights thereunder) is (or are) being enforced pursuant to Clause 11.1 (Enforcement Instructions), the Security Agent shall enforce such Transaction Security or such Transaction Security Document (or such rights) in such manner (including the selection of any administrator (or any analogous officer in any jurisdiction) of any Debtor to be appointed by the Security Agent) as the Instructing Group (with respect to such Transaction Security or Transaction Security Document) shall instruct or, in the absence of any such instructions, as the Security Agent considers in its discretion to be appropriate.

11.3	Exercise of voting rights

(a)	Each of the Creditors (other than the Senior Agent and the Senior Arranger) agrees with the Security Agent that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to any Group Member or Debtor as instructed by the Security Agent (in the case of a Subordinated Creditor, only to the extent that such vote or proposal relates to any matter contemplated by Clause 7.7 (Permitted Enforcement: Subordinated Creditors)).

(b)	The Security Agent shall give instructions for the purposes of paragraph (a) above in accordance with any instructions given to it by the Majority Senior Creditors.

11.4	Waiver of rights

To the extent permitted under applicable law and subject to Clause 11.1 (Enforcement Instructions), Clause 11.2 (Manner of enforcement), Clause 13.4 (Fair value) and Clause 17 (Application of Proceeds), each of the Secured Parties and the Debtors waives all rights it may otherwise have to require that any Transaction Security or any Transaction Security Document (or any rights thereunder) be enforced in any particular order or manner or at any particular time or that any amount or distribution received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or any Transaction Security Document (or any rights thereunder) or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

11.5	Enforcement through Security Agent only

Subject to Clause 18.28 (Taiwanese Transaction Security), the Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under any of the Transaction Security Documents (in each case, relating to any Transaction Security) except through the Security Agent.

SECTION 5

NON-DISTRESSED DISPOSALS, DISTRESSED DISPOSALS AND CLAIMS

12.	NON-DISTRESSED DISPOSALS

12.1	Definitions

In this Clause 12:

(a)	“Disposal Proceeds” means the proceeds of a Non-Distressed Disposal.

(b)	“Non-Distressed Disposal” means a disposal (excluding, for the avoidance of doubt, any lease or licence) of:

(i)	an asset of a Group Member or a Debtor; or

(ii)	an asset which is subject to the Transaction Security,

to a person or persons that are neither Group Members nor Debtors where:

(A)	(prior to the Senior Facility Discharge Date) the Senior Agent notifies the Security Agent that that disposal is permitted under the Senior Facility Finance Documents; and

(B)	that disposal is not a Distressed Disposal.

12.2	Facilitation of Non-Distressed Disposals

If an asset is being disposed of pursuant to a Non-Distressed Disposal:

(a)	the Security Agent is irrevocably authorised (at the cost of the applicable Group Member or Debtor (that is the owner of or the grantor of Transaction Security over that asset) or the Borrower and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor) but subject to paragraph (b) below:

(i)	to release the Transaction Security and/or any other claim (relating to a Debt Document) over that asset;

(ii)	where that asset consists of all of the shares or all of the equity interests (held or owned by any or all of the Debtors and/or Group Members) in a Debtor or a Group Member, to release the Transaction Security and/or any other claim (relating to a Debt Document and including any guarantees or indemnities given in respect of any Debt Document) over that Debtor’s or that Group Member’s Property; and

(iii)	to execute and deliver or enter into any release of the Transaction Security over that asset and/or any claim described in paragraphs (i) and/or (ii) above and issue any certificates of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable in connection with that Non-Distressed Disposal; and

(b)	each release of Transaction Security or claim described in paragraph (a) above in respect of any Non-Distressed Disposal shall become effective only on the consummation of such Non-Distressed Disposal.

12.3	Disposal Proceeds

If any Disposal Proceeds (in respect of a Non-Distressed Disposal) are required to be applied in mandatory prepayment of any of the Senior Liabilities then such Disposal Proceeds shall be applied in or towards Payment of such Senior Liabilities in accordance with the terms of the Senior Facility Finance Documents and the consent of any other Party shall not be required for that application.

13.	DISTRESSED DISPOSALS AND APPROPRIATION

13.1	Facilitation of Distressed Disposals and Appropriation

If a Distressed Disposal or an Appropriation of an asset is being effected and (in the case of a Distressed Disposal falling within paragraph (c) of the definition of “Distressed Disposal”) the prior consent of the Majority Senior Creditors (or, if such Distressed Disposal relates to any asset subject to Transaction Security, the prior consent of the Instructing Group in respect of such Transaction Security) shall have been obtained in respect of such Distressed Disposal, the Security Agent is irrevocably authorised (at the cost of the applicable Debtor (that is the owner of or the grantor of Transaction Security over that asset) or the Borrower and without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party or Debtor):

(a)	release of Transaction Security/non-crystallisation certificates: to release the Transaction Security over that asset and/or any other claim over that asset (that is subject to such Distressed Disposal or Appropriation) and execute and deliver or enter into any release of that Transaction Security and/or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable in connection with such Distressed Disposal;

(b)	release of liabilities and Transaction Security on a share sale/Appropriation (Debtor): if the asset (that is subject to such Distressed Disposal or Appropriation) consists of all of the shares or all of the equity interests in a Debtor (that are held or owned by any or all of the Debtors and/or Group Members), to release:

(i)	that Debtor and any Subsidiary of that Debtor from all or any part of:

(A)	its Borrowing Liabilities, any Liabilities owing by it to the Senior Agent and/or the Senior Arranger and any other Secured Obligations owing by it;

(B)	its Guarantee Liabilities; and

(C)	its Other Liabilities;

(ii)	any Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; and

(iii)	any other claim of a Subordinated Creditor, ParentCo, an Intra-Group Lender or any other Debtor over that Debtor’s assets or over the assets of any Subsidiary of that Debtor or against that Debtor or any Subsidiary of that Debtor, on behalf of any or all of the Creditors and Debtors (except for any release of Subordinated Liabilities owing by ParentCo);

(c)	release of liabilities and Transaction Security on a share sale/Appropriation (Holding Company): if the asset (that is subject to such Distressed Disposal or Appropriation) consists of all of the shares or all of the equity interests in any Holding Company of a Debtor (that are held or owned by any or all of the Debtors and/or Group Members), to release:

(i)	that Holding Company and any Subsidiary of that Holding Company (including such Debtor) from all or any part of:

(A)	its Borrowing Liabilities, any Liabilities owing by it to the Senior Agent and/or the Senior Arranger and any other Secured Obligations owing by it;

(B)	its Guarantee Liabilities; and

(C)	its Other Liabilities;

(ii)	any Transaction Security granted by that Holding Company or any Subsidiary of that Holding Company (including such Debtor) over any of its assets; and

(iii)	any other claim of a Subordinated Creditor, ParentCo, an Intra-Group Lender or any other Debtor over the assets of that Holding Company or any Subsidiary of that Holding Company (including such Debtor) or against that Holding Company or any Subsidiary of that Holding Company (including such Debtor), on behalf of any or all of the Creditors and the Debtors (except for any release of Subordinated Liabilities owing by ParentCo);

(d)	facilitative disposal of liabilities on a share sale/Appropriation: if the asset (that is subject to such Distressed Disposal or Appropriation) consists of all of the shares or all of the equity interests in a Debtor or the Holding Company of a Debtor (that are held or owned by any or all of the Debtors and/or Group Members) and the Security Agent decides to dispose of all or any part of:

(i)	the Liabilities (other than Liabilities owing to the Senior Agent or the Senior Arranger); and/or

(ii)	the Debtors’ Intra-Group Receivables,

owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company, on the basis that any transferee of those Liabilities or Debtors’ Intra-Group Receivables (the “Transferee”) will not be treated as a Senior Creditor or a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities and/or Debtors’ Intra-Group Receivables (excluding any Subordinated Liabilities owing by ParentCo) on behalf of the applicable Creditors and Debtors, and in such case notwithstanding any other provision of any Debt Document the Transferee shall not be treated as a Senior Creditor or a Secured Party for the purposes of this Agreement;

(e)	sale of liabilities on a share sale/Appropriation: if the asset (that is subject to such Distressed Disposal or Appropriation) consists of all of the shares or all of the equity interests in a Debtor or the Holding Company of a Debtor (that are held or owned by any or all of the Debtors and/or Group Members) and the Security Agent decides to dispose of all or any part of:

(i)	the Liabilities (other than Liabilities owing to the Senior Agent or the Senior Arranger); and/or

(ii)	the Debtors’ Intra-Group Receivables,

owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company, on the basis that any transferee of those Liabilities or Debtors’ Intra-Group Receivables will be treated as a Senior Creditor and a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of:

(A)	all (and not part only) of those Liabilities owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company to the Senior Creditors (other than Liabilities owing to the Senior Agent or the Senior Arranger); and

(B)	all or part of any other Liabilities (other than (1) Liabilities owing to the Senior Agent or the Senior Arranger and (2) Subordinated Liabilities owing by ParentCo) and the Debtors’ Intra-Group Receivables owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company, on behalf of, in each case, the applicable Creditors and Debtors; and

(f)	transfer of obligations in respect of liabilities on a share sale/Appropriation: if the asset (that is subject to such Distressed Disposal or Appropriation) consists of all of the shares or all of the equity interests in a Debtor or the Holding Company of a Debtor (the “Disposed Entity”) that are held or owned by any or all of the Debtors and/or Group Members, and the Security Agent decides to transfer to another Debtor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(i)	the Intra-Group Liabilities;

(ii)	the Debtors’ Intra-Group Receivables; and/or

(iii)	the ParentCo Liabilities and/or the Subordinated Liabilities (except for Subordinated Liabilities owing by ParentCo),

to execute and deliver or enter into any agreement to:

(A)	agree to the transfer of all or part of the obligations in respect of those Intra-Group Liabilities, Debtors’ Intra-Group Receivables, ParentCo Liabilities and/or Subordinated Liabilities on behalf of the applicable Intra-Group Lenders, Debtors, ParentCo and Subordinated Creditors to which those obligations are owed and on behalf of the Debtors or Group Members which owe those obligations; and

(B)	accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities, Debtors’ Intra-Group Receivables, ParentCo Liabilities and/or Subordinated Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities, Debtors’ Intra-Group Receivables, ParentCo Liabilities and/or Subordinated Liabilities (as the case may be) are to be transferred.

13.2	Form of consideration for Distressed Disposals and Debt Disposals

Subject to Clause 14.5 (Security Agent protection), a Distressed Disposal or a Debt Disposal may be made in whole or in part for consideration in the form of cash or, if not for cash, for Non-Cash Consideration which is acceptable to the Security Agent.

13.3	Proceeds of Distressed Disposals and Debt Disposals

The net proceeds of each of the Distressed Disposals and the Debt Disposals shall be paid, delivered or distributed to the Security Agent for application in accordance with Clause 17 (Application of Proceeds) as proceeds of enforcement of Transaction Security and, to the extent that:

(a)	any Liabilities Sale has occurred; or

(b)	any Appropriation has occurred,

as if that Liabilities Sale, or any reduction in the Secured Obligations resulting from that Appropriation, had not occurred.

13.4	Fair value

(a)	In the case of:

(i)	a Distressed Disposal; or

(ii)	a Liabilities Sale,

effected by or at the request of the Security Agent, the Security Agent shall (acting on the instructions of the Majority Senior Creditors (or, in the case of any Distressed Disposal of any asset that is subject to any Transaction Security, the instructions of the Instructing Group in respect of such Transaction Security)) take reasonable care to obtain a fair market price or value having regard to the prevailing market conditions (but the Security Agent shall have no obligation to postpone (or request the postponement of) any Distressed Disposal or Liabilities Sale in order to achieve a higher price or value).

(b)	The requirement in paragraph (a) above shall be satisfied (and as between the Creditors and the Debtors shall be conclusively presumed to be satisfied) and the Security Agent will be taken to have discharged all its obligations in this respect under this Agreement, the other Debt Documents and generally at law if:

(i)	that Distressed Disposal or Liabilities Sale is made pursuant to any process or proceedings approved or supervised by or on behalf of any court of law;

(ii)	that Distressed Disposal or Liabilities Sale is made by, at the direction of or under the control of, a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer (or any analogous officer in any jurisdiction) appointed in respect of a Group Member or a Debtor or the assets of a Group Member or a Debtor;

(iii)	that Distressed Disposal or Liabilities Sale is made pursuant to a Competitive Sales Process; or

(iv)	a Financial Adviser appointed by the Security Agent pursuant to Clause 13.5 (Appointment of Financial Adviser) has delivered a Fairness Opinion to the Security Agent in respect of that Distressed Disposal or Liabilities Sale.

13.5	Appointment of Financial Adviser

(a)	Without prejudice to Clause 18.7 (Rights and discretions), the Security Agent may engage, or approve the engagement of, (in each case on such terms as it may consider appropriate (including restrictions on that Financial Adviser’s liability and the extent to which any advice, valuation or opinion may be relied on or disclosed)), pay for and rely on the services of a Financial Adviser to provide advice, a valuation or an opinion in connection with:

(i)	a Distressed Disposal or a Debt Disposal;

(ii)	the application or distribution of any proceeds of a Distressed Disposal or a Debt Disposal; or

(iii)	any amount of Non-Cash Consideration which is subject to Clause 9.1 (Turnover by the Creditors).

(b)	For the purposes of paragraph (a) above, the Security Agent shall act:

(i)	on the instructions of the Majority Senior Creditors (or, in the case of (A) any Distressed Disposal of any asset that is subject to Transaction Security, (B) the application or distributions of any proceeds of any Distressed Disposal of any asset that is subject to Transaction Security, or (C) any Non-Cash Consideration in respect of any Distressed Disposal of any asset that is subject to Transaction Security or enforcement of any Transaction Security, the Instructing Group in respect of such Transaction Security) if the applicable Financial Adviser is providing a valuation for the purposes of Clause 14.2 (Cash value of Non-Cash Recoveries); or

(ii)	otherwise in accordance with Clause 13.6 (Security Agent’s actions).

13.6	Security Agent’s actions

For the purposes of Clause 13.1 (Facilitation of Distressed Disposals and Appropriation), Clause 13.2 (Form of consideration for Distressed Disposals and Debt Disposals) and Clause 13.4 (Fair value):

(a)	in the case of any Appropriation or in the case of any Distressed Disposal (that is being effected by way of enforcement of any Transaction Security), the Security Agent shall act in accordance with Clause 11.2 (Manner of enforcement); and

(b)	in any other case:

(i)	the Security Agent shall act on the instructions of the Majority Senior Creditors; or

(ii)	in the absence of any such instructions, the Security Agent may act (or refrain from taking action) as the Security Agent sees fit.

14.	NON-CASH RECOVERIES

14.1	Security Agent and Non-Cash Recoveries

To the extent the Security Agent receives or recovers any Non-Cash Recoveries, it may (acting on the instructions of the Majority Senior Creditors (or, in the case of any Non-Cash Recoveries relating to any Distressed Disposal of any asset that is subject to Transaction Security or enforcement of any Transaction Security, the Instructing Group in respect of such Transaction Security)) but without prejudice to its ability to exercise discretion under Clause 17.2 (Prospective liabilities):

(a)	distribute those Non-Cash Recoveries pursuant to Clause 17 (Application of Proceeds) as if they were Cash Proceeds;

(b)	hold, manage, exploit, collect, realise and dispose of those Non-Cash Recoveries; and

(c)	hold, manage, exploit, collect, realise and distribute any Cash Proceeds arising from holding, managing, exploiting, collecting, realising or disposing of any of those Non-Cash Recoveries.

14.2	Cash value of Non-Cash Recoveries

(a)	The cash value of any Non-Cash Recoveries shall be determined by reference to a valuation obtained by the Security Agent from a Financial Adviser appointed by the Security Agent pursuant to Clause 13.5 (Appointment of Financial Adviser) taking into account any notional conversion made pursuant to Clause 17.5 (Currency conversion).

(b)	If any Non-Cash Recoveries are distributed pursuant to Clause 17 (Application of Proceeds), the extent to which such distribution is treated as discharging the applicable Secured Obligations shall be determined by reference to the cash value of those Non-Cash Recoveries determined pursuant to paragraph (a) above.

14.3	Senior Agent and Non-Cash Recoveries

(a)	Subject to paragraph (b) below and to Clause 14.4 (Alternative to Non-Cash Consideration), if, pursuant to Clause 17.1 (Order of application), the Senior Agent receives Non-Cash Recoveries for application towards the discharge of any Secured Obligations, the Senior Agent shall apply those Non-Cash Recoveries in accordance with the Senior Facility Finance Documents as if they were Cash Proceeds.

(b)	The Senior Agent may:

(i)	use any reasonably suitable method of distribution, as it may determine in its discretion, to distribute those Non-Cash Recoveries in the order of priority that would apply under the Senior Facility Finance Documents if those Non-Cash Recoveries were Cash Proceeds;

(ii)	hold any Non-Cash Recoveries through another person; and

(iii)	hold any amount of Non-Cash Recoveries for so long as the Senior Agent shall think fit for later application pursuant to paragraph (a) above.

14.4	Alternative to Non-Cash Consideration

(a)	If any Non-Cash Recoveries are to be distributed pursuant to Clause 17 (Application of Proceeds), the Security Agent shall (prior to that distribution and taking into account the Secured Obligations then outstanding and the cash value of those Non-Cash Recoveries) notify the Senior Creditors entitled to receive those Non-Cash Recoveries pursuant to that distribution (the “Entitled Creditors”) (in the case of any Entitled Creditor that is a Senior Facility Creditor, through the Senior Agent).

(b)	If:

(i)	it would be unlawful for an Entitled Creditor to receive such Non-Cash Recoveries (or it would otherwise conflict with that Entitled Creditor’s constitutional documents for it to do so); and

(ii)	that Entitled Creditor promptly so notifies the Security Agent and supplies such supporting evidence as the Security Agent may reasonably require (in the case of any Entitled Creditor that is a Senior Facility Creditor, through the Senior Agent), that Entitled Creditor shall be a “Cash Only Creditor” and the portion of such Non-Cash Recoveries to which that Entitled Creditor is entitled shall be “Retained Non-Cash”.

(c)	To the extent that, in relation to any distribution of Non-Cash Recoveries, there is a Cash Only Creditor:

(i)	the Security Agent shall not distribute any Retained Non-Cash to that Cash Only Creditor (or to the Senior Agent on behalf of that Cash Only Creditor) but shall otherwise treat such Non-Cash Recoveries in accordance with this Agreement, and such Retained Non-Cash to which such Cash Only Creditor is entitled shall be subject to paragraph (d);

(ii)	if that Cash Only Creditor is a Senior Facility Creditor the Security Agent shall notify the Senior Agent of that Cash Only Creditor’s identity and its status as a Cash Only Creditor; and

(iii)	to the extent notified pursuant to paragraph (ii) above, the Senior Agent shall not distribute any of those Non-Cash Recoveries to that Cash Only Creditor (but shall distribute the share of such Non-Cash Recoveries to which any Senior Facility Creditor (other than any Cash Only Creditor) is entitled to such Senior Facility Creditor in accordance with the Senior Facility Finance Documents).

(d)	Subject to Clause 14.5 (Security Agent protection), the Security Agent shall, at the cost of the Cash Only Creditor entitled to any Retained Non-Cash, hold that Retained Non-Cash and shall, acting on the instructions and at the cost of that Cash Only Creditor, manage, exploit, collect, realise and dispose of that Retained Non-Cash for cash consideration and shall distribute any Cash Proceeds of that Retained Non-Cash to that Cash Only Creditor in accordance with Clause 17 (Application of Proceeds), provided that (for the avoidance of doubt) such Cash Proceeds of that Retained Non-Cash shall only be distributed to that Cash Only Creditor (that is entitled to that Retained Non-Cash in accordance with Clause 17 (Application of Proceeds)) and not shared with any other Secured Party.

(e)	On any such distribution of Cash Proceeds which are attributable to a disposal of any Retained Non-Cash (to which a Cash Only Creditor is entitled), the extent to which such distribution is treated as discharging the applicable Secured Obligations due to that Cash Only Creditor shall be determined by reference to:

(i)	the valuation which determined the extent to which the distribution of the Non-Cash Recoveries to the other Entitled Creditors discharged the applicable Secured Obligations due to those Entitled Creditors (provided that the foregoing reference to the Non-Cash Recoveries shall be a reference to the Non-Cash Recoveries of which such Retained Non-Cash formed part); and

(ii)	the Retained Non-Cash to which those Cash Proceeds are attributable.

(f)	Each Senior Creditor shall, following a request by the Security Agent (acting in accordance with Clause 13.6 (Security Agent’s actions)), notify the Security Agent of the extent to which paragraph (b)(i) above would apply to it in relation to any distribution or proposed distribution of Non-Cash Recoveries.

14.5	Security Agent protection

(a)	No Distressed Disposal or Liabilities Sale may be made in whole or part for Non-Cash Consideration if the Security Agent has reasonable grounds for believing that its receiving, distributing, holding, managing, exploiting, collecting, realising or disposing of that Non-Cash Consideration would have an adverse effect on it.

(b)	If Non-Cash Consideration is delivered or distributed to the Security Agent pursuant to Clause 9.1 (Turnover by the Creditors), the Security Agent may, at any time after notifying the Creditors entitled to that Non-Cash Consideration and notwithstanding any instruction from a Creditor or group of Creditors pursuant to the terms of any Debt Document, immediately realise and dispose of that Non-Cash Consideration for cash consideration (and distribute any Cash Proceeds of that Non-Cash Consideration to the applicable Creditors in accordance with Clause 17 (Application of Proceeds)) if the Security Agent has reasonable grounds for believing that holding, managing, exploiting or collecting that Non-Cash Consideration would have an adverse effect on it.

(c)	If the Security Agent holds any Retained Non-Cash for a Cash Only Creditor (each as defined in Clause 14.4 (Alternative to Non-Cash Consideration)) the Security Agent may at any time, after notifying that Cash Only Creditor and notwithstanding any instruction from a Creditor or group of Creditors pursuant to the terms of any Debt Document, immediately realise and dispose of that Retained Non-Cash for cash consideration (and distribute any Cash Proceeds of that Retained Non-Cash to that Cash Only Creditor in accordance with Clause 17 (Application of Proceeds) and paragraph (d) of Clause 14.4 (Alternative to Non-Cash Consideration)) if the Security Agent has reasonable grounds for believing that holding, managing, exploiting or collecting that Retained Non-Cash would have an adverse effect on it.

15.	[INTENTIONALLY NOT USED]

15.1	[Intentionally not used]

16.	FURTHER ASSURANCE – DISPOSALS AND RELEASES

Each of the Creditors and the Debtors will:

(a)	do all things that the Security Agent requests in order to give effect to Clause 12 (Non-Distressed Disposals) and/or Clause 13 (Distressed Disposals and Appropriation) (which shall include the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to the releases or disposals contemplated by any of those Clauses); and

(b)	if the Security Agent is not entitled to take any of the actions contemplated by any of those Clauses or if the Security Agent requests that any Creditor or Debtor take any such action, take that action itself in accordance with the instructions of the Security Agent, provided that the proceeds of the applicable disposals are applied in accordance with Clause 12 (Non-Distressed Disposals) and/or Clause 13 (Distressed Disposals and Appropriation), as the case may be.

SECTION 6

PROCEEDS

17.	APPLICATION OF PROCEEDS

17.1	Order of application

Subject to Clause 17.2 (Prospective liabilities) and Clause 17.3 (Non-default applications), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Debt Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 17, the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 17 and Clause 14.4 (Alternative to Non-Cash Consideration)), in the following order of priority:

(a)	in the case of any Recovery (except any Recovery in respect of any Facility B Transaction Security, any Transaction Security Document to the extent relating to any Facility B Transaction Security or any Senior PRC Guarantee or any realisation or enforcement thereof):

(i)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate;

(ii)	in discharging or reimbursing all costs and expenses incurred by any Senior Creditor in connection with any realisation or enforcement of the Transaction Security (or any Transaction Security Document giving rise to such Recoveries) taken in accordance with the terms of this Agreement or any action taken at the request of the Security Agent under Clause 8.5 (Further assurance – Insolvency Event);

(iii)	in payment or distribution to:

(A)	the Senior Agent (on its own behalf and on behalf of the other Senior Facility Creditors) for application towards the discharge of the Senior Facility Liabilities (in accordance with the terms of the Senior Facility Finance Documents); and

(B)	the Hedge Counterparties for application towards the discharge of the Hedging Liabilities in an aggregate amount equal to the Total Hedging Liabilities Cap (on a pro rata basis among the Hedging Liabilities owing to any and all of the Hedge Counterparties), on a pro rata basis among paragraphs (a)(iii)(A) and (a)(iii)(B) above, provided that to the extent that the extension of the benefit of any Transaction Security governed by the laws of the PRC or granted by any Debtor that is incorporated or established in the PRC to any Liabilities in respect of any Incremental Facility (as defined in the Senior Facility Agreement) is subject to the obtaining or effecting of any Authorisation in the PRC, then for so long as such Authorisation has not been obtained, then, for the purposes of the application of any Recoveries from or in respect of such Transaction Security, (x) the Senior Facility Liabilities referred to in paragraph (A) shall be deemed to exclude any Liabilities in respect of such Incremental Facility and (y) such Liabilities in respect of such Incremental Facility shall be deemed for the purposes of this paragraph (a)(iii) not to be outstanding;

(iv)	in payment or distribution to the Hedge Counterparties for application towards the discharge of the Hedging Liabilities (to the extent not falling within paragraph (a)(iii) on a pro rata basis;

(v)	if none of the Debtors is under any further actual or contingent liability under any Senior Facility Finance Document or Hedging Agreement, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Debtor; and

(vi)	the balance, if any, in payment or distribution to the applicable Debtor;

(b)	in the case of any Recovery in respect of any Facility B Transaction Security, any Transaction Security Document to the extent relating to any Facility B Transaction Security or any realisation or enforcement thereof:

(i)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate in respect of any realisation or enforcement of any Facility B Transaction Security or any Transaction Security Document to the extent relating to any Facility B Transaction Security;

(ii)	in discharging or reimbursing all costs and expenses incurred by any Senior Creditor in connection with any realisation or enforcement of any Facility B Transaction Security (or any Transaction Security Document giving rise to such Recoveries) taken in accordance with the terms of this Agreement or any action (relating to any Facility B Transaction Security or Transaction Security Document relating to any Facility B Transaction Security) taken at the request of the Security Agent under Clause 8.5 (Further assurance – Insolvency Event);

(iii)	in payment or distribution to the Senior Agent (on its own behalf and on behalf of the other Senior Facility B Creditors) for application towards the discharge of the Senior Facility B Liabilities (in accordance with the terms of the Senior Facility Finance Documents);

(iv)	if none of the Debtors is under any further actual or contingent liability under any Senior Facility Finance Document with respect to Senior Facility B Liabilities, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Debtor; and

(v)	the balance, if any, in payment or distribution to the applicable Debtor.

(c)	in the case of any Recovery in respect of any Senior PRC Guarantee or any realisation or enforcement thereof:

(i)	in discharging any sums owing to the Security Agent, any Receiver or any Delegate in respect of any realisation or enforcement of such Senior PRC Guarantee;

(ii)	in discharging or reimbursing all costs and expenses incurred by any Senior Creditor in connection with any realisation or enforcement of such Senior PRC Guarantee taken in accordance with the terms of this Agreement or any action (relating to such Senior PRC Guarantee or relating to the Debtor that has granted such Senior PRC Guarantee) taken at the request of the Security Agent under Clause 8.5 (Further assurance – Insolvency Event);

(iii)	in payment or distribution to:

(A)	the Senior Agent (on its own behalf and on behalf of the other Senior Facility Creditors) for application towards the discharge of the Senior Facility Liabilities (Excluding Facility B)) in accordance with the terms of the Senior Facility Finance Documents; and

(B)	the Hedge Counterparties for application towards the discharge of the Hedging Liabilities in an aggregate amount equal to the Total Hedging Liabilities Cap (on a pro rata basis among the Hedging Liabilities owing to any and all of the Hedge Counterparties), on a pro rata basis among paragraphs (c)(iii)(A) and (c)(iii)(B) above, provided that to the extent that the extension of the benefit of any Senior PRC Guarantee to any Liabilities in respect of any Incremental Facility (as defined in the Senior Facility Agreement) is subject to the obtaining or effecting of any Authorisation in the PRC, then for so long as such Authorisation has not been obtained, then, for the purposes of the application of any Recoveries from or in respect of such Senior PRC Guarantee, (x) the Senior Facility Liabilities (Excluding Facility B) referred to in paragraph (c)(iii)(A) shall be deemed to exclude any Liabilities in respect of such Incremental Facility and (y) such Liabilities in respect of such Incremental Facility shall be deemed for the purposes of this paragraph (c)(iii) not to be outstanding;

(iv)	in payment or distribution to the Hedge Counterparties for application towards the discharge of the Hedging Liabilities (to the extent not falling within sub-paragraph (c)(iii)) on a pro rata basis;

(v)	if none of the Debtors is under any further actual or contingent liability under any Senior Facility Finance Document (with respect to any Senior Facility Liabilities (Excluding Facility B)) or Hedging Agreement, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Debtor; and

(vi)	the balance, if any, in payment or distribution to the applicable Debtor.

17.2	Prospective liabilities

Following a Distress Event the Security Agent may, in its discretion:

(a)	hold any amount of any Recoveries (which is in the form of cash, and/or any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any Non-Cash Consideration) in any suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) as the Security Agent shall think fit (the interest, if any, accruing on any such account being credited to such account); and

(b)	hold, manage, exploit, collect and realise any amount of any Recoveries which is in the form of Non-Cash Consideration,

in each case for so long as the Security Agent shall think fit for later application under Clause 17.1 (Order of application) in respect of:

(i)	any sum to any Security Agent, any Receiver or any Delegate; and

(ii)	any part of the Liabilities or Secured Obligations,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

17.3	Non-default applications

Clause 17.1 (Order of application) shall not apply to any application by the Security Agent of any amount standing to the credit of any account (that is subject to Transaction Security) in accordance with the express provisions of the Transaction Security Document(s) governing such Transaction Security at all times prior to any enforcement of such Transaction Security in accordance with the terms of such Transaction Security Document(s).

17.4	Investment of Cash Proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 17.1 (Order of application) the Security Agent may, in its discretion, hold all or part of any Cash Proceeds in one or more suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest, if any, accruing on any such account being credited to such account) pending the application from time to time of such proceeds and/or the monies in such account(s) in the Security Agent’s discretion in accordance with the provisions of this Clause 17.

17.5	Currency conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may:

(i)	convert any moneys received or recovered by the Security Agent (including any Cash Proceeds) from one currency to another, at the Security Agent’s Spot Rate of Exchange; and/or

(ii)	(in respect of any application or proposed application of any Non-Cash Recoveries) notionally convert the valuation (in respect of such Non-Cash Recoveries) provided in any opinion or valuation from one currency to another, at the Security Agent’s Spot Rate of Exchange.

(b)	In respect of any receipt or recovery by the Security Agent that is applied towards the Secured Obligations, the obligations of any Debtor to pay Secured Obligations in the due currency shall only be satisfied:

(i)	(in the case of any conversion of the amount so received or recovered pursuant to paragraph (a)(i)) to the extent of the amount of the due currency purchased (out of the proceeds of such receipt or recovery) by the Security Agent after deducting the costs of such conversion; and

(ii)	(in the case of any Non-Cash Recoveries so received or recovered the valuation in respect of which is notionally converted pursuant to paragraph (a)(ii)) to the extent of the amount of the due currency which results from such notional conversion after deducting any costs for transfer or delivery of such Non-Cash Recoveries to any applicable Secured Party.

17.6	Permitted Deductions

The Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and/or discretions, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

17.7	Good Discharge

(a)	Any payment or distribution to be made in respect of the Secured Obligations by the Security Agent:

(i)	(in the case of any payment in respect of Secured Obligations owing to any Senior Facility Creditor) may be made to the Senior Agent; or

(ii)	(in the case of any payment in respect of Secured Obligations to a Hedge Counterparty) shall be made directly to such Hedge Counterparty,

and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b)	Any payment or distribution made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Security Agent:

(i)	in the case of a payment made in cash, to the extent of that payment; and

(ii)	in the case of a distribution of Non-Cash Recoveries, as determined by Clause 14.2 (Cash value of Non-Cash Recoveries).

(c)	The Security Agent is under no obligation to make the payments to any of the Senior Agent or Hedge Counterparties under paragraph (a) above in the same currency as that in which the applicable Liabilities or Secured Obligations (in respect of which such payments are made) are denominated.

17.8	Calculation of Amounts

For the purpose of calculating any person’s share of any amount payable to or by it, the Security Agent shall be entitled to:

(a)	notionally convert any Liabilities or Secured Obligations owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate at which the Security Agent is able to purchase such notional base currency with the actual currency of such Liabilities or Secured Obligations owed to that person at the time at which that calculation is to be made; and

(b)	assume that all amounts received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities and/or the Secured Obligations in accordance with the terms of the Debt Documents under which those Liabilities and/or Secured Obligations have arisen.

SECTION 7

THE PARTIES

18.	THE SECURITY AGENT

18.1	Security Agent as trustee

(a)	The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement (subject to paragraph (c)).

(b)	Each of the Senior Creditors authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Debt Documents together with any other incidental rights, powers, authorities and discretions.

(c)	To the extent that the extension of the benefit of (i) any Transaction Security governed by the laws of the PRC or granted by a Debtor incorporated or established in the PRC or (ii) any Senior PRC Guarantee to any Liabilities in respect of any Incremental Facility (as defined in the Senior Facility Agreement) is subject to the obtaining or effecting of any Authorisation in the PRC, then for so long as such Authorisation has not been obtained, (in the case of (i)) such Transaction Security shall secure the Secured Obligations (other than any Liabilities in respect of such Incremental Facility) or (in the case of (ii)) such Senior PRC Guarantee shall extend to Secured Obligations (other than any Liabilities in respect of such Incremental Facility).

18.2	Instructions

(a)	The Security Agent shall:

(i)	subject to paragraphs (e) and (f) below and save as otherwise provided in this Agreement, exercise, or refrain from exercising, any right, power, authority or discretion vested in it as Security Agent (in each case) in accordance with any instructions given to it by:

(A)	(in the case of any right, power, authority or discretion under or in respect of any Facility B Transaction Security or any Transaction Security Document to the extent relating to any Facility B Transaction Security) the Majority Senior Facility B Creditors;

(B)	(in the case of any right, power, authority or discretion under or in respect of any Senior PRC Guarantee) the Majority Senior Creditors (Excluding Facility B); or

(C)	(in any other case) the Majority Senior Creditors; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, in accordance with instructions given to it by that Creditor or group of Creditors).

(b)	The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Senior Creditors (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, from that Creditor or group of Creditors) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives such instructions or clarification.

(c)	Save in the case of decisions stipulated to be a matter for any other Creditor or any other group of Creditors under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Security Agent by the Majority Senior Creditors shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d)	Any instructions, consent or votes given or to be given to the Security Agent by any Senior Facility Creditor shall be provided by the Senior Agent, and the Security Agent shall be entitled to communicate with any Senior Facility Creditor(s) through the Senior Agent and shall have no obligation to communicate with any Senior Facility Creditor other than through the Senior Agent acting on its behalf. For the purposes of determining the Majority Senior Creditors, the Majority Senior Facility B Creditors or the Majority Senior Creditors (Excluding Facility B), the Senior Agent shall (without prejudice to Clause 25.7 (Disenfranchisement of Defaulting Lenders) give or exercise instructions, consent or votes attributable to (x) any Senior Credit Participation, (y) Senior Facility B Credit Participation or (z) Senior Credit Participation (Excluding Facility B) held by any Senior Lender in accordance with the instructions of such Senior Lender.

(e)	Paragraph (a)(i) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including Clauses 18.5 (No duty to account) to 18.10 (Exclusion of liability), Clauses 18.13 (Confidentiality) to 18.20 (Custodians and nominees) and Clauses 18.23 (Acceptance of title) to 18.26 (Disapplication of Trustee Acts); or

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 12 (Non-Distressed Disposals);

(B)	Clause 17.1 (Order of application);

(C)	Clause 17.2 (Prospective liabilities); and

(D)	Clause 17.6 (Permitted Deductions).

(f)	If giving effect to instructions given by the Majority Senior Creditors (or any Creditors or group of Creditors or the Senior Agent) would (in the Security Agent’s opinion) have an effect equivalent to a Subject Amendment, the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that Subject Amendment.

(g)	In exercising any discretion to exercise a right, power or authority under the Debt Documents where either:

(i)	it has not received any instructions from the requisite Creditors as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (e)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(h)	The Security Agent may refrain from acting in accordance with any instructions of any Creditor or group of Creditors until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Debt Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable Indirect Tax) which it may incur in complying with those instructions.

(i)	Without prejudice to the provisions of Clause 11 (Enforcement of Transaction Security) and the remainder of this Clause 18.2, in the absence of instructions from the requisite Creditors, the Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

18.3	Duties of the Security Agent

(a)	The Security Agent’s duties under the Debt Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly:

(i)	forward to the Senior Agent and to each Hedge Counterparty (that is party to any Hedging Agreement) a copy of any document received by the Security Agent from any Debtor that is party to any Senior Facility Finance Document or such Hedging Agreement (as the case may be); and

(ii)	forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

(c)	Except where a Debt Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)	Without prejudice to Clause 22.3 (Notification of prescribed events), if the Security Agent receives notice from a Party referring to any Debt Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Senior Creditors.

(e)	To the extent that a Party (other than the Security Agent) is required to calculate a Common Currency Amount, the Security Agent shall, upon a request by that Party, promptly notify that Party of the applicable Security Agent’s Spot Rate of Exchange for the purposes of such calculation.

(f)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Debt Documents to which it is expressed to be a party (and no others shall be implied).

18.4	No fiduciary duties to Debtors or Subordinated Creditors

Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of any Debtor, ParentCo, any Intra-Group Lender or any Subordinated Creditor.

18.5	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

18.6	Business with the Group and/or the Debtors

(a)	The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Group Member and/or any Debtor.

(b)	Each of the Creditors hereby irrevocably waives, in favour of the Security Agent and its affiliates any conflict of interest which may arise by virtue of the Security Agent and its affiliates acting in various capacities under and/or in relation to the Debt Documents and the Transaction Documents or transactions contemplated thereby or for other customers of any of the Security Agent and its affiliates. Each of the Creditors acknowledges that each of the Security Agent and its affiliates may have interests in or perform any other role for, or may provide any financial or other services to, any Debtor, any Group Member or any other person and may possess or receive information (whether or not material to any of the Creditors) by virtue of or in connection with such interests, role or services, and agrees that none of the Security Agent or its affiliates shall have any obligation to account to any Creditor for any such interests, role or services or any obligation to disclose any such information to any Creditor. None of the Security Agent and its affiliates shall assume any duty or responsibility to any Creditor with respect to any such interests, role, services or information or any failure to disclose any of the foregoing.

(c)	Without prejudice to the foregoing, each of the Creditors agrees that each of the Security Agent and its affiliates may deal (whether for its own or its customers’ account) in, or advise on, securities of any person.

18.7	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Senior Creditors, the Majority Senior Facility B Creditors, the Majority Senior Creditors (Excluding Facility B), any Creditor or any group of Creditors are duly given in accordance with the terms of the Debt Documents;

(B)	unless it has received notice of revocation of such instructions, that such instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to any Transaction Security or Transaction Security Document, that all applicable conditions under the Debt Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security trustee for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Creditors has not been exercised; and

(iii)	any notice made by the Borrower is made on behalf of and with the consent and knowledge of all the Debtors.

(c)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by any Senior Creditor(s)) if the Security Agent in its reasonable opinion deems this to be desirable.

(e)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent, any Receiver and any Delegate may act in relation to the Debt Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent’s, such Receiver’s or, as the case may be, such Delegate’s own gross negligence or wilful misconduct.

(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received in its capacity as Security Agent under the Debt Documents.

(h)	Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)	Notwithstanding any provision of any Debt Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment or reimbursement of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

18.8	Responsibility for documentation

None of the Security Agent, any Receiver or any Delegate is responsible or liable for (and no representation or warranty is or shall be deemed to be made by any of the Security Agent, any Receiver or any Delegate with respect to):

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, any Creditor, any Debtor or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, any Transaction Security, any Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document, any Transaction Security or any Security Property; or

(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

18.9	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Debt Document; or

(c)	whether any other event specified in any Debt Document has occurred.

18.10	Exclusion of liability

(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Debt Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver or any Delegate will be liable for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Debt Document or the Security Property unless directly caused by its own gross negligence or wilful misconduct;

(ii)	exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Debt Document, any Transaction Security, any Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Debt Document, any Transaction Security or any Security Property;

(iii)	any shortfall which arises on the enforcement or realisation of any Transaction Security or any Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause 18.10 pursuant to the Third Parties Act, subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

(c)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Senior Creditor,

on behalf of any Senior Creditor, and each Senior Creditor confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to any such checks made by the Security Agent.

(d)	Without prejudice to any provision of any Debt Document excluding or limiting the liability of the Security Agent, any Receiver or any Delegate, any liability of the Security Agent, any Receiver or any Delegate arising under or in connection with any Debt Document, any Transaction Security or any Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, such Receiver or such Delegate (as the case may be) or, if later, the date on which such loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, such Receiver or such Delegate (as the case may be) at any time which increase the amount of such loss. In no event shall the Security Agent, any Receiver or any Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, such Receiver or such Delegate (as the case may be) has been advised of the possibility of such loss or damages.

18.11	Senior Creditors’ indemnity to the Security Agent

(a)	Each Senior Creditor shall (in the proportion that the Common Currency Amount of the aggregate Liabilities due to it bears to the Common Currency Amount of the aggregate of the Liabilities due to all the Senior Creditors for the time being (or, if aggregate of the Liabilities due to the Senior Creditors is zero, immediately prior to such aggregate being reduced to zero)), indemnify each of the Security Agent and every Receiver and every Delegate, within five Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Agent’s, such Receiver’s or such Delegate’s (as the case may be) own gross negligence or wilful misconduct (as determined in a final non-appealable judgment of a court of competent jurisdiction)) in acting as Security Agent, Receiver or Delegate under the Debt Documents (except to the extent that such Security Agent, Receiver or Delegate has been reimbursed by a Debtor pursuant to a Debt Document in respect of such cost, loss or liability).

(b)	For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed-out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be the amount determined pursuant to the Hedging Parameters to the amount of Hedging Liabilities due to such Hedge Counterparty for the purposes of this Clause 18.11.

(c)	Subject to paragraph (d) below, the Borrower shall immediately on demand reimburse any Senior Creditor for any payment that Senior Creditor makes to the Security Agent pursuant to paragraph (a) above.

(d)	Paragraph (c) above shall not apply to the extent that the indemnity payment under paragraph (a) above in respect of which the applicable Senior Creditor claims reimbursement under paragraph (c) above relates to a liability of the Security Agent to a Debtor.

18.12	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the Senior Creditors and the Borrower.

(b)	Alternatively the Security Agent may resign by giving 30 days’ notice to the Senior Creditors and the Borrower, in which case the Majority Senior Creditors may, after consultation with the Borrower, appoint a successor Security Agent.

(c)	If the Majority Senior Creditors have not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given by the retiring Security Agent, the retiring Security Agent (after consultation with the Borrower, the Senior Agent and the Hedge Counterparties) may appoint a successor Security Agent.

(d)	The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Debt Documents. The Borrower shall, within five Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Security Property to that successor.

(f)	Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (b) of Clause 18.24 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of this Clause 18 and Clause 21.1 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) the date of appointment of such successor Security Agent). Any successor Security Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)	The Majority Senior Creditors may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

18.13	Confidentiality

(a)	In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Debt Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

18.14	Information from the Creditors

Each Creditor shall supply the Security Agent (through the Senior Agent in the case of a Senior Facility Creditor) with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

18.15	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Debtor for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a)	the financial condition, status and nature of each Debtor and each Group Member;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d)	the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

18.16	Security Agent’s management time and additional remuneration

(a)	Any amount payable to the Security Agent under Clause 18.11 (Senior Creditors’ indemnity to the Security Agent) and/or Clause 21.1 (Indemnity to the Security Agent) shall include the cost of utilising the Security Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrower and the Senior Creditors, and is in addition to any other fee paid or payable to the Security Agent.

(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default; or

(ii)	the Security Agent being requested by a Debtor, the Majority Senior Creditors, the Majority Senior Facility B Creditors, the Majority Senior Creditors (Excluding Facility B), any Creditor or any group of Creditors to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Debt Documents; or

(iii)	the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Agent any additional remuneration (together with any applicable Indirect Tax) that may be agreed between them or determined pursuant to paragraph (c) below.

(c)	If the Security Agent and the Borrower fail to agree upon the nature of the duties or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any such dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent (the costs of such selection and of such investment bank being payable by the Borrower) and such determination of any such investment bank shall be final and binding upon the Parties.

18.17	Reliance and engagement letters

The Security Agent may obtain and rely on any certificate or report from any Debtor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on that auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

18.18	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Debt Documents or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation in any jurisdiction or to give notice to any person of the execution of any of the Debt Documents or of the Transaction Security;

(d)	take, or to require any Debtor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any of the Transaction Security Documents.

18.19	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Debt Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Senior Creditors request it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

18.20	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

18.21	Delegation by the Security Agent

(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers, authorities and/or discretion vested in it in its capacity as such.

(b)	That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate, provided that the Security Agent, such Receiver or, as the case may be, such Delegate has acted in good faith in the selection of such delegate or, as the case may be, sub-delegate.

18.22	Additional Security Agents

(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties;

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrower and the Senior Creditors of that appointment.

(b)	Any person so appointed pursuant to paragraph (a) shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Debt Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of its appointment.

(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable Indirect Tax) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

18.23	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors may have to any of the Charged Property and shall not be liable for or bound to require any Debtor to remedy any defect in its right or title.

18.24	Winding up of trust

If the Security Agent, with the approval of the Senior Agent and each Hedge Counterparty, determines that (i) all of the Secured Obligations have been fully and finally discharged and (ii) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents, then:

(a)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(b)	any Security Agent which has resigned pursuant to Clause 18.12 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each of the Security Documents.

18.25	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Debt Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

18.26	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

18.27	Intra-Group Lenders and Debtors: Power of Attorney

Each of the Subordinated Creditors, ParentCo, the Intra-Group Lenders and the Debtors by way of security for its obligations under this Agreement irrevocably appoints the Security Agent to be its attorney to do anything which that Subordinated Creditor, ParentCo, that Intra-Group Lender or that Debtor has authorised the Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Agent may delegate that power on such terms as it sees fit).

18.28	Taiwanese Transaction Security

In connection with any Transaction Security being granted, or being expressed to be granted, over assets in Taiwan from time to time (the “Taiwanese Transaction Security”), the Parties hereby agree that each of the Secured Parties shall be deemed a creditor jointly and severally with each other with respect to their rights and claims hereunder and the other Debt Documents against the Debtors pursuant to Article 283 of the R.O.C. Civil Code and shall be entitled to pursue all such claims against the Debtors and that the security interests with respect to the Taiwanese Transaction Security shall be created in favour of the Security Agent in its capacity as a joint and several creditor and for the joint and several benefit of the Secured Parties; provided, however, that, each Secured Party agrees not to claim or enforce such rights (insofar as they relate to the Taiwanese Transaction Security) unilaterally but shall appoint the Security Agent to exercise and enforce the Secured Parties’ rights arising out of the Debt Documents (insofar as they relate to the Taiwanese Transaction Security) and share among themselves any risks and benefits in relation thereto as provided under this Agreement and the Senior Facility Agreement and none of the Secured Parties shall take any action (insofar as it relates to the Taiwanese Transaction Security) requiring authorisation of the Majority Senior Creditors (or authorisation of any group of Senior Creditors) except in accordance with such authorisation.

19.	CHANGES TO THE PARTIES

19.1	Assignments and transfers

No Party may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

in respect of any Debt Documents or the Liabilities except as permitted by this Clause 19.1.

19.2	Change to Subordinated Creditors

Subject to Clause 7.3 (No acquisition of Subordinated Liabilities) and the terms of the other Debt Documents, no Subordinated Creditor may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

in respect of the Subordinated Liabilities (or any part thereof) owed to it until after the Senior Discharge Date other than (i) as envisaged by Clause 7.3 (No acquisition of Subordinated Liabilities) or (ii) any assignment or transfer or Security constituted by any Transaction Security.

19.3	No change of ParentCo

ParentCo may not:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

in respect of the ParentCo Liabilities (or any part thereof) owed to it until after the Senior Discharge Date other than (i) as envisaged by Clause 6.3 (No acquisition of ParentCo Liabilities) or (ii) any assignment or transfer or Security constituted by any Transaction Security.

19.4	No change of the Borrower

The Borrower may not:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

under this Agreement.

19.5	Change of Senior Lender

(a)	A Senior Lender may:

(i)	assign any of its rights; or

(ii)	transfer by novation any of its rights and obligations, in respect of any Senior Facility Finance Documents or any of the Senior Facility Liabilities if:

(A)	that assignment or transfer is in accordance with the terms of the Senior Facility Agreement; and

(B)	each assignee or transferee in respect of that assignment or transfer (if not already party to this Agreement as a Senior Lender) has become (or simultaneously with that assignment or transfer becomes) party to this Agreement, as a “Senior Lender”, pursuant to Clause 19.10 (Creditor Accession Undertaking).

(b)	No person may become a lender or creditor in respect of any Senior Facility (or any part thereof) or a Lender (as defined in the Senior Facility Agreement) unless it is party to this Agreement or shall have become (or simultaneously becomes) party to this Agreement as a “Senior Lender” pursuant to Clause 19.10 (Creditor Accession Undertaking) and is or simultaneously becomes a Lender (as defined in the Senior Facility Agreement).

(c)	It is acknowledged and agreed that each of the persons set out in Schedule 1 (Senior Lenders) is party hereto as a Senior Lender (with a Senior Credit Participation which is greater than zero) as at the Amendment Effective Date.

19.6	Change of Hedge Counterparty

(a)	A Hedge Counterparty may (in accordance with the terms of any Hedging Agreement to which it is a party and subject to any consent required under that Hedging Agreement) assign or transfer any of its rights or obligations in respect of that Hedging Agreement if each assignee or transferee in respect of that assignment or transfer (if not already party to this Agreement as a Hedge Counterparty and party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement)) becomes (or simultaneously with that assignment or transfer becomes) party to:

(i)	this Agreement as a “Hedge Counterparty” pursuant to Clause 19.10 (Creditor Accession Undertaking); and

(ii)	the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement).

(b)	No person may become a “Hedge Counterparty” (as defined in the Senior Facility Agreement) or enter into or be party to any hedging transaction (as counterparty to any Debtor thereunder) pursuant to any Hedging Agreement unless it shall have become (or simultaneously becomes) party to this Agreement as a “Hedge Counterparty” pursuant to Clause 19.10 (Creditor Accession Undertaking).

(c)	It is acknowledged and agreed that no person was or has become party to this Agreement as a “Hedge Counterparty” on or prior to the Amendment Effective Date.

19.7	Change of Senior Agent

No person shall become a Senior Agent (or the agent acting on behalf of the Senior Facility Creditors in connection with a Senior Facility Finance Document) unless at the same time, it becomes party to this Agreement as “Senior Agent” pursuant to Clause 19.10 (Creditor Accession Undertaking).

19.8	Change of Intra-Group Lender

Subject to Clause 5.4 (Acquisition of Intra-Group Liabilities) and to the terms of the other Debt Documents, any Intra-Group Lender may:

(a)	assign any of its rights; or

(b)	transfer any of its rights and obligations,

in respect of any of the Intra-Group Liabilities to another Group Member (“Relevant Intra-Group Transferee”) if that Relevant Intra-Group Transferee (if not already party to this Agreement as an Intra-Group Lender) has become (or simultaneously with that assignment or transfer becomes) party to this Agreement as an “Intra-Group Lender”, pursuant to Clause 19.10 (Creditor Accession Undertaking), provided that if such Intra-Group Lender is an Onshore Group Member and is not a Debtor and is not party to this Agreement as an Intra-Group Lender and all of such Intra-Group Liabilities are owed by an Onshore Group Member that is not a Debtor, then such Relevant Intra-Group Transferee shall not be required to become party to this Agreement as an “Intra-Group Lender” pursuant to the foregoing, but Clause 5.8 (Relevant Intra-Group Lenders and Relevant Intra-Group Borrowers) shall apply accordingly.

19.9	New Intra-Group Lender and Subordinated Creditor

(a)	If any Group Member makes (or, in the case of any person that becomes a Group Member after the date of this Agreement, has, as at the time when such person becomes a Group Member, made) available any loan or Financial Indebtedness to or grants (or, in the case of any person that becomes a Group Member after the date of this Agreement, has, as at the time when such person becomes a Group Member, granted) any credit to or makes (or, in the case of any person that becomes a Group Member after the date of this Agreement, has, as at the time when such person becomes a Group Member, made) any other financial arrangement having similar effect with any Debtor or any Group Member (such person making (or that has made) available that loan or Financial Indebtedness, granting (or that has granted) that credit or making (or that has made) that other financial arrangement being a “Relevant Intra-Group Lender” and such Debtor or Group Member receiving (or that has received) that loan or Financial Indebtedness, that credit or the benefit of that other financial arrangement being a “Relevant Intra-Group Borrower”), the Borrower shall procure that such Relevant Intra-Group Lender (if not already party to this Agreement as an Intra-Group Lender) becomes party to this Agreement as an “Intra-Group Lender” pursuant to Clause 19.10 (Creditor Accession Undertaking), prior to or immediately upon the making available of that loan or Financial Indebtedness, the granting of that credit or the making of that other financial arrangement (or, in the case of any person that becomes a Group Member after the date of this Agreement, prior to or immediately upon such person’s becoming a Group Member), provided that for so long as neither such Relevant Intra-Group Lender nor such Relevant Intra-Group Borrower is a Debtor and each of such Relevant Intra-Group Lender and such Relevant Intra-Group Borrower is an Onshore Group Member, such Relevant Intra-Group Lender shall not be required to become party hereto as an “Intra-Group Lender” but Clause 5.8 (Relevant Intra-Group Lenders and Relevant Intra-Group Borrowers) shall apply accordingly.

(b)	If any person (other than a Group Member) makes available any loan or Financial Indebtedness to or grants any credit to or makes any other financial arrangement having similar effect with ParentCo (other than any loan, Financial Indebtedness, credit or financial arrangement constituting Secured Obligations (or any part thereof)), each of ParentCo and the Borrower shall procure that such person (if not already party to this Agreement as a Subordinated Creditor) has become (or simultaneously with the making available of that loan or Financial Indebtedness, the granting of that credit or the making of that other financial arrangement becomes) party to this Agreement as a “Subordinated Creditor”, pursuant to Clause 19.10 (Creditor Accession Undertaking).

19.10	Creditor Accession Undertaking

With effect from the later of (i) the date of acceptance (1) by the Security Agent and (2) (in the case of any Creditor Accession Undertaking pursuant to which any person is to become party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement)) by the Senior Agent of a Creditor Accession Undertaking duly executed and delivered to the Security Agent by the applicable person that is to become party to this Agreement (the “Acceding Party”) as a “Senior Lender”, the “Senior Agent”, a “ Hedge Counterparty”, a “Subordinated Creditor” or an “Intra-Group Lender” (as the case may be) in each case as contemplated under Clauses 19.5 (Change of Senior Lender) to 19.9 (New Intra-Group Lender and Subordinated Creditor) (the “Applicable Capacity”) (such Creditor Accession Undertaking stating that such Acceding Party is to become party to this Agreement in such Applicable Capacity) and (ii) the date specified in that Creditor Accession Undertaking:

(a)	any Party ceasing entirely to be a Creditor shall be discharged from further obligations (in its capacity as such) towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date);

(b)	as from that date, such Acceding Party shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Agreement in such Applicable Capacity; and

(c)	as from that date, in the case where such Acceding Party is to become party hereto as a “Hedge Counterparty”, such Acceding Party shall (to the extent envisaged by the Senior Facility Agreement) also become party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement), provided that (in each case) no person may become party hereto as a “Hedge Counterparty” or party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement)) unless (A) the Hedging Parameters shall have been agreed in writing between the Borrower, the Senior Agent (acting on the instructions of all of the Lenders) and the Security Agent and (B) amendments to this Agreement required by the Senior Agent or the Security Agent to give effect to the Hedging Parameters shall have been made ((A) and (B) being the “Hedging Accession Conditions”).

19.11	New Debtor

(a)	If any person that is not already party to this Agreement as a “Debtor”:

(i)	incurs any Liabilities (or, in the case of any person that becomes a Group Member after the date of this Agreement, owes any Liabilities upon or as at the time of such person’s becoming a Group Member); or

(ii)	gives any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities (or, in the case of any person that becomes a Group Member after the date of this Agreement, has given or owes any obligations in respect of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities upon or as at the time of such person’s becoming a Group Member), each of the Debtors will procure that the person incurring (or that owes) those Liabilities or giving (or that has given or owes any obligations in respect of) that Security, guarantee, indemnity or assurance becomes party to this Agreement as a “Debtor”, in accordance with paragraph (b) below, prior to or immediately upon the incurrence of those Liabilities or the giving of that Security, guarantee, indemnity or assurance (or, in the case of any person that becomes a Group Member after the date of this Agreement, prior to or immediately upon such person’s becoming a Group Member), provided that for so long as (A) such person is a Relevant Intra-Group Borrower and is (1) an Onshore Group Member or (2) a Future Target Group Member and (B) all of its Liabilities are Liabilities owing to (and all of such Security, guarantee, indemnity or other assurance against loss given by it is given in respect of in respect of Liabilities owing by it to) a Relevant Intra-Group Lender who is not required to become party to this Agreement as an “Intra-Group Lender” pursuant to paragraph (a) of Clause 19.9 (New Intra-Group Lender and Subordinated Creditor), then such Relevant Intra-Group Borrower shall not be required to become party to this Agreement as a “Debtor” but the provisions of Clause 5.8 (Relevant Intra-Group Lenders and Relevant Intra-Group Borrowers) shall apply accordingly.

(b)	With effect from the date of acceptance by the Security Agent of a Debtor Accession Deed duly executed and delivered to the Security Agent by a person that is to become party hereto as a “Debtor” as referred to and contemplated in paragraph (a) or, if later, the date specified in that Debtor Accession Deed, such person shall assume the same obligations and become entitled to the same rights as if it had been an original Party as a “Debtor”.

19.12	Additional parties

(a)	Each of the Parties appoints the Security Agent to receive on its behalf each of the Debtor Accession Deeds and the Creditor Accession Undertakings delivered to the Security Agent and the Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the Senior Facility Agreement (as contemplated by the definition of “Debtor Accession Deed” or “Creditor Accession Undertaking”, as the case may be).

(b)	In the case of a Creditor Accession Undertaking delivered to the Security Agent by any person that is to become party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement):

(i)	the Security Agent shall, as soon as reasonably practicable after signing and accepting that Creditor Accession Undertaking in accordance with paragraph (a) above, deliver that Creditor Accession Undertaking to the Senior Agent; and

(ii)	the Senior Agent shall, as soon as reasonably practicable after receipt by it, sign and accept that Creditor Accession Undertaking if it appears on its face to have been completed, executed and delivered in the form contemplated by this Agreement, provided that (in each case) the Hedging Accession Conditions are satisfied.

19.13	No assignment or transfer of ParentCo Liabilities, Intra-Group Liabilities or Subordinated Liabilities

Other than as expressly permitted by Clauses 19.2 (Change to Subordinated Creditors) or 19.8 (Change of Intra-Group Lender):

(a)	no Debtor or Group Member owing any ParentCo Liabilities, Intra-Group Liabilities or Subordinated Liabilities may (and each Debtor shall ensure that no such Debtor or Group Member shall) assign or transfer, or create or permit to subsist any Security over, any of its rights or obligations in respect of any such ParentCo Liabilities, Intra-Group Liabilities or Subordinated Liabilities, except (i) any assignment or transfer or Security constituted by any Transaction Security or (ii) with the prior consent of the Senior Agent; and

(b)	no Creditor or Group Member to which any ParentCo Liabilities, Intra-Group Liabilities or Subordinated Liabilities are owed may (and each Debtor shall ensure that no such Creditor or Group Member shall) assign or transfer any of its rights or obligations in respect of any such ParentCo Liabilities, Intra-Group Liabilities or Subordinated Liabilities, except (i) any assignment or transfer or Security constituted by any Transaction Security or (ii) with the prior consent of the Senior Agent.

19.14	Cessation of Distribution Account Holder as Debtor

Upon the occurrence of the Senior Facility B Discharge Date:

(a)	the Distribution Account Holder shall cease to be a Debtor and shall have no further rights or obligations under this Agreement as a Debtor; and

(b)	any Transaction Security constituted by the Facility B Transaction Security shall, at the cost of the Borrower and the relevant Debtor, be released and cancelled subject to clause 15 (Reinstatement) and clause 16.2 (Avoidance of Payments) of the Distribution Account Charge and without any representation or warranty by any of the Secured Parties.

SECTION 8

ADDITIONAL PAYMENT OBLIGATIONS

20.	COSTS AND EXPENSES

20.1	Transaction expenses

The Borrower shall, within five Business Days of written demand (which demand must be accompanied by reasonable details and calculations of the amount demanded), pay to the Security Agent the amount of all costs and expenses (including legal fees, subject to any arrangements agreed between the Sponsor and the relevant legal counsel) (together with any applicable Indirect Tax) reasonably incurred by the Security Agent, any Receiver or any Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Debt Documents executed after the date of this Agreement.

20.2	Amendment costs

If a Debtor requests an amendment, waiver or consent, the Borrower shall, within five Business Days of written demand, pay to the Security Agent the amount of all costs and expenses (including legal fees) (together with any applicable Indirect Tax) reasonably incurred by the Security Agent, any Receiver or any Delegate in responding to, evaluating, negotiating or complying with that request.

20.3	Enforcement and preservation costs

The Borrower shall, within five Business Days of demand, pay to the Security Agent the amount of all costs and expenses (including legal fees and together with any applicable Indirect Tax) incurred by the Security Agent, any Receiver or any Delegate in connection with (a) the enforcement of or the preservation of any rights under any Debt Document and/or the Transaction Security and/or (b) any proceedings instituted by or against the Security Agent, any Receiver or any Delegate as a consequence of taking or holding any Transaction Security or enforcing any rights under any Debt Document.

20.4	Stamp taxes

The Borrower shall pay and, within five Business Days of demand, indemnify the Security Agent against any cost, loss or liability the Security Agent incurs in relation to any or all stamp duty, registration and other similar Taxes payable in respect of any Debt Document (except any such Tax payable in connection with the entry into of a Transfer Certificate (as defined in the Senior Facility Agreement)).

20.5	Interest on demand

If any Creditor or Debtor fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on such overdue amount (and be compounded with it) from the due date thereof up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum in accordance with the Debt Documents) at the rate which is two (2) per cent. per annum over the rate at which the Security Agent was being offered, by leading banks in the London interbank market, deposits in an amount comparable to such overdue amount in the currency of such overdue amount for any period(s) that the Security Agent may from time to time select, provided that if any such rate is below zero, that rate will be deemed to be zero and provided further that, for the avoidance of doubt, with respect to any amount payable by it under any other Debt Document (whether or not such amount is also payable by it under this Agreement), if such other Debt Document provides for a higher rate of interest applicable to such amount, such higher rate of interest shall apply.

21.	OTHER INDEMNITIES

21.1	Indemnity to the Security Agent

(a)	Each Debtor shall jointly and severally promptly (and within five Business Days of demand) (which demand must be accompanied by reasonable details and calculations of the amount demanded) indemnify each of the Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable Indirect Tax) incurred by any of them as a result of:

(i)	any failure by the Borrower to comply with its obligations under Clause 20 (Costs and Expenses);

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii)	the taking, holding, protection or enforcement of any Transaction Security or rights under any Transaction Security Document;

(iv)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent, any Receiver and./or any Delegate by the Debt Documents or by law;

(v)	any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in any of the Debt Documents;

(vi)	investigating any event which it reasonably believes is a Default;

(vii)	instructing lawyers, accountants, tax advisers, surveyors, a Financial Adviser or other professional advisers or experts as permitted under this Agreement; or

(viii)	acting as Security Agent, Receiver or Delegate under the Debt Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the Security Agent’s, such Receiver’s or such Delegate’s own gross negligence or wilful misconduct).

(b)	Each Debtor acknowledges and agrees that the continuation of its indemnity obligations under this Clause 21.1 will not be prejudiced by any release or disposal under Clause 13 (Distressed Disposals and Appropriation) taking into account the operation of Clause 13 (Distressed Disposals and Appropriation). For the avoidance of doubt, the provisions of this Clause 21.1 shall survive any termination or expiry of this Agreement.

(c)	Each of the Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 21.1 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security or rights under the Transaction Security Documents for all moneys payable to it.

21.2	Indemnity to Senior Creditors

The Borrower shall, within five Business Days of demand and as principal obligor, indemnify each Senior Creditor against any cost, loss or liability (together with any applicable Indirect Tax), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of Clause 13 (Distressed Disposals and Appropriation).

SECTION 9

ADMINISTRATION

22.	INFORMATION

22.1	Dealings with Security Agent and Senior Agent

(a)	Subject to clause 33.4 (Communication when Facility Agent is Impaired Agent) of the Senior Facility Agreement, each Senior Facility Creditor shall deal with the Security Agent exclusively through the Senior Agent. Each of the Hedge Counterparties shall deal directly with the Security Agent and shall not deal through the Senior Agent.

(b)	The Senior Agent shall not be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty except as expressly provided for in, and for the purposes of, this Agreement.

22.2	Disclosures

(a)	Notwithstanding any agreement to the contrary, each of the Debtors, ParentCo, the Intra-Group Lenders and the Subordinated Creditors consents, until the Senior Discharge Date, to (i) the disclosure by any of the Senior Creditors and the Security Agent to each other (whether or not through the Senior Agent or the Security Agent) of such information concerning any or all of the Debtors, ParentCo, the Intra-Group Lenders, the Subordinated Creditors and the Group (and such other information as is received by any Senior Creditor or the Security Agent in its capacity as such) as any Senior Creditor or the Security Agent shall see fit and (ii) any disclosure of information in accordance with clause 38.2 (Disclosure of Confidential Information) of the Senior Facility Agreement.

(b)	Each Hedge Counterparty may make disclosures of information in accordance with clause 38.2 (Disclosure of Confidential Information) of the Senior Facility Agreement as if any reference therein to a “Finance Party” (as defined in the Senior Facility Agreement) included a reference to a Hedge Counterparty and any reference therein to a “Finance Document” (as defined in the Senior Facility Agreement) included a reference to the Hedging Agreement(s) which that Hedge Counterparty is party to.

22.3	Notification of prescribed events

(a)	If an Event of Default or a Payment Default either occurs or ceases to be continuing under or pursuant to any Senior Facility Finance Document, the Senior Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Hedge Counterparty.

(b)	If an Acceleration Event occurs, the Senior Agent shall, upon becoming aware of that occurrence, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Hedge Counterparty.

(c)	If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Secured Party of that action.

(d)	If any Senior Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Secured Party of that action.

(e)	If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty which is party to that Hedging Agreement shall, upon becoming aware of that default, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Senior Agent and each other Hedge Counterparty.

(f)	If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the Senior Agent and each other Hedge Counterparty.

23.	NOTICES

23.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

23.2	Security Agent’s communications with Senior Creditors

The Security Agent shall be entitled to carry out all dealings:

(a)	with each of the Senior Facility Creditors through the Senior Agent and may give to the Senior Agent any notice or other communication required to be given by the Security Agent to such Senior Facility Creditor; and

(b)	with each Hedge Counterparty directly with that Hedge Counterparty.

23.3	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of ParentCo, the Borrower or any other Debtor (that is party to this Agreement as at the Amendment Effective Date), that identified with its name in the Amendment and Restatement Agreement;

(b)	in the case of the Senior Agent or the Security Agent, that identified with its name in the Amendment and Restatement Agreement; and

(c)	in the case of each other Party, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice.

23.4	Delivery

(a)	Any communication or document made or delivered by one Party to another Party under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the applicable address of such other Party or five Business Days after being deposited in the post postage prepaid in an envelope addressed to such other Party at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 23.3 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

(c)	Any communication or document made or delivered to the Borrower in accordance with this Clause 23.4 will be deemed to have been made or delivered to each of the Debtors.

(d)	Any communication or document which becomes effective in accordance with paragraphs (a) to (c) above after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

23.5	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 23.3 (Addresses) or changing its own address or fax number, the Security Agent shall notify the other Parties.

23.6	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with this Agreement may be made by electronic mail or other electronic means, to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any electronic communication made those two Parties under or in connection with this Agreement will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

(c)	Any electronic communication which becomes effective in accordance with paragraph (b) above after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

23.7	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

24.	PRESERVATION

24.1	Partial invalidity

If, at any time, any provision of a Debt Document (including this Agreement) is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of that Debt Document nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

24.2	No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against any other party to that Debt Document.

24.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a Debt Document (including this Agreement) shall operate as a waiver of any such right or remedy or constitute an election to affirm any Debt Document. No election to affirm any Debt Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Debt Document are cumulative and not exclusive of any rights or remedies provided by law.

24.4	Waiver of defences

None of the provisions of this Agreement or any Transaction Security or rights under any Transaction Security Document will be affected by an act, omission, matter or thing which, but for this Clause 24.4, would reduce, release or prejudice any provision of this Agreement or any Transaction Security or rights under any Transaction Security Document or the subordination and/or priorities expressed to be created by this Agreement, including (whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b)	the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any Debtor or any other person;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or any other person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to any or all of the Senior Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

24.5	Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)	not be affected by any reduction or increase in the amount (whether of principal or otherwise) secured by the Transaction Security in respect of any or all of the Liabilities owing to any or all of the Senior Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)	secure the Liabilities owing to the Senior Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

25.	CONSENTS, AMENDMENTS AND OVERRIDE

25.1	Required consents

(a)	Subject to paragraphs (b) and (c) below and subject to Clause 25.4 (Exceptions), Clause 25.5 (Excluded Senior Credit Participations) and Clause 25.6 (Disenfranchisement of Sponsor Affiliates), this Agreement may be amended or waived only with the consent of the Senior Agent, the Security Agent, the Majority Senior Creditors and the Borrower.

(b)	An amendment or waiver that has the effect of changing or which relates to:

(i)	Clause 10 (Redistribution), Clause 17 (Application of Proceeds) or this Clause 25;

(ii)	paragraphs (e)(iii), (f) and (g) of Clause 18.2 (Instructions);

(iii)	the order of priority or subordination under this Agreement; or

(iv)	any matter referred to in any of paragraphs (b)(i) to (b)(vi) of Clause 25.2 (Amendments and Waivers: Transaction Security Documents), shall not be made without the consent of each of:

(A)	the Senior Agent;

(B)	each Senior Lender (whose Senior Credit Participation is greater than zero);

(C)	each Hedge Counterparty (to the extent that the amendment or waiver would adversely affect that Hedge Counterparty); and

(D)	the Security Agent.

(c)	This Agreement may be amended by the Senior Agent, the Security Agent and the Borrower without the consent of any other Party to cure defects, resolve ambiguities or reflect changes in each case of a minor technical or administrative nature, and any such amendments shall be binding on the Parties.

25.2	Amendments and Waivers: Transaction Security Documents

(a)	Subject to paragraph (b) below and to Clause 25.4 (Exceptions) and unless the provisions of any Debt Document to which the Security Agent is a party expressly provide otherwise, the Security Agent may (with respect to any Transaction Security Document), if:

(i)	authorised by:

(A)	(in the case of any Transaction Security Document to the extent relating to any Facility B Transaction Security) the Majority Senior Facility B Creditors;

(B)	(in the case of any Senior PRC Guarantee) the Majority Senior Creditors (Excluding Facility B); and

(C)	(in any other case) the Majority Senior Creditors; and

(ii)	the Borrower consents,

amend the terms of, waive any of the requirements of or grant consents under, such Transaction Security Document which shall be binding on each Party.

(b)	Subject to paragraph (c) of Clause 25.4 (Exceptions), any amendment or waiver of, or consent under, any Transaction Security Document or this Agreement which has the effect of changing or which relates to:

(i)	the nature of any Charged Property or any reduction of the scope thereof;

(ii)	the nature or scope of any guarantee or indemnity under any Senior Guarantee;

(iii)	the manner in which the proceeds of enforcement of any Transaction Security or any rights under any Transaction Security Document are distributed;

(iv)	the release of any Transaction Security (unless such release is expressly permitted under this Agreement or the terms of any Transaction Security Document relating to such Transaction Security) or the terms of this Agreement or any Transaction Security Document governing the release of any Transaction Security;

(v)	the release of any guarantee or indemnity under any Senior Guarantee (unless such release is expressly permitted under this Agreement or the terms of such Senior Guarantee) or the terms of this Agreement or any Senior Guarantee governing the release of any guarantee or indemnity under any Senior Guarantee; or

(vi)	any increase in the principal amount of Secured Obligations that have the benefit of any Transaction Security,

shall not be made without the prior consent of (A) each Senior Lender (whose Senior Credit Participation is greater than zero) and (B) the Hedge Counterparties (or, (1) in the case of (i), (iii), (iv) or (vi) (in each case to the extent relating to any Facility B Transaction Security or any Transaction Security Document to the extent relating to any Facility B Transaction Security), each Senior Lender whose Senior Facility B Credit Participation is greater than zero or (2) in the case of (ii), (iii) or (v) (in each case to the extent relating to any Senior PRC Guarantee) (x) each Senior Lender (whose Senior Credit Participation (Excluding Facility B) is greater than zero) and (y) the Hedge Counterparties).

25.3	Effectiveness

Any amendment, waiver or consent given in accordance with this Clause 25 will be binding on all Parties and the Security Agent may effect, on behalf of any Senior Creditor, any amendment, waiver or consent permitted by this Clause 25.

25.4	Exceptions

(a)	Subject to paragraphs (c) and (d) below, if any amendment, waiver or consent under or in respect of this Agreement or any Transaction Security Document may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)	(A) in the case of a Senior Lender, in a way which affects or would affect Senior Lenders generally or (B) in the case of a Hedge Counterparty, in a way which affect or would affect Hedge Counterparties generally; or

(ii)	in the case of a Debtor, to the extent consented to by the Borrower under paragraph (a) of Clause 25.2 (Amendments and Waivers: Transaction Security Documents),

the consent of that Party is required.

(b)	Subject to paragraphs (c) and (d) below, an amendment, waiver or consent under or in respect of this Agreement or any Transaction Security Document which relates to the rights or obligations of the Senior Agent, the Senior Arranger, the Security Agent (including any ability of the Security Agent to act in its discretion under this Agreement) or a Hedge Counterparty may not be effected without the consent of the Senior Agent (acting in its personal capacity), the Senior Arranger, the Security Agent or that Hedge Counterparty (as the case may be).

(c)	Neither paragraph (a) nor (b) above, nor paragraph (b) of Clause 25.2 (Amendments and Waivers: Transaction Security Documents) shall apply:

(i)	to any release of Transaction Security, claim or Liabilities or Secured Obligations; or

(ii)	to any consent,

which, in each case, the Security Agent gives in accordance with Clause 12 (Non-Distressed Disposals) or Clause 13 (Distressed Disposals and Appropriation).

(d)	Paragraphs (a) and (b) above shall apply to the Senior Arranger only to the extent that Liabilities are then owed to the Senior Arranger.

25.5	Excluded Senior Credit Participations

If in relation to:

(a)	a request for a Consent in relation to any of the terms of this Agreement;

(b)	a request to participate in any other vote of Senior Creditors under the terms of this Agreement;

(c)	a request to approve any other action under this Agreement; or

(d)	a request to provide any confirmation or notification under this Agreement, any Senior Creditor:

(i)	fails to respond to that request within 20 Business Days of that request being made; or

(ii)	(in the case of a Senior Creditor and any of paragraphs (a)) to (c)) above), fails to provide details of its Senior Credit Participation, Senior Facility B Credit Participation or Senior Credit Participation (Excluding Facility B) to the Security Agent within the timescale specified by the Security Agent,

(unless, in either case, the Borrower and the Security Agent agree to a longer time period in relation to any request) then:

(e)	in the case of any of paragraphs (a) to (c) above, each of that Senior Creditor’s Senior Credit Participation, that Senior Creditor’s Senior Facility B Credit Participation and that Senior Creditor’s Senior Credit Participation (Excluding Facility B) shall be deemed to be zero for the purpose of calculating the Senior Credit Participations, Senior Facility B Credit Participations or, as the case may be, Senior Credit Participations (Excluding Facility B) when ascertaining whether the consent of Senior Creditors holding any applicable percentage (including, for the avoidance of doubt, unanimity) of Senior Credit Participations, Senior Facility B Credit Participations or, as the case may be, Senior Credit Participations (Excluding Facility B) has been obtained to give that Consent, carry that vote or approve that action;

(f)	in the case of any of paragraphs (a) to (c) above, that Senior Creditor’s status as a Senior Creditor shall be disregarded for the purposes of ascertaining whether the agreement of any specified group of Senior Creditors has been obtained to give that Consent, carry that vote or approve that action; and

(g)	in the case of paragraph (d) above, that confirmation or notification shall be deemed to have been given.

25.6	Disenfranchisement of Sponsor Affiliates

(a)	For so long as a Sponsor Affiliate (x) holds or beneficially owns (or holds the economic benefit or effect of) any commitment or participation represented by any Senior Credit Participation, Senior Facility B Credit Participation or Senior Credit Participation (Excluding Facility B) or (y) has entered into any sub-participation agreement relating to any commitment or participation represented by any Senior Credit Participation, Senior Facility B Credit Participation or Senior Credit Participation (Excluding Facility B) or any other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated (each of such Senior Credit Participation, Senior Facility B Credit Participation or Senior Credit Participation (Excluding Facility B) referred to in (x) and/or (y) being a “Sponsor Debt Interest”) then notwithstanding any other provision of any Debt Document:

(i)	in ascertaining:

(A)	the Majority Senior Creditors, the Majority Senior Facility B Creditors or the Majority Senior Creditors (Excluding Facility B); or

(B)	whether:

(1)	the consent of Senior Creditors holding any applicable percentage (including, for the avoidance of doubt, unanimity) of the Senior Credit Participations, Senior Facility B Credit Participations or Senior Credit Participations (Excluding Facility B); or

(2)	the agreement of any specified group of Senior Creditors

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

that commitment or participation represented by such Sponsor Debt Interest shall be deemed to be zero and, subject to paragraph (ii) below, that Sponsor Affiliate (and each person with whom it has entered into that sub-participation or that other agreement or arrangement (a “Counterparty”)) shall be deemed not to be a Senior Creditor.

(ii)	Paragraph (i) above shall not apply to such Counterparty to the extent that such Counterparty is a Senior Lender by virtue otherwise than by beneficially holding or owning (or holding the economic benefit or effect of) any commitment or participation represented by such Sponsor Debt Interest.

(b)	If any Senior Creditor knowingly enters into any of the arrangements described in paragraph (a) above with a Sponsor Affiliate (except any Debt Purchase Transaction falling within paragraph (a) of the definition of “Debt Purchase Transaction” as defined in the Senior Facility Agreement) (a “Notifiable Debt Purchase Transaction”), such Senior Creditor shall (unless it, or the Senior Agent, has previously notified the Security Agent in writing of such Notifiable Debt Purchase Transaction) promptly notify (or, if the Senior Agent becomes aware of the same, the Senior Agent shall promptly notify) the Security Agent in writing of such Notifiable Debt Purchase Transaction, such notification to specify the Common Currency Amount of the aggregate principal amount of the Sponsor Debt Interest that is the subject of such Notifiable Debt Purchase Transaction, provided that it is acknowledged the Senior Agent shall not be deemed to have knowledge of any Notifiable Debt Purchase Transaction (unless the Senior Agent shall have been notified of such Notifiable Debt Purchase Transaction in accordance with the provisions of the applicable Senior Facility Finance Documents) or have any duty to enquire or monitor whether any Notifiable Debt Purchase Transaction has been entered into.

(c)	Any Senior Creditor shall promptly notify (or, if the Senior Agent becomes aware of the same, the Senior Agent shall promptly notify) the Security Agent if a Notifiable Debt Purchase Transaction to which such Senior Creditor is a party:

(i)	is terminated; or

(ii)	ceases to be with a Sponsor Affiliate,

such notification to specify the Common Currency Amount of the aggregate principal amount of the Sponsor Debt Interest that is the subject of such termination or cessation, provided that it is acknowledged the Senior Agent shall not be deemed to have knowledge of any such termination or cessation (unless the Senior Agent shall have been notified of such termination or cessation in accordance with the provisions of the applicable Senior Facility Finance Documents) or have any duty to enquire or monitor whether any Notifiable Debt Purchase Transaction has been terminated or has ceased to be with a Sponsor Affiliate.

(d)	Each Sponsor Affiliate that is a Senior Creditor agrees that:

(i)	in relation to any meeting or conference call to which all the Senior Facility Creditors and/or the Hedge Counterparties are invited to attend or participate, it shall not attend or participate in the same if so requested by the Security Agent or, unless the Security Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)	it shall not, unless the Security Agent otherwise agrees, be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Security Agent or one or more of the Senior Creditors.

25.7	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment in respect of any Senior Facility:

(i)	in ascertaining:

(A)	the Majority Senior Creditors, Majority Senior Facility B Creditors or the Majority Senior Creditors (Excluding Facility B); or

(B)	whether:

(1)	the consent of the Senior Creditors holding any applicable percentage (including, for the avoidance of doubt, unanimity) of Senior Credit Participations, Senior Facility B Credit Participations or Senior Credit Participations (Excluding Facility B); or

(2)	the agreement of any specified group of Senior Creditors,

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

then (where that Defaulting Lender has any Available Commitment in respect of any Senior Facility) that Defaulting Lender’s Senior Credit Participation will for such purposes only be reduced by the amount of such Available Commitment (in respect of such Senior Facility), and to the extent that that reduction results in that Defaulting Lender’s aggregate Senior Credit Participation being zero, that Defaulting Lender shall be deemed not to be a Senior Lender.

(b)	For the purposes of this Clause 25.7, the Security Agent may assume that each of the following Senior Creditors is a Defaulting Lender:

(i)	any Senior Lender which has notified the Security Agent that it has become a Defaulting Lender;

(ii)	any Senior Lender to the extent that the Senior Agent has notified the Security Agent that that Senior Lender is a Defaulting Lender; and

(iii)	any Senior Lender in relation to which the Security Agent is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” in the Senior Facility Agreement has occurred, unless it has received notice to the contrary from that Senior Lender concerned or the Senior Agent (in each case together with any supporting evidence reasonably requested by the Security Agent), or the Security Agent is otherwise aware, that that Senior Lender has ceased to be a Defaulting Lender.

25.8	Calculation of Senior Credit Participations

For the purposes of determining whether the consent, instruction or vote of Creditors holding any applicable percentage (including, for the avoidance of doubt, unanimity) of the Senior Credit Participations, Senior Facility B Credit Participations or Senior Credit Participations (Excluding Facility B) has been obtained in respect of any matter under or relating to this Agreement (including for the purposes of determining the Majority Senior Creditors, Majority Senior Facility B Creditors and Majority Senior Creditors (Excluding Facility B)), the Security Agent may notionally convert the Senior Credit Participations, Senior Facility B Credit Participations or Senior Credit Participations (Excluding Facility B) into their Common Currency Amounts.

25.9	Deemed consent

If, at any time prior to the Senior Discharge Date, all of the Senior Creditors (or the applicable percentage of the Senior Creditors that can bind all of the Senior Creditors) or the Senior Agent (acting on the instructions of all of the Senior Creditors or the applicable percentage of Senior Creditors that can bind all of the Senior Creditors pursuant to the terms of the applicable Senior Facility Finance Documents) give a Consent in respect of any of the Senior Facility Finance Documents then, if that action was permitted by the terms of this Agreement, each of the Intra-Group Lenders, ParentCo and the Subordinated Creditors will (or will be deemed to):

(a)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which it is a party and in relation any and all of the ParentCo Liabilities, the Intra-Group Liabilities and/or the Subordinated Liabilities owing to it; and

(b)	do anything (including executing any document) that the Senior Creditors or the Senior Agent may reasonably require to give effect to this Clause 25.9.

25.10	Excluded consents

Clause 25.9 (Deemed consent) does not apply to any Consent which has the effect of:

(a)	increasing or decreasing any of the Liabilities;

(b)	changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Permitted Payments); or

(c)	changing the terms of this Agreement or of any Security Document.

25.11	No liability

None of the Senior Creditors will be liable to any other Creditor or Debtor for any Consent given or deemed to be given under this Clause 25.

25.12	Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary.

25.13	Consent to Transaction Security

Each of the Debtors, the Intra-Group Lenders and the Subordinated Creditors hereby consents to the creation of Transaction Security by each of the Debtors and the Total Transaction Obligors.

26.	BAIL-IN

26.1	Contractual recognition of bail-in

Notwithstanding any other term of any Debt Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Debt Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Debt Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

26.2	Bail-In definitions

In this Clause 26:

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Write-down and Conversion Powers” means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

27.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the execution on such counterparts were on a single copy of this Agreement.

SECTION 10

GOVERNING LAW AND ENFORCEMENT

28.	GOVERNING LAW

This Agreement and any non-contractual obligations arising from or in connection with this Agreement are governed by English law.

29.	ENFORCEMENT

29.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 29.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

29.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any applicable law:

(i)	each of the Debtors, ParentCo and the Intra-Group Lenders (unless it is incorporated in England and Wales):

(A)	irrevocably appoints Maples Fiduciary Services (UK) Limited at 200 Aldersgate Street, 11th Floor, London, EC1A 4HD, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B)	agrees that failure by a process agent to notify such Debtor, ParentCo or such Intra-Group Lender of any process will not invalidate the proceedings concerned;

(ii)	each of the Subordinated Creditors (unless it is incorporated in England and Wales):

(A)	irrevocably appoints Maples Fiduciary Services (UK) Limited at 200 Aldersgate Street, 11th Floor, London, EC1A 4HD, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B)	agrees that failure by a process agent to notify such Subordinated Creditor of any process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent of any Debtor, ParentCo, any Intra-Group Lender or any Subordinated Creditor for service of process is unable for any reason to act as agent for service of process, the Borrower (in the case of an agent for service of process for such Debtor, ParentCo or such Intra-Group Lender) or such Subordinated Creditor must immediately (and in any event within five (5) Business Days of such event taking place) appoint another agent on terms acceptable to the Senior Agent at that time to accept service of process on behalf of such Debtor, ParentCo, such Intra-Group Lender or such Subordinated Creditor. Failing this, the Senior Agent at that time may appoint another agent for this purpose and such appointment shall be binding on such Debtor, ParentCo, such Intra-Group Lender or such Subordinated Creditor. The Senior Agent shall notify the Security Agent upon making any such appointment.

(c)	Each of the Debtors, ParentCo, the Intra-Group Lenders and the Subordinated Creditors expressly agrees and consents to the provisions of this Clause 29 and Clause 28 (Governing Law).

This Agreement has been entered into by the parties hereto and executed as a deed by each of ParentCo, the Borrower, the Original Intra-Group Lender(s), the Original Debtors and the Original Subordinated Creditor(s) and is intended to be and is delivered by each of them as a deed.

SCHEDULE 1

SENIOR LENDERS

CTBC Bank Co., Ltd.

E. SUN Commercial Bank, Ltd.

Yuanta Commercial Bank Co., Ltd.

SCHEDULE 2

ORIGINAL INTRA-GROUP LENDER(S)

Nil

SCHEDULE 3

ORIGINAL DEBTORS

Name of Original Debtors	Registration number (or equivalent, if any)	Jurisdiction of incorporation
RISE Education Cayman III Ltd	279811	Cayman Islands

RISE Education Cayman I Ltd	278734	Cayman Islands

Bain Capital Rise Education (HK) Limited	1929660	Hong Kong

Rise IP (Cayman) Limited	279695	Cayman Islands

Rise (Tianjin) Education Information Consulting Co., Ltd. ( )	120116400010602	PRC

Beijing Step Ahead Education Technology Development Co., Ltd. ( )	91110105670561149N	PRC

Bain Capital Rise Education IV Cayman Limited	280887	Cayman Islands

SCHEDULE 4

ORIGINAL SUBORDINATED CREDITOR(S)

RISE Education Cayman Ltd

SCHEDULE 5

FORM OF DEBTOR ACCESSION DEED

THIS AGREEMENT is made on [            ] and made between:

(1)	[Insert full name of person becoming Debtor] (the “Acceding Debtor”); and

(2)	[Insert full name of current Security Agent] as Security Agent for itself and each of the other parties to the Security Trust Agreement referred to below.

This agreement is made on [date] by the Acceding Debtor in relation to the security trust agreement dated [                    ] between, among others, RISE Education Cayman III Ltd (formerly known as Bain Capital Rise Education III Cayman Limited) as parentco, RISE Education Cayman I Ltd (formerly known as Bain Capital Rise Education Cayman Limited) as borrower, CTBC Bank Co., Ltd. as security agent and CTBC Bank Co., Ltd. as senior agent (as amended and restated pursuant to an amendment and restatement agreement dated [                    ] and as may be further amended and/or supplemented from time to time, the “Security Trust Agreement”).

The Acceding Debtor intends to [incur Liabilities under the following documents] [and/or] [give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

(the “Relevant Documents”).

IT IS AGREED as follows:

1.	Terms and expressions defined in or construed for the purposes of the Security Trust Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2.	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(a)	any Security in respect of Liabilities and/or Secured Obligations created or expressed to be created pursuant to any or all of the Relevant Documents (and/or any other Debt Documents to which the Acceding Debtor is or may become party);

(b)	all proceeds of that Security; and

(c)	all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of any or all of the Liabilities and/or Secured Obligations to the Security Agent as trustee for the Secured Parties (whether in the Relevant Documents or otherwise) together with all representations and warranties expressed to be given by the Acceding Debtor (whether in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Security Trust Agreement.

3.	The Acceding Debtor confirms that it intends to be party to the Security Trust Agreement as a “Debtor” thereunder, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Security Trust Agreement and agrees that it shall be bound by all the provisions of the Security Trust Agreement as if it had been an original party to the Security Trust Agreement as a “Debtor”.

4.	[In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Security Trust Agreement, the Acceding Debtor also confirms that it intends to be party to the Security Trust Agreement as an “Intra-Group Lender”, and undertakes to perform all the obligations expressed in the Security Trust Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Security Trust Agreement, as if it had been an original party to the Security Trust Agreement as an “Intra-Group Lender”].**

5.	This Agreement may be executed in any number of counterparts, which together shall constitute the same instrument.

6.	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been signed on behalf of the Security Agent and executed as a deed by the Acceding Debtor and is intended to be and is delivered by the Acceding Debtor as a deed.

The Acceding Debtor

[EXECUTED as a DEED	)
By: [full name of Acceding Debtor]	)

Director

Director/Secretary

**	Include this paragraph in the relevant Debtor Accession Deed if the Acceding Debtor is also to accede as an Intra-Group Lender to the Security Trust Agreement.

OR

[EXECUTED as a DEED
By: [full name of Acceding Debtor]

Signature of Director

Name of Director

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

Address:	[ ]

Telephone:	[ ]

Fax:	[ ]

Attention:	[ ]

The Security Agent

[full name of current Security Agent]

By:

Date:

SCHEDULE 6

FORM OF CREDITOR ACCESSION UNDERTAKING

To:	[Insert full name of current Security Agent] as Security Agent for itself and each of the other parties to the Security Trust Agreement referred to below.

[To:	[Insert full name of current Senior Agent] as Senior Agent.]*

From:	[Acceding Creditor]

THIS UNDERTAKING is made on [date] by [insert full name of person to become party to the Security Trust Agreement as a “ Senior Lender”, a “Senior Agent”, a “Hedge Counterparty”, a “Subordinated Creditor” or an “Intra-Group Lender”] (the “Acceding [Senior Lender/Senior Agent/Hedge Counterparty/Subordinated Creditor/Intra-Group Lender]”) in relation to the security trust agreement dated [                    ] between, among others, RISE Education Cayman III Ltd (formerly known as Bain Capital Rise Education III Cayman Limited) as parentco, RISE Education Cayman I Ltd (formerly known as Bain Capital Rise Education Cayman Limited) as borrower and CTBC Bank Co., Ltd. as security agent and as senior agent (as amended and restated pursuant to an amendment and restatement agreement dated [                    ] and as may be further amended and/or supplemented from time to time, the “Security Trust Agreement”). Terms defined in the Security Trust Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Senior Lender/Senior Agent/Hedge Counterparty/Subordinated Creditor/Intra-Group Lender] being accepted as [a][an] [Senior Lender/Senior Agent/Hedge Counterparty/Subordinated Creditor/Intra-Group Lender] for the purposes of the Security Trust Agreement, the Acceding [Senior Lender/Senior Agent/Hedge Counterparty/Subordinated Creditor/Intra-Group Lender] confirms that, as from [date], it intends to be party to the Security Trust Agreement as [a][an] “[Senior Lender/Senior Agent/Hedge Counterparty/Subordinated Creditor/Intra-Group Lender]” and undertakes to perform all the obligations expressed in the Security Trust Agreement to be assumed by [a][an] [Senior Lender/Senior Agent/Hedge Counterparty/Subordinated Creditor/Intra-Group Lender] and agrees that it shall be bound by all the provisions of the Security Trust Agreement, as if it had been an original party to the Security Trust Agreement as [a][an] “[Senior Lender/Senior Agent/Hedge Counterparty/Subordinated Creditor/Intra-Group Lender]”.

[The Acceding Hedge Counterparty has become a provider of hedging arrangements to the Borrower in relation to the Term Outstandings under the Senior Facility Agreement. In consideration of the Acceding Hedge Counterparty being accepted as a “Hedge Counterparty” (as defined in the Senior Facility Agreement) for the purposes of the Senior Facility Agreement, the Acceding Hedge Counterparty confirms, for the benefit of the parties to the Senior Facility Agreement, that, as from [date], it intends to be party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement), and undertakes to perform all the obligations expressed in the Senior Facility Agreement to be assumed by a Hedge Counterparty (as defined in the Senior Facility Agreement) and agrees that it shall be bound by all the provisions of the Senior Facility Agreement, as if it had been an original party to the Senior Facility Agreement as a “Hedge Counterparty” (as defined in the Senior Facility Agreement).] **

*	Include only in the case of a Hedge Counterparty using this undertaking to accede to the Senior Facility Agreement in accordance with paragraph (c) of Clause 19.10 (Creditor Accession Undertaking). Delete / amend as appropriate.

This Undertaking may be executed in any number of counterparts, which together shall constitute the same instrument.

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding [Subordinated Creditor/Intra-Group Lender] and is intended to be and is delivered by the Acceding [Subordinated Creditor/Intra-Group Lender] as a deed]***.

Acceding [Senior Lender/Senior Agent/Hedge Counterparty/Subordinated Creditor/Intra-Group Lender]***

[EXECUTED as a DEED]

[insert full name of Acceding Creditor]

Address:	[ ]

Telephone:	[ ]

Fax:	[ ]

Attention:	[ ]

Accepted by the Security Agent	[Accepted by the Senior Agent]

for and on behalf of	for and on behalf of
[Insert full name of current Security Agent]	[Insert full name of current Senior Agent]

Date:	Date:]****

**	Include only in the case of a Hedge Counterparty using this undertaking to accede to the Senior Facility Agreement in accordance with paragraph (c) of Clause 19.10 (Creditor Accession Undertaking). Delete / amend as appropriate.
***	Insert/ amend the execution block as appropriate.
***	Insert/ amend the execution block as appropriate.
****	Include only in the case of a Hedge Counterparty using this undertaking to accede to the Senior Facility Agreement in accordance with paragraph (c) of Clause 19.10 (Creditor Accession Undertaking). Delete / amend as appropriate.

SIGNATURES

THE BORROWER

EXECUTED as a DEED

By: RISE EDUCATION CAYMAN I LTD

(formerly known as BAIN CAPITAL RISE

EDUCATION CAYMAN LIMITED)

/s/ Lihong Wang	Signature of Director

Lihong Wang	Name of Director

in the presence of

/s/ Hardy Zhang	Signature of witness

Hardy Zhang	Name of witness

Unit 5101, Cheung Kong Center, Hong Kong	Address of witness

Investment professional	Occupation of witness

Address:	Unit 5101, Cheung Kong Center, 2 Queen’s Road, Hong Kong

Fax:	+852 3656 6801

Email:	HZhang@baincapital.com

Attention:	Hardy Zhang

THE PARENTCO

EXECUTED as a DEED

By: RISE EDUCATION CAYMAN III LTD

(formerly known as BAIN CAPITAL RISE

EDUCATION III CAYMAN LIMITED)

/s/ Lihong Wang	Signature of Director

Lihong Wang	Name of Director

in the presence of

/s/ Hardy Zhang	Signature of witness

Hardy Zhang	Name of witness

Unit 5101, Cheung Kong Center, Hong Kong	Address of witness

Investment professional	Occupation of witness

Address:	Unit 5101, Cheung Kong Center, 2 Queen’s Road, Hong Kong

Fax:	+852 3656 6801

Email:	HZhang@baincapital.com

Attention:	Hardy Zhang

THE CAYMAN GUARANTOR

EXECUTED as a DEED

By: RISE IP (CAYMAN) LIMITED

/s/ Lihong Wang	Signature of Director

Lihong Wang	Name of Director

in the presence of

/s/ Hardy Zhang	Signature of witness

Hardy Zhang	Name of witness

Unit 5101, Cheung Kong Center, Hong Kong	Address of witness

Investment professional	Occupation of witness

Address:	Unit 5101, Cheung Kong Center, 2 Queen’s Road, Hong Kong

Fax:	+852 3656 6801

Email:	HZhang@baincapital.com

Attention:	Hardy Zhang

THE HK GUARANTOR

EXECUTED as a DEED

By: BAIN CAPITAL RISE EDUCATION

(HK) LIMITED

/s/ Jia Zhu	Signature of Director

Jia Zhu	Name of Director

/s/ Lihong Wang	Signature of Director

Lihong Wang	Name of Director

in the presence of

/s/ Hardy Zhang	Signature of witness

Hardy Zhang	Name of witness

Unit 5101, Cheung Kong Center, Hong Kong	Address of witness

Investment professional	Occupation of witness

Address:	Unit 5101, Cheung Kong Center, 2 Queen’s Road, Hong Kong

Fax:	+852 3656 6801

Email:	HZhang@baincapital.com

Attention:	Hardy Zhang

THE WOFE GUARANTOR

EXECUTED by

RISE (TIANJIN) EDUCATION INFORMATION CONSULTING CO., LTD. ( )

(Company Chop)

[Company stamp affixed]

By:	/s/ Yiding Sun

	Name:	Yiding Sun

	Title:	Director

Address:	Unit 5101, Cheung Kong Center, 2 Queen’s Road, Hong Kong

Fax:	+852 3656 6801

Email:	HZhang@baincapital.com

Attention:	Hardy Zhang

THE VIE ENTITY

EXECUTED by

BEIJING STEP AHEAD EDUCATION TECHNOLOGY DEVELOPMENT CO., LTD.

( )

(Company Chop)

[Company stamp affixed]

By:	/s/ Yiding Sun

	Name:	Yiding Sun

Director

Address:	Unit 5101, Cheung Kong Center, 2 Queen’s Road, Hong Kong

Fax:	+852 3656 6801

Email:	HZhang@baincapital.com

Attention:	Hardy Zhang

THE DISTRIBUTION ACCOUNT HOLDER

EXECUTED as a DEED

By: BAIN CAPITAL RISE EDUCATION IV

CAYMAN LIMITED

/s/ Lihong Wang	Signature of Director

Lihong Wang	Name of Director

in the presence of

/s/ Hardy Zhang	Signature of witness

Hardy Zhang	Name of witness

Unit 5101, Cheung Kong Center, Hong Kong	Address of witness

Investment professional	Occupation of witness

Address:	Unit 5101, Cheung Kong Center, 2 Queen’s Road, Hong Kong

Fax:	+852 3656 6801

Email:	HZhang@baincapital.com

Attention:	Hardy Zhang

THE ORIGINAL SUBORDINATED CREDITOR

EXECUTED as a DEED

By: RISE EDUCATION CAYMAN LTD

(formerly known as BAIN CAPITAL RISE

EDUCATION II CAYMAN LIMITED)

/s/ Lihong Wang	Signature of Director

Lihong Wang	Name of Director

in the presence of

/s/ Hardy Zhang	Signature of witness

Hardy Zhang	Name of witness

Unit 5101, Cheung Kong Center, Hong Kong	Address of witness

Investment professional	Occupation of witness

Address:	Unit 5101, Cheung Kong Center, 2 Queen’s Road, Hong Kong

Fax:	+852 3656 6801

Email:	HZhang@baincapital.com

Attention:	Hardy Zhang

MANDATED LEAD ARRANGER

CTBC BANK CO., LTD.

[Company stamp affixed]

By:
Name:
Title:

Address:	8F, No. 168, Jingmao 2nd Road, Nangang Dist., Taipei 11568, Taiwan, R.O.C.

Fax No:	+886-2-2653-9856

Email:	haley.chang@ctbcbank.com / jerry.hsieh@ctbcbank.com / wanhsien.lin@ctbcbank.com / ba.rc901jum@ctbcbank.com

Attention:	Haley Chang / Jerry Hsieh / Vicky Lin

THE FACILITY AGENT

CTBC BANK CO., LTD.

[Company stamp affixed]

By:
Name:
Title:

Address:	5F, No. 168, Jingmao 2nd Road, Nangang Dist., Taipei 11568, Taiwan, R.O.C.

Fax No:	+886-2-2653-9016

Email:	mendy.tsui@ctbcbank.com / maggie.chou@ctbcbank.com

Attention:	Mendy Tsui / Maggie Chou

THE SECURITY AGENT

CTBC BANK CO., LTD.

[Company stamp affixed]

By:
Name:
Title:

Address:	5F, No. 168, Jingmao 2nd Road, Nangang Dist., Taipei 11568, Taiwan, R.O.C.

Fax No:	+886-2-2653-9016

Email:	mendy.tsui@ctbcbank.com / maggie.chou@ctbcbank.com

Attention:	Mendy Tsui / Maggie Chou

LENDER

CTBC BANK CO., LTD.

[Company stamp affixed]

By:
Name:
Title:

Address:	8F, No. 168, Jingmao 2nd Road, Nangang Dist., Taipei 11568, Taiwan, R.O.C.

Fax No:	+886-2-2653-9856

Email:	haley.chang@ctbcbank.com / jerry.hsieh@ctbcbank.com / wanhsien.lin@ctbcbank.com / ba.rc901jum@ctbcbank.com

Attention:	Haley Chang / Jerry Hsieh / Vicky Lin

LENDER

E. SUN COMMERCIAL BANK, LTD.

By:	/s/ Ray Chiang
Name: Ray Chiang
Title: SVP & GM

Address:	4/F, No. 117, Sec. 3, Minsheng E. Road, Taipei, 10546, Taiwan

Fax No:	+886-2-2713-8713

Email:	jeff-07500@esunbank.com.tw / robert-08643@esunbank.com.tw

Attention:	Jeff Lin / Robert Lo

LENDER

YUANTA COMMERCIAL BANK CO., LTD.

By:	/s/ Wen-Jeng Chang / Shelly Chuang
Name: Wen-Jeng Chang / Shelly Chuang
Title: Vice President / Senior Deputy Manager

Address:	3F, 66, Sec.1, Dun Hua S. Road, Taipei 105, Taiwan

Fax No:	+866-2-2772-2513

Email:	KirinChen@yuanta.com / MandyMTChen@yuanta.com

Attention:	Kirin Chen / Mandy Chen